FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-227446-11

MSC 2020-HR8

Free Writing Prospectus

Structural and Collateral Term Sheet

$690,955,373

(Approximate Total Mortgage Pool Balance)

$593,357,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Argentic Real Estate Finance LLC

Starwood Mortgage Capital LLC

Barclays Capital Real Estate Inc.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2020-HR8

July 20, 2020

MORGAN STANLEY Co-Lead Bookrunning Manager		BARCLAYS Co-Lead Bookrunning Manager

Mischler Financial Group, Inc. Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-227446) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/DBRS Morningstar/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	$11,100,000	30.000%	(7)	3.03	1 – 60	15.1%	41.2%
Class A-SB	AAAsf/AAA(sf)/Aaa(sf)	$16,500,000	30.000%	(7)	7.26	60 – 113	15.1%	41.2%
Class A-3(8)	AAAsf/AAA(sf)/Aaa(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	15.1%	41.2%
Class A-4(8)	AAAsf/AAA(sf)/Aaa(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	15.1%	41.2%
Class X-A	AAAsf/AAA(sf)/Aaa(sf)	$483,668,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
Class X-B	A-sf/AA(low)(sf)/NR	$109,689,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/AAA(sf)/Aa2(sf)	$36,275,000(8)	24.750%	(7)(8)	9.96	120 – 120	14.1%	44.3%
Class B	AA-sf/AAA(sf)/NR	$36,276,000	19.500%	(7)	10.04	120 – 121	13.2%	47.4%
Class C	A-sf/A(high)(sf)/NR	$37,138,000(13)	14.125%(13)	(7)	10.04	121 – 121	12.3%	50.6%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/DBRS Morningstar/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB+sf/AA(low)(sf)/NR	$6,910,000 (10)(13)	N/A	Variable(11)	N/A	N/A	N/A	N/A
Class D	BBB+sf/A(high)(sf)/NR	$6,910,000(13)	13.125%(13)	(7)	10.04	121 – 121	12.2%	51.2%
Class E-RR	BBB+sf/A(low)(sf)/NR	$7,773,000(13)	12.000%(13)	(7)	10.04	121 – 121	12.0%	51.8%
Class F-RR	BBBsf/A(low)(sf)/NR	$9,501,000(13)	10.625%(13)	(7)	10.04	121 – 121	11.9%	52.6%
Class G-RR	BBB-sf/BBB(sf)/NR	$18,137,000	8.000%	(7)	10.04	121 – 121	11.5%	54.2%
Class H-RR	BB+sf/BB(high)(sf)/NR	$10,365,000	6.500%	(7)	10.04	121 – 121	11.3%	55.1%
Class J-RR	BB-sf/BB(sf)/NR	$9,500,000	5.125%	(7)	10.04	121 – 121	11.2%	55.9%
Class K-RR	B-sf/B(high)(sf)/NR	$7,774,000	4.000%	(7)	10.04	121 – 121	11.0%	56.5%
Class L-RR	NR/B(low)(sf)/NR	$11,228,000	2.375%	(7)	10.04	121 – 121	10.9%	57.5%
Class M-RR	NR/NR/NR	$16,410,372	0.000%	(7)	10.04	121 – 121	10.6%	58.9%

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), DBRS, Inc. (“DBRS Morningstar”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% or, in the case of the Class A-3, Class A-4, Class X-D, Class C, Class D, Class E-RR and Class F-RR certificates, such greater percentages as are contemplated by footnotes (9) and (13) below. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates (as defined in footnote (8) below) or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B or Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-SB, Class A-3 and Class A-4 certificates, are presented in the aggregate, taking into account the initial principal balances of the Class A-3 and Class A-4 trust components. The approximate initial credit support percentage set forth for the Class A-S certificates represents the approximate credit support for the underlying Class A-S trust component.

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the sum of the initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-3, Class A-4 or Class A-S certificates, the initial principal balance of the trust component with the same alphanumeric designation) and the total initial certificate balance of all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of the initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-3, Class A-4 or Class A-S certificates, the initial principal balance of the trust component with the same

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Structural Overview

alphanumeric designation) and the total initial certificate balance of all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The pass-through rate for each class of the Class A-1, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates will be one of the following: (i) a fixed rate per annum; (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-3, Class A-4 and Class A-S certificates, constitute the “Exchangeable Certificates”. Each class of Exchangeable Certificates evidences interests in one or more “trust components”. The Class A-1, Class A-SB, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates, together with the Exchangeable Certificates with certificate balances, are referred to as the “principal balance certificates”. The maximum certificate balances of the Class A-3, Class A-4 and Class A-S certificates (subject to the constraint on the aggregate initial principal balance of the Class A-3 and Class A-4 trust components discussed under footnote (9)) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities, certificate balances or notional amounts and pass-through rates of the Exchangeable Certificates are described more fully below under “Exchangeable Certificates.” Each class of the Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-4-1, Class A-4-2, Class A-4-X1 and Class A-4-X2 certificates is expected to be rated “AAAsf,” “AAA(sf)” and “Aaa(sf)” by Fitch, DBRS Morningstar and Moody’s, respectively. Each class of the Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates is expected to be rated “AAAsf,” “AAA(sf)” and “Aa2(sf)” by Fitch, DBRS Morningstar and Moody’s, respectively.

(9)	The exact initial principal balances or notional amounts of the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components (and consequently, the exact initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-3” or “A-4” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances, weighted average lives and principal windows of the Class A-3 and Class A-4 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate initial principal balance of the Class A-3 and Class A-4 trust components is expected to be approximately $456,068,000, subject to a variance of plus or minus 5%. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-3 trust component. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-4 trust component.

Trust Component	Expected Range of Initial Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$145,000,000 – $200,000,000	9.51 – 9.54	113 – 116 / 113 – 116
Class A-4	$256,068,000 – $311,068,000	9.71 – 9.73	116 – 120 / 116 – 120

(10)	The Class X-A, Class X-B and Class X-D certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate or principal balances of the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 trust components. The notional amount of the Class X-B certificates will be equal to the aggregate of the certificate or principal balances of the Class A-S trust component and the Class B and Class C certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates. If the certificate balance of a class of principal balance certificates or principal balance of a trust component constitutes all or part of the notional amount of a class of Class X certificates, then such class of principal balance certificates or such trust component constitutes an “underlying class of principal balance certificates” or an “underlying trust component” for such class of Class X certificates.

(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1 and Class A-S-X2 trust components and the Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus. Because there are no mortgage loans with anticipated repayment dates in the mortgage pool, there will be no excess interest distributable to the Class V certificates.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Structural Overview

(13)	The initial certificate balance of each class of the Class C, Class D, Class E-RR and Class F-RR certificates and the initial notional amount of the Class X-D certificates are subject to change based on final pricing of all certificates (other than the Class R certificates) and the final determination of the fair market value of the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates (collectively, the “RR Certificates”), which will be retained by a “third-party purchaser” or its “majority-owned affiliate” (in each case as defined under Regulation RR) in satisfaction of the retention obligations of Morgan Stanley Mortgage Capital Holdings LLC, in its capacity as “retaining sponsor” (as defined under Regulation RR). The initial certificate balance or notional amount of, and approximate initial credit support for, each class of the Class C, Class D, Class X-D, Class E-RR and Class F-RR certificates are expected to fall within the ranges set forth below.

Class of Certificates	Expected Range of Initial Certificate Balance or Notional Amount	Expected Range of Approximate Initial Credit Support
Class C	$35,238,000 - $37,138,000	14.125% - 14.400%
Class D	$6,910,000 - $8,810,000	12.850% - 13.400%
Class X-D	$6,910,000 - $8,810,000	N/A
Class E-RR	$6,910,000 - $9,673,000	11.850% - 12.000%
Class F-RR	$8,464,000 - $9,501,000	10.625% - 10.625%

For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the RR Certificates and the corresponding effect on the sizing of the Class C, Class D and Class X-D Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Structural Overview

Issue Characteristics

Offered Certificates:	$593,357,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of thirteen principal balance classes (Class A-1, Class A-SB, Class A-3, Class A-3-1, Class A-3-2, Class A-4, Class A-4-1, Class A-4-2, Class A-S, Class A-S-1, Class A-S-2, Class B and Class C) and eight interest-only classes (Class A-3-X1, Class A-3-X2, Class A-4-X1, Class A-4-X2, Class X-A, Class X-B, Class A-S-X1 and Class A-S-X2)
Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Barclays Capital Inc.
Co-Manager:	Mischler Financial Group, Inc.
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Argentic Real Estate Finance LLC, Starwood Mortgage Capital LLC and Barclays Capital Real Estate Inc.
Rating Agencies:	Fitch, DBRS Morningstar and Moody’s
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Trustee:	Wilmington Trust, National Association
Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	KKR Real Estate Credit Opportunity Partners II L.P. or an affiliate thereof
Credit Risk Retention:	Eligible horizontal residual interest
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in July 2020 (or, in the case of any mortgage loan that has its first due date after July 2020, the date that would have been its due date in July 2020 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of July 20, 2020
Expected Closing Date:	On or about July 31, 2020
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in August 2020.
Rated Final Distribution Date:	The distribution date in July 2053
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	MSC 2020-HR8<MTGE><GO>
Risk Factors:	THE OFFERED CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of
Distributions:

On each distribution date, funds available for distribution on the certificates from the mortgage loans (which are net of specified expenses of the issuing entity, including fees payable to, and advances, costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest distributed to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-SB, Class X-A, Class X-B and Class X-D certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 trust components as follows, to the extent of funds allocated to principal and available for distribution: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on the Class A-1 certificates, the Class A-3 trust component, the Class A-4 trust component and the Class A-SB certificates, in that order, in each case until the certificate or principal balance of such class of certificates or trust component has been reduced to zero, or (ii) if the certificate balance or principal balance of the Class A-S trust component and each class of the Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates or trust component, to principal on the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 trust components: (a) first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component, and (b) second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class or trust component at the pass-through rate for such class or trust component from the date the related loss was allocated to such class or trust component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal and available for distribution that remain after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to such trust component, and second, for interest on such unreimbursed losses at the pass-through rate for such trust component from the date the related loss was allocated to such trust component;

Fifth, to each class of the Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal and available for distribution that remain after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed losses at the pass-through rate for such class from the date the related loss was allocated to such class;

Sixth, to the Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Seventh, to the Class R certificates, any remaining amounts.

Principal and interest payable on the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1, Class A-4-X2, Class A-S, Class A-S-X1 and Class A-S-X2 trust components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest and Principal
Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all classes of certificates (other than the Exchangeable

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MSC 2020-HR8	Structural Overview

Certificates and the Class V and Class R certificates) and trust components, pro rata, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust component. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2

On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-3	See footnote (9) to the first table above under “Structural Overview”	Class A-3 certificate pass-through rate minus 1.00%
Class A-3-X1	Equal to Class A-3 trust component principal balance	0.50%
Class A-3-X2	Equal to Class A-3 trust component principal balance	0.50%
Class A-4	See footnote (9) to the first table above under “Structural Overview”	Class A-4 certificate pass-through rate minus 1.00%
Class A-4-X1	Equal to Class A-4 trust component principal balance	0.50%
Class A-4-X2	Equal to Class A-4 trust component principal balance	0.50%
Class A-S	$36,275,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation) or the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Structural Overview

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2

The maximum certificate balance or notional amount of each class of Class A-3 Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-3 trust component, the maximum certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-4 trust component, and the maximum certificate balance or notional amount of each class of Class A-S Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-S trust component. The maximum certificate balances of Class A-3, Class A-4 and Class A-S certificates (subject to the constraint on the aggregate initial principal balance of the Class A-3 and Class A-4 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates and Class A-S Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-3 Trust Component, Class A-4 Trust Component or Class A-S Trust Component, respectively. Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates and Class A-S Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-3 Certificates, Class A-4 Certificates or Class A-S Certificates, respectively, shown above in the table on the first page of this Structural Overview.

Special Servicer
Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated at the special servicing fee rate based on the outstanding principal balance of each mortgage loan (and any related companion loan) that is serviced under the pooling and servicing agreement for this securitization (a “serviced mortgage loan” and “serviced companion loan”, respectively) and that is being specially serviced or as to which the related mortgaged property has become an REO property. The special servicing fee rate will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), in the case of each of clause (i) and (ii), subject to a cap of $1,000,000 and a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property and subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Structural Overview

Prepayment Premiums/Yield
Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(a) to the holders of each class of the Class A-1, Class A-SB, Class A-3, Class A-3-1, Class A-3-2, Class A-4, Class A-4-1, Class A-4-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class C and Class D certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fees payable therefrom), (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C and Class D certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that distribution date,

(b) to the holders of the Class A-3-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C and Class D certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-3-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C and Class D certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-4-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C and Class D certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-4-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C and Class D certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C and Class D certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C and Class D certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom) and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1 and Class A-SB certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C and Class D certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that distribution date, over (y) the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Structural Overview

amount of such yield maintenance charge or prepayment premium distributed to the Class A-1 and Class A-SB certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates as described above,

(i) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom) and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S Exchangeable Certificates and the Class B and Class C certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C and Class D certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates and the Class B and Class C certificates as described above, and (j) to the holders of the Class X-D certificates, any remaining portion of such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom) not distributed as described above.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on the subject distribution date the product of (a) any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date (any such deficit, a “Realized Loss”), which amount will be applied to reduce the certificate balances of the Class M-RR, Class L-RR, Class K-RR, Class J-RR, Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C and Class B certificates and the Class A-S trust component, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, pro rata, based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero.

Any portion of such amount applied to the Class A-3, Class A-4 or Class A-S trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such pari passu or generally subordinate promissory note, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and (subject to the discussion in the next paragraph) the pooling and servicing agreement for this transaction: The Liz and HPE Campus. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each “servicing shift whole loan”, the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related control note; however, servicing of such

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Structural Overview

whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note , a servicing shift whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “Non-Serviced Whole Loans” below). There will be no servicing shift mortgage loans related to the trust as of the Closing Date.
Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such pari passu or generally subordinate promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: 525 Market Street, Bellagio Hotel and Casino, Bushwick Multifamily Portfolio and Ralph Lauren HQ New Jersey. With respect to each such mortgaged property, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus for additional information regarding each such whole loan.
Directing Certificateholder/
Controlling Class:

The initial Directing Certificateholder is expected to be KKR Real Estate Credit Opportunity Partners II L.P. or an affiliate thereof.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate certificate balance of the Controlling Class will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (iii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar) or the resignation of the then current Directing Certificateholder.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below)) at least equal to 25% of the initial certificate balance thereof; provided, that if at any time the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class M-RR certificates.

The “Control Eligible Certificates” will be any of the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the most senior class of Control Eligible Certificates has a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance thereof; provided, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then outstanding certificate balance at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Structural Overview

that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement.

If an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or other contrary provision in, the definitions of “Control Termination Event,” “Consultation Termination Event” and “Operating Advisor Consultation Event,” a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will be deemed to have occurred with respect to any Excluded DCH Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded DCH Loan.

An “Excluded DCH Loan” is a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded DCH Loans as of the closing date with respect to this securitization.

“Borrower Party” means a borrower, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a mortgaged property or an Accelerated Mezzanine Loan Lender, (a) any other person or entity controlling or controlled by or under common control with such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person or entity owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and any servicing shift whole loan, the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event (and, in the case of any such whole loan with a subordinate companion loan, only if the holder of such subordinate companion loan is no longer the controlling noteholder), and the holder of the related control note (or, if such control note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to similar consent and/or consultation rights with respect to such whole loan. With respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (and not the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced mortgage loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a rehabilitated mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior thereto), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Structural Overview

As used herein, a “Cumulative Appraisal Reduction Amount” will be, as of any date of determination, the sum of (i) with respect to any mortgage loan, any Appraisal Reduction Amount then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan(s) until the principal balance(s) thereof has been notionally reduced to zero, and second, to the related mortgage loan and any pari passu companion loan(s) on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts in respect of, or allocable to, any mortgage loan will proportionately reduce the interest portion of debt service advances required to be made in respect of such mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event or an Operating Advisor Consultation Event and the allocation and/or exercise of voting rights for certain purposes (see “—Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class M-RR, Class L-RR, Class K-RR, Class J-RR, Class H-RR, Class G-RR, Class F-RR and Class E-RR certificates, in that order, and then solely in the case of Appraisal Reduction Amounts, further to the Class D, Class C and Class B certificates and the Class A-S trust component, in that order, and then pro rata to the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 trust components. Any Appraisal Reduction Amounts allocated to the Class A-3, Class A-4 or Class A-S trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case require full repayment of deferred payments and escrows within 21 months of the date of the first forbearance for such mortgage loan or serviced whole loan.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:	The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable outside special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable outside special servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on the non-serviced mortgage loans), the outside special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans, but only to the extent provided for in the applicable outside pooling and servicing agreement and applicable intercreditor agreement) and the special servicer (for any serviced mortgage loans) will be required to determine, in accordance with the applicable servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Structural Overview

Sale of Defaulted Loans:

Under certain circumstances, the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan that is a specially serviced mortgage loan (and any related pari passu companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties). If the special servicer does not receive a cash offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other specified amounts (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the highest cash offer received from any person that constitutes a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. If the highest offer is made by an Interested Person (i.e., certain specified parties under the pooling and servicing agreement for this transaction, including the parties to such agreement, the Directing Certificateholder, any sponsor, any Borrower Party and known affiliates of the foregoing), the trustee, rather than the special servicer, will generally be required to determine whether the offer constitutes a fair price. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least one other offer is (or, if required by a related intercreditor agreement, two other offers are) received from an independent third party. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in the Preliminary Prospectus.

Notwithstanding any of the foregoing to the contrary, the special servicer will not be required to accept the highest cash offer for a defaulted loan or REO property if it determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists or the mortgage loan is an Excluded DCH Loan) and any related companion loan holders), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if they constituted a single lender, and, if applicable, taking into account the subordinate nature of any subordinate companion loan).  In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if they constituted a single lender, and, if applicable, taking into account the subordinate nature of any subordinate companion loan).

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

The foregoing applies to mortgage loans serviced under the pooling and servicing agreement for this transaction. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted mortgage loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSC 2020-HR8 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Appointment and Replacement
of Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights allocable to all the principal balance certificates (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes thereof) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders to each applicable rating agency of a rating agency communication, the certificate administrator will be required to post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of principal balance certificates evidencing at least 75% of the voting rights that constitute a minimum Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Structural Overview

special servicer must be confirmed within 180 days of the posting of such notice by an affirmative vote of holders of certificates representing a majority of the aggregate outstanding principal balance of all certificates whose holders voted on the matter, provided that the certificateholders and/or certificate owners that so voted on the matter (i) hold certificates representing at least 20% of the outstanding principal balance of all certificates on an aggregate basis and (ii) include at least three certificateholders and/or certificate owners that are not affiliated with each other.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of principal balance certificates evidencing at least 75% of the aggregate voting rights allocable to all principal balance certificates (taking into account, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes thereof).

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to any servicing shift whole loan and any serviced A/B whole loans as to which the subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the MSC 2020-HR8 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the operating advisor, following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Voting Rights:	Voting rights for the certificates will be allocated as follows: (1) 2% in the case of the Class X Certificates, allocated pro rata among the respective classes thereof based upon their respective notional amounts as of the date of determination; and (2) in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the related certificate balance of such class of principal balance certificates, determined as of the prior determination date, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the principal balance certificates, determined as of the prior determination date (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in the Preliminary Prospectus, such numerator and denominator will take into account any notional reduction in the certificate balance of any class of principal balance certificates for Cumulative Appraisal Reduction Amounts allocated to such class). The voting rights of any class of certificates will be allocated among certificateholders of such class in proportion to their respective percentage interests. The Class A-3-X1, Class A-3-X2, Class A-4-X1, Class A-4-X2, Class A-S-X1, Class A-S-X2, Class V and Class R certificates will not be entitled to any voting rights.
Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any serviced mortgage loan or serviced whole loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be entitled to select a successor special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded DCH Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded DCH Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Structural Overview

Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced (or would not have been advanced in the absence of a non-recoverability determination) as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.

Operating Advisor:

The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the master servicer and the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor will be subject to termination without cause if the holders of certificates representing at least 15% of the voting rights allocable to the Non-Reduced Classes vote to terminate and replace the operating advisor and such vote is approved by the holders of certificates representing more than 50% of the voting rights allocable to the Non-Reduced Classes that exercise their right to vote, provided that the holders of certificates representing at least 50% of the voting rights allocable to the Non-Reduced Classes have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the RR Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such classes or (ii) a Control Termination Event has occurred and is continuing.

“Non-Reduced Class” means any class of principal balance certificates then outstanding for which (a)(1) the initial certificate balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates, (y) any Cumulative Appraisal Reduction Amounts allocated to such class of certificates and (z) any realized losses previously allocated to such class of certificates is equal to or greater than (b) 25% of the difference between (1) the initial certificate balance of such class of certificates and (2) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates.

Operating Advisor Expenses:	In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the pooling and servicing agreement for this transaction. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the pooling and servicing agreement for this transaction (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).
Asset Representations
Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans (excluding a mortgage loan for which a Payment Accommodation has been made and the related borrower is complying with the terms of such Payment Accommodation) after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

If certificateholders entitled to not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently, certificateholders representing (i) a majority of the voting rights allocable to those certificateholders who cast votes and (ii) a majority of the voting rights that constitute a minimum Asset Review Quorum, authorize an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

An “Asset Review Quorum” is, in connection with any solicitation of votes to authorize an asset review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders entitled to not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Structural Overview

reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders entitled to at least 75% of the voting rights that constitute a minimum Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.
Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement for this transaction to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

Notwithstanding any of the foregoing to the contrary, the depositor, the mortgage loan sellers and any of their respective affiliates (other than any Controlling Class certificateholder) will not be entitled to be an Initial Requesting Certificateholder.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement for this transaction. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the pooling and servicing agreement for this transaction will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:

The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	18	30	$261,260,000	37.8%
Argentic Real Estate Finance LLC	6	12	$154,227,462	22.3%
Starwood Mortgage Capital LLC	13	22	$151,294,911	21.9%
Barclays Capital Real Estate Inc.	6	12	$124,173,000	18.0%
Total:	43	76	$690,955,373	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$690,955,373
Number of Mortgage Loans:	43
Average Cut-off Date Balance per Mortgage Loan:	$16,068,730
Number of Mortgaged Properties:	76
Average Cut-off Date Balance per Mortgaged Property:	$9,091,518
Weighted Average Mortgage Rate:	3.8037%
% of Pool Secured by 5 Largest Mortgage Loans:	38.4%
% of Pool Secured by 10 Largest Mortgage Loans:	59.3%
% of Pool Secured by ARD Loans(2):	0.0%
Weighted Average Original Term to Maturity (months)(2):	120
Weighted Average Remaining Term to Maturity (months)(2):	118
Weighted Average Seasoning (months):	3
% of Pool Secured by Single Tenant Mortgaged Properties:	14.3%
% of Pool Secured by Refinance Loans:	61.7%
% of Pool Secured by Acquisition Loans:	31.9%
% of Pool Secured by Recapitalization Loans:	6.4%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	28.1%
% of Pool with Subordinate Mortgage Debt:	11.4%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	2.68x
Weighted Average UW NOI Debt Yield(4):	10.6%
Weighted Average UW NCF DSCR:	2.58x
Weighted Average UW NCF Debt Yield(4):	10.2%
Weighted Average Cut-off Date LTV Ratio(4)(5):	58.9%
Weighted Average Maturity Date LTV Ratio(2)(4)(5):	56.2%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(6):	360
Weighted Average Remaining Amortization Term (months)(6):	359
% of Pool Interest Only through Maturity(2):	73.6%
% of Pool Interest Only followed by Amortizing Balloon:	18.3%
% of Pool Amortizing Balloon:	8.1%

Lockboxes

% of Pool with Springing Lockboxes:	54.3%
% of Pool with Hard Lockboxes:	44.7%
% of Pool with No Lockboxes:	1.0%

Reserves

% of Pool Requiring Tax Reserves:	80.8%
% of Pool Requiring Insurance Reserves:	63.3%
% of Pool Requiring Replacement Reserves:	87.0%
% of Pool Requiring TI/LC Reserves(7):	55.8%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	65.7%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	22.8%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	5.8%
% of Pool with no lockout period. The greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	5.6%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to July 2020.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof..

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(4)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield, Cut-off Date LTV Ratio or Maturity Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield”, “Cut-off Date LTV Ratio” and “Maturity Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.

(7)	Excludes hospitality, multifamily manufactured housing and self storage properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Collateral Overview

COVID-19 Update

The following table contains information regarding the status of the mortgage loans and mortgaged properties provided by the respective borrowers as of the date set forth in the “Information as of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the mortgage loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates. Any information in the following table will be superseded by the information contained under the heading “Description of the Mortgage Pool—COVID Considerations” in the Preliminary Prospectus.

Loan No.	Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Property Type	Debt Service Current as of July Payment (Y/N)	Forbearance, Loan Modification or other Debt Service Relief Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Tenants Making Full June Rent Payment (% NRA)(1)	Tenants Making Full June Rent Payment (% of UW rent)(1)	Tenants Making Full July Rent Payment (% NRA)(1)	Tenants Making Full July Rent Payment (% of UW rent)(1)
1	AREF	6/30/2020	7/10/2020	The Liz	Mixed Use	N/A(2)	N	Y(3)	91.2%(3)	87.4%(3)	94.5%	92.1%
2	Barclays	7/9/2020	7/6/2020	Bayview Corporate Tower	Office	N/A(4)	N	Y(5)	(5)	(5)	(5)	(5)
3	MSMCH	7/7/2020	2/25/2020	FTERE Bronx Portfolio 5	Multifamily	Y	Y(6)	N	77.2%(7)	77.2%(7)	N/A(8)	N/A(8)
4	SMC	7/15/2020	2/28/2020	Texas Multifamily Portfolio	Multifamily	Y	N	N	98.5%(7)	98.5%(7)	92.7%(7)	92.7%(7)
5	Barclays	7/9/2020	1/29/2020	525 Market Street	Office	Y	N	Y(9)	99.5%(9)	99.4%(9)	99.5%(9)	99.4%(9)
6	MSMCH	7/9/2020	11/15/2019	Bellagio Hotel and Casino	Hospitality	Y	N	N	(10)	(10)	(10)	(10)
7	SMC	7/17/2020	2/7/2020	3210 Riverdale Avenue & 1616 Amsterdam Avenue	Various	Y	N	Y(11)	90.7%(7)(12)	90.7%(7)(11)(12)	57.9%(7)(12)	57.9%(7)(12)
8	AREF	7/7/2020	7/10/2020	UHG Optum Health Campus	Office	N/A(2)	N	N	100.0%	100.0%	100.0%	100.0%
9	MSMCH	7/17/2020	6/30/2020	235 Canal Street	Mixed Use	N/A(4)	N	N	82.4%(13)	93.5%	82.4%(13)	93.5%
10	AREF	7/13/2020	2/26/2020	Bushwick Multifamily Portfolio	Various	Y	N	N	98.3%	98.5%(14)	76.9%	86.5%
11	MSMCH	7/8/2020	7/8/2020	Palms at Cinco Ranch	Multifamily	N/A(2)	N	N	98.2%(7)	98.2%(7)	89.8%(7)	89.8%(7)
12	AREF	7/9/2020	2/21/2020	HPE Campus	Office	Y	N	N	100.0%	100.0%	100.0%	100.0%
13	AREF	7/7/2020	2/5/2020	Broadway & Thomas	Mixed Use	Y	N	N	87.2%(15)	89.3%(15)	87.2%(15)	89.3%(15)
14	MSMCH	7/9/2020	7/9/2020	New Haven Multifamily Portfolio	Multifamily	N/A(2)	N	N	91.9%(7)	91.9%(7)	91.5%(7)	91.5%(7)
15	SMC	7/15/2020	2/28/2020	Katella Corporate Center	Office	Y	N	Y(16)	96.2%(16)	95.8%(16)	96.2%(16)(17)	95.4%(16)(17)
16	MSMCH	7/7/2020	3/6/2020	Bronx Multifamily Portfolio V	Multifamily	Y	Y(18)	N	96.2%(7)	96.2%(7)	N/A(8)	N/A(8)
17	MSMCH	7/9/2020	2/7/2020	Ralph Lauren HQ New Jersey	Office	Y	N	N	100.0%(19)	100.0%(19)	100.0%(19)	100.0%(19)
18	MSMCH	7/16/2020	2/26/2020	The Court at Hamilton	Retail	Y	Y(20)	Y(21)	88.5%	67.7%	97.5%	89.3%
19	MSMCH	7/9/2020	3/11/2020	Gleneagles Shopping Center	Retail	Y	N	Y(22)	86.5%	80.5%	89.6%	87.5%
20	Barclays	7/9/2020	7/8/2020	Walgreens & Dollar General Portfolio	Retail	N/A(2)	N	N	100.0%	100.0%	100.0%	100.0%
21	MSMCH	7/17/2020	7/1/2020	BC Storage Portfolio	Self Storage	N/A(4)	N	N	96.7%	96.7%	78.0%	78.0%
22	MSMCH	7/10/2020	7/8/2020	514 West 211th Street	Multifamily	N/A(2)	N	Y(23)	89.8%(7)	89.8%(7)	59.9%(7)	59.9%(7)
23	SMC	7/6/2020	7/7/2020	51 Columbia	Office	N/A(2)	N	N	100.0%(24)	100.0%(24)	100.0%(24)	100.0%(24)
24	MSMCH	7/14/2020	7/7/2020	89-16 175 Street	Multifamily	N/A(2)	N	N(25)	90.0%(7)	90.0%(7)	76.0%(7)	76.0%(7)
25	Barclays	7/7/2020	7/8/2020	Independence Plaza	Mixed Use	N/A(4)	N	Y(26)	92.4%(26)	90.6%(26)	94.8%	93.8%
26	MSMCH	7/15/2020	1/28/2020	14741 Memorial Drive	Retail	Y	N(27)	Y(28)	85.7%	87.1%	84.9%	85.6%
27	AREF	7/8/2020	3/3/2020	Carbon 550	Multifamily	Y	N	N	100.0%(7)	100.0%(7)	100.0%(7)(29)	100.0%(7)(29)
28	SMC	7/11/2020	3/2/2020	9177 Ridgetop	Office	Y	N	N	100.0%	100.0%	100.0%	100.0%
29	SMC	7/1/2020	2/4/2020	555 Grand Street	Multifamily	Y	N	N	100.0%(7)	100.0%(7)	100.0%(7)	100.0%(7)
30	SMC	7/1/2020	2/14/2020	96 Bedford Avenue	Multifamily	Y	N	N	89.0%(7)(30)	89.0%(7)(30)	100.0%(7)	100.0%(7)
31	MSMCH	7/10/2020	3/6/2020	Shops at Oak Forest	Retail	Y	N	Y(31)	87.3%	87.9%	87.3%	87.9%
32	SMC	7/17/2020	7/7/2020	Sparta Self Storage	Self Storage	N/A(2)	N	N	95.3%(7)	95.3%(7)	86.5%(7)	86.5%(7)
33	MSMCH	7/10/2020	6/30/2020	Walden Court Apartments	Multifamily	N/A(4)	N	N	97.0%(7)	97.0%(7)	89.5%(7)	89.5%(7)
34	SMC	7/9/2020	3/11/2020	Pangea 24	Multifamily	Y	N	N	98.0%(7)	98.0%(7)	95.0%(7)	95.0%(7)
35	Barclays	7/9/2020	7/2/2020	Fed Ex Mt. Pleasant	Industrial	N/A(4)	N	N	100.0%	100.0%	100.0%	100.0%
36	SMC	7/7/2020	3/12/2020	600 University Office	Office	Y	N	Y(32)	99.3%	98.5%	94.1%(33)	94.0%(33)
37	MSMCH	7/7/2020	7/2/2020	Walgreens Charlotte, NC	Retail	N/A(2)	N	N	100.0%	100.0%	100.0%	100.0%
38	SMC	7/15/2020	1/22/2020	Hunter Ridge	Multifamily	Y	N	N	99.1%(7)	99.1%(7)	93.7%(7)	93.7%(7)
39	SMC	7/15/2020	6/26/2020	Hannah Del Estate MHC	Manufactured Housing	N/A(4)	N	N	97.0%	97.3%	83.3%	83.9%
40	MSMCH	7/7/2020	7/2/2020	Fresenius Las Vegas	Office	N/A(2)	N	N	100.0%	100.0%	100.0%	100.0%
41	Barclays	7/9/2020	6/23/2020	Walgreens Sycamore	Retail	N/A(4)	N	N	100.0%	100.0%	100.0%	100.0%
42	SMC	7/15/2020	6/18/2020	A1A Stow-A-Way Self Storage	Self Storage	N/A(4)	N	N	92.4%	94.4%	92.1%	94.5%
43	MSMCH	7/6/2020	7/7/2020	Sentry Self Storage	Self Storage	N/A(2)	N	N	96.3%	91.6%	N/A(8)	N/A(8)

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Collateral Overview

(1)	Tenants Making Full June Rent Payment (% NRA), Tenants Making Full July Rent Payment (% NRA), Tenants Making Full June Rent Payment (% of UW rent) and Tenants Making Full July Rent Payment (% of UW rent) is based on occupied space.

(2)	The first debt service due date for the mortgage loan is in September 2020. On the Closing Date, the lender will deposit sufficient funds to pay the amount of interest that would be due with respect to an August 2020 payment.

(3)	With respect to The Liz mortgaged property, the borrower sponsor reported total delinquent collections, consisting of both base rent and expense reimbursements, of $88,785 for the month of June 2020 (the "June 2020 Delinquency Amount"). The June 2020 Delinquency Amount consists of $81,522 from four commercial tenants representing 8.8% of the occupied NRA and $7,263 in aggregate from various residential tenants. As of July 17, 2020, comprehensive July collections data is not yet available, however, the borrower sponsors reported full July 2020 rent remained outstanding from one residential unit and four commercial tenants (Parachute, Paper Source, Bluestone Lane and Scout). The borrower sponsor also reported that five commercial tenants representing 15.7% of NRA have requested rent relief, and as a result, either have executed or are currently negotiating lease amendments. These tenants include Sephora, Parachute, Paper Source, Bluestone Lane and Scout. Sephora executed a lease amendment to abate base rent by 50%, however, remained obligated to pay 100% of expense reimbursements for the month of April, May and June 2020 (the “Sephora Rent Abatement”). The Sephora Rent Abatement is not required to be repaid under the lease amendment. Parachute executed a lease amendment to defer rent between April 1, 2020 to July 7, 2020 as Parachute was opened for business on July 8, 2020. Parachute is required to repay the deferred rent in 12 months between January 2021 and December 2021. Bluestone Lane has an executed lease amendment to defer rent through August 31, 2020. In addition, under the lease amendment, Bluestone Lane is required to pay 50% abated rents for the months of September to December 2020. Bluestone Lane is required to repay all deferred rent in the period between January and June 2022. In addition, lease amendments are under negotiation for Paper Source and Scout. At origination of The Liz Whole Loan, $117,459 was escrowed into a rent reserve related to the Bluestone Lane rent abatements and expected rent abatements for the Scout and Paper Source tenants.

(4)	The first debt service due date for the Mortgage Loan is in August 2020.

(5)	With respect to the Bayview Corporate Tower mortgaged property, the property was acquired by the borrowers on July 6, 2020 using the proceeds of the $58.45 million loan and approximately $36.1 million of cash equity. In May 2020, the largest tenant, CHG Companies (38.2% of Occupied SF / 37.6% In-Place UW gross rent), negotiated a two-year lease extension through January 2028 in exchange for (a) two months of abated rent (June and July 2020) and (b) 50.0% rent deferral for two months (May and August 2020), which is required to be paid back over a 12-month period commencing in January 2021 (the non-deferred portion of the May 2020 rent was paid). All outstanding rent abatement/deferral amounts related to the CHG Companies' lease extension were deposited by the borrowers into escrow on the origination date. Additionally, the borrowers deposited $1.4 million into escrow for a debt service reserve (to be replenished upon use), which will be transferred to the replacement reserve for future capital expenditures upon CHG Companies paying full unabated rent for six consecutive calendar months. CHG Companies has been at the Bayview Corporate Tower property since 2002 and originally leased 51,498 square feet. Since 2002, CHG Companies has expanded six times (most recently in September 2019 for 18,538 square feet) and, as of the Cut-off Date, leases 136,313 square feet at the Bayview Corporate Tower property. Two smaller tenants (4.0% of Occupied SF / 3.5% In-Place UW gross rent) requested short-term temporary rent relief prior to the origination date, however, both have since resumed operations at the Bayview Corporate Tower property and are current on rent as of the Cut-off Date. One other tenant (0.4% of Occupied SF / 0.4% In-Place UW gross rent) has reportedly been unable to pay rent since April 2020, and has requested that outstanding tenant improvement allowance amounts due from the borrowers pursuant to the related lease be instead applied towards the payment of outstanding rent until such time that the tenant is able to resume operations at the Bayview Corporate Tower property. Although CHG Companies is current on their modified rent obligations, if lender considers CHG Companies as a non-current tenant due to the facts described above, the result would be tenants comprising 61.4% of Occupied SF and 62.0% of In-Place UW gross rent made their full June and July 2020 rent payments. The aforementioned rental income figures are calculated based on In-Place UW gross rent rather than In-Place UW base rent figures because certain tenant leases at the Bayview Corporate Tower mortgaged property are structured as modified gross while others are triple-net.

(6)	With respect to the FTERE Bronx Portfolio 5 mortgaged property, the borrowers submitted a forbearance/loan modification request to the lender on or about April 2, 2020, which request included (i) forbearance of all debt service payments through July 31, 2020, with the deferred interest payments due on the maturity date; (ii) reduction of interest payments from August 1, 2020 through December 31, 2020, with 50% of such interest payments to be paid when due and the remainder due on a payment in kind basis payable on the maturity date, provided any excess cash flow would be utilized to reduce any interest accrual under the Mortgage Loan; (iii) waiver of all escrow deposits through December 31, 2020; (iv) release of funds in the replacement reserve and other escrow balances to the borrowers to be utilized for operation of the Mortgaged Properties; and (v) suspension of financial covenants and cash management or other consequences which might arise from the failure to satisfy such covenants. However, such request was formally withdrawn by the borrowers on or about May 27, 2020.

(7)	Based on the percentage of total billed residential rent collected.

(8)	Given the timing of collection and reporting, an accurate estimate of the percentage of tenants paying rent in July is not available.

(9)	With respect to the 525 Market Street mortgaged property, three ground floor fast casual eateries (0.5% of Occupied SF and 0.6% of In-Place UW base rent) requested and received rent relief for April through June 2020 in exchange for lease extensions, and, as of the Cut-off Date, each of the three tenants is reportedly in discussions with the borrower regarding additional rent relief. Another ground floor fast casual eatery (0.4% of Occupied SF and 0.2% of In-Place UW base rent) had paid operating expenses/taxes for May 2020 but not base rent and had requested a rent deferral, however, the tenant has since repaid all previously delinquent rent amounts and is current as of the Cut-off Date. In addition, the parking operator (0.4% of UW EGI) requested and received rent relief for April through July 2020, and, as of the Cut-off Date, is reportedly in discussions with the borrower regarding additional rent relief. In the aggregate, retail tenants account for only 1.5% of total Occupied SF and 1.3% of total In-Place UW base rent at the 525 Market Street Property.

(10)	With respect to the Bellagio Hotel and Casino mortgaged property, the property is master leased to Bellagio, LLC, an indirectly wholly owned subsidiary of MGM Resorts International, which is current on its rent under its 30-year lease.

(11)	With respect to the 3210 Riverdale Avenue mortgaged property, the Learning Experience (“TLE”), a commercial tenant, is operating as an emergency childcare center (“ECC”) for a limited number of children of essential workers. TLE received disaster relief assistance from the federal government and ECC compensation from the City of New York, and paid rent due for April, May, and June at the end of June. TLE’s lease is now current and no rent was forgiven. 1616 Coffee LLC previously occupied a 435 SF commercial suite at the 1616 Amsterdam Avenue property, but was forced to temporarily close in March because of COVID-related restrictions, was unable to reopen and did not pay its June rent. The borrower sponsor reports that it is in negotiations with a replacement tenant for a five-year NNN lease at approximately $4,200/month. We cannot assure you a replacement lease will be signed.

(12)	With respect to the 3210 Riverdale Avenue mortgaged property, for June 2020, 83.3% of tenants paid their full rent while 9.2% of tenants paid partial rent; in total, 90.7% of the occupied base rent was collected in June, and 94.1% of billed rent was collected in June from residential tenants. As of July 17, 2020, 50.2% of tenants paid their full rent for July, while 12.8% of tenants paid

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Collateral Overview

partial rent; 57.9% of the total occupied base rent has been collected so far in July, and 72.0% of billed rents have been collected. According to the borrower sponsor, these collections are in-line with the June collections at the same time during that month.
(13)	With respect to the 235 Canal Street mortgaged property, as of January 3, 2020, it is 53.2% occupied. Mount Sinai signed a new lease in May. According to Mount Sinai’s estoppel, its accounting system has not been updated for the new lease (and accordingly, Mount Sinai has not paid its May, June and July rent payments), but is anticipated to do so in the next month. The lender escrowed 4 months’ rent for Mount Sinai at origination. Mount Sinai’s situation is not expressly related to COVID-19, beyond operations being slower due to work from home requirements and the additional demand from COVID-19 on operational systems.

(14)	With respect to the Bushwick Multifamily Portfolio mortgaged property, as of June 29, 2020, the borrower sponsor reported that tenants representing 98.3% of the occupied units (by unit count) and 98.3% of the underwritten rent paid full June 2020 rent. Two commercial tenants (representing 1.7% of the unit count and contributing to 1.7% of the underwritten base rent) did not pay June 2020 rent. As of July 13, 2020, the borrower sponsor reported that rents for tenants representing 76.9% of the occupied units (by unit count) and approximately 86.5% of the underwritten rent was collected. The borrower sponsor further indicated that some rent relief requests were received, but in lieu of granting any rent relief, late fees were waived and will be continued to be waived on rents collected prior to the 25th day of each month from April to September 2020.

(15)	With respect to the Broadway & Thomas mortgaged property, the second and third largest tenants have executed leases but are not in occupancy or paying rent for the month of June and July. The delivery and rent commencement date of the Western Dental space and lease has been delayed due to COVID-19 and is now expected to occur between September and November 2020. The borrower sponsor reported that they are currently working with the BurgerIM tenant to either utilize its space for another restaurant or, at the borrower sponsor’s option, to terminate the lease. The % of UW rent calculations include the underwritten CAM Reimbursement in addition to underwritten base rent.

(16)	With respect to the Katella Corporate Center mortgaged Property, the borrower sponsor reports that three tenants have contacted the borrower sponsor for rental assistance. Telein Group is paying approximately 40% of its base rent through August 2020, with the remainder to be deferred and paid over the remainder of its lease. Jeffrey McCollough DMD had paid 28% of base rent for April, May and June, but brought its lease current at the end of June, and its lease remains in good standing. Advanced Sleep Medicine Services, Inc. missed its May and June rent payments, but paid its full July rent and is negotiating paying May and June rent owed in connection with a potential lease renewal.

(17)	With respect to the Katella Corporate Center mortgaged Property, the only tenant that has not made its full July payment was The Telein Group, Inc., which is paying approximately 40% of its base rent through August 2020, with the remainder to be deferred and paid over the remainder of its lease.

(18)	With respect to the Bronx Multifamily Portfolio V mortgaged property, the borrowers submitted a forbearance/loan modification request to the lender on or about March 30, 2020, which request included (i) forbearance of all debt service payments through July 31, 2020, with the deferred interest payments due on the maturity date; (ii) reduction of interest payments from August 1, 2020 through December 31, 2020, with 50% of such interest payments to be paid when due and the remainder due on a payment in kind basis payable on the maturity date, provided any excess cash flow would be utilized to reduce any interest accrual under the loan; (iii) waiver of all escrow deposits through December 31, 2020; (iv) release of funds in the replacement reserve and other escrow balances to the borrowers to be utilized for operation of the Mortgaged Properties; and (v) suspension of financial covenants and cash management or other consequences which might arise from the failure to satisfy such covenants. However, such request was formally withdrawn by the borrowers on or about May 28, 2020.

(19)	With respect to The Ralph Lauren HQ New Jersey mortgaged property, the property is a single tenant property. Ralph Lauren is currently in a 12 month free rent period and the Ralph Lauren HQ New Jersey loan is structured with a free rent reserve. Ralph Lauren has paid reimbursements in full and on time.

(20)	With respect to The Court at Hamilton Mortgaged property, the borrower submitted a forbearance/loan modification request to lender on or about March 27, 2020, which requested that the Mortgage Loan be modified to provide for forbearance on payments of debt from April 1, 2020 through December 31, 2020. In a follow-up request on or about April 1, 2020, the borrower requested debt service forbearance until such date as the related state-mandated shutdown for coronavirus has been lifted and the business of the tenants at the Mortgaged Property has returned to normal (which the borrower anticipated taking a number of months after the end of the shutdown). Such request was denied on or about April 28, 2020.

(21)	With respect to The Court at Hamilton mortgaged property, five tenants (10.5% of NRA and 27.3% of underwritten rent) have been granted rent relief by the borrower. Rent relief was granted for periods ranging from April to September 2020. Tenants that were granted rent relief are required to repay deferred rent between October 2020 and January 2021, depending on the tenant.

(22)	With respect to the Gleneagles Shopping Center mortgaged property, three tenants (19.1% of NRA and 25.8% of underwritten rent) have been granted rent relief by the borrower. Atelier Tailor & Shoe Repair is required to repay deferred rent, totaling $2,197, by the end of 2020 and has paid 50% of July rent. Vitamin Shoppe is required to repay total deferred rent, totaling $11,144 (50.0% rent deferment for April, May and June) by March 31, 2020 and has paid its full July rent. Sno Tea is required to repay total deferred rent, totaling $4,983 (partial rent deferment for April and 50.0% for May) by the end of 2020 and has paid its full July rent. Tenants Making Full June Rent Payment (% NRA) and Tenants Making Full June Rent Payment (% of UW rent) are 91.8% and 91.7%, respectively, when including the tenant, Vitamin Shoppe, that paid agreed upon reduced rent.

(23)	With respect to the 514 West 211th Street mortgaged property, five tenants (6.3% of NRA and 6.5% of underwritten rent) have been granted rent relief by the borrower.

(24)	With respect to the 51 Columbia mortgaged property, the sole tenant, NeoGenomics Laboratories, Inc., is in a partial free rent period through January 2020. At closing, the 51 Columbia borrower reserved $242,195, which represents the remaining free rent.

(25)	With respect to the 89-16 175 Street mortgaged property, none of the residential tenants have requested rent relief. One commercial tenant, Fazlul Hoque, has an agreement to pay $2,000 per month from June 2020 through December 2020. From January 2021 through the end of its lease in March 2024, the tenant will resume paying $3,100 per month.

(26)	With respect to the Independence Plaza mortgaged property, two retail tenants (7.6% of occupied SF and 9.4% of In-Place UW base rent) requested and received 50.0% rent abatements for May and June 2020 in exchange for lease extensions, and, as of the Cut-off Date both tenants are current on rent.

(27)	With respect to the 14741 Memorial Drive mortgaged property, the borrower of the 14741 Memorial Drive Mortgage Loan and the lender entered into a Pre-Negotiation Agreement dated April 21, 2020, and have had discussions regarding potential modification or forbearance of the Mortgage Loan. However, no modification or forbearance agreement has been entered into.

(28)	With respect to the 14741 Memorial Drive mortgaged property, three tenants (13.6% of NRA and 14.9% of underwritten rent) have requested rent relief.

(29)	With respect to the Carbon 550 mortgaged property, the borrower sponsor reported that one tenant has a $106 balance which is expected to be received by mid-July.

(30)	With respect to the 96 Bedford Avenue mortgaged property, one previous tenant was paying $4,550 per month, with a lease expiration of June 30, 2020, and vacated in June without paying its June rent. However, this space was backfilled by a new tenant, which has made its July payment and is paying $4,700 per month.

(31)	With respect to the Shops at Oak Forest mortgaged property, the borrower offered tenants to pay common area maintenance, taxes, insurance and 25% of base rent for April and May 2020, with the deferred amount due 2021. Eight tenants (55.4% of NRA and 52.3% of underwritten rent) accepted and paid reduced rent in April and May of 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Collateral Overview

(32)	With respect to the 600 University Office mortgaged property, South Key Inc. (representing 3.0% of NRA) requested relief which was not granted by the borrower sponsor. The tenant is now current.

(33)	With respect to the 600 University Office mortgaged property, State of Florida Department of Education, State of Florida Department of Financial Services and State of Florida Department of Health, representing 51.3% of underwritten base rent and 50.5% of NRA, each pay rent at the end of the month. For presentation purposes, these tenants are considered as having made full rental payments.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms	Cut-off Date Balance per SF/Unit/ Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	AREF	The Liz	Washington	DC	Mixed Use	$60,000,000	8.7%	140,200	$663.34	1.57x	7.5%	63.9%	63.9%
2	Barclays	Bayview Corporate Tower	Fort Lauderdale	FL	Office	$58,450,000	8.5%	413,813	$141.25	1.50x	9.7%	64.3%	55.0%
3	MSMCH	FTERE Bronx Portfolio 5	Bronx	NY	Multifamily	$53,900,000	7.8%	382	$141,099.48	2.13x	7.9%	67.3%	67.3%
4	SMC	Texas Multifamily Portfolio	Various	TX	Multifamily	$53,004,911	7.7%	1,034	$51,262.00	1.46x	9.0%	64.4%	51.7%
5	Barclays	525 Market Street	San Francisco	CA	Office	$40,000,000	5.8%	1,034,170	$454.47	4.29x	13.1%	37.0%	37.0%
6	MSMCH	Bellagio Hotel and Casino	Las Vegas	NV	Hospitality	$39,000,000	5.6%	3,933	$426,188.66	8.42x	28.3%	39.3%	39.3%
7	SMC	3210 Riverdale Avenue & 1616 Amsterdam Avenue	New York	NY	Various	$32,500,000	4.7%	106	$306,603.77	1.88x	7.3%	65.0%	65.0%
8	AREF	UHG Optum Health Campus	Eden Prairie	MN	Office	$26,600,000	3.8%	473,325	$56.20	3.34x	13.9%	50.6%	50.6%
9	MSMCH	235 Canal Street	New York	NY	Mixed Use	$24,000,000	3.5%	38,645	$621.04	3.06x	10.9%	39.2%	39.2%
10	AREF	Bushwick Multifamily Portfolio	Brooklyn	NY	Various	$22,075,000	3.2%	117	$445,085.47	1.82x	7.2%	67.5%	67.5%
		Total/Wtd. Avg.				$409,529,911	59.3%			2.78x	11.2%	57.5%	54.5%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit/Room figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units/Rooms and Balance per SF/Unit/Room figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	AREF	The Liz	$60,000,000	$33,000,000	$93,000,000	MSC 2020-HR8	Wells Fargo	Midland	MSC 2020-HR8	1.57x	7.5%	63.9%
5	Barclays	525 Market Street	$40,000,000	$430,000,000	$470,000,000	MKT 2020-525M	Wells Fargo	Situs	MKT 2020-525M	4.29x	13.1%	37.0%
6	MSMCH	Bellagio Hotel and Casino	$39,000,000	$1,637,200,000	$1,676,200,000	BX 2019-OC11	KeyBank	Situs	BX 2019-OC11	8.42x	28.3%	39.3%
10	AREF	Bushwick Multifamily Portfolio	$22,075,000	$30,000,000	$52,075,000	WFCM 2020-C56	Wells Fargo	CWCapital	WFCM 2020-C56	1.82x	7.2%	67.5%
12	AREF	HPE Campus	$20,000,000	$46,770,000	$66,770,000	MSC 2020-HR8	Wells Fargo	Midland	MSC 2020-HR8	2.71x	9.9%	64.8%
17	MSMCH	Ralph Lauren HQ New Jersey	$13,000,000	$44,000,000	$57,000,000	BANK 2020-BNK27	Wells Fargo	CWCapital	BANK 2020-BNK27	3.00x	9.6%	59.4%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Room/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
5	Barclays	525 Market Street	$40,000,000	$454.47	$212,000,000	4.29x	13.1%	37.0%	2.96x	9.0%	53.7%
6	MSMCH	Bellagio Hotel and Casino	$39,000,000	$426,188.66	$1,333,800,000	8.42x	28.3%	39.3%	4.06x	15.7%	70.7%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit(2)	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)	Prior Securitization
3.04	MSMCH	1787-1791 Walton Avenue	Bronx	NY	Multifamily	$9,623,000	1.4%	47	$141,099.48	2.13x	7.9%	67.3%	67.3%	COMM 2012-CR5
4.02	SMC	Ravenwood Apartments	Houston	TX	Multifamily	$15,343,527	2.2%	234	$51,262.00	1.46x	9.0%	64.4%	51.7%	BANC 2019-CRE5
8	AREF	UHG Optum Health Campus	Eden Prairie	MN	Office	$26,600,000	3.8%	473,325	$56.20	3.34x	13.9%	50.6%	50.6%	MSC 2012-C4
15	SMC	Katella Corporate Center	Los Alamitos	CA	Office	$16,900,000	2.4%	81,216	$208.09	2.73x	10.0%	62.6%	62.6%	GSMS 2014-GC18
25	Barclays	Independence Plaza	Wilmington	DE	Mixed Use	$7,850,000	1.1%	79,226	$99.08	3.12x	13.2%	49.4%	49.4%	RCMT 2015-2
		Total				$76,316,527	11.0%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	For properties that are part of a portfolio, the Cut-off Date Balance Per SF/Unit, UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations reflect the values of the portfolio as a whole.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Multifamily	37	$239,762,206	34.7%	3.7824%	1.96x	8.6%	63.7%	60.2%
Mid Rise	16	$111,347,295	16.1%	3.5699%	2.16x	7.9%	65.8%	65.8%
Garden	7	$82,254,911	11.9%	3.9573%	1.75x	9.5%	62.4%	53.6%
Low Rise	13	$27,660,000	4.0%	4.1288%	1.86x	9.2%	58.2%	53.7%
High Rise	1	$18,500,000	2.7%	3.7660%	1.88x	7.3%	65.0%	65.0%
Office	10	$196,575,000	28.4%	3.7582%	2.74x	11.1%	55.6%	52.6%
Suburban	6	$134,275,000	19.4%	4.0608%	2.27x	10.7%	60.4%	56.0%
CBD	1	$40,000,000	5.8%	2.9495%	4.29x	13.1%	37.0%	37.0%
Single Tenant	1	$13,000,000	1.9%	3.1300%	3.00x	9.6%	59.4%	59.4%
Medical	2	$9,300,000	1.3%	3.7452%	2.54x	9.6%	61.3%	61.3%
Mixed Use	7	$135,580,167	19.6%	3.9919%	2.10x	8.7%	58.6%	58.6%
Office/Multifamily/Retail	1	$60,000,000	8.7%	4.4500%	1.57x	7.5%	63.9%	63.9%
Office/Retail	3	$50,850,000	7.4%	3.5394%	2.83x	10.8%	48.7%	48.7%
Multifamily/Retail	3	$24,730,167	3.6%	3.8111%	1.85x	7.3%	66.1%	66.1%
Retail	13	$53,908,000	7.8%	3.9301%	1.99x	9.5%	64.8%	60.2%
Single Tenant	9	$17,173,000	2.5%	3.9646%	1.92x	9.8%	63.3%	54.9%
Shadow Anchored	2	$17,100,000	2.5%	4.0351%	1.91x	9.7%	64.8%	58.5%
Anchored	1	$12,960,000	1.9%	3.5500%	2.27x	8.9%	66.8%	66.8%
Unanchored	1	$6,675,000	1.0%	4.3100%	1.85x	8.8%	65.1%	65.1%
Hospitality	1	$39,000,000	5.6%	3.1702%	8.42x	28.3%	39.3%	39.3%
Full Service	1	$39,000,000	5.6%	3.1702%	8.42x	28.3%	39.3%	39.3%
Self Storage	6	$18,730,000	2.7%	3.9431%	1.97x	10.7%	59.5%	52.7%
Self Storage	6	$18,730,000	2.7%	3.9431%	1.97x	10.7%	59.5%	52.7%
Industrial	1	$4,200,000	0.6%	4.1830%	2.35x	10.8%	53.0%	53.0%
Warehouse	1	$4,200,000	0.6%	4.1830%	2.35x	10.8%	53.0%	53.0%
Manufactured Housing	1	$3,200,000	0.5%	4.4900%	1.57x	9.6%	50.9%	41.2%
Manufactured Housing	1	$3,200,000	0.5%	4.4900%	1.57x	9.6%	50.9%	41.2%
Total/Wtd. Avg.	76	$690,955,373	100.0%	3.8037%	2.58x	10.6%	58.9%	56.2%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	21	$177,925,000	25.8%	3.5765%	2.18x	8.1%	62.2%	62.2%
California	5	$104,325,000	15.1%	3.3734%	3.25x	11.1%	51.8%	51.8%
California – Northern (2)	2	$60,000,000	8.7%	3.1463%	3.76x	12.0%	46.3%	46.3%
California – Southern (2)	3	$44,325,000	6.4%	3.6809%	2.55x	9.8%	59.4%	59.4%
Texas	8	$98,279,911	14.2%	3.9908%	1.71x	9.0%	64.4%	56.4%
Florida	4	$67,125,000	9.7%	4.4493%	1.59x	10.0%	63.8%	54.7%
District of Columbia	1	$60,000,000	8.7%	4.4500%	1.57x	7.5%	63.9%	63.9%
Nevada	2	$42,000,000	6.1%	3.2330%	7.98x	26.9%	40.6%	40.6%
New Jersey	3	$30,415,000	4.4%	3.4803%	2.48x	9.3%	63.3%	62.5%
Minnesota	1	$26,600,000	3.8%	4.0000%	3.34x	13.9%	50.6%	50.6%
Connecticut	6	$17,500,000	2.5%	4.4500%	1.42x	8.9%	57.8%	50.6%
Tennessee	3	$9,500,000	1.4%	3.6900%	1.88x	10.7%	55.1%	47.4%
Delaware	1	$7,850,000	1.1%	3.7500%	3.12x	13.2%	49.4%	49.4%
North Carolina	2	$7,800,000	1.1%	3.9295%	2.98x	15.8%	41.0%	39.0%
Illinois	7	$7,260,000	1.1%	3.7975%	2.84x	11.0%	57.9%	57.9%
Iowa	1	$6,552,462	0.9%	3.5000%	2.83x	10.2%	63.3%	63.3%
Washington	1	$6,300,000	0.9%	3.6000%	2.70x	9.9%	63.0%	63.0%
Pennsylvania	1	$4,200,000	0.6%	4.1830%	2.35x	10.8%	53.0%	53.0%
Missouri	2	$4,180,000	0.6%	3.8320%	1.80x	10.2%	64.6%	51.1%
Indiana	1	$3,450,000	0.5%	4.3280%	1.64x	10.4%	69.0%	60.3%
Virginia	1	$3,375,000	0.5%	3.8320%	1.80x	10.2%	64.6%	51.1%
Oregon	1	$3,200,000	0.5%	4.4900%	1.57x	9.6%	50.9%	41.2%
Kentucky	4	$3,118,000	0.5%	3.8320%	1.80x	10.2%	64.6%	51.1%
Total/Wtd. Avg.	76	$690,955,373	100.0%	3.8037%	2.58x	10.6%	58.9%	56.2%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2,025,000 - 10,000,000	23	122,392,462	17.7
10,000,001 - 20,000,000	9	137,533,000	19.9
20,000,001 - 30,000,000	4	94,175,000	13.6
30,000,001 - 40,000,000	3	111,500,000	16.1
40,000,001 - 55,000,000	2	106,904,911	15.5
55,000,001 - 60,000,000	2	118,450,000	17.1
Total:	43	$690,955,373	100.0%
Min: $2,025,000	Max: $60,000,000 Avg: $16,068,730

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	21	177,925,000	25.8
California	5	104,325,000	15.1
California – Northern (3)	2	60,000,000	8.7
California – Southern(3)	3	44,325,000	6.4
Texas	8	98,279,911	14.2
Florida	4	67,125,000	9.7
District of Columbia	1	60,000,000	8.7
Nevada	2	42,000,000	6.1
New Jersey	3	30,415,000	4.4
Minnesota	1	26,600,000	3.8
Connecticut	6	17,500,000	2.5
Tennessee	3	9,500,000	1.4
Delaware	1	7,850,000	1.1
North Carolina	2	7,800,000	1.1
Illinois	7	7,260,000	1.1
Iowa	1	6,552,462	0.9
Washington	1	6,300,000	0.9
Pennsylvania	1	4,200,000	0.6
Missouri	2	4,180,000	0.6
Indiana	1	3,450,000	0.5
Virginia	1	3,375,000	0.5
Oregon	1	3,200,000	0.5
Kentucky	4	3,118,000	0.5
Total:	76	$690,955,373	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Multifamily	37	239,762,206	34.7
Mid Rise	16	111,347,295	16.1
Garden	7	82,254,911	11.9
Low Rise	13	27,660,000	4.0
High Rise	1	18,500,000	2.7
Office	10	196,575,000	28.4
Suburban	6	134,275,000	19.4
CBD	1	40,000,000	5.8
Single Tenant	1	13,000,000	1.9
Medical	2	9,300,000	1.3
Mixed Use	7	135,580,167	19.6
Office/Multifamily/Retail	1	60,000,000	8.7
Office/Retail	3	50,850,000	7.4
Multifamily/Retail	3	24,730,167	3.6
Retail	13	53,908,000	7.8
Single Tenant	9	17,173,000	2.5
Shadow Anchored	2	17,100,000	2.5
Anchored	1	12,960,000	1.9
Unanchored	1	6,675,000	1.0
Hospitality	1	39,000,000	5.6
Full Service	1	39,000,000	5.6
Self Storage	6	18,730,000	2.7
Self Storage	6	18,730,000	2.7
Industrial	1	4,200,000	0.6
Warehouse	1	4,200,000	0.6
Manufactured Housing	1	3,200,000	0.5
Manufactured Housing	1	3,200,000	0.5
Total:	76	$690,955,373	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.9495 - 2.9999	2	49,400,000	7.1
3.0000 - 3.4999	4	92,900,000	13.4
3.5000 - 3.9999	21	283,695,462	41.1
4.0000 - 4.4999	15	206,509,911	29.9
4.5000 - 4.5000	1	58,450,000	8.5
Total:	43	$690,955,373	100.0%
Min: 2.9495%	Max: 4.5000%	Wtd Avg: 3.8037%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
120	31	515,477,373	74.6
121	12	175,478,000	25.4
Total:	43	$690,955,373	100.0%
Min: 120 mos.	Max: 121 mos.	Wtd Avg: 120 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
113 - 118	22	398,227,373	57.6
119 - 121	21	292,728,000	42.4
Total:	43	$690,955,373	100.0%
Min: 113 mos.	Max: 121 mos.	Wtd Avg: 118 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	31	508,497,462	73.6
360	12	182,457,911	26.4
Total:	43	$690,955,373	100.0%
Min: 360 mos.	Max: 360 mos.	Wtd Avg: 360 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	31	508,497,462	73.6
356	1	53,004,911	7.7
360	11	129,453,000	18.7
Total:	43	$690,955,373	100.0%
Min: 356 mos.	Max: 360 mos.	Wtd Avg: 359 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	18	261,260,000	37.8
AREF	6	154,227,462	22.3
SMC	13	151,294,911	21.9
Barclays	6	124,173,000	18.0
Total:	43	$690,955,373	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	31	508,497,462	73.6
Partial Interest Only(4)	10	126,253,000	18.3
Amortizing Balloon	2	56,204,911	8.1
Total:	43	690,955,373	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
25.0 - 50.0	5	115,150,000	16.7
50.1 - 55.0	7	54,535,000	7.9
55.1 - 60.0	5	46,900,000	6.8
60.1 - 65.0	18	352,885,373	51.1
65.1 - 75.0	8	121,485,000	17.6
Total:	43	$690,955,373	100.0%
Min: 25.0%	Max: 75.0%	Wtd Avg: 58.9%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
21.5 - 40.0	4	107,300,000	15.5
40.1 - 50.0	4	24,450,000	3.5
50.1 - 55.0	10	190,962,911	27.6
55.1 - 60.0	3	20,455,000	3.0
60.1 - 65.0	17	243,777,462	35.3
65.1 - 67.5	5	104,010,000	15.1
Total:	43	$690,955,373	100.0%
Min: 21.5%	Max: 67.5%	Wtd Avg: 56.2%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.41 - 1.50	4	140,954,911	20.4
1.51 - 1.70	4	71,105,000	10.3
1.71 - 1.90	6	85,323,000	12.3
1.91 - 2.10	6	41,075,000	5.9
2.11 - 2.30	4	91,360,000	13.2
2.31 - 8.42	19	261,137,462	37.8
Total:	43	$690,955,373	100.0%
Min: 1.41x	Max: 8.42x	Wtd Avg: 2.58x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.2 - 9.0	15	331,164,911	47.9
9.1 - 10.0	11	162,130,000	23.5
10.1 - 11.0	7	61,875,462	9.0
11.1 - 12.0	2	7,850,000	1.1
12.1 - 13.0	3	10,185,000	1.5
13.1 - 14.0	3	74,450,000	10.8
14.1 - 28.3	2	43,300,000	6.3
Total:	43	$690,955,373	100.0%
Min: 7.2%	Max: 28.3%	Wtd Avg: 10.6%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

(4)	Partial Interest Only metrics include two loans, Walgreens & Dollar General Portfolio and Sentry Self Storage, that are amortizing balloon. The first payment date for the these mortgage loans is in September 2020. On the Closing Date, the lender will deposit sufficient funds to pay the amount of interest that would be due with respect to an August 2020 payment.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mixed Use – Office/Multifamily/Retail	Loan #1	Cut-off Date Balance:	$60,000,000
1711 14th Street Northwest	The Liz	Cut-off Date LTV:	63.9%
Washington, DC 20009		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	7.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Multifamily/Retail	Loan #1	Cut-off Date Balance:	$60,000,000
1711 14th Street Northwest	The Liz	Cut-off Date LTV:	63.9%
Washington, DC 20009		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	7.5%

The LIZ
1711 14th Street Northwest
Washington, DC 20009
WASHINGTON D.C.
Columbia Heights
Cardozo
Pleasant Plains
Dupont Circle
Logan Circle
Downtown Washington
Chinatown
Mt. Vernon Triangle
EMBASSY ROW
Howard University
Howard Univ. School of Nursing
Howard Univ. School of Medicine
Howard University Hospital
Howard University Museum
University Center
Benjamin Banneker High School
Cardozo High School
Harrison Elementary School
Garnet Patterson Middle School
Garrison Elementary School
Cleveland Elementary School
Shaw Middle School
Montgomery Elementary School
Howard's Plaza Towers
Maury Wills Field
The DC Center
The Ellington
Lincoln Theatre
The Louis
The Harper
The Source Theater
Black Cat
U STREET AFRICAN-AM. CIVIL WAR MEMORIAL
African-American Civil War Museum
The Mission
The Aston
Studio Theater
Logan Circle Park
Shaw Park
Kennedy Recreation Center
Cambria Hotel
Bundy Park
Kimpton Carlyle Hotel
The Chastleton
Embassy of Eritrea
Embassy of Belarus
Embassy of Namibia
Stead Play Park
Carnegie Endowment for Intl. Peace
Brookings Institution
John Hopkins School of Advanced Intl. Studies
Embassy of Colombia
Embassy of Australia
Embassy of Peru
Tabard Inn
Scott Circle Park
Cathedral of St. Matthew the Apostle
National Geographic Museum
National Geographic Society
The NEA Foundation
Washington Plaza
Comfort Inn Downtown DC
Alley Museum
Walter E. Washington Convention Center
Morrison-Clark Historic Inn
Marriott Marquis Hotel
Apple Carnegie Library
University Club
Westin Hotel
The Madison
Mayflower Hotel
Pew Research Center
Washington Post Bldg.
AAUW Natl. HQ
National Low Income Housing Coalition
Washington Square Bldg.
Blake Building
Capitol Hilton
St. Regis Hotel
The Army And Navy Club
Farragut Square
McPherson Square
Franklin Square
Embassy Suites Hotel
Renaissance Washington DC Downtown
Hampton Inn
US Chamber of Commerce Foundation
US Department of Veterans Affairs
Hotel Sofitel
Hilton Garden Inn Washington DC
Natl. Museum of Women in Arts
Greyhound Building
Lafayette Tower
Lafayette Square
Court of Appeals
METRO GREEN, YELLOW LINES
METRO GREEN & YELLOW LINES
METRO RED LINE
METRO BLUE, ORANGE, SILVER LINES
SHAW-HOWARD UNIV
MT. VERNON SQUARE
FARRAGUT NORTH
FARRAGUT WEST
MCPHERSON SQUARE
Euclid St NW
Clifton St NW
Howard Pl NW
Florida Ave NW
W St NW
V St NW
U St NW
T St NW
Swann St NW
S St NW
Riggs Pl NW
R St NW
Corcoran St NW
Q St NW
Church St NW
P St NW
O St NW
N St NW
M St NW
L St NW
K St NW
I St NW
H St NW
New Hampshire Ave NW
Rhode Island Ave NW
Vermont Ave NW
Massachusetts Ave NW
Connecticut Ave NW
New York Ave NW
Georgia Ave NW
Sherman Ave NW
18th St NW
17th St NW
16th St NW
15th St NW
14th St NW
13th St NW
11th St NW
10th St NW
9th St NW
8th St NW
7th St NW
6th St NW
5th St NW
Marion St NW
29
1
50
Rockville
Wheaton
Laurel
Potomac
Silver Spring
College Park
Beltsville
Greenbelt
Bethesda
Takoma Park
Hyattsville
Seabrook
New Carrollton
Langley
McLean
WASHINGTON D.C.
Landover
Tysons Corner
Falls Church
ARLINGTON
Largo
Seat Pleasant
Temple Hills
Suitland
Forestville
Upper Marlboro
Annandale
ALEXANDRIA
Hillcrest Heights
Camp Springs
Andrews Air Force Base
Rose Hill
National Harbor
Springfield
VIRGINIA
MARYLAND
Burke
Franconia
Groveton
Mount Vernon
Clinton
Reagan National Airport

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 1 – The Liz

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/DBRS/Moody’s):		NR/NR/NR		Location:	Washington, DC
Original Balance(1):		$60,000,000			20009
Cut-off Date Balance(1):		$60,000,000		General Property Type:	Mixed Use
% of Initial Pool Balance:		8.7%		Detailed Property Type(7):	Office/Multifamily/Retail
Loan Purpose:		Refinance		Title Vesting:	Fee
Borrower Sponsors:		Ron Kaplan; Andrew Altman		Year Built/Renovated:	2019/N/A
Guarantors:		Ron Kaplan; Andrew Altman		Size(7):	140,200 SF
Mortgage Rate:		4.4500%		Cut-off Date Balance per SF(1):	$663
Note Date:		7/10/2020		Maturity Date Balance per SF(1):	$663
First Payment Date(2):		8/6/2020		Property Manager:	Gates, Hudson & Associates, Inc.
Maturity Date:		8/6/2030			(borrower-related)
Original Term to Maturity(2):		121 months		Underwriting and Financial Information(8)
Original Amortization Term:		0 months		UW NOI(9):	$6,717,372
IO Period(2):		121 months		UW NOI Debt Yield(1)(6):	7.5%
Seasoning:		0 months		UW NOI Debt Yield at Maturity(1)(6):	7.5%
Prepayment Provisions:		LO (24); DEF (93); O (4)		UW NCF DSCR(1):	1.57x
Lockbox/Cash Mgmt Status(3):		Hard/Springing		Most Recent NOI(9):	$3,356,168 (5/31/2020 TTM)
Additional Debt Type(1)(4):		Pari Passu		2nd Most Recent NOI(10):	N/A
Additional Debt Balance(1)(4):		$33,000,000		3rd Most Recent NOI(10):	N/A
Future Debt Permitted (Type):		Yes (Mezzanine)		Most Recent Occupancy(11):	93.0% (6/24/2020)
Reserves(5)				2nd Most Recent Occupancy(10):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(10):	N/A
RE Tax:	$135,462	$22,577	N/A	Appraised Value (as of)(12):	$140,800,000 (3/19/2020)
Insurance:	$80,214	$6,417	N/A	Appraised Value per SF:	$1,004
Recurring Replacements:	$3,265,918	$2,966	N/A	Cut-off Date LTV Ratio(1)(6):	63.9%
TI/LC:	$1,308,942	$10,215	N/A	Maturity Date LTV Ratio(1)(6):	63.9%
Free Rent Reserve:	$117,459	$0	N/A
Special Rollover Reserve:	$0	Springing	N/A
Earn-out Reserve (6):	$3,000,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$93,000,000	98.0%	Loan Payoff:	$84,870,137	89.4%
Borrower Equity:	$1,895,338	2.0%	Reserves:	$7,907,995	8.3%
			Closing Costs:	$2,117,206	2.2%
Total Sources:	$94,895,338	100.0%	Total Uses:	$94,895,338	100.0%

(1)	The Liz Mortgage Loan (as defined below) is part of The Liz Whole Loan (as defined below), which is comprised of three pari passu notes with an aggregate original principal balance of $93,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate original principal balance of the promissory notes comprising The Liz Whole Loan.

(2)	The First Payment Date for The Liz Whole Loan is September 6, 2020. On the Closing Date of the MSC 2020-HR8 securitization transaction, AREF will deposit sufficient funds to pay the amount of interest that would be due with respect to an August 6, 2020 payment. Original Term to Maturity and IO Period are inclusive of the additional August 6, 2020 interest-only payment funded by AREF on the Closing Date.

(3)	The Liz Whole Loan is structured with a hard lockbox for non-residential tenants and soft lockbox for residential tenants.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	LTV Ratios and Debt Yields are calculated based on The Liz Whole Loan Cut-off Date Balance, net of the earnout reserve of $3,000,000. See “Escrows and Reserves” below for further discussion of the earnout reserve release requirements. Any funds remaining in the earnout reserve on August 6, 2023 will be released and applied (i) to partially defease The Liz Whole Loan and (ii) to a payment to the lender of all accrued and unpaid interest on the principal being defeased, provided that The Liz Borrowers will be responsible for all out-of-pocket costs and expenses actually incurred by the lender and servicer in connection with such partial defeasance and prepayment. Based on The Liz Whole Loan Cut-off Date Balance, without netting the earnout reserve balance, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio would be 7.2%, 7.2%, 66.1% and 66.1%, respectively.

(7)	The Liz Property (as defined below) consists of 58,483 SF of multifamily space (77 units), 57,293 SF of office space and 24,424 SF of retail space.

(8)	Certain NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and prior to the economic disruption resulting from measures to combat the coronavirus, and certain DSCR, LTV and Debt Yield metrics were calculated, and The Liz Whole Loan was underwritten, based on such prior information. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(9)	The difference between Most Recent NOI and UW NOI is due to The Liz Property being in lease up, as it was constructed in 2019.

(10)	Historical occupancy and net operating income are not available as The Liz Property is newly constructed.

(11)	Most Recent Occupancy date reflects the rent roll date for the Multifamily Component (as defined below). The rent roll date for the Commercial Component (as defined below) is January 31, 2020.

(12)	The appraisal concluded a value of $92,000,000 ($1,125 per SF) for the Commercial Component (as defined below) and $48,800,000 ($633,766 per unit) for the Multifamily Component (as defined below).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Multifamily/Retail	Loan #1	Cut-off Date Balance:	$60,000,000
1711 14th Street Northwest	The Liz	Cut-off Date LTV:	63.9%
Washington, DC 20009		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	7.5%

The Mortgage Loan. The largest mortgage loan (“The Liz Mortgage Loan”) is part of a whole loan ( “The Liz Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $93,000,000, all of which are secured by a first priority fee mortgage encumbering a mixed-use property located in Washington, District of Columbia (“The Liz Property”). The Liz Whole Loan was co-originated by Argentic Real Estate Finance LLC (“AREF”) and Goldman Sachs Bank USA (“GS”). Notes A-1 and A-2 in the original principal amounts of $50,000,000 and $10,000,000, respectively, represent controlling and non-controlling interests in The Liz Whole Loan and will be included in the MSC 2020-HR8 securitization transaction. Note A-3 in the original principal amount of $33,000,000 (“The Liz Pari Passu Companion Loan”), represents a non-controlling interest in The Liz Whole Loan and is currently held by GS and is expected to be contributed to one or more future securitization transactions. The Liz Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2020-HR8 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The Liz Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	MSC 2020-HR8	Yes
A-2	$10,000,000	$10,000,000	MSC 2020-HR8	No
A-3	$33,000,000	$33,000,000	GS(1)	No
Total	$93,000,000	$93,000,000

(1)	Note A-3 is held by GS and is expected to be contributed to one or more future securitization transactions.

The Borrowers and the Borrower Sponsors. The borrowers are WW Retail Owner, LLC (“The Liz Retail Borrower”), WW Residential Owner, LLC (“The Liz Residential Borrower”) and WW Office Owner, LLC (“The Liz Office Borrower” and, together with The Liz Retail Borrower and The Liz Residential Borrower, “The Liz Borrowers”), each of which is a single-purpose, Delaware limited liability company with two independent directors. The Liz Borrowers are indirectly owned by Whitman-Walker Health System, Inc. (75% interest) and Fivesquares Development LLC (25% interest). Whitman-Walker Health System, Inc. is affiliated with the largest tenant at The Liz Property and is a non-profit community health center in the Washington, D.C. metropolitan area.

The borrower sponsors and non-recourse carveout guarantors are Andrew Altman and Ron Kaplan. Andrew Altman and Ron Kaplan are cofounders and principals of Fivesquares Development, a Washington, D.C. based real estate development firm. Andrew Altman has experience in urban development and planning and was responsible for the transformation of the Anacostia Waterfront, the Wharf and The Ballpark District in Washington D.C., as well as the London 2012 Olympic park in the United Kingdom. Ron Kaplan is the former chief investment officer at the Federal Realty Investment Trust and was involved in various real estate developments in the Washington D.C. metropolitan area, including the Southwest Waterfront corridor, a $1 billion mixed-use development.

The Property. The Liz Property is a 140,200 SF, seven-story mixed-use development located within Washington D.C.'s central business district on 14th Street. The Liz Property contains 58,483 SF of multifamily space (the “Multifamily Component”) and 81,717 SF of office/retail space (the “Commercial Component”) situated on a 0.72-acre site. The Liz Property was built in 2019. As of June 24, 2020 for the Multifamily Component and January 31, 2020 for the Commercial Component, the total average occupancy rate of The Liz Property was 93.0%.

The Multifamily Component consists of 77 residential units located on floors four through seven. The Multifamily Component consists of 58,483 SF (41.7% of NRA) and contributes 34.0% of the underwritten base rent for The Liz Property. Project amenities include 24-hour concierge, on-site storage, secured bicycle garage, locker rooms with showers, pet wash facility, rooftop grilling station, fitness center, clubhouse, and a package locker for deliveries. Unit amenities include air-conditioning, complete appliance package, premium flooring, premium appliances, premium countertops, washer/dryer in-unit, walk-in closets, balcony/patio (select units). The unit mix consists of 9 studio units, 48 one-bedroom units, and 20 two-bedroom units with an average unit size of 760 SF. As of June 24, 2020, the Multifamily Component was 83.1% occupied by unit count or 83.2% occupied by square footage.

The Liz Property includes 12 units, which, as mandated by The Liz Property’s inclusionary zoning, are required to be reserved for tenants earning no more than 50% to 60% of the area median income and are subject to certain rental rate restrictions. Furthermore, ten of the occupied units (13.0% by unit count of the Multifamily Component and 5.4% of overall base rent of The Liz Property) are leased to Zeus Living, a furnished apartment/corporate housing operator which subleases the units as furnished short-term rentals and corporate housing. The lease expires at the end of January 2025 and provides for one, five-year renewal option. The rent under the lease is $429,425 per annum with 3% annual escalations.

The Liz Property is subject to a vertical subdivision regime comprised of separate parcels and tax lots, which is governed by a reciprocal easement agreement (“The Liz REA”) among (i) The Liz Retail Borrower, as owner of the retail parcel, (ii) The Liz Residential Borrower, as owner of the residential parcel, and (iii) The Liz Office Borrower, as owner of the office parcel. The retail parcel is comprised of the Amazon Parcel (as defined below), the office parcel is comprised of the Goethe Parcel (as defined below) and the second floor office space. The terms of The Liz REA will apply in the event of a sale and release of the Amazon Parcel or the Goethe Parcel from the lien of The Liz Whole Loan as described below in “Partial Transfer and Assumption” and “Release of Property”.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Multifamily/Retail	Loan #1	Cut-off Date Balance:	$60,000,000
1711 14th Street Northwest	The Liz	Cut-off Date LTV:	63.9%
Washington, DC 20009		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	7.5%

The following table presents certain information relating to the unit mix of the Multifamily Component at The Liz Property:

Unit Mix(1)
Unit Mix / Type	Units	Vacant Units	Average Unit Size (SF)	Monthly Rent PSF per month (in-place)(2)
Studio	4	0	488	$5.38
Studio (Affordable)	3	0	641	$1.55
Studio (Furnished)	2	2	526	N/A
One Bedroom	31	0	691	$5.43
One Bedroom (Affordable)	4	0	603	$1.77
One Bedroom (Furnished)	13	7	706	$4.40
Two Bedroom	9	1	1,110	$5.48
Two Bedroom (Affordable)	5	2	894	$1.36
Two Bedroom (Furnished)	6	1	1,013	$4.02
Total	77	13	760	$4.63

(1)	Information is based on the underwritten rent roll as of June 24, 2020 for the Multifamily Component.

(2)	Excludes the square footage of the vacant units.

The Commercial Component consists of 81,717 SF (58.3% of total net rentable area) and contributes 66.0% of the underwritten base rent. Within the Commercial Component, there are 57,293 SF of office space and 24,424 SF of retail space. The retail portion of the Commercial Component is located on the ground floor and office space is located on floors two and three. As of January 30, 2020, the Commercial Component is 100.0% occupied by nine tenants.

The Liz Property has a structured garage that includes 47 spaces. The landlord currently has 32 spaces reserved for the Multifamily Component and 15 for the Commercial Component. The rate for vacant spaces is $350 per month for commercial and ranges from $350-$400 for multifamily.

Major Commercial Tenants.

Whitman-Walker (35,612 SF, 25.4% of total NRA, 23.2% of total underwritten base rent). Whitman-Walker is a non-profit community health center in Washington, D.C. with an expertise in HIV/AIDS and LGBT healthcare. Founded as an affirming health center for the gay and lesbian community in 1978, Whitman-Walker provides services in HIV/AIDS education, prevention, diagnosis, and treatment. The organization expanded its services to include primary healthcare services, which includes medical and dental care, mental health and addiction counseling and treatment, legal services, medical case management, and a pharmacy. Whitman-Walker took occupancy in August 2019, when it signed a 15-year lease on 32,778 SF of office space. The tenant has two, five-year renewal options remaining. Whitman-Walker also signed a 10-year lease on 2,834 SF of ground floor retail space that expires in September 2029. Whitman-Walker has a non-controlling, 75% ownership in The Liz Borrowers.

Goethe-Institut (22,466 SF, 16.0% of total NRA, 17.3% of total underwritten base rent). The Goethe-Institut is the Federal Republic of Germany’s cultural institute, active worldwide. The organization is located in six cities throughout the United States and promotes the study of German abroad, encouraging international and cultural exchange. Goethe-Institut commenced a 10-year lease in October 2019 on 22,466 SF of office space (the “Goethe-Institut Parcel”). The tenant has one, five-year renewal option remaining. The lease was executed by Goethe-Institut, E.V., an association registered under the laws of The Federal Republic of Germany, federally chartered, with federal government funding, and controlled and supervised by the federal budget authorities of The Federal Republic of Germany. The Federal Republic of Germany guarantees rent due under the lease of Goethe-Institut.

Goethe-Institut has a one-time right to terminate its lease upon at least three full calendar months’ prior written notice to The Liz Borrowers at the end of a calendar month, only in the event that a relevant public authority of the United States of America or the Department of Foreign Affairs for the Federal Republic of Germany (in particular, the Department of Foreign Affairs in Berlin) based on a political crisis or for security reasons issues an order for the closure of the Goethe-Institut (whether partially or completely) that makes the continued operation of the Goethe-Institut impossible. The termination notice is required to include written evidence of the aforesaid order for the closure of the Goethe-Institut. The termination is required to be accompanied by a termination payment equal to (i) during the first five lease years of the lease term, the full amount of a letter of credit in the amount of $2,594,975 (deposited with WW Office Owner, LLC, one of The Liz Borrowers, at lease signing) plus 10% of the brokerage commissions paid by The Liz Borrowers in connection with such lease and any amendments for each year of the remaining term, plus interest accrued at an interest rate of 8% per annum on the amount of the letter of credit and such portion of brokerage commissions from the date of the lease until the termination date, or (ii) on and after the first day of the sixth lease year of the term, the letter of credit in the amount of $609,255 (reduced from the initial deposit) plus interest accrued on the amount of the letter of credit at an interest rate of 8% per annum from the date of the lease until the termination date.

Amazon Retail (9,304 SF, 6.6% of total NRA, 9.9% of total underwritten rent). Amazon Retail commenced a 10-year lease on 9,304 SF of ground floor retail space in December 2019 (the “Amazon Parcel”). Amazon Retail reportedly invested over $1.0 million ($107 per SF) of its own capital. The tenant has two five-year renewal options remaining. The lease was executed by Amazon Retail LLC. A limited guaranty was executed by Amazon.com, Inc. with a maximum liability of $3,578,318, which is equal to the total base rent due over the ten-year lease term. The guaranty is reduced on a straight-line basis by 50% of the amount paid by the subsidiary over the initial ten years. Accordingly, upon expiration of the initial 10-year lease term, the guaranty will have no further force or effect.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Multifamily/Retail	Loan #1	Cut-off Date Balance:	$60,000,000
1711 14th Street Northwest	The Liz	Cut-off Date LTV:	63.9%
Washington, DC 20009		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	7.5%

Amazon Retail has the one time right to terminate its lease effective as of November 30, 2024 upon at least 180 days’ prior written notice. In addition, the tenant is required to pay an amount equal to the unamortized portion of the tenant improvement balance and leasing commissions paid in connection with such lease, plus $50,000.

The following table presents certain information relating to the major tenants at The Liz Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx. % of Total SF(3)	Annual UW Rent	% of Total Annual UW Rent(3)	Annual UW Rent PSF	Lease Expiration	Termination Option (Y/N)
Office Tenants
Whitman-Walker(4)	NR/NR/NR	32,778	23.4%	$1,553,022	19.5%	$47.38	8/31/2034	N
Goethe-Institut	AAA/Aaa/AAA	22,466	16.0%	$1,378,487	17.3%	$61.36	10/31/2029	Y(5)
Fivesquares Development(4)	NR/NR/NR	2,049	1.5%	$97,082	1.2%	$47.38	11/30/2034	N
Office Subtotal/Wtd. Avg.		57,293	40.9%	$3,028,590	38.1%	$52.86
Vacant		0	0.0%	$0	0.0%	$0.00
Office Total/Wtd. Avg.		57,293	40.9%	$3,028,590	38.1%	$52.86

Retail Tenants
Amazon Retail	A+/A2/AA-	9,304	6.6%	$788,484	9.9%	$84.75	11/30/2029	Y(6)
Sephora	NR/NR/NR	5,823	4.2%	$551,787	6.9%	$94.76	1/31/2030	N
Whitman-Walker(4)	NR/NR/NR	2,834	2.0%	$291,902	3.7%	$103.00	9/30/2029	N
Bluestone Lane	NR/NR/NR	2,270	1.6%	$169,512	2.1%	$74.67	2/28/2030	N
Paper Source	NR/NR/NR	1,927	1.4%	$198,481	2.5%	$103.00	2/28/2030	N
Retail Subtotal/Wtd. Avg.		22,158	15.8%	$2,000,166	25.1%	$90.27
Other Retail Tenants		2,266	1.6%	$220,250	2.8%	$97.20
Vacant Space		0	0.0%	$0	0.0%	$0
Retail Total/Wtd. Avg.		24,424	17.4%	$2,220,417	27.9%	$90.91

Multifamily (Occupied)		48,678	34.7%	$2,706,276	34.0%	$55.60
Vacant		9,805	7.0%	$0	0.0%	$0.00
Multifamily Total/Wtd. Avg.		58,483	41.7%	$2,706,276	34.0%	$55.60(7)

Total/Wtd. Avg.		140,200	100.0%	$7,955,283	100.0%	$61.01(7)

(1)	Information is based on the underwritten rent roll as of January 31, 2020 for the Commercial Component and June 24, 2020 for the Multifamily Component.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Calculated based on total square footage and total underwritten base rent of both Multifamily and Commercial Components.

(4)	Whitman-Walker has a non-controlling, 75% ownership in The Liz Borrowers. The sponsor and non-recourse carveout guarantors, Andrew Altman and Ron Kaplan, are co-founders and principals of Fivesquares Development.

(5)	Goethe-Institut has a one-time right to terminate its lease upon at least three full calendar months’ prior written notice to The Liz Borrowers at the end of a calendar month, only in the event that a relevant public authority of the United States of America or the Department of Foreign Affairs for the Federal Republic of Germany (in particular, the Department of Foreign Affairs in Berlin) based on a political crisis or for security reasons issues an order for the closure of the Goethe-Institut (whether partially or completely) that makes the continued operation of the Goethe-Institut impossible. The termination notice is required to include written evidence of the aforesaid order for the closure of the Goethe-Institut. The termination is required to be accompanied by a termination payment equal to (i) during the first five lease years of the lease term, the full amount of a letter of credit in the amount of $2,594,975 (deposited with WW Office Owner, LLC, one of The Liz Borrowers, at lease signing) plus 10% of the brokerage commissions paid by The Liz Borrowers in connection with such lease and any amendments for each year of the remaining term, plus interest accrued at an interest rate of 8% per annum on the amount of the letter of credit and such portion of brokerage commissions from the date of the lease until the termination date, or (ii) on and after the first day of the sixth lease year of the term, the letter of credit in the amount of $609,255 (reduced from the initial deposit) plus interest accrued at an interest rate of 8% per annum on the amount of the letter of credit from the date of the lease until the termination date.

(6)	Amazon Retail has the one time right to terminate its lease effective as of November 30, 2024 upon at least 180 days’ prior written notice. In addition, the tenant is required to pay an amount equal to the unamortized portion of the tenant improvement balance and leasing commissions paid in connection with the lease, plus $50,000.

(7)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Multifamily/Retail	Loan #1	Cut-off Date Balance:	$60,000,000
1711 14th Street Northwest	The Liz	Cut-off Date LTV:	63.9%
Washington, DC 20009		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	7.5%

The following table presents certain information relating to the lease rollover schedule at The Liz Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling(3)	Approx. Cumulative % of SF Rolling(3)	Total UW Rent Rolling	Approx. % of Total Rent Rolling(3)	Approx. Cumulative % of Total Rent Rolling(3)
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	4	36,019	$72.31	25.7%	25.7%	$2,604,618	32.7%	32.7%
2030 & Beyond	6	45,698	$57.87	32.6%	58.3%	$2,644,389	33.2%	66.0%
Vacant Space	0	0	$0.00	0.0%	58.3%	$0	0.0%	66.0%
Subtotal/Wtd. Avg.	10	81,717	$64.23	58.3%		$5,249,007	66.0%
MF Occupied Space	N/A	48,678	N/A	34.7%		$2,706,276	34.0%
MF Vacant Space	N/A	9,805	N/A	7.0%		$0	0.0%
Total/Wtd. Avg.	N/A	140,200	N/A	100.0%		$7,955,283	100.0%

(1)	Information is based on the underwritten rent roll as of January 31, 2020 for the Commercial Component and June 24, 2020 for the Multifamily Component.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Calculated based on total square footage and total underwritten base rent of both Multifamily and Commercial Components.

COVID-19 Update. The Liz Whole Loan closed on July 10, 2020, and the first payment date is September 6, 2020. As of July 13, 2020, The Liz Whole Loan is not subject to any modification or forbearance request. As of July 13, 2020, the Multifamily Component of The Liz Property is open and operating. For the Commercial Component, Bluestone Lane, a coffee chain, is open for take-out and delivery, and Sephora and Parachute are opened and operating. The three office tenants have remained closed since stay-at-home orders were imposed in mid-March 2020. The Amazon Retail, Paper Source and Scout tenants, which have all taken possession of their suites, are continuing to build out their respective spaces. As of June 30, 2020, the borrower sponsor reported tenants representing 91.2% of the occupied NRA and 87.4% of underwritten rent made full June 2020 rent payments. Specifically, the borrower sponsor reported total delinquent collections, consisting of both base rent and expense reimbursements, of $88,785 for the month of June 2020 (the "June 2020 Delinquency Amount"). The June 2020 Delinquency Amount consists of $81,522 from four commercial tenants representing 8.8% of the occupied NRA and $7,263 in aggregate from various residential tenants. As of July 17, 2020, comprehensive July collections data is not yet available, however, the borrower sponsors reported that tenants representing approximately 94.5% of the occupied NRA and 92.1% of underwritten rent made full July 2020 rent payments. The borrower sponsors indicated full July 2020 rent remained outstanding from one residential unit and four commercial tenants (Parachute, Paper Source, Bluestone Lane and Scout).

The borrower sponsor also reported that five commercial tenants representing 15.7% of NRA have requested rent relief, and as a result, have either executed or are currently negotiating lease amendments. These tenants include Sephora, Parachute, Paper Source, Bluestone Lane and Scout.  Sephora executed a lease amendment to abate base rent by 50%, however, remains obligated to pay 100% of expense reimbursements for the month of April, May and June 2020 (the “Sephora Rent Abatement”). The Sephora Rent Abatement is not required to be repaid under the lease amendment. Parachute executed a lease amendment to defer rent between April 1, 2020 and July 7, 2020. Parachute was opened for business on July 8, 2020. Parachute is required to repay the deferred rent in 12 months between January 2021 and December 2021. Bluestone Lane has an executed lease amendment to defer rent through August 31, 2020. In addition, under the lease amendment, Bluestone Lane is required to pay 50% abated rents for the months of September to December 2020. Bluestone Lane is required to repay all deferred rent in the period between January and June 2022. In addition, lease amendments are under negotiation for Paper Source and Scout. At origination of The Liz Whole Loan, $117,459 was escrowed into a rent reserve related to the Bluestone Lane rent abatements and expected rent abatements for the Scout and Paper Source tenants.

The Market. The Liz Property is located in the city of Washington, District of Columbia. Washington, D.C., has a growing, diversified economy with an increasing percentage of professional and business service jobs. The federal government accounts for approximately 29% of the jobs in Washington, D.C. Many organizations such as law firms, independent contractors, both defense and civilian, non-profit organizations, and lobbying firms have their headquarters in or near Washington, D.C. Washington, D.C. also hosts nearly 200 foreign embassies and international organizations such as the World Bank, the International Monetary Fund, the Organization of American States, the Inter-American Development Bank, and the Pan American Health Organization.

The Liz Property is located within the Logan Circle neighborhood, in the northwest of Washington. The neighborhood is bordered by Cardozo to the north, Shaw to the east, Downtown to the south and Dupont Circle to the west. The Liz Property is specifically located in the 14th & U Street Corridors between DuPont Circle and Logan Circle. The surrounding area around The Liz Property features multiple retail amenities including artisanal restaurants, art galleries, music venues, and a recent influx of higher-end retail (such as Trader Joe's, West Elm, and Lululemon). The Liz Property is within four miles of Interstate 695, Interstate 395, and Interstate 295, which provides direct access from the suburbs of Washington into Downtown

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Multifamily/Retail	Loan #1	Cut-off Date Balance:	$60,000,000
1711 14th Street Northwest	The Liz	Cut-off Date LTV:	63.9%
Washington, DC 20009		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	7.5%

Washington D.C. The U Street Station and Dupont Circle Metro Station provide access to the Red and Green metro lines and are located approximately 0.25 miles from The Liz Property. Within a two-mile radius, prominent landmarks include the White House, Georgetown, the National Mall, the American History Museum, and the Kennedy Center. Washington D.C. is the 7th largest metropolitan area in the United States with multiple Fortune 500 companies having a presence in the city including, Marriot International Northrop Grumman, Deloitte, and Verizon. The Liz Property is located adjacent to Garrison Elementary School, Trader Joes, and along a corridor that hosts a metro station, multiple restaurants, high rise office towers, and numerous recreational activities.

According to the appraisal, the 2019 population within a one-, three- and five-mile radius of The Liz Property was 103,374, 418,765 and 810,666, respectively. The 2019 average household income within the same one-, three- and five-mile radius was $138,761, $135,447 and $133,179, respectively.

According to the appraisal, The Liz Property is a part of the Southeast office submarket which, as of the fourth quarter of 2019, had a total office inventory of 1.02 million SF with a current vacancy rate of 0.9% and an average asking rent per SF of $36.93. The average market vacancy for the last 10 years is 3.4% with an average asking rent per SF of $28.87. There was no new inventory added during 2019 but there are two projects with a total size of 61,650 SF under construction.

According to the appraisal, The Liz Property is a part of the Southeast retail submarket which, as of the fourth quarter of 2019, had a total retail inventory of 1.6 million SF with a current vacancy rate of 2.2% and an average asking rent per SF of $16.94. The average market vacancy for the last 10 years is 3.6% with an average asking rent per SF of $21.92. The inventory grew by 0.2% during the fourth quarter of 2019.

According to the appraisal, The Liz Property is a part of the Central DC apartment submarket which, as of the fourth quarter of 2019, had a total retail inventory of 47,988 units with a current vacancy rate of 4.0% and an average effective rent per unit of $2,521 or $3.50 per SF. There are currently 1,172 units under construction with 687 units slated for delivery within the next four quarters.

The following table presents certain information relating to the rent comparables for the multifamily component of The Liz Property:

Multifamily Rental Comparables
Property/Location	Year Built	Number of Units	SF	Average SF/Unit	Occupancy	Average Monthly Rent per Unit	Average Monthly Rent per SF
The Liz 1711 14th Street Northwest Washington, DC 20009	2019	77(1)	58,483(1)	760(1)	83.2%(1)	$3,524(1)	$4.63(1)
Sonnet 1441 U Street NW Washington, DC 20009	2018	288	183,954	639	86.8%	$3,228	$5.05
The Corcoran at 14th 1350 Corcoran Street NW Washington, DC 20009	2015	35	24,240	693	94.3%	$3,032	$4.38
District 1401 S Street, NW Washington, DC 20009	2013	125	82,656	661	95.7%	$2,827	$4.28
The Harper 1919 14th Street NW Washington, DC 20009	2014	144	66,495	462	98.0%	$2,692	$5.83
The Hepburn 1901 Connecticut Avenue NW Washington, DC 20009	2016	195	193,991	995	89.7%	$4,581	$4.61

Source: Appraisal

(1)	Information shown for The Liz Property is based on the underwritten rent roll as of June 24, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Multifamily/Retail	Loan #1	Cut-off Date Balance:	$60,000,000
1711 14th Street Northwest	The Liz	Cut-off Date LTV:	63.9%
Washington, DC 20009		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	7.5%

The following table presents certain information relating to the rent comparables for the retail space at The Liz Property:

Retail Lease Comparable Summary
Property/Location	Year Built	Tenant	Lease Area (SF)	Lease Date	Base Rent PSF	Lease Term (Yrs.)	Lease Type
The Liz 1711 14th Street Northwest Washington, DC 20009	2019	Various	Various	Various	$90.91(1)	Various	NNN
Metropole 1515 15th Street NW Washington, DC 20005	2008	Sweetgarden	2,306	Jan 2018	$95.00	10.0	NNN
National Press Building 529 14th Street NW, Ste F11 Washington, DC 20045	1928	Corner Bakery	6,615	Apr 2019	$85.00	10.0	NNN
1150 Connecticut Ave NW 1150 Connecticut Ave NW Washington, DC 20036	1975	Bluestone Lane	1,275	Jul 2018	$80.00	5.0	NNN
1301 Connecticut Ave NW 1301 Connecticut Ave NW Washington, DC 20036	1917	Bento By Tokyo Pearl	1,934	Jul 2018	$75.00	5.0	NNN
1900 L Street NW 1900 L Street NW Washington, DC 20036	1965	Potbelly Sandwich Shop	2,333	May 2018	$121.00	5.0	NNN
1255 22nd Street NW 1255 22nd Street NW Washington, DC 20037	2018	Streets Market & Café	4,950	Oct 2019	$55.00	9.0	NNN

Source: Appraisal

(1)	Information shown for The Liz Property is based on the underwritten rent roll as of January 31, 2020.

The following table presents certain information relating to the rent comparables for the office space at The Liz Property:

Office Lease Comparable Summary
Property/Location	Year Built	Occupancy	Lease Area	Lease Date	Base Rent PSF	Lease Term (Yrs.)	Lease Type
The Liz 1711 14th Street Northwest Washington, DC 20009	2019	100%(1)	57,293(1)	N/A	$52.86(1)	N/A	NNN
2112 Pennsylvania Ave NW 2112 Pennsylvania Ave NW, Ste 620 Washington, DC 20037	2018	66%	3,040	Jun 2019	$51.00	5.0	NNN
505 9th Street NW 505 9th Street NW Washington, DC 20004	2007	93%	5,678	Feb 2017	$52.00	6.0	NNN
IBEW Headquarters 900 7th Street NW, Ste 725 Washington, DC 20001	2004	96%	6,788	Nov 2019	$58.00	11.0	FSG
The Gallup Building 901 F Street NW Washington, DC 20004	2000	100%	11,263	Apr 2020	$51.00	30.0	NNN
1201 New York Ave NW 1201 New York Ave NW, Ste 1000AB Washington, DC 20005	1987	70%	37,779	Jan 2020	$66.00	12.0	FSG
655 New York Ave NW 655 New York Ave NW Washington, DC 20532	2019	97%	18,492	Listing	$60.00	N/A	FSG

Source: Appraisal

(1)	Information shown for The Liz Property is based on the underwritten rent roll as of January 31, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Multifamily/Retail	Loan #1	Cut-off Date Balance:	$60,000,000
1711 14th Street Northwest	The Liz	Cut-off Date LTV:	63.9%
Washington, DC 20009		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	7.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Liz Property:

Cash Flow Analysis
	TTM 5/31/2020	UW(1)	UW Per SF
Multifamily Gross Potential Rent(2)	$2,788,633	$3,232,296	$23.05
Commercial Rent(3)	$3,179,236	$5,249,007	$37.44
Total Recoveries	$648,386	$ 932,196	$6.65
Other Income(4)	$621,952	$192,147	$1.37
Less Vacancy & Credit Loss	($1,965,442)	($843,067)(5)	($6.01)
Effective Gross Income	$5,272,765	$8,762,579	$62.50

Real Estate Taxes	$290,129	$270,961	$1.93
Insurance	$55,954	$77,005	$0.55
Other Expenses	$1,570,512	$1,697,240	$12.11
Total Expenses	$1,916,596	$2,045,206	$14.59

Net Operating Income(6)	$3,356,168	$6,717,372	$47.91
Capital Expenditures	$0	$35,593	$0.25
TI/LC	$0	$81,717	$0.58
Net Cash Flow	$3,356,168	$6,600,062	$47.08

Occupancy %	N/A	91.0%(5)
NOI DSCR(7)	0.80x	1.60x
NCF DSCR(7)	0.80x	1.57x
NOI Debt Yield(7)	3.6%	7.5%(8)
NCF Debt Yield(7)	3.6%	7.3%(8)

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender UW.

(2)	UW Multifamily Gross Potential Rent is based on the underwritten rent roll dated June 24, 2020.

(3)	UW Commercial Rent is based on the underwritten rent roll dated January 31, 2020. Commercial Base Rent includes rent steps through July 2021 as well as average straight line rent steps for Amazon Retail and Goethe-Institut through the end of their respective lease terms totaling $433,469.

(4)	UW Other Income is comprised of parking income, storage incomes and pet rent.

(5)	Underwritten to 91.0% economic occupancy. Average physical occupancy as of January 31, 2020 for the Commercial Component (100.0% leased) and June 24, 2020 for the Multifamily Component (83.2% leased) was 93.0%.

(6)	The difference between TTM 5/31/2020 NOI and UW NOI is due to The Liz Property being in lease up, as it was constructed in 2019.

(7)	Debt service coverage ratios and debt yields are based on The Liz Whole Loan.

(8)	Debt Yields are calculated based on The Liz Whole Loan Cut-off Date Balance, net of the earnout reserve of $3,000,000. See “Escrows and Reserves” below for further discussion of the earnout reserve release requirements. Any funds remaining in the earnout reserve on August 6, 2023 will be released and applied (i) to partially defease The Liz Whole Loan and (ii) to a payment to the lender of all accrued and unpaid interest on the principal being defeased, provided that The Liz Borrowers will be responsible for all out-of-pocket costs and expenses actually incurred by the lender and servicer in connection with such partial defeasance and prepayment. Based on The Liz Whole Loan Cut-off Date Balance without netting the earnout reserve balance, UW NOI Debt Yield and UW NOI Debt Yield at Maturity would be 7.2% and 7.2%, respectively.

Escrows and Reserves.

Real Estate Taxes – The Liz Whole Loan documents provide for an upfront reserve of approximately $135,462 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $22,577).

Insurance – The Liz Whole Loan documents provide for an upfront reserve of approximately $80,214 for insurance premiums, and ongoing monthly reserve deposits for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially $6,417).

Recurring Replacements – The Liz Whole Loan documents provide for an upfront reserve of $3,265,918 and ongoing monthly deposits of approximately $2,966 into a replacement reserve.

TI/LC Reserve – The Liz Whole Loan documents provide for an upfront reserve of $1,308,942 and ongoing monthly deposits of approximately $10,215 into a tenant improvement and leasing commissions reserve.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Multifamily/Retail	Loan #1	Cut-off Date Balance:	$60,000,000
1711 14th Street Northwest	The Liz	Cut-off Date LTV:	63.9%
Washington, DC 20009		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	7.5%

Gap Rent Reserve – The Liz Whole Loan documents provide for an upfront reserve of approximately $117,459 for gap rent.

Earnout - At closing, $3.0 million was deposited into an earnout reserve. Provided no event of default or Cash Management Period (as defined below) is continuing under The Liz Whole Loan, the earnout reserve is required to be released in minimum increments of $1.5 million upon The Liz Property achieving a 7.2% debt yield, for one calendar quarter, based on net cash flow based on actual trailing-twelve months collections and expenses. Notwithstanding the foregoing, The Liz Borrowers may obtain the $3.0 million earnout funds provided (A) the Commercial Component remains 100% occupied, (B) the Multifamily Component is 92% occupied (inclusive of units leased by residential operator(s)), (C) The Liz Borrowers enter into a lease agreement with a qualified residential operator for a minimum of eight multifamily units at a minimum rent of $25,000 per month ($300,000 annually) for no less than five years and collect unabated rent for three consecutive months (“Qualifying Earn-Out Lease”), and (D) there is no default or event of default or Cash Management Period continuing under The Liz Whole Loan.

Lockbox and Cash Management. The Liz Whole Loan is structured with a hard lockbox for commercial tenants and a soft lockbox for residential tenants, and springing cash management. At origination of The Liz Whole Loan, tenant direction letters were sent to non-residential tenants directing such tenants to pay rents directly into the lockbox account. If notwithstanding such direction, The Liz Borrowers or property manager receives any rents from such tenants, and with respect to any rents collected from residential tenants, The Liz Borrowers and property manager are required to deposit or to cause to be deposited such rents into the lockbox account within two business days of receipt. During any Cash Management Period (as defined below), all rents deposited in the lockbox account are required to be applied on each payment date in the following order of priority: (i) first, to make payments into the tax and insurance subaccount; (ii) second, to the lender to pay the monthly interest payment amount due on such payment date; (iii) third, funds in an amount equal to the monthly operating expenses as approved by the lender (including, without limitation, an amount for the payment of management fees to manager in an amount not to exceed 3.0% of rents received for the subject month) and any then-current approved additional operating expenses are required to be disbursed to The Liz Borrowers; (iv) fourth, to make payments into the capital reserve subaccount; (v) fifth, to make payments into the rollover reserve subaccount; (vi) sixth, while a Cash Management Period is continuing, if an approved mezzanine loan (or any portion thereof) is outstanding, to make payments in the amount of the monthly mezzanine debt service payment into the subordinate deposit account established under the approved mezzanine loan; and (vii) lastly, to make payments in an amount equal to all remaining available cash on such payment date: (A) during the continuance of a Cash Management Period continuing solely as a result of an Amazon/Goethe Sweep Period (as defined below), (x) $166,667 is required to be deposited into a special rollover reserve subaccount and (y) all other remaining available cash is required to be disbursed to The Liz Borrowers; (B) during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below) other than an Amazon/Goethe Sweep Period (as defined below), into the special rollover reserve subaccount; or (C) otherwise, into a cash collateral subaccount in accordance with The Liz Whole Loan documents. If no Cash Management Period is continuing, all funds in the lockbox account are required to be disbursed to an account designated by The Liz Borrowers.

A “Cash Management Period” will commence upon (i) the stated maturity date, (ii) an event of default or any event of default (as defined in the approved mezzanine loan documents) under any approved mezzanine loan (a “Mezzanine Event of Default”), (iii) if, as of any calendar quarter, the debt service coverage ratio of The Liz Whole Loan is less than 1.35x (a “DSCR Cash Management Period”) or (iv) the commencement of a Lease Sweep Period (as defined below). A Cash Management Period will end upon (1) The Liz Whole Loan and all other obligations under The Liz Whole Loan have been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or the lender has received written notice from the approved mezzanine loan lender that the Mezzanine Event of Default has been cured or waived and no other Mezzanine Event of Default is then continuing, (B) with respect to the matter described in clause (iii) above, the lender has determined that The Liz Property has achieved a debt service coverage ratio of at least 1.45x for two consecutive calendar quarters or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon the occurrence of any of the following:

(i)       the date that is 16 months prior to the stated expiration (including of any renewal term) of the Amazon Retail lease or the Goethe-Institut lease (an “Amazon/Goethe Sweep Period”); or

(ii)      the date that is 12 months prior to the stated expiration (including of any renewal term) of any Major Lease (as defined below), or

(iii)      the date required under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); or

(iv)      any Major Lease (or any portion thereof that represents 35% or more of the space demised under such Major Lease) is surrendered, cancelled or terminated prior to its then current expiration date; or

(v)       any Major Tenant discontinues its business at its premises (i.e., “goes dark”) in any material portion thereof or gives notice (whether actual or constructive) that it intends to discontinue its business in any material portion thereof (except for temporary discontinuations due to the fact The Liz Property (and such tenant) is subject to a mandate or order by a governmental authority to “shelter in place” or temporarily cease business operations at The Liz Property due to the COVID-19 virus); or

(vi)      the occurrence and continuance (beyond any applicable grace, notice and cure periods) of a default under any Major Lease by the applicable Major Tenant thereunder; or

(vii)     the occurrence of a major tenant insolvency proceeding.

A “Lease Sweep Period” will end upon the occurrence of any of the following:

(1)     with respect to an Amazon/Goethe Sweep Period, upon the earlier to occur of (A) the date on which the subject tenant irrevocably exercises its renewal or extension option with respect to all or substantially all of the space demised under its lease, and sufficient funds have been accumulated in the special rollover reserve subaccount in accordance with The Liz Whole Loan documents (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved lease leasing expenses for such lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all or substantially all of the space demised under the subject lease (or portion thereof) that gave rise to the subject

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Multifamily/Retail	Loan #1	Cut-off Date Balance:	$60,000,000
1711 14th Street Northwest	The Liz	Cut-off Date LTV:	63.9%
Washington, DC 20009		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	7.5%

Lease Sweep Period has been leased pursuant to a replacement lease(s) approved by the lender, and entered into in accordance with The Liz Whole Loan documents, and all approved lease leasing expenses have been paid in full;

(2)       with respect to a Lease Sweep Period caused by a matter described in clauses (ii), (iii), (iv) or (v) above, upon the earliest to occur of (A) in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved Major Lease leasing expenses for such Major Lease and any other anticipated expenses in connection with such renewal or extension, (B) the date on which the subject Major Tenant exercises its renewal or extension option with respect to all or substantially all of the space demised under its Major Lease, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved Major Lease leasing expenses for such Major Lease and any other anticipated expenses in connection with such renewal or extension, or (C) the date on which all or substantially all of the space demised under the subject Major Lease (or portion thereof) that gave rise to the subject Lease Sweep Period has been leased pursuant to a replacement lease(s) approved by the lender, and entered into in accordance with The Liz Whole Loan documents, and all approved Major Lease leasing expenses have been paid in full;

(3)       with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of three consecutive months following such cure; or

(4)       with respect to a Lease Sweep Period caused by a matter described in clause (vii) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

“Major Lease” means (i) the Whitman-Walker lease and (ii) any lease which covers 25,000 or more rentable square feet of The Liz Property.

“Major Tenant” means any tenant under either a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 25,000 or more rentable square feet of The Liz Property.

Additional Secured Indebtedness (not including trade debts). In addition to The Liz Mortgage Loan, The Liz Property also secures The Liz Pari Passu Companion Loan, which has a Cut-off Date principal balance of $33,000,000. The Liz Pari Passu Companion Loan accrues interest at the same rate as The Liz Mortgage Loan. The Liz Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with The Liz Pari Passu Companion Loan. The holders of The Liz Mortgage Loan and The Liz Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on The Liz Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The Liz Borrowers are permitted during the term of The Liz Whole Loan to obtain a mezzanine loan, from and after the earlier to occur of (x) the second anniversary of origination of The Liz Whole Loan and (y) the final securitization of The Liz Whole Loan, from a mezzanine lender approved by the lender and secured by a pledge of the equity interests in The Liz Borrowers, provided that: (i) the approved mezzanine loan is required to be in an amount not to exceed an amount that when added to The Liz Whole Loan will result in (A) a combined loan to “as is” appraised value of The Liz Property of no more than the loan-to-value ratio of 67.5%, (B) a combined debt service coverage ratio (utilizing the actual debt service of both The Liz Whole Loan and the proposed mezzanine loan) of no less than 1.50x, and (C) a combined debt yield (based upon the underwritten net cash flow and the combined amount of The Liz Whole Loan and the proposed mezzanine loan) of no less than 7.2%; (ii) the approved mezzanine loan will be coterminous with The Liz Whole Loan; (iii) the approved mezzanine loan and organizational structure of the mezzanine borrower will otherwise be on terms and conditions and subject to documentation acceptable to the lender and in accordance with rating agency requirements; and (iv) the approved mezzanine lender is required to enter into an intercreditor agreement with the lender satisfactory in all respects to the lender and any applicable rating agency. Additionally, such financing is required to be subject to receipt by the lender of rating agency confirmations from the applicable rating agencies.

Partial Transfer and Assumption. The Liz Borrowers have a one-time right in connection with an arms’ length sale of either (i) the Amazon Parcel or (ii) the Goethe-Institut Parcel (but not both) (either such parcel, “The Liz Release Parcel”) to a party which is not affiliated with The Liz Borrowers or the non-recourse carveout guarantors, to sever The Liz Whole Loan and effect a partial assumption of The Liz Whole Loan by the purchaser (a “Partial Transfer and Assumption”), on the parcel to be transferred, as set forth in The Liz Whole loan documents. Such Partial Transfer and Assumption may occur at the lender’s sole and absolute discretion, upon the satisfaction of certain conditions set forth in The Liz Whole Loan documents including, but not limited to: (i) The Liz Property will be divided into two separate properties, with The Liz Release Parcel on a separate tax lot from the remainder of The Liz Property (“The Liz Remaining Property”); (ii) the transfer will not cause The Liz Remaining Property or The Liz Release Parcel to violate the terms of any document or instrument relating to The Liz Property, including The Liz REA; (iii) the lender receives an updated zoning report or other satisfactory evidence that (1) The Liz Release Parcel and The Liz Remaining Property constitute separate and distinct tax lots, (2) The Liz Remaining Property and The Liz Release Parcel comply in all material respects with all zoning laws and all other legal requirements (including parking requirements), (3) all of the licenses and then existing certificates of occupancy required to operate The Liz Remaining Property remain in full force and effect and (4) from and after the date of the transfer, no portion of The Liz Remaining Property will with respect to any contractual or legal requirement (including zoning approvals, building code violations and parking requirements), be materially adversely affected in any manner by any contractual or legal requirement affecting The Liz Release Parcel to be released (provided that the grant of necessary or required utility, access, parking and other infrastructure easements will not be deemed to materially adversely affect The Liz Remaining Property); (iv) payment of an assumption fee equal to 0.50% of the unpaid principal balance of The Liz Whole Loan amount; (v) the loan-to-value ratio of each severed loan is no more than the lesser of (x) the loan-to-value ratio immediately prior to the partial transfer and (y) 65%; (vi) the debt yield for each severed loan is no less than the greater of (x) the debt yield immediately prior to the partial transfer and (y) 7.5%; (vii) the debt service coverage ratio for each severed loan is no less than 1.60x; and (viii) delivery of a rating agency confirmation. The Amazon Parcel and Goethe-Institut Parcel have allocated loan amounts of $10,500,000 and $18,375,000, respectively.

Release of Property. From any time after the earlier to occur of two years from securitization or three years from the origination of The Liz Whole Loan, The Liz Borrowers have a one-time right in connection with a bona fide third-party sale of The Liz Release Parcel to a party which is not affiliated with The Liz Borrowers or non-recourse carveout guarantors to release The Liz Release Parcel from the lien of The Liz Whole Loan. Such release may occur upon the satisfaction of certain conditions set forth in The Liz Whole Loan documents including, but not limited to: (i) defeasance of an amount equal to

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Multifamily/Retail	Loan #1	Cut-off Date Balance:	$60,000,000
1711 14th Street Northwest	The Liz	Cut-off Date LTV:	63.9%
Washington, DC 20009		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	7.5%

the greater of (i) 120% of the applicable allocated loan amount and (ii) 90% of net sale proceeds; (ii) payment of all accrued and unpaid interest on the principal being defeased; (iii) The Liz Release Parcel is on a separate tax lot from The Liz Remaining Property; (iv) the release will not cause The Liz Remaining Property or The Liz Release Parcel to violate the terms of any document or instrument relating to The Liz Property, including The Liz REA; (v) at least 20 days prior to such release, The Liz Borrowers deliver to the lender (1) the proposed partial release of lien documentation for The Liz Release Parcel in a form appropriate in the state and satisfactory to the lender in its reasonable discretion; (2) a proposed form of easement or similar agreement(s) between The Liz Borrowers and the purchaser of The Liz Release Parcel, pursuant to which any easements or restrictive covenants that are reasonably required for the continued use and operation of The Liz Remaining Property and The Liz Release Parcel will be granted to and may be enforced by The Liz Borrowers and such purchaser; (3) an updated zoning report or other satisfactory evidence that (a) The Liz Release Parcel and The Liz Remaining Property constitute separate and distinct tax lots, (b) The Liz Remaining Property and The Liz Release Parcel comply in all material respects with all zoning laws and all other legal requirements (including parking requirements), (c) all of the licenses and then existing certificates of occupancy required to operate The Liz Remaining Property remain in full force and effect and (d) from and after the date of the transfer, no portion of The Liz Remaining Property will, with respect to any contractual or legal requirement (including zoning approvals, building code violations and parking requirements), be materially adversely affected in any manner by any contractual or legal requirement affecting The Liz Release Parcel to be released (provided that the grant of necessary or required utility, access, parking and other infrastructure easements will not be deemed to materially adversely affect The Liz Remaining Property); (vi) after giving effect to such release, (1) the debt yield of The Liz Remaining Property is no less than the greater of (x) the debt yield of The Liz Property immediately prior to such release and (y) 7.3% and (2) the loan-to-value ratio of The Liz Remaining Property is no more than 125%; and (vii) The Liz Borrowers execute and deliver any such documents as may be reasonably requested by the lender to confirm the continued validity of The Liz Whole Loan documents and the liens thereof relative to The Liz Remaining Property. The Amazon Parcel and Goethe-Institut Parcel have allocated loan amounts of $10,500,000 and $18,375,000, respectively.

Amazon Parcel & Goethe-Institut Allocated Loan Amounts
	Amazon Parcel	The Liz Property (Less Amazon Parcel)	Goethe-Institut	The Liz Property (Less Goethe-Institut Parcel)
Appraisal Value	$13,100,000	$127,700,000	$24,500,000	$116,300,000
Allocated	$10,500,000	$82,500,000	$18,375,000	$74,625,000
Loan-to-Value Ratio	80.2%	64.6%	75.0%	64.2%

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Liz Whole Loan documents require that the “all risk” insurance policy required to be maintained by The Liz Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of The Liz Property. The Liz Whole Loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Office – Suburban	Loan #2	Cut-off Date Balance:	$58,450,000
6451 North Federal Highway	Bayview Corporate Tower	Cut-off Date LTV:	64.3%
Fort Lauderdale, FL 33308		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	9.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #2	Cut-off Date Balance:	$58,450,000
6451 North Federal Highway	Bayview Corporate Tower	Cut-off Date LTV:	64.3%
Fort Lauderdale, FL 33308		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	9.7%

Bayview Corporate Tower

Floor	Tenants
12	Pierson Grant 3,757 SF 10/2025; Kovack Securities Inc 16,769 SF 12/2021; Vacant 1,558 SF; Vacant 2,727 SF; TEKsystems, Inc 8,864 SF 1/2021
11	CHG Companies 16,832 SF 1/2028; CHG Companies 16,831 SF 1/2028
10	AmWINS Access Insurance 11,410 SF 5/2027; Assurance IQ 5,472 SF 3/2024; Intermedix (Sublease to Matrix) 15,028 SF 10/2022; Vacant 1,849 SF
9	CHG Companies 18,538 SF 1/2028; CHG Companies 15,248 SF 1/2028
8	CHG Companies 17,715 SF 1/2028; CHG Companies 10,178 SF 1/2028; CHG Companies 5,865 SF 1/2028
7	CHG Companies 33,783 SF 1/2028
6	Whole Foods Inc. 33,827 SF 8/2023
5	USA Medicare 8,300 SF 3/2026; Central Reach 25,503 SF 11/2027
4	Rissman, Barret, Hurt, Donahue 14,559 SF 11/2029; Cato Insurance Group, Inc. 1,467 SF 11/2022; Johnson & Johnson Team Realty 1,467 SF 11/2021; Webb Mason 1,467 SF 3/2021; Vacant 1,595 SF; Strategic Asset Management 1,595 SF 8/2021; Gravity IT 4,790 SF 12/2027; Allied Steel 5,965 SF 5/2025
3	Envision Pharmacies 23,026 SF 6/2027; Suzano 6,125 SF 11/2029; Vacant 4,510 SF
2	Vacant 30,890 SF
1	Amenity Space 9,177 SF; Alpine, DIV of ITW Bldg Com 12,705 SF 1/2021; Alpine, DIV of ITW Bldg Com 1,306 SF 1/2021; Republic Food – Café 2,072 SF 7/2023; Vacant Bridge Space 1,001 SF; Vacant Mgmt Office 2,512 SF; CHG Companies 1,323 SF 1/2028; Miami Board of Realtors 1,625 SF 1/2022; Vacant 829 SF; Landmark Worldwide 12,265 SF 6/2023; Max Zaslavsky 1,488 SF 3/2022

Vacant | Building | 2021 – 2022 | 2023 – 2024 | 2025 – 2026 | 2027+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #2	Cut-off Date Balance:	$58,450,000
6451 North Federal Highway	Bayview Corporate Tower	Cut-off Date LTV:	64.3%
Fort Lauderdale, FL 33308		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	9.7%

Bayview Corporate Tower
6451 North Federal Highway
Fort Lauderdale, FL 33308
West Palm Beach 32 miles
Deerfield Beach
Coconut Creek
Florida's Turnpike
Wiles Rd.
Crystal Lake Country Club
Hillsboro Beach
Broward Health North
Promenade at Coconut Creek
Tradewinds Park North
Sample Rd.
Venetian Isle Shopping Ctr.
Pompano Beach
Festival Flea Market
Lighthouse Point
Tradewinds Park South
W. Copan Rd.
Federal Hwy.
Powerline Rd.
TRI RAIL
NW 3rd Ave.
Dixie Hwy.
Pompano Beach GC
Pompano Citi Centre
Coconut Creek Plaza
Pompano Beach Airpark
Broward Comm. Coll. North Campus
Beachway Shopping Ctr.
Pandanus Place Shopping Ctr.
Atlantic Blvd.
Southgate Blvd.
Fern Forest Nature Center
Palm Aire Country Club
Isle Casino Racing Pompano Park
Pompano Beach
Woodmount Country Club
Margate
Palm Aire Country Club Oaks
Florida's Tpke
McNab Rd.
Cypress Creek Station
Pompano Plaza
Whole Foods Corporate Office
Tamarac
NW 62nd St.
Cypress Creek Rd.
Ft. Lauderdale Executive Airport
CYPRESS CREEK
Sea Ranch Lakes
Commercial Blvd.
Ft. Lauderdale Baseball Stadium
Lauderhill
NW 44th St.
Prospect Rd.
Inverrary Country Club
Inverrary Blvd.
Lauderdale Lakes
Coral Ridge Golf Course
Springtree Center
Oakbrook Plaza
Oakland Park
Coral Ridge Mall
Galt Ocean Marketplace
Lakes Mall
NW 31st Ave.
NW 21st Ave.
Waterside Shoppes
Oakland Park Blvd.
Intracoastal Waterway
Florida Medical Center
BROWARD COUNTY
Wilton Manors
Sunrise
Sunset Strip
Brightline Rail
Andrews Ave.
Atlantic Ocean
W. Sunrise Blvd.
NW 19th St.
Plantation Square Plaza
Lauderhill Mall
FORT LAUDERDALE
NW 61st Ave.
NW 56th Ave.
Lauderhill Performing Arts Center
Hugh Taylor Birch State Park
Sunrise Blvd.
Ft. Lauderdale Beach
Plantation
Uncle Bernie's Amusement Park
Galleria at Ft. Lauderdale
Westside Regional Medical Ctr.
NW 6th St.
Plaza Shopping Center
DOWNTOWN FT. LAUDERDALE
Plantation Towne Square
W. Broward Blvd.
Fort Lauderdale Brightline
Broward Mall
FORT LAUDERDALE
FAU - Ft. Lauderdale Campus
Las Olas Blvd.
Plantation Preserve Golf Course
Fort Lauderdale CC
Broward Ctr. for the Perf. Arts
Bahia Mar Hotel Resort
Jacaranda Golf Club
Riverland Shopping Center
The Fountains
SW 12th St.
Davie Blvd.
Broward Co. Court House
Broward Health Medical Center
Port Everglades Expwy.
Southland Shopping Center
Lago Mar Beach Resort
Tower Shops
SW 31st Ave.
PORT EVERGLADES
Pine Island Rd.
University Dr.
Florida Atlantic Univ. Davie Campus
Ft. Lauderdale/ Hollywood Intl. Airport
Dr. Von D. Mizell-Eula Johnson State Park
Davie
Nova Southeastern University
Broward Coll. Central Campus
Miami 26 miles
Hollywood
Lake Okeechobee
West Palm Beach
Palm Beach Intl. Airport
Boynton Beach
Delray Beach
Boca Raton
Coral Springs
Pompano Beach
FT. LAUDERDALE
Weston
Pembroke Pines
Hollywood
Hialeah
North Miami Beach
MIAMI
Miami Beach
Coral Gables
Homestead
Florida City
Everglades Pkwy
THE EVERGLADES
EVERGLADES NATIONAL PARK
BISCAYNE NATIONAL PARK
Gulf of Mexico
Atlantic Ocean
La Belle
Clewiston
Jupiter
Tequesta

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 2 – Bayview Corporate Tower

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Barclays Capital Real Estate Inc.			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR			Location:	Fort Lauderdale, FL 33308
Original Balance:	$58,450,000			General Property Type:	Office
Cut-off Date Balance:	$58,450,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	8.5%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1973/2017-2019
Borrower Sponsors:	Various(1)			Size:	413,813 SF
Guarantors:	Various(1)			Cut-off Date Balance per SF:	$141
Mortgage Rate:	4.5000%			Maturity Date Balance per SF:	$121
Note Date:	7/6/2020			Property Manager:	Somerset Properties Inc.
First Payment Date:	8/6/2020				(borrower-related)
Maturity Date:	7/6/2030
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months
Seasoning:	N/A			Underwriting and Financial Information(4)
Prepayment Provisions:	LO(24); DEF(91); O(5)			UW NOI(5):	$5,654,762
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield:	9.7%
Additional Debt Type:	No			UW NOI Debt Yield at Maturity:	11.3%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.50x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(5):	$4,581,481 (5/31/2020 TTM)
Reserves(2)				2nd Most Recent NOI:	$4,495,057 (12/31/2019)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$4,550,664 (12/31/2018)
RE Taxes:	$655,742	$81,968	N/A	Most Recent Occupancy(5):	86.3% (6/30/2020)
Insurance:	$69,220	$69,220	N/A	2nd Most Recent Occupancy(5):	78.6% (12/31/2019)
Required Repairs:	$22,619	N/A	N/A	3rd Most Recent Occupancy:	89.9% (12/31/2018)
Replacement Reserves	$0	$6,897	N/A	Appraised Value (as of)(6):	$90,900,000 (2/5/2020)
TI/LC:	$5,400,000	$34,484	$5,400,000	Appraised Value per SF(6):	$220
Existing Tenant Obligations:	$2,731,192	N/A	N/A	Cut-off Date LTV Ratio(6):	64.3%
Debt Service(3):	$1,400,000	N/A	N/A	Maturity Date LTV Ratio(6):	55.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$58,450,000	61.8%	Purchase Price	$82,500,000	87.2%
Borrower Equity:	$36,112,023	38.2%	Reserves	$10,278,773	10.9%
			Closing Costs	$1,783,249	1.9%
Total Sources:	$94,562,023	100.0%	Total Uses:	$94,562,023	100.0%

(1)	See “The Borrowers and the Borrower Sponsors” below for further discussion.

(2)	See “Escrows and Reserves” below for further discussion of reserve information.

(3)	The Debt Service reserve will be made available for capital expenditures upon CHG Companies paying six consecutive months of unabated rent, provided that no event of default and no other Triggering Event (as defined below) is continuing.

(4)	Certain historical NOI, NCF and occupancy, as well as the appraisal information reflects performance prior to the emergence of the novel coronavirus, and prior to the economic disruption resulting from measures to combat the coronavirus. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(5)	See “Operating History and Underwritten Net Cash Flow” below for explanation of the increase from Most Recent NOI to UW NOI and 2nd Most Recent Occupancy to Most Recent Occupancy.

(6)	The Appraised Value includes an extraordinary assumption that the lender has escrowed $5,400,000 to fund future tenant improvement and leasing costs and that those funds will be used solely to offset future leasing costs. At closing, the borrowers deposited $5,400,000 in a lender-controlled account solely to offset future leasing costs. Excluding the extraordinary assumption, the appraised value is $85,500,000 resulting in an Appraised Value per SF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio of $207, 68.4% and 58.5%, respectively.

The Mortgage Loan. The second largest mortgage loan (the “Bayview Corporate Tower Mortgage Loan”) is evidenced by two promissory notes in the original aggregate principal amount of $58,450,000 and secured by a first priority fee mortgage encumbering a 413,813 SF office building and parking deck located in Fort Lauderdale, Florida (the “Bayview Corporate Tower Property”).

The Borrowers and the Borrower Sponsors. The borrowers are SPI TCM Bayview LLC, Bayview WIP I LLC, and Bayview WIP II LLC (the “Bayview Corporate Tower Borrowers”). The Bayview Corporate Tower Borrowers are structured as tenants in common (each a “TIC”) with SPI TCM Bayview LLC representing a 70.2% ownership interest in the property and Bayview WIP I, LLC and Bayview WIP II, LLC representing 20.4% and 9.4% ownership interests, respectively. Each of the three individual borrowers is a single-purpose Delaware single-member limited liability company with two independent managers/springing members. Legal counsel to the Bayview Corporate Tower Borrowers delivered a non-consolidation opinion in connection with the origination of the Bayview Corporate Tower Mortgage Loan and each TIC designated one or more persons/entities that will jointly and severally act as non-recourse carveout guarantors. The Bayview Corporate Tower Borrowers have the right to terminate the TIC structure and transfer full ownership of the Bayview Corporate Tower Property to SPI TCM Bayview LLC at any date after six months from the loan origination date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #2	Cut-off Date Balance:	$58,450,000
6451 North Federal Highway	Bayview Corporate Tower	Cut-off Date LTV:	64.3%
Fort Lauderdale, FL 33308		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	9.7%

The borrower sponsors are (i) with respect to the SPI TCM Bayview LLC borrower, Ten Capital Management LLC and Somerset Properties Inc. and (ii) with respect to the other two borrowers, Greggory L. Belzberg. TCM Bayview LLC, Somerset Real Estate Opportunity Fund II, LP, Benjamin Adams, and Greggory L. Belzberg will serve as the non-recourse carveout guarantors for the Bayview Corporate Tower Mortgage Loan. In the event the Bayview Corporate Tower Borrowers exercise their right to terminate the TIC structure and transfer ownership to SPI TCM Bayview LLC, Greggory L. Belzberg will not be required to continue as guarantor for future events. The guarantors represent a combined 20.7% ownership interest in the Bayview Corporate Tower Borrowers.

TCM Bayview LLC is an affiliate of Ten Capital Management LLC. Ten Capital Management LLC is a full service real estate investment management company that was founded in 2011 and is headquartered in Cleveland Ohio. Ten Capital Management LLC invests across a broad spectrum of real estate strategies and as of March 2019, owned eight office properties across five states totaling 1.9 million SF.

Somerset Real Estate Opportunity Fund II, LP is an affiliate of Somerset Properties Inc. Somerset Properties Inc. is a full service commercial real estate company specializing in managing, leasing and redeveloping commercial properties. Since Somerset Properties was founded in 1996, it has repositioned 100 properties, and operated 8.0 million SF of commercial real estate. Somerset Properties currently operates 5.0 million SF of commercial space across 73 properties including five offices.

Greggory L. Belzberg is the President and CEO of Westminster Capital Group. Westminster Capital Group and its affiliates comprise a private investment and management firm with experience in real estate, finance and private equity investments. The company’s origins date back to the mid-1900’s and it has grown to include several million SF of commercial real estate.

Benjamin Adams is the founder of Ten Capital Management LLC. Previously, Mr. Adams was a portfolio manager with The Townsend Group where he oversaw private equity real estate assets under management. He was also a vice president and general counsel of Lionstone Development LLC, practiced law with Greenberg Traurig LLP, and served as the special assistant to the White House Counsel in the Clinton administration.

The Property. The Bayview Corporate Tower Property is a 12-story Class A office building with an attached single story annex containing a total of 413,813 SF of NRA located in Fort Lauderdale, Florida. Constructed in 1973, most recently renovated between 2017 and 2019 and situated on an 8.26-acre site, the Bayview Corporate Tower Property was 86.3% leased to 24 tenants as of the June 30, 2020 rent roll. With the exception of CHG Companies, no tenant occupies more than 8.2% of the NRA. Many of the largest tenants are long-term occupants at the Bayview Corporate Tower Property who have renewed or expanded numerous times, including CHG Companies, which has been at the Bayview Corporate Tower Property for over 17 years and expanded six times, Whole Foods Inc., which has been at the Bayview Corporate Tower Property for over 13 years and expanded once, and Kovack Securities, which has been at the Bayview Corporate Tower Property for over 17 years and expanded four times.

The Bayview Corporate Tower Property also includes a five-story parking garage that was completed in 2001 and expanded in 2015. The parking garage contains 1,816 spaces, 84 of which are allocated to the adjacent Berkshire Apartments (not part of the collateral), leaving the Bayview Corporate Tower Property with 1,732 spaces in addition to 199 spaces in a surface parking lot. Parking is managed by the Bayview Corporate Tower Borrowers and the cost of parking is included in tenant leases. Parking is open to the public but traffic is limited and the seller of the Bayview Corporate Tower Property has reported less than $10,000 in annual parking income historically.

Between 2017 and 2019, the Bayview Corporate Tower Property underwent a $4.78 million renovation, the majority of which went towards upgrades to building amenities ($1.2 million), chiller and air handler unit replacements ($862,000) and common area and restroom renovations ($832,000). The renovation also included a roof replacement, lobby upgrade and various exterior and interior finishes. Following the renovation, the building offers an amenity package that includes a fitness center, café, game room, tenant lounge and conference center (all installed in 2018 as part of the renovation), a landscaped plaza with tables and sitting area at the main entrance, and a covered pedestrian walkway from the parking garage to the main entrance. The Bayview Corporate Tower Property also features floor plates up to 33,500 SF, six overhead traction elevators and one overhead traction freight elevator that serve all floor levels as well as two passenger elevators in the parking garage.

Performance has improved following the seller’s acquisition in 2016. Since the first quarter of 2017, the Bayview Corporate Tower Property’s occupied NRA has increased from 298,038 SF to 357,165 SF. This was driven, in part, by CHG Companies expanding into an additional 35,369 SF of space over that time period. Since first quarter of 2017, 10 new tenants accounting for 80,132 SF have signed leases, and there have been four upsizes/relocations accounting for an additional 41,802 SF. The result is NOI increasing from $3.62 million in 2017 to $5.65 million (underwriting), an increase of 56.1%. More recently, and since September 1, 2019, six tenants totaling 71,364 SF of NRA and $1,541,078 of UW Base Rent have signed new or renewal leases at the Bayview Corporate Tower Property.

Major Tenants.

CHG Companies (136,313 SF, 32.9% of NRA, 37.6% of underwritten gross rent, lease expiration 1/31/2028). CHG Companies is one of the largest providers of healthcare staffing in the United States, operating in eleven offices across eight states. According to the company website, CHG Companies was the first healthcare staffing agency to focus primarily on traveling physicians (known as locum tenens) and now holds a 37% locum tenens market share. CHG Companies has been at the Bayview Corporate Tower Property since 2002 when it originally leased 51,498 SF. Since 2002, CHG Companies has expanded six times (most recently in September 2019 for 18,538 SF) and now leases 136,313 SF at the Bayview Corporate Tower Property including the entirety of floors seven, eight, nine, and 11, as well as a 1,323 square-foot health clinic on the ground floor. As a result of the COVID-19 pandemic, in May 2020, CHG Companies signed an early extension of its lease for two years through January 31, 2028 and in exchange received two months of free rent (June and July 2020) and 50% deferred rent for two months (May and August 2020), such deferred rent to be repaid in 12 equal monthly installments from January 2021 to December 2021. All remaining deferred and abated rent has been escrowed by the Bayview Corporate Tower Borrowers. The Bayview Corporate Tower Mortgage Loan is structured with a $1.4 million upfront reserve for debt service that will be made available for capital expenditures upon CHG Companies paying six consecutive months of unabated rent, provided that no event of default and no other Triggering Event (as defined below) is continuing. The Bayview Corporate Tower Mortgage Loan is also structured with protections against the rollover risk posed by the expiration of the CHG Companies lease in the eighth year of the loan term including an upfront tenant improvement and leasing commissions holdback of $5.4 million, which must be replenished upon use, and a cash flow sweep that commences 18 months prior to lease expiration. For full description of the structures in place, please see the “Escrows and Reserves” and “Lockbox / Cash Management” sections.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #2	Cut-off Date Balance:	$58,450,000
6451 North Federal Highway	Bayview Corporate Tower	Cut-off Date LTV:	64.3%
Fort Lauderdale, FL 33308		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	9.7%

Whole Foods Inc. (33,827 SF, 8.2% of NRA, 9.7% of underwritten gross rent, 8/31/2023 lease expiration). Whole Foods Inc. is a multinational supermarket chain specializing in natural and organic products, which was acquired by Amazon in 2017. Whole Foods Inc. has been an office tenant at the Bayview Corporate Tower Property since 2006 and currently leases the entirety of the sixth floor after expanding its presence at the Bayview Corporate Tower Property in 2013. Whole Foods Inc. has a termination option effective August 31, 2021 with 12 months’ notice and repayment of all unamortized tenant improvement and leasing commissions paid for by the landlord plus the unamortized amount of rental savings realized by Whole Foods Inc. in year one of its lease at an interest rate of 8% interest plus applicable sales and use tax.

Central Reach (25,503 SF, 6.2% of NRA, 7.4% of underwritten gross rent, lease expiration 11/30/2027). Central Reach is a leading electronic medical record, practice management, and clinical platform for applied behavioral analysis therapy providers. Central Reach recently signed a seven year seven month lease that commenced on May 1, 2020 after the seller completed a build out of the Central Reach premises. The Bayview Corporate Tower Borrowers have escrowed $350,712 to cover all remaining outstanding free rent and tenant improvement allowance.

The following table presents certain information relating to the major tenants at the Bayview Corporate Tower Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)	Tenant SF	Approx. % of Total SF	Annual UW Rent(2)	% of UW Base Rent	Annual UW Rent PSF(2)	Lease Expiration	Renewal Options	Termination Option (Y/N)
CHG Companies(3)	B2 / B / NR	136,313	32.9%	$3,769,452	37.6%(4)	$27.65	1/31/2028	2x5 yr	N
Whole Foods Inc.	A2 / A+ / NR	33,827	8.2%	$619,034	7.7%	$18.30	8/31/2023(5)	2x5 yr	Y(5)
Central Reach(3)	NR / NR / NR	25,503	6.2%	$471,806	5.9%	$18.50	11/30/2027	N/A	N
Envision Pharm	NR / NR / NR	23,026	5.6%	$401,698	5.0%	$17.45	6/30/2027(6)	1x5 yr	Y(6)
Kovack Securities Inc(3)	NR / NR / NR	16,769	4.1%	$318,611	4.0%	$19.00	12/31/2021	1x5 yr	N
Subtotal/Wtd. Avg.		235,438	56.9%	$5,580,600	69.3%(7)	$23.70

Other Tenants		121,727	29.4%	$2,467,515	30.7%	$20.27
Vacant Space(8)		56,648	13.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		413,813	100.0%	$8,048,115	100.0%(7)	$22.53

(1)	Based on underwritten rent roll dated June 30, 2020.

(2)	Base Rent includes contractual rent steps through April 2021 totaling $176,050.

(3)	The Bayview Corporate Tower Borrowers have escrowed $734,983, $350,712 and $425,512 for CHG Companies, Central Reach and Kovack Securities Inc respectively to cover all remaining outstanding free rent, abated rent, deferred rent, and tenant improvement allowances.

(4)	For CHG Companies, the % of UW Base rent reflects % of UW Gross Rent (inclusive of recoveries). CHG Companies is the only office tenant with a modified gross lease whereas other tenants have triple-net leases, and the mortgage loan seller believes % of UW Gross Rent is a more accurate reflection of what percentage of revenue CHG Companies contributes to the Bayview Corporate Tower Property. CHG Companies’ % of UW Base Rent is 46.8%

(5)	Whole Foods Inc. has a termination option effective as of August 31, 2021 with 12 months’ notice and repayment of all unamortized tenant improvement and leasing commissions paid for by the landlord plus the unamortized amount of rental savings realized by Whole Foods Inc. in year one of its lease at an interest rate of 8% plus applicable sales and use tax.

(6)	Envision Pharm has a termination option in October 31, 2022 with 12 months’ notice and payment of any unamortized free rent and tenant improvements and leasing commissions at an 8% interest rate.

(7)	Calculation utilizes CHG Companies’ % of UW Base Rent of 46.8% and not its % of UW Gross Rent (inclusive of recoveries) of 37.6%.

(8)	Vacant tenants include the amenity space (9,177 SF) and management office (2,512 SF) for which the building collects no income.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #2	Cut-off Date Balance:	$58,450,000
6451 North Federal Highway	Bayview Corporate Tower	Cut-off Date LTV:	64.3%
Fort Lauderdale, FL 33308		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	9.7%

The following table presents certain information relating to the lease rollover schedule at the Bayview Corporate Tower Property:

Lease Rollover Schedule(1)(2)
Year	# of Tenants Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Rent PSF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020 & MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	6	44,173	10.7%	10.7%	$17.72	$782,926	9.7%	9.7%
2022	4	19,608	4.7%	15.4%	$23.72	$465,175	5.8%	15.5%
2023	3	48,164	11.6%	27.1%	$20.50	$987,560	12.3%	27.8%
2024	1	5,472	1.3%	28.4%	$19.63	$107,415	1.3%	29.1%
2025	2	9,722	2.3%	30.7%	$20.24	$196,776	2.4%	31.6%
2026	1	8,300	2.0%	32.7%	$20.00	$166,000	2.1%	33.6%
2027	4	64,729	15.6%	48.4%	$18.27	$1,182,275	14.7%	48.3%
2028	1	136,313	32.9%	81.3%	$27.65	$3,769,452	46.8%	95.1%
2029	2	20,684	5.0%	86.3%	$18.88	$390,536	4.9%	100.0%
2030	0	0	0.0%	86.3%	$0.00	$0	0.0%	100.0%
2031 & Beyond	0	0	0.0%	86.3%	$0.00	$0	0.0%	100.0%
Vacant(4)	0	56,648	13.7%	100.0%	$0.00	$0	0%	100.0%
Total/Wtd. Avg.	24	413,813	100.0%		$22.53	$8,048,115	100.0%

(1)	Based on the underwritten rent roll dated June 30, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	UW Rent includes contractual rent steps through April 2021 totaling $176,050.

(4)	Vacant tenants include the management office and amenity space for which the building collects no income.

COVID-19 Update. The first debt service payment date for the Bayview Corporate Tower Mortgage Loan is in August 2020. As of July 9, 2020, the Bayview Corporate Tower Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of July 9, 2020, the borrower sponsor has reported that the Bayview Corporate Tower Property is open and operating. Due to the COVID-19 pandemic, CHG Companies (38.2% of occupied NRA, 37.6% of in place UW gross rent) extended its lease in May 2020 for two years through January 31, 2028. As part of this extension, CHG Companies received two months of free rent, June and July 2020 and a deferral of 50% of its rent in May and August 2020, which is required to be repaid in 12 equal monthly installments from January 2021 to December 2021. All remaining deferred and abated rent has been escrowed by the Bayview Corporate Tower Borrowers. The Bayview Corporate Tower Mortgage Loan is also structured with a $1.4 million upfront reserve for debt service that will be made available for capital expenditures upon CHG Companies paying six consecutive months of unabated rent, provided that no event of default and no other Triggering Event (as defined below) is continuing. As of July 9, 2020, the borrower sponsors reported that tenants representing approximately 61.4% of occupied NRA and approximately 62.0% of total underwritten gross rent have made their full June 2020 rent payments. The foregoing includes CHG Companies as a tenant not paying rent, although they were not legally obligated to do so as July was a free rent month as discussed in the “Major Tenants” section above.

One retail tenant, Johnson & Johnson Team Realty, representing 0.4% of occupied NRA and 0.4% of in place UW gross rent has not paid rent since March 2020 and has allowed the Bayview Corporate Tower Borrowers to apply its tenant improvement allowance towards rent payments. Two other tenants comprising 4.0% of occupied SF and 3.5% of in place UW gross rent previously requested rent relief but have since resumed operations and are now current on their rent as of June 2020.

The Market. The Bayview Corporate Tower Property is located on North Federal Highway in Fort Lauderdale, Florida, within Broward County. There are numerous dining and retail amenities near the Bayview Corporate Tower Property along the North Federal Highway including Walmart, Office Depot, Publix, Outback Steakhouse, and Einstein Bros. Bagels. The Bayview Corporate Tower Property benefits from access to the entire South Florida region via Interstate 95, Florida’s Turnpike, and Interstate 595. The appraisal estimates that the Bayview Corporate Tower Property is approximately 15 minutes from the Fort Lauderdale Central Business District and about 25 minutes from the Fort Lauderdale International Airport.

According to the appraisal, the Bayview Corporate Tower Property is located in the Fort Lauderdale submarket of the overall Broward County office market. As of the fourth quarter of 2019, occupancy within the submarket and market were 91.7% and 90.1%, respectively. Both the market and submarket occupancy levels have been stable since the third quarter of 2016 through the fourth quarter of 2019, with submarket occupancy averaging 91.5% and never falling below 90.0%. Asking rents for the submarket have increased 17.1% over the same period, from $23.24 to $27.21.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Bayview Corporate Tower Property was approximately 17,418, 105,888 and 233,246, respectively; and the estimated 2019 average household income within the same radii was approximately $108,357, $91,573 and $84,711, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #2	Cut-off Date Balance:	$58,450,000
6451 North Federal Highway	Bayview Corporate Tower	Cut-off Date LTV:	64.3%
Fort Lauderdale, FL 33308		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	9.7%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Bayview Corporate Tower Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (MOS.)	Lease Type (Reimbursements)	Rent Increase Projection
Lower Floors Space	$19.00	60	NNN	3% per annum
Upper Floors Space	$20.00	120	NNN	3% per annum
Ground Floor Café Space	$10.00	60	NNN	3% per annum

(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable office leases for the Bayview Corporate Tower Property:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built/ Renovated	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
Bayview Corporate Tower 6451 North Federal Highway Fort Lauderdale, FL	1973/2017-2019	413,813(2)	Various	Various	$22.53(2)	Various	Various	Various
Trade Centre South 100 West Cypress Creek Road Fort Lauderdale, FL	1984/N/A	216,038	Confidential Asking Rent	1,194 6,803	$19.00 $20.50	Feb 2019 Feb 2020	3.0 Yrs. 5.0 Yrs.	Triple Net Triple Net
Coastal Tower 2400 East Commercial Boulevard Fort Lauderdale, FL	1983/2008	261,676	Asking Rent	3,103	$21.50	Feb 2020	5.0 Yrs.	Triple Net
Pinnacle Corporate Park-Building 1 500 West Cypress Creek Road Fort Lauderdale, FL	1986/NAP	151,832	Confidential Asking Rent	7,710 3,852	$20.00 $22.00	Oct 2019 Feb 2020	3.0 Yrs. 5.0 Yrs.	Triple Net Triple Net
Cypress Park West I 6700 North Andrews Avenue Fort Lauderdale, FL	1987/2007	113,964	Confidential	13,588	$18.00	Nov 2019	7.3 Yrs.	Triple Net

(1)	Information obtained from the appraisal.

(2)	Based on the underwritten rent roll dated June 30, 2020.

The following table presents certain information relating to comparable office sales for the Bayview Corporate Tower Property:

Comparable Sales(1)
Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price (PSF)
Bayview Corporate Tower 6451 North Federal Highway Fort Lauderdale, FL	Jul 2020	413,813(2)	86.3%(2)	$82,500,000	$199.37	$199.37
301 Yamato 301 Yamato Road Boca Raton, FL	Jul 2017	206,946	92%	$39,200,000	$189.42	$210.26
Sawgrass Pointe I 1000 Sawgrass Corporate Parkway Fort Lauderdale, FL	Jan 2018	230,471	94%	$51,100,000	$221.72	$217.51
Southpointe Office 7901 SW 6th Court Plantation, FL	Jul 2018	79,719	87%	$18,500,000	$232.07	$200.50
Coastal Tower 2400 East Commercial Boulevard Fort Lauderdale, FL	Aug 2018	261,676	67%	$47,500,000	$181.52	$215.65
Trade Centre South 100 West Cypress Creek Road Fort Lauderdale, FL	Feb 2019	216,038	87%	$41,675,000	$192.91	$224.93
800 Fairway Drive 800 Fairway Dr. Deerfield Beach, FL	Feb 2019	172,537	87%	$30,400,000	$176.19	$205.44

(1)	Information obtained from the appraisal.

(2)	Based on the underwritten rent roll dated June 30, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #2	Cut-off Date Balance:	$58,450,000
6451 North Federal Highway	Bayview Corporate Tower	Cut-off Date LTV:	64.3%
Fort Lauderdale, FL 33308		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	9.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Bayview Corporate Tower Property:

Cash Flow Analysis(1)
	2017	2018	2019	5/31/2020 TTM(2)	UW(2)	UW PSF
Base Rent	$5,795,110	$6,528,558	$6,894,910	$7,005,948	$7,872,065	$19.02
Contractual Rent Steps	$0	$0	$0	$0	$176,050	$0.43
Grossed Up Vacant Rent	$0	$0	$0	$0	$841,336	$2.03
Free Rent	($178,236)	($47,923)	($411,249)	($415,659)	$0	$0.00
Underwritten Vacancy	$0	$0	$0	$0	($888,945)	($2.15)
Total Base Rental Income	$5,616,874	$6,480,635	6,483,661	$6,590,289	$8,000,506	$19.33
Total Recoveries	$1,739,842	$1,835,907	$2,035,698	$1,978,399	$2,375,931	$5.74
Other Income	$67,009	$84,383	$58,829	$50,876	$50,876	$0.12
Effective Gross Income	$7,423,724	$8,400,924	$8,578,188	$8,619,564	$10,427,312	$25.20

Taxes	$799,733	$820,086	$892,146	$908,081	$1,259,525	$3.04
Insurance	$399,146	$409,108	$508,051	$546,950	$830,638	$2.01
Other Operating Expenses	$2,603,052	$2,621,067	$2,682,933	$2,583,052	$2,682,387	$6.48
Total Operating Expenses	$3,801,931	$3,850,261	$4,083,130	$4,038,083	$4,772,550	$11.53

Net Operating Income	$3,621,793	$4,550,664	$4,495,057	$4,581,481	$5,654,762	$13.67
TI/LC(3)	$0	$0	$0	$0	$229,516	$0.55
Capital Expenditures	$0	$0	$0	$0	$82,763	$0.20
Net Cash Flow	$3,621,793	$4,550,664	$4,495,057	$4,581,481	$5,342,483	$12.91

Occupancy%(4)(5)	84.4%	89.9%	78.6%	86.3%	90.0%
NOI DSCR	1.02x	1.28x	1.26x	1.29x	1.59x
NCF DSCR	1.02x	1.28x	1.26x	1.29x	1.50x
NOI Debt Yield	6.2%	7.8%	7.7%	7.8%	9.7%
NCF Debt Yield	6.2%	7.8%	7.7%	7.8%	9.1%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender UW.

(2)	The increase in NOI from 5/31/2020 TTM to UW is primarily driven by (i) six new leases commencing after September 2019, which total 71,364 SF, and $1,541,078 of underwritten base rent, (ii) $176,050 in contractual rent steps, and (iii) the expiration of free rent (to the extent any free rent period remains, the lender reserved such amounts).

(3)	TI/LC were underwritten net of the upfront TI/LC holdback of $5.4 million amortized over the loan term. For a full description of the reserves, see the Escrows and Reserves section.

(4)	Occupancy is shown as year-end for the corresponding year. 5/31/2020 TTM Occupancy is as of the June 30, 2020 underwritten rent roll. UW Occupancy represents underwritten economic occupancy.

(5)	The decrease in Occupancy% from 2018 to 2019 is partially driven by 30,890 SF (“Suite 200”) being counted as vacant on the 2nd floor in 2019. Previously (2017 and 2018), Suite 200, was excluded from the total property NRA as it was deemed non-rentable space. Total occupied SF for 2017, 2018, 2019 and 5/31/2020, was 317,894, 344,392, 325,137 and 357,165, respectively.

Escrows and Reserves.

At origination, the Bayview Corporate Tower Borrowers were required to escrow $1,400,000 for debt service (the “Debt Service Reserve”) (required to be replenished upon use). At least ten days prior to any payment date on which the Bayview Corporate Tower Borrowers anticipate a debt service shortfall, the Bayview Corporate Tower Borrowers are required to notify the lender of the anticipated shortfall and the lender is required to apply funds from the Debt Service Reserve to pay the shortfall, provided the lender has received (i) a written summary of the cause of the shortfall and (ii) a copy of the Bayview Corporate Tower Borrowers’ operating statement. The lender will not have an obligation to disburse funds from the Debt Service Reserve if: (i) the shortfall exists because the actual cost of the line items in the approved annual budget exceeds the amount allocated therefor in the approved annual budget, (ii) the disbursement is in respect of any items for which funds have been disbursed or released pursuant to any other provision in the loan documents or (iii) an event of default is occurring.

Upon CHG Companies paying full and unabated rent for six consecutive months provided that no event of default and no other Triggering Event (as defined below) is continuing (a “Debt Service Reserve Release”), such reserve will be transferred to the replacement reserve account and made available for future capital expenditures.

The Bayview Corporate Tower Borrowers were also required to escrow $5,400,000 for future undesignated TI/LC expenses to be replenished upon use at approximately $34,484 per month (approximately $1.00 per square foot annually) up to $5,400,000 (the “TI/LC Reserve”), $1,867,781 for existing tenant improvement obligations, $863,411 for free rent and rent abatement obligations, $724,962 for real estate taxes and insurance and $22,619 for required repairs.

Real Estate Taxes and Insurance – The Bayview Corporate Tower Borrowers are required to reserve monthly 1/12 of the estimated annual property taxes (currently $81,968) and provided the Bayview Corporate Tower Property is not insured under an approved blanked insurance policy, 1/12 of the estimated annual insurance premiums (currently approximately $69,220).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #2	Cut-off Date Balance:	$58,450,000
6451 North Federal Highway	Bayview Corporate Tower	Cut-off Date LTV:	64.3%
Fort Lauderdale, FL 33308		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	9.7%

Replacement Reserve – The Bayview Corporate Tower Borrowers are required to escrow monthly approximately $6,897 (equal to approximately $0.20 per SF annually) and transfer all amounts outstanding in the Debt Service Reserve to such replacement reserve account following a Debt Service Reserve Release.

Tenant Improvements and Leasing Commissions Reserve - As funds are drawn from the $5,400,000 TI/LC Reserve, the Bayview Corporate Tower Borrowers will be required to escrow monthly approximately $34,484 (equal to approximately $1.00 per SF annually), subject to a cap of $5,400,000. Upon the Bayview Corporate Tower Borrowers delivering to the lender (i) evidence that CHG Companies has given notice of renewal or other extension under its lease in writing in accordance with its lease or (ii) evidence that at least 80% of the CHG Companies space has been re-tented under one more qualified replacement leases, any funds on deposit in the TI/LC Reserve account in excess of $2,500,000 at such time are required to be disbursed to the Bayview Corporate Tower Borrowers. The TI/LC Reserve account will then be required to be replenished in accordance with the terms above until the cap of $5,400,000 is reached.

Lockbox and Cash Management. The Bayview Corporate Tower Borrowers are required to cause all rents and other sums generated by the Bayview Corporate Tower Property to be deposited directly into a lender-controlled account (the “Lockbox Account”) established by the Bayview Corporate Tower Borrowers. Prior to the occurrence of a Triggering Event (as defined below), amounts deposited in the Lockbox Account will be released to the Bayview Corporate Tower Borrowers on a daily basis. During the continuance of a Triggering Event, amounts deposited in the Lockbox Account are required to be transferred on a daily basis into an account established by the lender (the “Cash Management Account”) and, on each payment date, all funds in the Cash Management account are required to be applied in accordance with the Bayview Corporate Tower Mortgage Loan documents. During a Low DSCR Period (defined below) or CHG Trigger Event (defined below), any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the Bayview Corporate Tower Mortgage Loan.

A “Triggering Event” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio being less than 1.25x (based on an amortizing constant) and (iii) upon a CHG Trigger Event and (B) expiring upon (1) with respect to clause (i) above, the cure of such event of default, (2) with respect to clause (ii) above, the date the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters and (3) with respect to clause (iii) above, upon the occurrence of a CHG Re-Tenanting Event (defined below).

A “Low DSCR Period” means a period commencing on the last day of the calendar quarter for which the debt service coverage ratio is less than 1.25x (based on an amortizing constant) for two consecutive calendar quarters and ending on the last day of any two consecutive calendar quarters thereafter for each of which the debt service coverage ratio is equal to or greater than 1.30x (based on an amortizing constant).

A “CHG Trigger Event” will commence upon the occurrence of any of the following, provided that an applicable CHG Re-Tenanting Event has not then occurred and is continuing:

(i)	July 31, 2026 (18 months prior to the expiration date of the CHG Companies’ lease);

(ii)	CHG Companies giving notice to the Bayview Corporate Tower Borrowers in writing of its intent not to renew its lease, that it is terminating its lease, or CHG Companies abandoning, vacating, or failing to operate in one-third or more of its space for six months or more;

(iii)	CHG Companies (or its parent or guarantor of its lease) has filed or becomes the debtor in any bankruptcy proceeding;

(iv)	the CHG Companies lease has terminated, been amended, restated, replaced, supplemented or otherwise modified without obtaining the prior written consent of the lender; or

(v)	CHG Companies becomes delinquent under its payment obligations or is in material default under its lease, which delinquency or default remains uncured past the applicable notice periods set forth in its lease.

A “CHG Re-Tenanting Event” will occur when the Bayview Corporate Tower Borrowers deliver to the lender:

(i)	with respect to clause (i), (ii), (iii), (iv) and (v) above, evidence that at least 80% of the CHG Companies space has been re-tenanted under one or more qualified replacement leases;

(ii)	with respect to clause (i) above, evidence that CHG Companies has given notice of renewal or other extension under its lease;

(iii)	with respect to clause (iii) above, evidence that CHG Companies’ lease is affirmed by CHG Companies in a bankruptcy proceeding; and

(iv)	with respect to clause (v) above, evidence that CHG Companies has cured all defaults under its lease.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance and Windstorm Insurance. The Bayview Corporate Tower Mortgage Loan documents require the Bayview Corporate Tower Borrowers to maintain commercial property insurance acceptable to the lender and insurance for acts of terrorism or an insurance policy without terrorism exclusion in an amount equal to the full replacement cost of the Bayview Corporate Tower Property as well as business interruption insurance covering a period of 18-months’ rent. Due to its location in an area with costal wind risk, the insurance policy also includes windstorm coverage at the full policy limit which applies per occurrence and reinstates after every loss.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #3	Cut-off Date Balance:	$53,900,000
Various	FTERE Bronx Portfolio 5	Cut-off Date LTV:	67.3%
Bronx, NY		UW NCF DSCR:	2.13x
		UW NOI Debt Yield:	7.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #3	Cut-off Date Balance:	$53,900,000
Various	FTERE Bronx Portfolio 5	Cut-off Date LTV:	67.3%
Bronx, NY		UW NCF DSCR:	2.13x
		UW NOI Debt Yield:	7.9%

NEW JERSEY
YONKERS
WESTCHESTER COUNTY
Mount Vernon
Pelham Manor
Palisades Interstate Park
Riverdale
Hudson River
Spuyten Duyvil
Manhattan College
Van Cortlandt Park
Mosholu Golf Course
Montefiore Medical Center
Jerome Park Reservoir
Lehman College
BRONX
Bronx Botanical Gardens
Fordham University
MANHATTAN
Inwood
CUNY Bronx Community College
Morris Heights
Bronx Zoo
Morris Park
Jacobi Medical Center
Albert Einstein College of Medicine
Mercy College-Bronx Campus
Seton Falls Park
Split Rock Golf Course
Bay Plaza Shopping Center
Pelham Bay Park
Hutchinson Metro Center
Long Island Sound
Claremont Park
Crotona Park
Yankee Stadium
Washington Heights
Bronx Supreme Court
Harlem Hospital
Harlem
Sound View Park
Hunts Point
East River
Upper East Side
Ward Island
TRIBORO BRIDGE
QUEENS
Cross Bronx Expwy
Bruckner Expwy
New England Thruway
Major Deegan Expwy
Bronx River Pkwy
Hutchinson River Pkwy
FTERE Bronx Portfolio 5
1 3031 & 3041 Holland Avenue Bronx, NY
2 610 Trinity Avenue Bronx, NY
3 2770-2780 Kingsbridge Terrace Bronx, NY
4 1787-1791 Walton Avenue Bronx, NY
5 75 West 190th Street Bronx, NY
NEW YORK
NEW JERSEY
YONKERS
PATERSON
NEWARK
NEW YORK CITY
MANHATTAN
BROOKLYN
QUEENS

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 3 – FTERE Bronx Portfolio 5

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR			Location:	Bronx, NY
Original Balance:	$53,900,000			General Property Type:	Multifamily
Cut-off Date Balance:	$53,900,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	7.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/N/A
Borrower Sponsor:	Finkelstein Timberger East Real Estate			Size:	382 Units
Guarantor:	Richard Timberger			Cut-off Date Balance per Unit:	$141,099
Mortgage Rate:	3.5800%			Maturity Date Balance per Unit:	$141,099
Note Date:	2/25/2020			Property Manager:	Finkelstein Timberger LLC
First Payment Date:	4/1/2020				(borrower related)
Maturity Date:	3/1/2030
Original Term to Maturity:	120 months			Underwriting and Financial Information(2)
Original Amortization Term:	0 months			UW NOI:	$4,263,504
IO Period:	120 months			UW NOI Debt Yield:	7.9%
Seasoning:	4 months			UW NOI Debt Yield at Maturity:	7.9%
Prepayment Provisions:	LO (28); DEF (85); O (7)			UW NCF DSCR:	2.13x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$4,041,034 (5/31/2020 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$4,286,963 (12/31/2019)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$4,046,600 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	99.5% (6/5/2020)
Reserves(1)				2nd Most Recent Occupancy:	99.6% (12/31/2019)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	99.6% (12/31/2018)
RE Tax:	$53,971	$53,971	N/A	Appraised Value (as of):	$80,100,000 (12/4/2019)
Insurance:	$0	Springing	N/A	Appraised Value per Unit:	$209,686
Recurring Replacements:	$0	$8,405	N/A	Cut-off Date LTV Ratio:	67.3%
Deferred Maintenance:	$22,000	$0	N/A	Maturity Date LTV Ratio:	67.3%
J-51 Exemption Reserve:	$1,450,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$53,900,000	100.0%	Loan Payoff:	$47,637,772	88.4%
			Return of Equity:	$3,742,604	6.9%
			Reserves:	$1,525,971	2.8%
			Closing Costs:	$993,654	1.8%
Total Sources:	$53,900,000	100.0%	Total Uses:	$53,900,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Certain NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and certain DSCR, LTV and Debt Yield metrics were calculated, and the FTERE Bronx Portfolio 5 Mortgage Loan (as defined below) was underwritten, based on such prior information. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

The Mortgage Loan. The third largest mortgage loan (the “FTERE Bronx Portfolio 5 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $53,900,000. The FTERE Bronx Portfolio 5 Mortgage Loan is secured by a first priority fee mortgage encumbering five multifamily properties located in the Bronx, New York (collectively, the “FTERE Bronx Portfolio 5” or “FTERE Bronx Portfolio 5 Properties”).

The Borrowers and the Borrower Sponsor. The borrowers are The Whole Truth LLC D, Abbott Associates LLC D, 1791 Walton Avenue LLC D, Lil Charlie LLC D, Tremm Associates LLC D, and Micbry Associates LLC D (collectively, the “FTERE Bronx Portfolio 5 Borrowers”), each a Delaware limited liability company that is structured to be bankruptcy-remote with one independent director. Richard Timberger is the non-recourse carveout guarantor and Finkelstein Timberger East Real Estate is the borrower sponsor with respect to the FTERE Bronx Portfolio 5 Mortgage Loan. Finkelstein Timberger East Real Estate is a real estate company that owns and manages residential apartment buildings located throughout various parts of Bronx County, New York. Finkelstein Timberger East Real Estate is run by Steven Finkelstein, Richard Timberger and Tony East.

The Properties. The FTERE Bronx Portfolio 5 is comprised of five rent stabilized multifamily properties totaling 382 units located in the Bronx, New York. All units are rent stabilized. The FTERE Bronx Portfolio 5 Properties were constructed between 1927 and 2003. As of June 5, 2020, the multifamily space at the FTERE Bronx Portfolio 5 was 99.5% occupied. In addition, certain of the FTERE Bronx Portfolio 5 Properties have commercial space, which was 100.0% occupied as of June 5, 2020. According to the borrower sponsor, since acquiring the FTERE Bronx Portfolio 5, the borrower sponsor has invested approximately $6.8 million ($17,877 per unit) in capital improvements across the FTERE Bronx Portfolio 5 Properties in the aggregate. All of the FTERE Bronx Portfolio 5 Properties benefit from either a tax exemption and/or abatement under New York State’s J-51 program, and the 1787-1791 Walton Avenue property benefits from a 421-a tax abatement. In addition, all of the FTERE Bronx Portfolio 5 Properties are awaiting approval of (or, in some cases, the FTERE Bronx Portfolio Borrowers have informed the lender they plan to file) an application for a J-51 tax exemption or

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #3	Cut-off Date Balance:	$53,900,000
Various	FTERE Bronx Portfolio 5	Cut-off Date LTV:	67.3%
Bronx, NY		UW NCF DSCR:	2.13x
		UW NOI Debt Yield:	7.9%

abatement or an application to increase rent under a major capital improvement (“MCI”) program. Under the J-51 program, the tax exemption benefit temporarily exempts a property from the increase in assessed value which would otherwise occur as a result of significant renovation work. The abatement portion of the program reduces the existing taxes by a percentage of the certified reasonable costs of the work performed as determined by the New York City Department of Finance. The MCI program allows landlords to increase rents (subject to certain limits) paid by rent stabilized tenants to recoup renovation and rehabilitation costs. For the FTERE Bronx Portfolio 5 Properties at which J-51 and/or MCI benefits have been applied for (or an application is planned) and have not been approved, there is an approximately $1.45 million holdback in place. See “Escrows and Reserves” below. The FTERE Bronx Portfolio 5 Properties have an aggregate of 39 units leased by tenants who pay a portion of their rent with a Section 8 voucher.

The following table presents detailed information with respect to each of the FTERE Bronx Portfolio 5 Properties:

FTERE Bronx Portfolio 5 Properties Summary
Building	Occ. % (1)	Units(1)	% of Total Units	Appraised Value	Allocated Loan Amount (“ALA”)	% of ALA	UW NOI	% of UW NOI
3031 & 3041 Holland Avenue(2)	100.0%	111	29.1%	$18,400,000	$12,381,000	23.0%	$927,691	21.8%
610 Trinity Avenue(3)	99.0%	104	27.2%	$17,800,000	$11,978,000	22.2%	$918,933	21.6%
2770-2780 Kingsbridge Terrace(4)	98.6%	71	18.6%	$15,400,000	$10,363,000	19.2%	$773,877	18.2%
1787-1791 Walton Avenue(5)	100.0%	47	12.3%	$14,300,000	$9,623,000	17.9%	$877,352	20.6%
75 West 190th Street(6)	100.0%	49	12.8%	$14,200,000	$9,555,000	17.7%	$765,651	18.0%
Total	99.5%	382	100.0%	$80,100,000	$53,900,000	100.0%	$4,263,504	100.0%

(1)	Based on the borrower rent roll dated June 5, 2020.

(2)	The appraised value of the 3031 & 3041 Holland Avenue property includes $50,000 attributable to the net present value of two in place J-51 tax abatements and $1,050,000 attributable to two J-51 tax exemptions that the FTERE Bronx Portfolio 5 Borrowers have informed the lender that they applied for. As of the origination date, the 3031 & 3041 Holland Avenue property benefits from two, 20-year tax abatements under New York State’s J-51 tax abatement program, expiring in 2022 and 2023, respectively. The FTERE Bronx Portfolio 5 Borrowers applied for two J-51 tax exemptions at the 3031 & 3041 Holland Avenue property, which were denied. The FTERE Bronx Portfolio 5 Borrowers are currently litigating such denial. Real estate taxes were underwritten based on the applied for J-51 tax exemptions. The underwritten abated taxes are $287,131 per annum, compared to estimated unabated taxes for the 2020/2021 tax year of $338,949. There is no assurance that the FTERE Bronx Portfolio 5 Borrowers will be successful in their litigation disputing the denial of such exemptions.

(3)	The appraised value of the 610 Trinity Avenue property includes $1,800,000 attributable to the net present value of an in place J-51 tax exemption, $100,000 attributable to four in place J-51 tax abatements and $100,000 attributable to two J-51 tax abatements, which the FTERE Bronx Portfolio 5 Borrowers have informed the lender that they applied for or intend to apply for, and $800,000 attributable to an applied for MCI program rent increase. As of the origination date, the 610 Trinity Avenue property benefits from four, 20-year tax abatements under New York State’s J-51 tax abatement program expiring in 2021, 2024 and 2028 and a 34-year J-51 tax exemption expiring in 2045. The FTERE Bronx Portfolio 5 Borrowers applied for an additional J-51 tax abatement and intend to apply for an additional J-51 tax abatement and two MCI program rent increases at the 610 Trinity Avenue property. As of the origination date, approval documentation had not been received. Real estate taxes were underwritten based on the in place J-51 tax exemption, one in place J-51 tax abatement and the applied for and intended to be applied for J-51 tax abatements at the 610 Trinity Avenue property. The underwritten abated taxes are $167,708 per annum, compared to estimated unabated taxes for the 2020/2021 tax year of $291,475.

(4)	The appraised value of the 2770-2780 Kingsbridge Terrace property includes $1,300,000 attributable to the net present value of an in place J-51 tax exemption, $290,000 attributable to two in place J-51 tax abatements, $10,000 attributable to a J-51 tax abatement that the FTERE Bronx Portfolio 5 Borrowers have informed the lender that they intend to apply for, and $1,250,000 attributable to an in place MCI program rent increase. As of the origination date, the 2770-2780 Kingsbridge Terrace property benefits from two, 20-year tax abatements under New York State’s J-51 tax abatement programs expiring in 2030 and a 34-year J-51 tax exemption expiring in 2052. The FTERE Bronx Portfolio 5 Borrowers intend to apply for an additional J-51 tax abatement at the 2770-2780 Kingsbridge Terrace property. Real estate taxes were underwritten based on the in place J-51 tax exemption, the in place J-51 tax abatements and the one intended to be applied for J-51 tax abatement at the 2770-2780 Kingsbridge Terrace property. The underwritten abated taxes are $104,584 per annum, compared to estimated unabated taxes for the 2020/2021 tax year of $198,347.

(5)	The appraised value of the 1787-1791 Walton Avenue property includes $1,100,000 attributable to the net present value of an in place 421a tax abatement, $20,000 attributable to an applied for J-51 tax abatement, and $200,000 attributable to applied for MCI program rent increases. As of the origination date, the 1787-1791 Walton Avenue property benefits from one, 25-year 421a tax abatement under New York State’s 421a tax abatement program expiring in 2030. The FTERE Bronx Portfolio 5 Borrowers applied for an additional J-51 tax abatement and two MCI program rent increases at the 1787-1791 Walton Avenue property. As of the origination date, approval documentation had not been received. Real estate taxes were underwritten based on the in place 421a tax abatement and the applied for J-51 tax abatements at the 1787-1791 Walton Avenue property. The underwritten abated taxes are $49,152 per annum, compared to estimated unabated taxes for the 2020/2021 tax year of $217,363.

(6)	The appraised value of the 75 West 190th Street property includes $1,950,000 attributable to the net present value of an in place J-51 tax exemption, $200,000 attributable to two in place J-51 tax abatements, $50,000 attributable to two applied for J-51 tax abatements, and $600,000 attributable to applied for MCI program rent increases. As of the origination date, the 75 West 190th Street property benefits from two, 20-year tax abatements under New York State’s J-51 tax abatement program expiring in 2027 and 2028 and a 34-year J-51 tax exemption expiring in 2051. The FTERE Bronx Portfolio 5 Borrowers applied for two additional J-51 tax abatements and an MCI program rent increase at the 75 West 190th Street property. As of the origination date, approval documentation had not been received. Real estate taxes were underwritten based on the in place J-51 tax exemption, the in place J-51 tax abatements and the applied for J-51 tax abatements at the 75 West 190th Street property. The underwritten abated taxes are $10,944 per annum, compared to estimated unabated taxes for the 2020/2021 tax year of $182,485.

The following table presents detailed information with respect to each of the FTERE Bronx Portfolio 5 Properties:

FTERE Bronx Portfolio 5 Properties Summary
Building	Units(1)	Property Subtype	NRA (SF)	Sec. 8 Tenants	Avg. Unit Size (SF)	Historical Capex	Historical Capex per Unit	# of Commercial Tenants	Annual Commercial Tenant Rent
3031 & 3041 Holland Avenue	111	Mid Rise	87,771	5	791	$1,625,000	$14,639	0	$0
610 Trinity Avenue	104	Mid Rise	68,216	3	656	$1,270,000	$12,212	0	$0
2770-2780 Kingsbridge Terrace	71	Mid Rise	75,100	9	1,058	$1,854,000	$26,113	1	$38,400
1787-1791 Walton Avenue	47	Mid Rise	49,100	7	1,045	$183,000	$3,894	2	$190,706
75 West 190th Street	49	Mid Rise	57,300	15	1,169	$1,897,000	$38,714	1	$139,200
Total	382		337,487	39		$6,829,000	$17,877	4	$368,306

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated June 5, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #3	Cut-off Date Balance:	$53,900,000
Various	FTERE Bronx Portfolio 5	Cut-off Date LTV:	67.3%
Bronx, NY		UW NCF DSCR:	2.13x
		UW NOI Debt Yield:	7.9%

COVID-19 Update. The FTERE Bronx Portfolio 5 Mortgage Loan is current as of the July debt service payment and as of July 7, 2020 is not subject to any forbearance, modification or debt service relief request. The FTERE Bronx Portfolio 5 Borrowers submitted a forbearance/loan modification request on April 2, 2020, which included (i) forbearance of debt service payments through July 31, 2020, with the deferred payments due on the maturity date, (ii) a 50% reduction of interest payments from August 1, 2020 through December 31, 2020, with the remainder due on the maturity date, (iii) waiver of escrow deposits through December 31, 2020, (iv) release of escrow funds to be utilized for operation of the FTERE Bronx Portfolio 5 Properties, and (v) suspension of financial covenants and cash management or other consequences which might arise from such covenants. The request was formally withdrawn by the FTERE Bronx Portfolio 5 Borrowers on May 27, 2020. As of July 7, 2020, the borrower sponsor has reported that the FTERE Bronx Portfolio 5 Properties are all open and operating; however, the FTERE Bronx Portfolio 5 Properties have commercial space, which was 100.0% leased as of June 5, 2020. The commercial tenants include a daycare center, deli, supermarket and laundromat and due to New York state guidelines, the daycare center is currently closed. As of July 13, 2020, the daycare center is planning to reopen on July 21st. As of July 7, 2020, the borrower sponsor reported that approximately 77.2% of the residential rent for June was collected and approximately 43.6% of commercial rent for June was collected. As of July 7, 2020, no tenants have requested rent relief.

The Market. The FTERE Bronx Portfolio 5 Properties are located in the Bronx, New York within the Bronx County submarket of the New York City residential market. According to the appraisal, as of the third quarter of 2019, the vacancy rate in the New York City residential market was approximately 4.0%, with average asking rents of $3,740 per unit and inventory of approximately 221,105 units. According to the appraisal, as of the third quarter of 2019, the vacancy rate in the Bronx County submarket was approximately 3.8%, with average asking rents of $1,401 per unit and inventory of approximately 13,168 units. Primary access to the FTERE Bronx Portfolio 5 Properties is provided by a number of major thoroughfares, public bus lines and numerous subway lines that connect the FTERE Bronx Portfolio 5 Properties to Manhattan. The FTERE Bronx Portfolio 5 neighborhood is located in a mixed-use area that supports residential, office, commercial and retail uses.

The following table presents certain information relating to the appraisal’s market rent conclusion for the FTERE Bronx Portfolio 5 Properties:

Market Rent Summary
Building	Units(1)	Avg. Size (SF)	Avg. Monthly In Place Rent per Unit(1)	Avg. Monthly In Place Rent PSF(1)	Avg. Monthly Market Rent per Unit	Avg. Monthly Market Rent PSF
3031 & 3041 Holland Avenue	111	791	$1,275	$1.61	$1,722	$2.18
610 Trinity Avenue	104	656	$1,185	$1.81	$1,441	$2.20
2770-2780 Kingsbridge Terrace	71	1,058	$1,367	$1.29	$1,739	$1.64
1787-1791 Walton Avenue	47	1,045	$1,601	$1.53	$1,889	$1.81
75 West 190th Street	49	1,169	$1,511	$1.29	$1,819	$1.56

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated June 5, 2020.

The following table presents certain information relating to comparable rental properties to the 3031 & 3041 Holland Avenue, the 2770-2780 Kingsbridge Terrace, the 75 West 190th Street and the 1787-1791 Walton Avenue properties:

Comparable Rental Properties (3031 & 3041 Holland Avenue, 2770-2780 Kingsbridge Terrace, 75 West 190th Street and 1787-1791 Walton Avenue)
Property	Year Built	# of Stories	# Units(1)	Unit Mix	Average SF per Unit	Average Rent per Unit(1)	Average Annual Rent PSF
3031 & 3041 Holland Avenue	1929	5	111	Studio 1BR 2BR	502 752 1,003	$1,111 $1,221 $1,517	$26.55 $19.49 $18.15
2770-2780 Kingsbridge Terrace	1927	6	71	Studio 1BR 2BR 3BR	600 900 1,300 1,700	$1,245 $1,286 $1,433 $1,610	$24.91 $17.15 $13.23 $11.36
1787-1791 Walton Avenue	2003	6	47	1BR 2BR 3BR	900 1,100 1,350	$1,419 $1,718 $1,959	$18.92 $18.75 $17.41
75 West 190th Street	1928	6	49	1BR 2BR 3BR	900 1,300 1,700	$1,324 $1,590 $1,904	$17.65 $14.67 $13.44
2839 Bainbridge Avenue Bronx, NY	1922	5	30	1BR	600	$2,084	$41.68
2605 Marion Avenue Bronx, NY	1925	5	25	1BR 2BR	650 800	$1,675 $1,925	$30.92 $28.88
7 East Gun Hill Road Bronx, NY	1923	5	38	1BR 2BR 3BR	500 800 1,100	$1,526 $2,012 $2,473	$36.62 $30.18 $26.98
308 East 209th Street Bronx, NY	1929	6	25	Studio 1BR	354 560	$1,077 $1,236	$36.51 $26.49
3339 Hull Avenue Bronx, NY	1940	6	50	Studio 1BR 2BR 3BR	400 675 950 1,500	$1,354 $1,666 $1,839 $3,218	$40.62 $29.62 $23.23 $25.74

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated June 5, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #3	Cut-off Date Balance:	$53,900,000
Various	FTERE Bronx Portfolio 5	Cut-off Date LTV:	67.3%
Bronx, NY		UW NCF DSCR:	2.13x
		UW NOI Debt Yield:	7.9%

The following table presents certain information relating to comparable rental properties to the 610 Trinity Avenue property:

Comparable Rental Properties (610 Trinity Avenue)
Property	Year Built	# of Stories	# Units(1)	Unit Mix	Average SF per Unit	Average Rent per Unit(1)	Average Annual Rent PSF
610 Trinity Avenue	1937	6	104	Studio 1BR 2BR	531 796 1,062	$1,134 $1,223 $1,538	$25.63 $18.44 $17.38
Sherman Court 1240 Sherman Avenue Bronx, NY	1927	7	58	1BR 2BR	550 650	$1,515 $1,701	$33.05 $31.40
1540 Walton Avenue Bronx, NY	1923	5	59	1BR 2BR	642 906	$1,701 $2,031	$31.79 $26.90
888 Grand Concourse Bronx, NY	1931	6	76	Studio 1BR 2BR	600 800 1,000	$1,800 $2,200 $2,550	$36.00 $33.00 $30.60
930 Sheridan Avenue Bronx, NY	1951	7	83	Studio 1BR	542 669	$1,699 $1,845	$37.62 $33.09

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated June 5, 2020.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the FTERE Bronx Portfolio 5:

Cash Flow Analysis
	2017	2018	2019	5/31/2020 TTM	UW(1)	UW Per Unit
Gross Potential Rent	$5,891,656	$6,130,182	$6,296,085	$6,040,812	$6,134,578	$16,059.10
Other Income(2)	$0	$0	$0	$0	$493,683	$1,292.36
Vacancy	$0	$0	$0	$0	($146,489)	($383.48)
Effective Gross Income	$5,891,656	$6,130,182	$6,296,085	$6,040,812	$6,481,772	$16,967.99

Real Estate Taxes(3)	$526,282	$574,089	$500,544	$513,097	$619,519	$1,621.78
Insurance	$245,197	$307,825	$312,253	$312,040	$312,500	$818.06
Other Expenses	$1,149,646	$1,201,668	$1,196,325	$1,174,641	$1,286,249	$3,367.14
Total Expenses	$1,921,125	$2,083,582	$2,009,122	$1,999,778	$2,218,268	$5,806.98

Net Operating Income	$3,970,531	$4,046,600	$4,286,963	$4,041,034	$4,263,504	$11,161.01
Capital Expenditures	$0	$0	$0	$0	$100,859	$264.03
Net Cash Flow	$3,970,531	$4,046,600	$4,286,963	$4,041,034	$4,162,646	$10,896.98

Occupancy %(4)	99.6%	99.6%	99.6%	99.5%	98.0%
NOI DSCR	2.03x	2.07x	2.19x	2.07x	2.18x
NCF DSCR	2.03x	2.07x	2.19x	2.07x	2.13x
NOI Debt Yield	7.4%	7.5%	8.0%	7.5%	7.9%
NCF Debt Yield	7.4%	7.5%	8.0%	7.5%	7.7%

(1)	For the avoidance of doubt, no COVID-specific adjustments have been made to the lender UW.

(2)	Other Income is comprised of (i) rent paid by retail tenants ($414,806) and (ii) $78,877 associated with in place, applied for and intended to be applied for MCI program rent increases.

(3)	Underwritten based on in place, applied for and intended to be applied for J-51 tax abatements and exemptions and, with respect to the 1787-1791 Walton Avenue property, 421-a tax abatement.

(4)	UW Occupancy % represents economic occupancy. As of the borrower rent roll dated June 5, 2020, the multifamily space at the FTERE Bronx Portfolio 5 Properties was 99.5% occupied.

Escrows and Reserves.

Taxes – The FTERE Bronx Portfolio 5 Mortgage Loan documents provide for an upfront reserve of approximately $53,971 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months.

Insurance – The FTERE Bronx Portfolio 5 Mortgage Loan documents provide for monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) no event of default has occurred and is continuing, (ii) the liability and casualty insurance coverage for each of the FTERE Bronx Portfolio 5 Properties is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the FTERE Bronx Portfolio 5 Borrowers provide the lender with evidence of payment of the insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #3	Cut-off Date Balance:	$53,900,000
Various	FTERE Bronx Portfolio 5	Cut-off Date LTV:	67.3%
Bronx, NY		UW NCF DSCR:	2.13x
		UW NOI Debt Yield:	7.9%

Recurring Replacements Reserve – The FTERE Bronx Portfolio 5 Mortgage Loan documents provide for monthly deposits of approximately $8,405 into a reserve for approved capital expenditures.

Deferred Maintenance Reserve – The FTERE Bronx Portfolio 5 Mortgage Loan documents provide for an upfront reserve of $22,000, for life safety required repairs (including, but not limited to, installing fire extinguishers, tree protection, protective railings, inspecting sprinkler system, and removing a tree). In addition, the FTERE Bronx Portfolio 5 Borrowers are required to make certain additional repairs, and to close out open violations, which was not reserved for. The estimated cost of all unreserved for required repairs is $27,440. All required repairs are required to be completed within 180 days of the loan origination date.

J-51 Exemption Reserve – The FTERE Bronx Portfolio 5 Mortgage Loan documents provide for an upfront reserve of $1,450,000 (the “J-51 Exemption Funds”) with respect to the applied for or intended to be applied for J-51 tax exemptions, J-51 tax abatements, and/or material capital improvement program rent increases, as applicable for the FTERE Bronx Portfolio 5 Properties. The J-51 Exemption Funds are required to be released to the related FTERE Bronx Portfolio 5 Borrowers upon: (a) the lender’s receipt of not more than two written requests from the FTERE Bronx Portfolio 5 Borrowers on or prior to August 25, 2021 to release all or a portion of the J-51 Exemption Funds, and (b) satisfaction of the applicable J-51 Exemption Funds Release Conditions (as defined below), provided however, that: (i) the first request must be in the minimum amount of $500,000; and (ii) the second request will have no minimum draw requirement. Any J-51 Exemption Funds not disbursed to the FTERE Bronx Portfolio 5 Borrowers on or prior to August 25, 2021 may at the lender’s discretion be retained and applied by the lender to the prepayment of the FTERE Bronx Portfolio 5 Mortgage Loan. Such prepayment is subject to payment of a prepayment premium equal to 3% of the amount prepaid. In the event any J-51 Exemption Funds have not been released on or before August 25, 2021, the FTERE Bronx Portfolio 5 Borrowers will have one 6-month extension to satisfy the J-51 Exemption Funds Release Conditions, so long as, prior to August 25, 2021, the FTERE Bronx Portfolio 5 Borrowers provide the lender with a credit enhancement in the form of cash or a letter of credit in the remaining undisbursed amount of the J-51 Exemption Funds.

“J-51 Exemption Funds Release Conditions” means with respect to the release of all or a portion of the J-51 Exemption Funds: (a) (i) the New York City Department of Finance has approved the FTERE Bronx Portfolio 5 Borrowers’ J-51 exemption and/or abatement application, and/or (ii) the lender is in receipt of reasonably satisfactory evidence that the State of New York Division of Housing and Community Renewal has approved the FTERE Bronx Portfolio 5 Borrowers’ application for a major capital improvement program rent increase, and (b) the lender has determined in its sole reasonable discretion that the underwritten net operating income (as calculated pursuant to the loan documents) divided by the outstanding principal balance of the FTERE Bronx Portfolio 5 Mortgage Loan after giving effect to the disbursement (i.e. treating non-disbursed funds as not outstanding) is equal to or greater than 7.7%.

Lockbox and Cash Management. The FTERE Bronx Portfolio 5 Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the FTERE Bronx Portfolio 5 Borrowers are required to establish and maintain a lockbox account for the benefit of the lender, to direct all commercial tenants of the FTERE Bronx Portfolio 5 Properties to deposit rent directly into such lockbox account, and to deposit, or cause to be deposited, all rents from residential tenants of the FTERE Bronx Portfolio 5 Properties into such lockbox account within one business day of receipt. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the lender is required to establish, and the FTERE Bronx Portfolio 5 Borrowers are required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited, so long as the Cash Sweep Event Period is continuing. During the continuance of a Cash Sweep Event Period, provided no event of default under the FTERE Bronx Portfolio 5 Mortgage Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves”, (ii) to pay debt service on the FTERE Bronx Portfolio 5 Mortgage Loan, (iii) to make the monthly deposit into the recurring replacements reserve as described above under “Escrows and Reserves”, (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow subaccount to be held as additional security for the FTERE Bronx Portfolio 5 Mortgage Loan during the continuance of such Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the excess cash flow subaccount are required to be disbursed to the FTERE Bronx Portfolio 5 Borrowers. Notwithstanding the foregoing, any amounts on deposit in the excess cash flow subaccount as a result of a Cash Sweep Event Period triggered by clause (ii) of the definition of Cash Sweep Event Period are required to be held as additional collateral for the FTERE Bronx Portfolio 5 Mortgage Loan until the FTERE Bronx Portfolio 5 Borrowers provide evidence reasonably satisfactory to the lender that the loan-to-value ratio (without taking into account the funds held in the excess cash flow subaccount) is not more than 67.3%.

“Cash Sweep Event Period” means a period:

(i)	Commencing upon an event of default under the FTERE Bronx Portfolio 5 Mortgage Loan documents and ending upon the cure, if applicable, of such event of default; or

(ii)	Commencing upon, if the J-51 Exemption Funds Release Conditions have not been satisfied by August 25, 2021 and ending on the date that the loan-to-value ratio (based upon $53,900,000 as the mortgage loan amount) is 67.3%. Notwithstanding the foregoing, the FTERE Bronx Portfolio 5 Borrowers have the right, but not the obligation, to end a Cash Sweep Event Period commenced in connection with this clause (ii) by depositing with the lender a cash deposit or a letter of credit in an amount equal to the remaining undisbursed amount of the J-51 Exemption Reserve. Such cash deposit or letter of credit will continue to be held as additional collateral for the FTERE Bronx Portfolio 5 Mortgage Loan until the FTERE Bronx Portfolio 5 Borrowers provide evidence reasonably satisfactory to the lender that the loan-to-value ratio (without taking into account such cash deposit or letter of credit) is not more than 67.3%.

Additional Secured Indebtedness (not including trade debts). None

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. After the expiration of the defeasance lockout period and prior to the monthly payment date occurring in September 2029, the FTERE Bronx Portfolio 5 Borrowers have the right to obtain a release of any one or more individual FTERE Bronx Portfolio 5 Properties, provided no event of default is continuing and subject to the conditions set forth in the FTERE Bronx Portfolio 5 Mortgage Loan documents, including, among others,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #3	Cut-off Date Balance:	$53,900,000
Various	FTERE Bronx Portfolio 5	Cut-off Date LTV:	67.3%
Bronx, NY		UW NCF DSCR:	2.13x
		UW NOI Debt Yield:	7.9%

(1) partial defeasance of the FTERE Bronx Portfolio 5 Mortgage Loan in a principal amount equal to 110% of the allocated loan amount for the individual FTERE Bronx Portfolio 5 Property being released, provided, however, that upon the written request of the FTERE Bronx Portfolio 5 Borrowers and subject to the lender’s receipt of an updated appraisal, the applicable release amount may be 100% of such allocated loan amount so long as (x) the loan-to-value ratio with respect to all remaining FTERE Bronx Portfolio 5 Properties is not greater than 55.0% and (y) the debt yield with respect to all remaining FTERE Bronx Portfolio 5 Properties is not less than 8.5%, (2) after giving effect to the partial defeasance, the debt yield of the remaining FTERE Bronx Portfolio 5 Properties is greater than the greater of the debt yield immediately prior to the partial defeasance and 7.7%, and (3) certain REMIC-related conditions are satisfied.

Letter of Credit. The FTERE Bronx Portfolio 5 Borrowers have the right, but not the obligation, (x) to end a Cash Sweep Event Period commenced in connection with clause (ii) of the definition of Cash Sweep Event Period by depositing with the lender a letter of credit in an amount equal to the remaining undisbursed amount of the J-51 Exemption Reserve, as described above and (y) to post a letter of credit in connection with an extension of the deadline for satisfaction of the J-51 Exemption Funds Release Conditions.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The FTERE Bronx Portfolio 5 Borrowers are required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the FTERE Bronx Portfolio 5 Properties together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to six months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) as full compliance with the loan documents, but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$53,004,911
Various	Texas Multifamily Portfolio	Cut-off Date LTV:	64.4%
Various, TX		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	9.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$53,004,911
Various	Texas Multifamily Portfolio	Cut-off Date LTV:	64.4%
Various, TX		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	9.0%

Texas Multifamily Portfolio
1 The Presidio Apartments Houston, TX
2 Ravenwood Apartments Houston, TX
3 Laguna Azul Apartments Baytown, TX
4 Pebble Walk Apartments Houston, TX
HOUSTON
Spring
Humble
Atascocita
Dyersdale
Aldine
North Houston
East Houston
Northside
Houston Heights
River Oaks
Uptown
Montrose
Downtown
Midtown
Bellaire
Jacinto City
Galena Park
Channelview
Cloverleaf
Highlands
Barrett
Baytown
HARRIS COUNTY
Pasadena
Deer Park
La Porte
South Houston
Taylor Lake Village
Seabrook
Kemah
Galveston Bay
Nassau Bay
League City
Bacliff
Dickinson
Texas City
Friendswood
Pearland
Brookside Village
FORT BEND COUNTY
BRAZORIA COUNTY
GALVESTON COUNTY
Fresno
Manvel
Alvin
Sienna Plantation
George Bush Intercontinental Airport
William P. Hobby Airport
Ellington Airport
La Porte Municipal Airport
Houston SW Airport
Sam Houston Tollway
North Loop
Katy Frwy
East Frwy
Gulf Frwy
South Loop
West Loop
East Loop
Northwest Frwy
Eastex Frwy
North Frwy
Hardy Toll Road
Crosby Frwy
Pasadena Frwy
South Frwy
Fort Bend Pkwy
Beaumont Hwy
METRORail
Rice Univ.
University of Houston
Texas Medical District
NRG Stadium
NRG Arena
Houston Baptist University
Houston Galleria
Northwest Mall
Northline Mall
Minute Maid Park
Lone Star College - North Harris
Deerbrook Mall
Greenspoint Mall
North Oaks Shopping Ctr.
Village Green Shopping Ctr.
Pasadena Town Square
Texas Chiropractic College
San Jacinto Coll. Central
Univ. of Houston-Clear Lake
NASA/ Johnson Space Ctr.
Clear Lake
Baybrook Mall
Almeda Mall
Kemah Boardwalk
San Jacinto Mall
San Jacinto State Park
Burnet Bay
Red Bluff Rd
Galveston Rd
Little York Rd
Rankin Rd
Winfield Rd
Mt. Houston Rd
Main St
Cullen Blvd
Mykawa Rd
Homestead Rd
N. Wayside Dr
Mesa Dr
Airline Dr
Garth Rd
COLO.
KANSAS
Wichita
Springfield
MO
Stillwater
TULSA
OKLAHOMA CITY
Norman
OKLAHOMA
Fort Smith
AR
Santa Fe
ALBUQUERQUE
Amarillo
NEW MEXICO
Lubbock
Wichita Falls
FT. WORTH
DALLAS
Shreveport
Tyler
Las Cruces
EL PASO
CIUDAD JUAREZ
Midland
Odessa
Abilene
TEXAS
Waco
San Angelo
Killeen
AUSTIN
Bryan College Station
SAN ANTONIO
Beaumont
Baytown
HOUSTON
Galveston
CHIHUAHUA
Eagle Pass
Victoria
MEXICO
Laredo
Corpus Christi
Gulf of Mexico
Edinburg
MONTERREY
McAllen
Brownsville

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 4 – Texas Multifamily Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		SMC		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/DBRS/Moody’s):		NR/NR/NR		Location:	Various, TX
Original Balance:		$53,300,000		General Property Type:	Multifamily
Cut-off Date Balance:		$53,004,911		Detailed Property Type:	Garden
% of Initial Pool Balance:		7.7%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	Various/Various
Borrower Sponsor:		Gary W. Gates, Jr.		Size:	1,034 Units
Guarantor:		Gary W. Gates, Jr.		Cut-off Date Balance per Unit:	$51,262
Mortgage Rate:		4.0300%		Maturity Date Balance per Unit:	$41,110
Note Date:		2/28/2020		Property Manager:	Gatesco, Inc.
First Payment Date:		4/6/2020			(borrower-related)
Maturity Date:		3/6/2030		Underwriting and Financial Information(2)
Original Term to Maturity:		120 months		UW NOI:	$4,792,639
Original Amortization Term:		360 months		UW NOI Debt Yield:	9.0%
IO Period:		0 months		UW NOI Debt Yield at Maturity:	11.3%
Seasoning:		4 months		UW NCF DSCR:	1.46x
Prepayment Provisions:		LO (28); YM1 (88); O (4)		Most Recent NOI:	$4,887,898 (5/31/2020 TTM)
Lockbox/Cash Mgmt Status:		Springing/Springing		2nd Most Recent NOI:	$4,779,398 (12/31/2019)
Additional Debt Type:		N/A		3rd Most Recent NOI(3):	$3,172,745 (12/31/2018)
Additional Debt Balance:		N/A		Most Recent Occupancy:	91.1% (6/30/2020)
Future Debt Permitted (Type):		No (N/A)		2nd Most Recent Occupancy:	93.0% (12/31/2019)
Reserves(1)				3rd Most Recent Occupancy:	93.7% (12/31/2018)
Type	Initial	Monthly	Cap	Appraised Value (as of)(4):	$82,250,000 (2/14/2020)
RE Tax:	$351,713	$117,238	N/A	Appraised Value per Unit(4):	$79,545
Insurance:	$69,172	$18,339	N/A	Cut-off Date LTV Ratio(4):	64.4%
Recurring Replacements:	$0	$25,900	N/A	Maturity Date LTV Ratio(4):	51.7%
Deferred Maintenance:	$1,123,550	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$53,300,000	100.0%	Loan Payoff:	$48,644,607	91.3%
			Return of Equity:	$2,746,827	5.2%
			Reserves:	$1,544,435	2.9%
			Closing Costs:	$364,132	0.7%
Total Sources:	$53,300,000	100.0%	Total Uses:	$53,300,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	Certain historical NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and prior to the economic disruption resulting from measures to combat the coronavirus, and certain DSCR, LTV and Debt Yield metrics were calculated, and the Texas Multifamily Portfolio Mortgage Loan (as defined below) was underwritten, based on such prior information. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(3)	The Ravenwood Apartments property was acquired by the borrower sponsor in October 2018 and therefore full year operating history for 2018 is not available. The 2018 NOI includes three months of operations from the Ravenwood Apartments property.

(4)	The “as-is portfolio” Appraised Value of $82.25 million for the Texas Multifamily Portfolio Properties (as defined below) as a whole reflects a 3.1% premium attributable to the aggregate appraised value of the individual properties. The aggregate “as-is” appraised value for the individual properties as of February 14, 2020 was $79.8 million, which results in a Cut-off Date LTV Ratio of 66.4% and a Maturity Date LTV Ratio of 53.3%. In addition, the “as-is” appraised value assumes that the Texas Multifamily Portfolio Borrowers will win their appeal of the tax assessment with respect to The Presidio Apartments property and the Ravenwood Apartments property. With respect to The Presidio Apartments property, the “as-is” appraised value is $28,400,000, and the value of the property without such assumption is approximately $25,000,000. With respect to the Ravenwood Apartments property, the “as-is” appraised value is $23,100,000, and the value of the property without such assumption is approximately $22,870,000.

The Mortgage Loan. The fourth largest mortgage loan (the “Texas Multifamily Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $53,300,000 and secured by a first priority fee mortgage on four multifamily properties totaling 1,034 units located in Houston and Baytown, Texas (collectively, the “Texas Multifamily Portfolio Properties”). The proceeds of the Texas Multifamily Portfolio Mortgage Loan were used to refinance prior loans encumbering the Texas Multifamily Portfolio Properties, return equity to the borrower sponsor, pay closing costs and fund reserves.

The Borrowers and the Borrower Sponsor. The borrowers are APTRW, LLC, APTLA, LLC, APTPW, LLC and APTTP, LLC (collectively, the “Texas Multifamily Portfolio Borrowers”), each a Texas limited liability company structured to be bankruptcy-remote with two independent directors at the managing member level.

The borrower sponsor and nonrecourse carve-out guarantor for the Texas Multifamily Portfolio Mortgage Loan is Gary W. Gates, Jr. The borrower sponsor has more than 35 years of commercial real estate experience in the management of multifamily properties throughout Texas. Mr. Gates currently owns and manages 33 multifamily properties totaling 7,828 units throughout the greater Houston area. The borrower sponsor acquired the Texas Multifamily Portfolio Properties between 1999 and 2018 and has a total cost basis of approximately $65.7 million.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$53,004,911
Various	Texas Multifamily Portfolio	Cut-off Date LTV:	64.4%
Various, TX		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	9.0%

The Properties. The Texas Multifamily Portfolio properties are comprised of four multifamily properties located in Houston and Baytown, Texas, collectively totaling 1,034 units with a weighted average occupancy of 91.1% as of June 30, 2020.

The following table presents detailed information with respect to each of the Texas Multifamily Portfolio Properties:

Texas Multifamily Portfolio Properties Summary
Property Name / Location	Property Type	Year Built/ Renovated	Units	Allocated Loan Amount (“ALA”)(1)	% of ALA(1)	Appraised Value(2)	% of Appraised Value	UW NOI	% of UW NOI
The Presidio Apartments 16201 El Camino Real Houston, TX	Multifamily	1968 / 2018	313	$18,968,922	35.6%	$28,400,000	35.6%	$1,578,704	32.9%
Ravenwood Apartments 7964 Amelia Road Houston, TX	Multifamily	1969 / 2019	234	$15,428,947	28.9%	$23,100,000	28.9%	$1,356,620	28.3%
Laguna Azul Apartments 1200 Northwood Street Baytown, TX	Multifamily	1976 / 2018	259	$10,018,797	18.8%	$15,000,000	18.8%	$928,980	19.4%
Pebble Walk Apartments 8500 Broadway Street Houston, TX	Multifamily	1974 / 2018	228	$8,883,333	16.7%	$13,300,000	16.7%	$928,335	19.4%
Total			1,034	$53,300,000	100.0%	$79,800,000	100.0%	$4,792,639	100.0%
Total Including Portfolio Premium						$82,250,000

(1)	Allocated Loan Amounts are based on appraised values. The Texas Multifamily Portfolio Mortgage Loan documents do not permit partial releases.
(2)	The “as-is portfolio” Appraised Value of $82.25 million for the Texas Multifamily Portfolio Properties as a whole reflects a 3.1% premium attributable to the aggregate appraised value of the individual properties. The aggregate “as-is” appraised value for the individual properties as of February 14, 2020 was $79.8 million. In addition, the “as-is” appraised value assumes that the Texas Multifamily Portfolio Borrowers will win their appeal of the tax assessment with respect to The Presidio Apartments property and the Ravenwood Apartments property. With respect to The Presidio Apartments property, the “as-is” appraised value is $28,400,000, and the value of the property without such assumption is approximately $25,000,000. With respect to the Ravenwood Apartments property, the “as-is” appraised value is $23,100,000, and the value of the property without such assumption is approximately $22,870,000.

The Presidio Apartments (313 Units, 35.6% ALA). The Presidio Apartments property is comprised of 313 units (153 one-bedroom, 117 two-bedroom and 43 three-bedroom units). The 8.54-acre parcel is improved with 24 two-story apartment buildings. The improvements are of wood-frame construction with brick veneer and wood siding exteriors. The Presidio Apartments property features one, two and three-bedroom layouts ranging in size from 490 to 1,754 SF. Asking rents range from $700 to $1,555 per month with an average asking rent of $945 and an average unit size of 879 SF. Community amenities include a club house, pool, playground and on-site laundry. Unit features include high speed internet access, washer/dryer hookups, tub/shower, walk-in closets and balconies. The borrower sponsor acquired The Presidio Apartments property in December 2015 for a purchase price of approximately $14.5 million. Since January 2018, the borrower sponsor has spent approximately $4.5 million on capital improvements, which included unit upgrades, roof replacement, plumbing and electrical repairs, new HVAC units, exterior siding replacement and fresh paint, porch repairs, new appliances and ceramic tile.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$53,004,911
Various	Texas Multifamily Portfolio	Cut-off Date LTV:	64.4%
Various, TX		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	9.0%

The following table presents detailed information with respect to the units at The Presidio Apartments property:

The Presidio Apartments Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF (1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 BR / 1 BA	14	4.5%	490	$691	$1.41	$700	$1.43
1 BR / 1 BA	43	13.7	575	$711	$1.24	$730	$1.27
1 BR / 1 BA	16	5.1	630	$759	$1.20	$765	$1.21
1 BR / 1 BA	30	9.6	650	$763	$1.17	$775	$1.19
1 BR / 1 BA	47	15.0	675	$777	$1.15	$790	$1.17
1 BR / 1 BA	3	1.0	720	$778	$1.08	$865	$1.20
2 BR / 1 BA	3	1.0	730	$875	$1.20	$875	$1.20
2 BR / 1 BA	19	6.1	775	$863	$1.11	$890	$1.15
2 BR / 1 BA	2	0.6	800	$903	$1.13	$910	$1.14
2 BR / 1 BA	8	2.6	880	$898	$1.02	$915	$1.04
2 BR / 1 BA	8	2.6	905	$906	$1.00	$925	$1.02
2 BR / 1 BA	8	2.6	920	$911	$0.99	$925	$1.01
2 BR / 1 BA Townhouse	2	0.6	1,024	$1,070	$1.04	$1,085	$1.06
2 BR / 1 BA Townhouse	15	4.8	1,088	$1,062	$0.98	$1,085	$1.00
2 BR / 1 BA Townhouse	17	5.4	1,134	$1,063	$0.94	$1,115	$0.98
2 BR / 1 BA Townhouse	3	1.0	1,137	$1,047	$0.92	$1,115	$0.98
2 BR / 1 BA Townhouse	8	2.6	1,332	$1,167	$0.88	$1,265	$0.95
2 BR / 2 BA	24	7.7	1,060	$1,026	$0.97	$1,070	$1.01
3 BR / 2 BA	14	4.5	1,290	$1,198	$0.93	$1,245	$0.97
3 BR / 2 BA	2	0.6	1,402	$1,275	$0.91	$1,315	$0.94
3 BR / 2.5 BA Townhouse	2	0.6	1,425	$1,348	$0.95	$1,415	$0.99
3 BR / 2.5 BA Townhouse	4	1.3	1,444	$1,350	$0.93	$1,415	$0.98
3 BR / 2.5 BA Townhouse	2	0.6	1,480	$1,263	$0.85	$1,440	$0.97
3 BR / 2.5 BA Townhouse	4	1.3	1,532	$1,378	$0.90	$1,450	$0.95
3 BR / 2.5 BA Townhouse	8	2.6	1,554	$1,371	$0.88	$1,465	$0.94
3 BR / 2.5 BA Townhouse	3	1.0	1,596	$1,398	$0.88	$1,490	$0.93
3 BR / 2.5 BA Townhouse	2	0.6	1,675	$1,305	$0.78	$1,490	$0.89
3 BR / 2.5 BA Townhouse	2	0.6	1,754	$1,410	$0.80	$1,555	$0.89
Total/Wtd. Avg.	313	100.0%	879	$914	$1.04	$945	$1.08

(1)	Based on the borrower rent roll dated June 30, 2020.
(2)	Based on the appraisal.

Ravenwood Apartments (234 Units, 28.9% ALA). The Ravenwood Apartments property is comprised of 234 units (38 one-bedroom, 156 two-bedroom and 40 three-bedroom units). The 13.47-acre parcel is improved with 33 two-story apartment buildings. The improvements are constructed with brick masonry. The Ravenwood Apartments property features one, two and three-bedroom layouts ranging in size from 740 to 1,215 SF. Asking rents range from $775 to $1,070 per month with an average asking rent of $951 and an average unit size of 1,129 SF. Community amenities include a playground, free Wi-Fi areas and on-site laundry. Unit features include high speed internet access, washer/dryer hookups, tub/shower, walk-in closets and balconies. The borrower sponsor acquired the Ravenwood Apartments property in October 2018 for a purchase price of approximately $21.9 million. Since October 2018, the borrower sponsor has spent approximately $971,007 on capital improvements which included unit upgrades, roof replacement, plumbing and electrical repairs, new appliances and ceramic tile.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$53,004,911
Various	Texas Multifamily Portfolio	Cut-off Date LTV:	64.4%
Various, TX		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	9.0%

The following table presents detailed information with respect to the units at the Ravenwood Apartments property:

Ravenwood Apartments Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF (1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 BR / 1 BA	38	16.2%	740	$761	$1.03	$775	$1.05
2 BR / 2 BA	140	59.8	1,200	$913	$0.76	$960	$0.80
2 BR / 2.5 BA Townhouse	16	6.8	1,215	$1,000	$0.82	$1,000	$0.82
3 BR / 2 BA	40	17.1	1,215	$1,062	$0.87	$1,070	$0.88
Total/Wtd. Avg.	234	100.0%	1,129	$920	$0.81	$951	$0.84

(1)	Based on the borrower rent roll dated June 30, 2020.
(2)	Based on the appraisal.

Laguna Azul Apartments (259 Units, 18.8% ALA). The Laguna Azul Apartments property is comprised of 259 units (103 one-bedroom, 125 two-bedroom and 31 three-bedroom units). The 20.21-acre parcel is improved with 30 two-story apartment buildings. The improvements are of wood-frame construction with brick veneer and wood siding exteriors. The Laguna Azul Apartments property features one, two and three-bedroom layouts ranging in size from 564 to 1,328 SF. Asking rents range from $500 to $875 per month with an average asking rent of $653 and an average unit size of 916 SF. Community amenities include a playground, pool, volleyball court, clubhouse and on-site laundry. Unit features include high speed internet access, washer/dryer hookups, tub/shower, fireplace, walk-in closets and balconies. The borrower sponsor acquired the Laguna Azul Apartments property in May 2017 for a purchase price of approximately $11.6 million. Since January 2018, the borrower sponsor has spent approximately $5.0 million on capital improvements, which included unit upgrades, roof replacement, plumbing and electrical repairs, new HVAC units, exterior siding replacement and fresh paint, porch repairs, new appliances and ceramic tile. There are 16 unavailable units at the Laguna Azul property as a result of fire and water damage. The engineering consultant estimates the cost to repair the unavailable units to be approximately $150,000. The borrower sponsor reported that repairs are being conducted to bring the unavailable units back online.

The following table presents detailed information with respect to the units at the Laguna Azul Apartments property:

Laguna Azul Apartments Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF (1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 BR / 1 BA	6	2.3%	564	$484	$0.86	$500	$0.89
1 BR / 1 BA	97	37.5	690	$517	$0.75	$535	$0.78
2 BR / 1 BA	15	5.8	798	$597	$0.75	$625	$0.78
2 BR / 1.5 BA	86	33.2	1,026	$680	$0.66	$700	$0.68
2 BR / 2 BA	24	9.3	1,078	$695	$0.64	$750	$0.70
3 BR / 2 BA	10	3.9	1,301	$767	$0.59	$825	$0.63
3 BR / 2.5 BA Townhouse	21	8.1	1,328	$829	$0.62	$875	$0.66
Total/Wtd. Avg.	259	100.0%	916	$626	$0.68	$653	$0.71

(1)	Based on the borrower rent roll dated June 30, 2020.
(2)	Based on the appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$53,004,911
Various	Texas Multifamily Portfolio	Cut-off Date LTV:	64.4%
Various, TX		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	9.0%

Pebble Walk Apartments (228 Units, 16.7% ALA). The Pebble Walk Apartments property is comprised of 228 units (144 one-bedroom and 84 two-bedroom units). The 6.05-acre parcel is improved with 19 two-story apartment buildings. The improvements are of wood-frame construction. The Pebble Walk Apartments property features one and two-bedroom layouts ranging in size from 543 to 912 SF. Asking rents range from $565 to $725 per month with an average asking rent of $631 and an average unit size of 714 SF. Community amenities include a playground, free Wi-Fi areas and on-site laundry. Unit features include high speed internet access, washer/dryer hookups, tub/shower, walk-in closets and balconies. The borrower sponsor acquired the Pebble Walk Apartments property in February 1999 for a purchase price of approximately $3.0 million. Since January 2018, the borrower sponsor has spent approximately $4.1 million on capital improvements, which included unit upgrades, roof replacement, plumbing and electrical repairs, new HVAC units, exterior siding replacement and fresh paint, porch repairs, new appliances and ceramic tile.

The following table presents detailed information with respect to the units at the Pebble Walk Apartments property:

Pebble Walk Apartments Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF (1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 BR / 1 BA	64	28.1%	543	$553	$1.02	$565	$1.04
1 BR / 1 BA	40	17.5	630	$571	$0.91	$585	$0.93
1 BR / 1 BA	40	17.5	655	$570	$0.87	$585	$0.89
2 BR / 1 BA	84	36.8	912	$689	$0.76	$725	$0.79
Total/Wtd. Avg.	228	100.0%	714	$609	$0.85	$631	$0.88

(1)	Based on the borrower rent roll dated June 30, 2020.
(2)	Based on the appraisal.

COVID-19 Update. As of July 8, 2020, the Texas Multifamily Portfolio Mortgage Loan is current as of the July debt service payment and is not subject to any forbearance, modification or debt service relief request. As of May 31, 2020, the borrower sponsor has reported that the Texas Multifamily Portfolio Properties are open and operating with the exception of the swimming pool at The Presidio Apartments property. As of July 17, 2020, the borrower sponsor reported that 92.7% of tenants by underwritten base rent have paid their full July 2020 rent payments. According to the borrower sponsor, 12 tenants across 1,034 units were paying rent under payment plans. The Texas Multifamily Portfolio Properties remain 91.1% occupied as of June 30, 2020.

The Markets. The Presidio Apartments property is located at 16201 El Camino Real, approximately 24 miles south of downtown Houston. According to the appraisal, The Presidio Apartments property is located in the Clear Lake/Webster/League City multifamily submarket. The Presidio Apartments property is located near Loop 610, which provides access to the Texas Medical Center and Houston central business district (“CBD”) (approximately a 20 minute drive), as well as the Galleria/Uptown area (approximately a 40 minute drive), Houston’s three largest employment centers. The Presidio Apartments property is also approximately 15 minutes from Hobby Airport, Houston’s regional airport and home of the local operations for Southwest Airlines. According to the appraisal, the Clear Lake/Webster/League City multifamily submarket has a vacancy rate of 8.9% and average asking rents of $1,085 per unit as of February 2020. Within a one-, three- and five-mile radius of The Presidio Apartments property, the estimated 2019 population is 16,768, 77,249 and 172,670, respectively. Within the same radii, the estimated 2019 average household income is $75,466, $97,251 and $104,788, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$53,004,911
Various	Texas Multifamily Portfolio	Cut-off Date LTV:	64.4%
Various, TX		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	9.0%

The following table presents certain information relating to comparable multifamily rental properties to The Presidio Apartments:

Comparable Rental Summary
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Market Rent per SF	Average Market Rent per Unit
The Presidio Apartments 16201 El Camino Real Houston, TX	1968 / 2018	95.2%(1)	313

1BR / 1BA

1BR / 1BA

1BR / 1BA

1BR / 1BA

1BR / 1BA

1BR / 1BA

2BR / 1BA

2BR / 1BA

2BR / 1BA

2BR / 1BA

2BR / 1BA

2BR / 1BA

2BR / 1BA TH

2BR / 2BA

2BR / 1BA TH

2BR / 1BA TH

2BR / 1BA TH

2BR / 1BA TH

3BR / 2BA

3BR / 2BA

3BR / 2.5BA TH

3BR / 2.5BA TH

3BR / 2.5BA TH

3BR / 2.5BA TH

3BR / 2.5BA TH

3BR / 2.5BA TH

3BR / 2.5BA TH

3BR / 2.5BA TH

					490 575 630 650 675 720 730 775 800 880 905 920 1,024 1,060 1,088 1,134 1,137 1,332 1,290 1,402 1,425 1,444 1,480 1,532 1,554 1,596 1,675 1,754	$1.43 $1.27 $1.21 $1.19 $1.17 $1.20 $1.20 $1.15 $1.14 $1.04 $1.02 $1.01 $1.06 $1.01 $1.00 $0.98 $0.98 $0.95 $0.97 $0.94 $0.99 $0.98 $0.97 $0.95 $0.94 $0.93 $0.89 $0.89	$700 $730 $765 $775 $790 $865 $875 $890 $910 $915 $925 $925 $1,085 $1,070 $1,085 $1,115 $1,115 $1,265 $1,245 $1,315 $1,415 $1,415 $1,440 $1,450 $1,465 $1,490 $1,490 $1,555
Bay House Apartments 2041 San Sebastian Houston, TX	1967 / 2015	91.0%	190	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 1.5BA TH 2BR / 1BA 2BR / 2BA 2BR / 2.5BA TH 3BR / 3BA	744 837 692 701 775 1,038 1,192 978 1,020 1,252 1,348	$1.17 $1.18 $1.20 $1.21 $1.24 $1.05 $1.06 $1.06 $1.08 $1.09 $1.08	$869 $989 $829 $849 $959 $1,094 $1,269 $1,039 $1,099 $1,369 $1,459
The Grand Hampton At Clearlake 16202 El Camino Real Houston, TX	1977 / 2018	94.0%	347	1BR / 1BA 1BR / 1BA 2BR / 1.5BA 2BR / 1.5BA 2BR / 1.5BA 2BR / 1.5BA 2BR / 1BA 2BR / 2BA 3BR / 2BA 3BR / 2BA 3BR / 2.5BA 3BR / 2.5BA	851 700 1,265 1,188 914 919 909 1,239 1,257 1,287 1,392 1,409	$1.15 $1.23 $0.99 $1.00 $1.11 $1.13 $1.13 $1.18 $0.97 $1.01 $1.01 $1.02	$976 $863 $1,255 $1,190 $1,014 $1,038 $1,027 $1,465 $1,217 $1,306 $1,408 $1,443
The Riviera at Clear Lake 16457 El Camino Real Houston, TX	1963 / 1980	94.0%	289	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1.5BA 2BR / 1.5BA 3BR / 2BA	730 719 631 995 1,096 1,132	$1.11 $1.16 $1.25 $0.97 $0.99 $1.10	$813 $831 $788 $969 $1,084 $1,248
The Park at Clear Lake 1239 Bay Area Boulevard Houston, TX	1973 / 2017	86.0%	342	1BR / 1BA 2BR / 1BA 2BR / 1BA	670 850 800	$1.44 $1.39 $1.41	$962 $1,180 $1,125
Creekside Villas at Clear Lake 707 El Dorado Houston, TX	1978 / N/A	96.0%	202	1BR / 1BA Den 1BR / 1BA Den 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2.5BA 2BR / 2BA Den 2BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA Den 3BR / 2BA	848 853 700 650 550 1,257 1,250 914 914 950 1,270 1,274	$1.19 $1.23 $1.30 $1.31 $1.40 $1.11 $1.14 $1.17 $1.17 $1.18 $1.20 $2.13	$1,009 $1,053 $913 $850 $771 $1,397 $1,430 $1,066 $1,073 $1,122 $1,521 $2,711

Source: Appraisal, unless otherwise stated.

(1)	Based on the borrower rent roll dated June 30, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$53,004,911
Various	Texas Multifamily Portfolio	Cut-off Date LTV:	64.4%
Various, TX		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	9.0%

The Ravenwood Apartments property is located at 7964 Amelia Road, approximately 12 miles northwest of downtown Houston. According to the appraisal, the Ravenwood Apartments property is located in the Memorial/Spring Branch multifamily submarket. The Ravenwood Apartments property is located just north of Interstate 10 and near the Loop 610. According to the appraisal, the Memorial/Spring Branch multifamily submarket has a vacancy rate of 11.5% and average asking rents of $998 per unit as of February 2020. Within a one-, three- and five-mile radius of the Ravenwood Apartments property, the estimated 2019 population is 22,211, 144,402 and 376,953, respectively. Within the same radii, the estimated 2019 average household income is $60,409, $89,329 and $108,885, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Ravenwood Apartments:

Comparable Rental Summary
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Market Rent per SF	Average Market Rent per Unit
Ravenwood Apartments 7964 Amelia Road Houston, TX	1969 / 2019	88.0%(1)	234	1BR / 1BA 2BR / 2BA 2BR / 2.5BA 3BR / 2BA	740 1,200 1,215 1,215	$1.05 $0.80 $0.82 $0.88	$775 $960 $1,000 $1,070
Castlewood 7000 Westview Houston, TX	1972 / 2019	94.0%	334	1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 1BA 2BR / 1BA 3BR / 2BA 3BR / 2BA	700 700 1,035 975 912 1,035 975 912 1,375 1,375	$1.19 $1.47 $1.00 $1.04 $1.09 $1.20 $1.24 $1.30 $0.88 $1.03	$831 $1,031 $1,035 $1,011 $990 $1,240 $1,211 $1,190 $1,216 $1,416
Hilton Town 2201 Wirt Road Houston, TX	1972 / N/A	96.0%	238	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 1BA 2BR / 2BA 2BR / 1BA 3BR / 2BA	945 714 675 1,071 935 945 850 1,190	$0.81 $0.91 $0.93 $0.78 $0.80 $0.81 $0.86 $0.84	$770 $650 $630 $840 $750 $770 $735 $1,000
Palma Royal Apartments 7429 Long Point Houston, TX	1966 / N/A	94.0%	102	1BR / 1BA TH 2BR / 1BA 3BR / 2BA	700 810 1,100	$0.99 $1.01 $0.83	$690 $819 $915
Raghu Apartments 8655 Pitner Road Houston, TX	1970 / N/A	95.0%	232	1BR / 1BA 2BR / 2BA 2BR / 1BA 3BR / 2BA	700 1,023 906 1,344	$1.04 $0.85 $0.89 $0.84	$730 $865 $805 $1,125
Woods Of Spring Grove 7901 Amelia Road Houston, TX	1969 / N/A	93.0%	144	1BR / 1BA TH 2BR / 2BA 3BR / 2BA 3BR / 2BA	740 1,177 1,420 1,200	$1.08 $0.83 $0.90 $1.00	$800 $975 $1,275 $1,195

Source: Appraisal, unless otherwise stated.

(1)	Based on the borrower rent roll dated June 30, 2020.

The Laguna Azul Apartments property is located at 1200 Northwood Street, approximately 26 miles east of downtown Houston. According to the appraisal, the Laguna Azul Apartments property is located in the Baytown multifamily submarket. Baytown is home to several of ExxonMobil’s integrated sites, including the Baytown Refinery, Baytown Chemical Plant and Americas Area Engineering Office. The ExxonMobil Baytown Area is the largest petroleum & petrochemical complex in the United States. Additionally, the Laguna Azul Apartments property is located just south of Interstate 10 and approximately two minutes from Houston Methodist Baytown Hospital. According to the appraisal, the Baytown multifamily submarket has a vacancy rate of 11.3% and average asking rents of $891 per unit as of February 2020. Within a one-, three- and five-mile radius of the Laguna Azul Apartments property, the estimated 2019 population is 10,469, 65,616 and 96,767, respectively. Within the same radii, the estimated 2019 average household income is $49,153, $63,262 and $72,250, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$53,004,911
Various	Texas Multifamily Portfolio	Cut-off Date LTV:	64.4%
Various, TX		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	9.0%

The following table presents certain information relating to comparable multifamily rental properties to the Laguna Azul Apartments:

Comparable Rental Summary
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Market Rent per SF	Average Market Rent per Unit
Laguna Azul Apartments 1200 Northwood Street Baytown, TX	1976 / 2018	86.1%(1)	259	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1.5BA 2BR / 2BA 3BR / 2BA 3BR / 2.5BA	564 690 798 1,026 1,078 1,301 1,328	$0.89 $0.78 $0.78 $0.68 $0.70 $0.63 $0.66	$500 $535 $625 $700 $750 $825 $875
Bay Pointe 811 Northwood Baytown, TX	1976 / 2017	92.0%	314	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 1BA 2BR / 1BA TH 2BR / 1BA 2BR / 2BA 3BR / 2BA TH 3BR / 1.5BA 3BR / 2BA	625 675 578 975 877 950 834 904 1,362 1,209 1,250	$0.84 $0.85 $0.87 $0.64 $0.66 $0.66 $0.69 $0.69 $0.62 $0.64 $0.66	$525 $575 $500 $625 $575 $625 $575 $625 $850 $775 $825
Avalon Bay 925 Northwood Baytown, TX	1982 / N/A	95.0%	220	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1.5BA 2BR / 1.5BA 2BR / 2BA	654 700 622 887 830 925	$0.80 $0.80 $0.81 $0.80 $0.80 $0.80	$525 $560 $505 $710 $665 $740
Creekside 3120 Decker Baytown, TX	1978 / N/A	92.0%	250	1BR / 1BA Den 1BR / 1BA Den 1BR / 1BA 1BR / 1BA 2BR / 2BA Den 2BR / 1.5BA TH 2BR / 1.5BA TH 2BR / 1BA 2BR / 1BA 3BR / 2.5BA TH 3BR / 2BA	830 853 700 650 1,270 1,300 1,242 914 900 1,455 1,287	$0.77 $0.77 $0.93 $0.96 $0.66 $0.67 $0.70 $0.77 $0.78 $0.67 $0.71	$635 $660 $650 $625 $835 $865 $865 $700 $700 $975 $910
Bay Oaks Apartments 1700 Bob Smith Road Baytown, TX	1978 / 2017	92.0%	146	1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 1BA 3BR / 2BA 3BR / 2BA	700 625 900 815 1,297 1,112	$1.00 $1.10 $0.98 $1.01 $0.93 $0.97	$700 $685 $885 $825 $1,200 $1,075
The Ranch at Rollingbrook 3403 Garth Road Baytown, TX	1983 / N/A	96.0%	219	1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 2BA 2BR / 2BA	656 504 920 920 866	$1.14 $1.33 $0.99 $1.00 $1.14	$749 $669 $914 $923 $989

Source: Appraisal, unless otherwise stated.

(1)	Based on the borrower rent roll dated June 30, 2020.

The Pebble Walk Apartments property is located at 8500 Broadway Street, approximately 10 miles southeast of downtown Houston. According to the appraisal, the Pebble Walk Apartments property is located in the University of Houston/I-45 South multifamily submarket. The Pebble Walk Apartments property is located near Loop 610, which provides access to the Texas Medical Center (approximately a 10 minute drive), the Houston CBD (approximately a 15 minute drive) and the Galleria/Uptown area (approximately a 20 minute drive), Houston’s three largest employment centers. Pebble Walk is also a five minute drive from Hobby Airport, Houston’s regional airport and home of the local operations for Southwest Airlines. According to the appraisal, the University of Houston/I-45 South multifamily submarket has a vacancy rate of 9.9% and average asking rents of $765 per unit as of February 2020. Within a one-, three- and five-mile radius of the Pebble Walk Apartments property, the estimated 2019 population is 23,235, 126,580 and 335,045, respectively. Within the same radii, the estimated 2019 average household income is $50,300, $52,952 and $53,133, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$53,004,911
Various	Texas Multifamily Portfolio	Cut-off Date LTV:	64.4%
Various, TX		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	9.0%

The following table presents certain information relating to comparable multifamily rental properties to the Pebble Walk Apartments:

Comparable Rental Summary
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Market Rent per SF	Average Market Rent per Unit
Pebble Walk Apartments 8500 Broadway Street Houston, TX	1974 / 2018	94.3%(1)	228	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA	543 630 655 912	$1.04 $0.93 $0.89 $0.79	$565 $585 $585 $725
Bellfort Plaza 7035 Bellfort Houston, TX	1964 / N/A	99.0%	154	1BR / 1BA 2BR / 1BA 2BR / 1.5BA 2BR / 2BA	648 825 825 810	$1.02 $0.91 $0.94 $1.02	$660 $753 $778 $830
Broadway Casa 8405 Broadway Street Houston, TX	1973 / N/A	89.0%	150	1BR / 1BA 1BR / 1BA 2BR / 1.5BA Loft 2BR / 1BA	704 632 903 821	$0.84 $0.93 $0.79 $0.81	$590 $590 $715 $665
Casa Cruz 6727 Telephone Houston, TX	1972 / 2018	93.0%	262	1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 2BA 2BR / 1BA 2BR / 1BA	650 550 930 923 888 864	$1.08 $1.27 $0.92 $0.93 $0.97 $0.99	$699 $699 $859 $859 $859 $859
Crescent City Apartments 8501 Broadway Street Houston, TX	1975 / 2014	89.0%	328	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA	720 615 630 720 565 630 615 565 964 912 912 964 964	$0.97 $0.99 $1.03 $1.04 $1.08 $1.11 $1.12 $1.14 $0.83 $0.89 $0.92 $0.93 $1.04	$699 $609 $649 $749 $609 $699 $689 $645 $799 $815 $839 $899 $999
Savannah Apartments 8800 Broadway Street Houston, TX	1975 / 2018	89.0%	306	1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 1BA 2BR / 1BA 2BR / 2BA	660 713 1,060 900 850 1,050	$0.96 $1.26 $0.85 $0.88 $0.94 $1.05	$635 $900 $900 $795 $795 $1,099

Source: Appraisal, unless otherwise stated.

(1)	Based on the borrower rent roll dated June 30, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$53,004,911
Various	Texas Multifamily Portfolio	Cut-off Date LTV:	64.4%
Various, TX		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	9.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Texas Multifamily Portfolio Properties.

Cash Flow Analysis(1)
	2017(2)	2018(2)	2019	5/31/2020 TTM	UW	UW Per Unit
Gross Potential Rent	$5,120,642	$6,549,287	$8,685,819	$8,744,824	$9,557,751	$9,243
Other Income	$150,013	$164,531	$258,877	$235,001	$235,001	$227
Vacancy and Concessions	$0	$0	$0	$0	($812,927)	($786)
Effective Gross Income	$5,270,655	$6,713,817	$8,944,696	$8,979,825	$8,979,825	$8,685

Taxes	$658,014	$1,087,162	$1,365,874	$1,365,874	$1,365,874	$1,321
Insurance	$79,813	$103,149	$146,244	$124,811	$220,069	$213
Other Operating Expenses	$1,916,331	$2,350,761	$2,653,180	$2,601,243	$2,601,243	$2,516
Total Operating Expenses	$2,654,158	$3,541,072	$4,165,298	$4,091,928	$4,187,187	$4,050

Net Operating Income	$2,616,497	$3,172,745	$4,779,398	$4,887,898	$4,792,639	$4,635
TI/LC	$0	$0	$0	$0	$0	$0
Capital Expenditures	$0	$0	$0	$0	$310,200	$300
Net Cash Flow	$2,616,497	$3,172,745	$4,779,398	$4,887,898	$4,482,439	$4,335

Occupancy %(3)	87.6%	93.7%	93.0%	91.1%	91.5%
NOI DSCR	0.85x	1.04x	1.56x	1.59x	1.56x
NCF DSCR	0.85x	1.04x	1.56x	1.59x	1.46x
NOI Debt Yield	4.9%	6.0%	9.0%	9.2%	9.0%
NCF Debt Yield	4.9%	6.0%	9.0%	9.2%	8.5%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender UW.
(2)	The Ravenwood Apartments property was acquired by the borrower sponsor in October 2018 and therefore full year operating history for 2017 and 2018 is not available. The 2018 financial information includes three months of operations from the Ravenwood Apartments property. Additionally, the Laguna Azul Apartments property was acquired by the borrower sponsor in May 2017 and therefore full year operating history for 2017 is not available. The 2017 financial information include eight months of operations from the Laguna Azul Apartments property.
(3)	The Ravenwood Apartments property was acquired by the borrower sponsor in October 2018. The Laguna Azul Apartments property was acquired by the borrower sponsor in May 2017. Therefore 2017 Occupancy % is based on the weighted average occupancies of The Presidio Apartments, Pebble Walk Apartments and Laguna Azul Apartments properties. 5/31/2020 TTM Occupancy % reflects occupancy as of June 30, 2020. UW Occupancy % is equal to underwritten economic occupancy.

Escrows and Reserves.

Real Estate Taxes – The Texas Multifamily Portfolio Mortgage Loan documents provide for an upfront real estate tax reserve of $351,713 and an ongoing monthly real estate tax reserve in an amount equal to 1/12 of the annual estimated real estate taxes (initially $117,238).

Insurance – The Texas Multifamily Portfolio Mortgage Loan documents provide for an upfront insurance reserve of $69,172 and an ongoing monthly insurance reserve in an amount equal to 1/12 of the annual estimated insurance premiums (initially $18,339).

Replacement Reserve – The Texas Multifamily Portfolio Mortgage Loan documents provide for a monthly capital expenditure reserve of $25,900.

Deferred Maintenance Reserve – The Texas Multifamily Portfolio Mortgage Loan documents provide for an upfront deferred maintenance reserve of $1,123,550.

Lockbox and Cash Management. The Texas Multifamily Portfolio Mortgage Loan documents require a springing lockbox with springing cash management upon the occurrence of a Sweep Event (as defined below). After the occurrence of a Sweep Event, the Texas Multifamily Portfolio Borrowers must establish a lockbox account and the Texas Multifamily Portfolio Borrowers or property manager, as applicable, are required to direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Texas Multifamily Portfolio Mortgage Loan documents (i) to make deposits into the tax and insurance escrows, if required, (ii) to pay debt service, (iii) to make deposits into the replacement reserves, if required and (iv) to pay for monthly operating expenses in accordance with the annual budget approved by the lender and extraordinary expenses approved by the lender and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Texas Multifamily Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Texas Multifamily Portfolio Mortgage Loan during the continuance of such Sweep Event.

A “Sweep Event” will commence upon the earliest of the following: (i) the occurrence and continuance of an event of default and (ii) the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.15x.

A Sweep Event will end: with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), when the debt service coverage ratio based on the trailing 12-month period is at least 1.20x for two consecutive calendar quarters.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #4	Cut-off Date Balance:	$53,004,911
Various	Texas Multifamily Portfolio	Cut-off Date LTV:	64.4%
Various, TX		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	9.0%

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Texas Multifamily Portfolio Borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Texas Multifamily Portfolio Properties and business interruption insurance for 12 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Office – CBD	Loan #5	Cut-off Date Balance:	$40,000,000
525 Market Street	525 Market Street	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$40,000,000
525 Market Street	525 Market Street	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

Floor						
38	**Amazon.com Services, Inc.** Suite 3800 28,582 SF Exp. 2/2030					
37	**Amazon.com Services, Inc.** Suite 3700 28,572 SF Exp. 2/2030					
36	**Amazon.com Services, Inc.** Suite 3600 28,840 SF Exp. 2/2030					
35	**Amazon.com Services, Inc.** Suite 3500 28,940 SF Exp. 2/2030					
34	**Willis Insurance Services of California, Inc.** Suite 3400 28,500 SF Exp. 6/2025					
33	**Amazon.com Services, Inc.** Suite 3300 28,734 SF Exp. 4/2028					
32	**Sephora USA, Inc.** Suite 3200 28,730 SF Exp. 10/2021					
31	**Cloudera, Inc.** Suite 3100 28,715 SF Exp. 5/2026					
30	**Cloudera, Inc.** Suite 3000 28,557 SF Exp. 5/2026					
29	**Zurich American Insurance Company** Suite 2900 28,041 SF Exp. 11/2022					
28	**Medivation LLC** Suite 2800 16,181 SF Exp. 8/2026	**Zurich American Insurance Company** Suites 2820/2850/2860 11,882 SF Exp. 11/2022				
27	**Amazon.com Services, Inc.** Suite 2700 12,478 SF Exp. 1/2028	**Edelman Public Relations** Suite 2710 16,501 SF Exp. 7/2027				
26	**Amazon.com Services, Inc.** Suite 2600 28,987 SF Exp. 1/2028					
25	**Amazon.com Services, Inc.** Suite 2500 28,987 SF Exp. 1/2028					
24	**Amazon.com Services, Inc.** Suite 2400 28,709 SF Exp. 1/2031					
23	**Amazon.com Services, Inc.** Suite 2300 28,703 SF Exp. 1/2031					
22	**Amazon.com Services, Inc.** Suite 2200 28,703 SF Exp. 1/2031					
21	**Amazon.com Services, Inc.** Suite 2100 28,980 SF Exp. 1/2028					
20	**Amazon.com Services, Inc.** Suite 2000 28,996 SF Exp. 1/2028					
19	**Amazon.com Services, Inc.** Suite 1900 28,880 SF Exp. 1/2028					
18	**Allianz Global Corporate & Specialty SE** Suite 1800 8,247 SF Exp. 3/2024	**Disney Streaming Services LLC** Suites 1810-1850 20,388 SF Exp. 6/2024				
17	**Wilson Elser** Suite 1700 27,710 SF Exp. 1/2022					
16	**Wells Fargo Bank, N.A.** Suite 1600 28,109 SF Exp. 5/2026					
15	**Sephora USA, Inc.** Suite 1500 28,350 SF Exp. 10/2021					
14	**Edelman Public Relations** Suite 1420 12,765 SF Exp. 7/2027	**Disney Streaming Services LLC** Suite 1450 8,310 SF Exp. 6/2024	**TMP Worldwide** Suite 1460 6,933 SF Exp. 6/2024			
12	**Wells Fargo Bank, N.A.** Suite 1200 28,260 SF Exp. 6/2025					
11	**Sephora USA, Inc.** Suite 1100 28,346 SF Exp. 10/2021					
10	**Wells Fargo Bank, N.A.** Suite 1000 28,365 SF Exp. 6/2025					
9	**Wells Fargo Bank, N.A.** Suite 900 28,265 SF Exp. 6/2025					
8	**Wells Fargo Bank, N.A.** Suite 800 28,237 SF Exp. 6/2025					
7	**Sephora USA, Inc.** Suites 700/750 25,404 SF Exp. 10/2021	**Management Office** Suite 730 2,921 SF				
6	**Sift Science, Inc.** Suite 600 28,770 SF Exp. 9/2027					
5	**Vacant** Suite 500 28,270 SF					
4	**Sephora USA, Inc.** Suite 400 28,227 SF Exp. 10/2023					
3	**Sephora USA, Inc.** Suite 300 28,240 SF Exp. 10/2023					
2	**Amazon.com Services, Inc.** Suites 200/210 23,370 SF Exp. 1/2028					
1	**Dragoneats LLC** Suite 100 1,170 SF Exp. 12/2024	**TD Ameritrade, Inc.** Suite 120 3,933 SF Exp. 12/2024	**ProperFood, LLC** Suites 130/170 932 SF Exp. 4/2027	**Joe & The Juice** Suite 150 3,014 SF Exp. 12/2026	**Chipotle Mexican Grill, Inc.** Suite 160 4,122 SF Exp. 3/2022	**Wells Fargo Bank, N.A.** Suite 165 1,785 SF Exp. 6/2025

- VACANT
- BUILDING
- 2021 – 2022
- 2023 – 2024
- 2025 – 2026
- 2027+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$40,000,000
525 Market Street	525 Market Street	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

525 Market Street
525 Market Street
San Francisco, CA 94105
SAN FRANCISCO
San Francisco Bay
Telegraph Hill
Chinatown
Financial District
Union Square
SoMa
South Beach
Bay Bridge
Union St
Green St
Vallejo St
Broadway
Pacific Ave
Jackson St
Washington St
Clay St
Sacramento St
California St
Pine St
Bush St
Sutter St
Post St
Geary St
O'Farrell St
Ellis St
Eddy St
Market St
Mission St
Howard St
Folsom St
Harrison St
Bryant St
Brannan St
Clementina St
Tehama St
Jessie St
Montgomery St
Sansome St
Battery St
Front St
Davis St
Drumm St
Embarcadero
Kearny St
Grant Ave
Stockton St
Powell St
Main St
Beale St
Fremont St
1st St
2nd St
3rd St
4th St
5th St
Spear St
Steuart St
Delancey St
Federal St
CABLE CAR LINE
CENTRAL SUBWAY (Under Construction)
MUNI METRO
BART
EMBARCADERO & GREEN
EMBARCADERO & BROADWAY
EMBARCADERO & WASHINGTON
EMBARCADERO
DON CHEE WAY & STEUART
MONTGOMERY
POWELL
UNION SQUARE
YERBA BUENA/ MOSCONE
ABC Broadcast Center
NORTHEAST WATERFRONT HISTORIC DISTRICT
KPIX TV
Sydney G. Walton Square
Maritime Plaza
Ferry Park
Embarcadero Plaza
Ferry Building
Ferry Building Marketplace
Justin Herman Plaza
Transamerica Pyramid
Transamerica Redwood Park
Portsmouth Square
EMBARCADERO CENTER
One Embarcadero
Two Embarcadero
Three Embarcadero
Four Embarcadero
Omni San Francisco
The Fairmont San Francisco
InterContinental Mark Hopkins
Ritz Carlton
St. Mary's Square
Bank of America Bldg.
California Center
100 Pine Center
101 California
388 Market Street
One Front Street
Southern Pacific Bldg.
One Market Plaza
Federal Reserve Bank of SF
Pacific Gas and Electric
333 Market Street
100 Spear
Rincon Center
200 Spear Street
One Bush Plaza
455 Market Street
Hallidie Building
100 Montgomery
Crocker Galleria
Grand Hyatt SF
Sir Francis Drake
Union Square
Macy's
50 Fremont Center
Millennium Tower
Park Tower at Transbay (Under Constr.)
Google SF
Gap HQ
Salesforce Tower
Golden Gate University
100 First St.
TRANSBAY TRANSIT CENTER
Bit Torrent
Temporary Transbay Terminal
MIRA (Under Constr.)
Twilio
The Infinity Towers
JPMorgan Chase Bldg.
WeWork
Foundry Square I
Foundry Square II
Foundry Square III
Foundry Square IV
Academy of Art University
Four Seasons Hotel SF
Museum of the African Diaspora
The Mexican Museum
SF Marriott Marquis
Contemporary Jewish Museum
Yerba Buena Center for the Arts
SF Museum of Modern Art
LinkedIn
W San Francisco
201 Third Street
Riverbed Technology
UBM Tech
Terra Gallery and Event Ctr.
One Rincon Hill
Hallidie Plaza
Westfield San Francisco Centre
Yerba Buena Gardens
Metreon
Moscone North
MOSCONE CONVENTION CENTER
Children's Creativity Museum
Moscone South
Moscone West
YERBA BUENA SQUARE
SF Mint
Univ. of the Pacific School of Dentistry
Yahoo
Inter Continental SF
Comcast SportsNet
80
Richmond
Concord
Pittsburg
Walnut Creek
Berkeley
Emeryville
OAKLAND
Alameda
SAN FRANCISCO
Daly City
South San Francisco
Pacifica
Burlingame
San Mateo
Foster City
Redwood City
Hayward
Union City
Fremont
Castro Valley
San Leandro
Dublin
Pleasanton
San Ramon
Danville
Sausalito
Tiburon
Mill Valley
San Rafael
Palo Alto
Mtn. View
Sunnyvale
Santa Clara
SAN JOSE
Milpitas
Newark
Menlo Park
Half Moon Bay
Moss Beach
Woodside
Portola Valley
Pacific Ocean
San Francisco Bay
Orinda
Lafayette
Moraga
Piedmont
Alamo
Sunol
Belmont
San Carlos
Pinole

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 5 – 525 Market Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Barclays Capital Real Estate Inc.			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/DBRS/Moody’s):	A-/A(high)/Baa1			Location:	San Francisco, CA 94105
Original Balance(1):	$40,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$40,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	5.8%			Title Vesting:	Fee
Loan Purpose(2):	Recapitalization			Year Built/Renovated:	1973/2018
Borrower Sponsors:	New York State Teachers’ Retirement			Size:	1,034,170 SF
	System; RREEF America REIT II, Inc.			Cut-off Date Balance per SF(1):	$454
Guarantor(3):	N/A			Maturity Balance per SF(1):	$454
Mortgage Rate:	2.9495%			Property Manager:	Cushman & Wakefield of
Note Date:	1/29/2020				California, Inc.
First Payment Date:	3/6/2020
Maturity Date:	2/6/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information(7)
Seasoning:	5 months			UW NOI(8):	$61,508,183
Prepayment Provisions(4):	LO (24); YM1(5); DEF/YM1(84); O(7)			UW NOI Debt Yield(1):	13.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.1%
Additional Debt Type(1)(5):	Pari Passu/Subordinate			UW NCF DSCR(1):	4.29x
Additional Debt Balance(1)(5):	$430,000,000 / $212,000,000			Most Recent NOI(8):	$41,847,411 (11/30/2019 TTM)
Future Debt Permitted (Type)(5):	Yes (Future Mezzanine)			2nd Most Recent NOI(8):	$43,212,060 (12/31/2018)
Reserves(6)				3rd Most Recent NOI(8):	$26,389,323 (12/31/2017)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	97.3% (12/4/2019)
RE Taxes:	$0	Springing	N/A	2nd Most Recent Occupancy:	99.8% (12/31/2018)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	94.1% (12/31/2017)
Recurring Replacements:	$0	Springing	$413,616	Appraised Value (as of):	$1,271,000,000 (11/12/2019)
General TI/LC:	$0	Springing	$2,068,082	Appraised Value per SF:	$1,229
Outstanding TI/LC:	$24,171,469	$0	N/A	Cut-off Date LTV Ratio(1):	37.0%
Free Rent Reserve:	$17,219,959	$0	N/A	Maturity Date LTV Ratio(1):	37.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(2):	$682,000,000	100.0%	Loan Payoff Amount:	$244,490,847	35.8%
			Return of Equity:	$392,180,258	57.5%
			Upfront Reserves:	$41,391,428	6.1%
			Closing Costs:	$3,937,467	0.6%
Total Sources:	$682,000,000	100.0%	Total Uses:	$682,000,000	100.0%

(1)	The 525 Market Street Mortgage Loan (as defined below) is part of the 525 Market Street Whole Loan (as defined below) with an original aggregate principal balance of $682,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 525 Market Street Senior Loan (as defined below). The Cut-off Date Balance per SF, Maturity Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the 525 Market Street Whole Loan are $659.47, $659.47, 9.0%, 9.0%, 2.96x, 53.7% and 53.7%, respectively.

(2)	New York State Teachers’ Retirement System (“NYSTRS”) had owned 100% of the 525 Market Street Property (as defined below) since 1998. The proceeds of the 525 Market Street Whole Loan were used to, among other things, recapitalize NYSTRS’s equity in the 525 Market Street Property, pay off existing debt, fund upfront reserves, and cover closing costs. On January 30, 2020, the day after the origination of the 525 Market Street Whole Loan, RAR2, a wholly owned subsidiary of RREEF America REIT II, Inc. acquired 49.0% of the shares of stock of the 525 Market Street Borrower (as defined below) for a purchase price of approximately $270.97 million of cash, which takes into account the 525 Market Street Whole Loan (49.0% of the outstanding principal balance of which is approximately $334.2 million) and an agreed upon unencumbered 525 Market Street Property value of approximately $1.235 billion.

(3)	There is no separate non-recourse carveout guarantor or environmental indemnitor for the 525 Market Street Whole Loan.

(4)	Defeasance of the 525 Market Street Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 525 Market Street Whole Loan to be securitized and (b) January 29, 2023. The assumed defeasance lockout period of 29 payments is based on the closing date of this transaction in July 2020. Prepayment of the 525 Market Street Whole Loan is permitted at any time after February 6, 2022, and, if prior to August 6, 2029, upon payment of a prepayment fee equal to the greater of yield maintenance or 1% of the unpaid principal balance.

(5)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt and permitted future debt.

(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(7)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the 525 Market Street Whole Loan was underwritten, based on such prior information. See " Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(8)	See “Operating History and Underwritten Net Cash Flow” below for further discussion of the increase between historical NOI and the increase from Most Recent NOI to UW NOI. The 525 Market Street Borrower provided updated financial information through March 31, 2020. Effective Gross Income for TTM ending March 31, 2020 was $55,615,124, Total Expenses were $15,197,758, and Net Cash Flow was $40,417,366.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$40,000,000
525 Market Street	525 Market Street	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

The Mortgage Loan. The fifth largest mortgage loan (the “525 Market Street Mortgage Loan”) is part of a whole loan (the “525 Market Street Whole Loan”) that is evidenced by 12 pari passu senior promissory notes in the aggregate original principal amount of $470,000,000 (collectively, the “525 Market Street Senior Loan”) and three pari passu subordinate promissory notes in the aggregate original principal amount of $212,000,000 (collectively, the “525 Market Street Subordinate Companion Loan”). The 525 Market Street Whole Loan was co-originated on January 29, 2020 by Barclays Capital Real Estate Inc., Goldman Sachs Bank USA and Wells Fargo Bank, National Association. The 525 Market Street Whole Loan is secured by a first priority fee, leasehold and subleasehold mortgage encumbering a 38-story office tower located in San Francisco, California (the “525 Market Street Property”). The 525 Market Street Mortgage Loan is evidenced by the non-controlling promissory Note A-2-A in the original principal amount of $40,000,000. The 525 Market Street Whole Loan is serviced pursuant to the trust and servicing agreement for the MKT 2020-525M securitization trust. The 525 Market Street Senior Loan pari passu notes other than those evidencing the 525 Market Street Mortgage Loan are referred to herein as the “525 Market Street Non- Serviced Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The 525 Market Street Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

525 Market Street Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
525 Market Street Senior Loan
A-1, A-2-B	$60,000,000	$60,000,000	BBCMS 2020-C7	No
A-2-A	$40,000,000	$40,000,000	MSC 2020-HR8	No
A-3, A-5, A-7, A-8, A-9, A-10	$270,000,000	$270,000,000	MKT 2020-525M	No
A-4-A	$40,000,000	$40,000,000	Benchmark 2020-IG2	No
A-4-B	$10,000,000	$10,000,000	GSMS 2020-GC47	No
A-6	$50,000,000	$50,000,000	BANK 2020-BNK27	No
Total (Senior Loan)	$470,000,000	$470,000,000
525 Market Street Subordinate Companion Loan
B-1, B-2, B-3	$212,000,000	$212,000,000	MKT 2020-525M	Yes
Total (Whole Loan)	$682,000,000	$682,000,000

The Borrower and the Borrower Sponsors. The borrower is Knickerbocker Properties, Inc. XXXIII (the “525 Market Street Borrower”), a Delaware corporation and single purpose entity with two independent directors. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 525 Market Street Whole Loan. The borrower sponsors are the New York State Teachers’ Retirement System (“NYSTRS”), a public pension system and RREEF America REIT II, Inc. (“RREEF”), a Maryland corporation. NYSTRS is advised by J.P. Morgan Asset Management (“JPMAM”). The 525 Market Street Property comprises a fee interest, a leasehold interest and a subleasehold interest. The fee, leasehold and subleasehold interests are collateral for the 525 Market Street Whole Loan. The 525 Market Street Borrower owns the fee, leasehold and subleasehold interests in the 525 Market Street Property and is prohibited from transferring or merging any interests, and cannot terminate, amend or modify the ground lease documents.

NYSTRS provides retirement, disability, and death benefits to eligible New York State public school teachers and administrators as the second-largest public retirement system in New York and one of the 10 largest public pension funds in the country. NYSTRS serves over 264,000 active members and over 169,000 retirees and beneficiaries. NYSTRS has owned the 525 Market Street Property since 1998. JPMAM primarily invests third-party capital through a series of open-ended commingled funds and separate accounts. As of June 30, 2019, JPMAM had more than $66 billion in direct real estate under management including approximately 50,862 multifamily units, 63 million SF of office space, 61 million SF of industrial space, and 37 million SF of retail space located in markets across the United States. RREEF is an indirect subsidiary of DWS Group GmbH & Co. KGaA, the asset management division of Deutsche Bank A.G. and offers investors access to core, value-added, and opportunistic real estate and real estate debt. RREEF has been acquiring and managing real estate investments in the United States on the behalf of institutional investors since 1975.

The Property. The 525 Market Street Property is a 1,034,170 SF, 38-story Class A, LEED Platinum certified office building located in San Francisco, California. Constructed in 1973, most recently renovated in 2018 and situated on a 1.0-acre site, the 525 Market Street Property was 97.3% leased to 18 technology, financial services, insurance and personal care tenants as of December 4, 2019 with approximately 80.1% of the NRA and 79.9% of underwritten base rent attributed to investment grade tenants and tenants that are subsidiaries of investment grade entities. Occupancy at the 525 Market Street Property has averaged approximately 91.9% since 2012. Over the last 6 years, the 525 Market Street Property has undergone renovations totaling over $102 million that included tenant improvements, lobby and plaza renovations, building and systems repairs, and restroom and corridor renovations. The 525 Market Street Property is the third largest office building in San Francisco by NRA and has average floors plates of approximately 27,500 SF. The 525 Market Street Property features floor-to-ceiling windows and a glass bridge over the two-story lobby along Market Street. Amenities at the 525 Market Street Property include 90 valet parking spaces, a second floor sun terrace, garden plaza area with five-foot acrylic water fountain, electric vehicle charging stations and bicycle parking and storage.

Major Tenants.

Amazon.com Services, Inc.1 (A+/A3/AA- by Fitch/Moody’s/S&P; 408,561 SF; 39.5% of NRA; 45.1% of underwritten base rent). Amazon.com Services, Inc. (“Amazon Services”) is the entity on the lease agreement and is a subsidiary of Amazon.com, Inc., an American multinational technology company that focuses on e-commerce, cloud computing, digital streaming and artificial intelligence. The company organizes its operations into three segments: North America, International, and Amazon Web Services. Amazon.com, Inc. is the largest internet company in the world by both market capitalization and revenue and is the second largest private employer in the United States. As of December 31, 2019, the company leased 16,642,000 SF of office space and owned 3,901,000 SF of office space in North America.

1) On January 1, 2020, Amazon.com Services Inc. merged and changed its name to Amazon.com Services LLC (an existing Amazon.com, Inc. subsidiary).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$40,000,000
525 Market Street	525 Market Street	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

Amazon.com, Inc. guarantees the lease with Amazon Services up to a maximum cumulative liability cap of $69.0 million ($26.4 million with respect to Amazon Services’ lease for floors 2, 19-21, 25, 26 and 27, $4.9 million with respect to the lease for floor 33, $19.9 million with respect to the lease for floors 35-38 and $17.8 million with respect to the lease for floors 22-24).

Amazon Services currently occupies all of floors 2, 19-21, 25, 26, 33, and part of floor 27 for a total of 208,012 SF at the 525 Market Street Property and has signed leases totaling 200,549 SF on floors 22-24 (expected to commence in February 2021) and 35-38 (commenced on March 1, 2020). All applicable free rent and gap rent related to the Amazon Services space was reserved for in connection with the origination of the 525 Market Street Whole Loan.

●	Amazon Services’ lease for floors 2, 19-21, 25, 26 and 27 (totaling approximately 43.9% of total Amazon Services NRA; the “Amazon Phase I Space”) commenced in January 2018 (with the exception of a 3,487 SF portion of floor 2 commencing in December 2019 (“2nd Floor Expansion”)) and expires January 31, 2028. Outstanding free rent related to the 2nd Floor Expansion totaling $85,083 was reserved for at the time of origination of the 525 Market Street Whole Loan. The Amazon Phase I Space lease has a termination option effective as of January 31, 2025, with 12 months’ prior notice and payment of a termination fee equal to $56.57 PSF.

●	Amazon Services’ lease for floor 33 (totaling approximately 7.0% of total Amazon Services NRA; the “Amazon Phase II Space”) commenced in April 2019 and expires April 30, 2029. The Amazon Phase II Space lease has a termination option effective as of February 28, 2027, with 12 months’ prior notice and payment of a termination fee equal to $64.77 PSF.

●	Amazon Services’ lease for floors 35-38 (totaling approximately 28.0% of total Amazon Services NRA; the “Amazon Phase III Space”) commenced in March 2020 and expires February 28, 2030. Amazon Services has taken possession of the Amazon Phase III Space and is working on build-out. Amazon Services is expected to begin paying rent in September 2020. Gap rent and free rent related to the Amazon Phase III Space totaling approximately $5.3 million was reserved for at the time of origination of the 525 Market Street Whole Loan. The Amazon Phase III Space lease has a termination option effective as of February 28, 2027, with 12 months’ prior notice and payment of a termination fee equal to $64.77 PSF.

●	Amazon Services’ lease for floors 22-24 (totaling approximately 21.1% of total Amazon Services NRA; the “Amazon Phase IV Space”) is expected to commence in February 2021 and expire January 31, 2031. The 525 Market Street Borrower has delivered this space to Amazon Services. Amazon Services is expected to begin paying rent in February 2021. Gap rent related to the Amazon Phase IV Space totaling approximately $7.8 million was reserved for at the time of origination of the 525 Market Street Whole Loan. The Amazon Phase IV Space lease has a termination option effective as of January 31, 2029, with 12 months’ prior notice and payment of a termination fee equal to $73.79 PSF.

Amazon Services has an on-going right of first offer to purchase the 525 Market Street Property at fair market value if the 525 Market Street Borrower elects to sell the 525 Market Street Property to specific tenant competitors (see “Right of First Offer” below for additional information). Amazon Services has three, 5-year renewal options for each of its spaces at 95% of fair market value, each with 12-15 months’ notice. For each space, Amazon Services may exercise the renewal option for a lesser portion of the given premises, so long as the suites renewed are contiguous and full floors.

Sephora USA, Inc. (“Sephora”) (NR/A1/A+ by Fitch/Moody’s/S&P; 167,297 SF; 16.2% of NRA; 12.2% of underwritten base rent). Sephora has been a tenant since 2004 and utilizes the 525 Market Street Property as its North America headquarters. Sephora has a lease expiration of October 31, 2021 for 110,830 SF and a lease expiration of October 31, 2023 for its remaining 56,467 SF. Sephora is a Paris based French multinational chain of personal care and beauty stores with over 2,600 locations in 34 countries including over 460 stores across the Americas. In 1997, the company was acquired by LVMH Moët Hennessy Louis Vuitton (“LVMH”) (rated A+/A1 by S&P and Moody’s respectively), which controls a number of luxury brands including Louis Vuitton, Christian Dior, Fendi, Bvlgari, Loro Piana, Emilio Pucci and Marc Jacobs, among others across a retail network of over 4,590 stores worldwide. The entity on the lease is Sephora USA, Inc., and LVMH does not guarantee the lease. Since 2004, Sephora has expanded multiple times and now occupies a total of 167,165 SF of office space at the 525 Market Street Property including the entirety of the 3rd, 4th, 11th, 15th, and 32nd floors as well as approximately 90% of the 7th floor. Sephora has a one-time right of first offer to lease any space on the 8th and 14th floors at fair market value and one 5-year renewal option at fair market value for its space on the 3rd and 4th floors. This option also applies to any right of first offer space on the 8th and 14th floors.

Wells Fargo Bank, N.A. (“Wells Fargo”; A+/A2/A- by Fitch/Moody’s/S&P; 142,929 SF; 13.8% of NRA; 12.2% of underwritten base rent). Wells Fargo is a subsidiary of Wells Fargo & Company and has been a tenant at the 525 Market Street Property since 1997. Wells Fargo has a lease expiration of June 30, 2025 for 113,035 SF of its space and May 28, 2026 for the remaining 28,109 SF of its office space at the 525 Market Street Property. Wells Fargo also leases 1,785 SF of special purpose space on the ground floor, which expires on June 29, 2023. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, investment and mortgage products and services, as well as consumer and commercial finance, through 7,800 locations, more than 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 37 countries and territories to support customers who conduct business in the global economy. Wells Fargo originally signed a lease to occupy the 10th floor of the 525 Market Street Property (28,265 SF) in 1997 and has expanded several times, now occupying the 8th, 9th, 10th, 12th, and 16th floors as well as special purpose space on the ground floor. All of Wells Fargo’s office leases have three 5-year options to renew at 95% of fair market value with 12 months’ notice.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$40,000,000
525 Market Street	525 Market Street	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

The following table presents certain information relating to the major tenants at the 525 Market Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody's/ S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Amazon Services(4)	A+/A3/AA-	408,561	39.5%	$32,251,871	45.1%	$78.94	Various(5)	3x5 yr	Y(6)
Sephora USA, Inc.	NR/A1/A+	167,297	16.2%	$8,745,757	12.2%	$52.28	Various(7)	1x5 yr(8)	N
Wells Fargo Bank, N.A.(9)	A+/A2/A-	142,929	13.8%	$8,713,533	12.2%	$60.96	Various(10)	3x5 yr	N
Cloudera, Inc.(11)	NR/NR/NR	57,272	5.5%	$4,739,258	6.6%	$82.75	5/31/2025	1x5 yr	N
Zurich American Insurance Company(12)	NR/A3/A	39,923	3.9%	$2,335,702	3.3%	$58.51	11/30/2022	1x5 yr	N
Subtotal/Wtd. Avg.		815,982	78.9%	$56,786,122	79.5%	$69.59

Other Tenants		189,918	18.4%	$14,679,350	20.5%	$77.29
Vacant Space		28,270	2.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,034,170	100.0%	$71,465,473	100.0%	$71.05(13)

(1)	Information based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	The Annual UW Rent and Annual UW Rent PSF shown above include contractual rent steps through December 2020 totaling $2,203,356. See “Operating History and Underwritten Net Cash Flow” for the lender’s separate credit for straight-line rent averaging for investment grade tenants.

(4)	Amazon Services’ lease has not fully commenced and it has not yet commenced paying rent on its entire space. All outstanding gap rent and free rent was reserved for at the time of origination of the 525 Market Street Whole Loan. See “Major Tenants” for additional information.

(5)	See “Major Tenants” for information regarding Amazon Services’ expiration dates.

(6)	See “Major Tenants” for information regarding Amazon Services’ termination options.

(7)	Sephora USA, Inc.’s lease for its 110,830 SF space expires on October 31, 2021 and its lease for its 56,467 SF space expires on October 31, 2023.

(8)	Sephora USA, Inc. has one, 5-year renewal option for only its 28,240 SF 3rd floor space and its 28,227 SF 4th floor space, each at fair market value and with 15 months’ prior notice.

(9)	Wells Fargo Bank, N.A. had approximately $2.0 million in free rent outstanding at the time of origination of the 525 Market Street Whole Loan (due from February to May 2020), all of which was reserved for in connection with the funding of the 525 Market Street Whole Loan.

(10)	Wells Fargo Bank, N.A.’s lease for its 113,035 SF expires on June 30, 2025; its lease for its 28,109 SF expires on May 28, 2026; and its lease for 1,785 SF expires on June 29, 2023.

(11)	Cloudera, Inc. subleases (i) 11,724 SF of its space to The Athletic Media Company through June 2020 at a rental rate of $90.18 and (ii) 16,912 SF of its space to Lightstep, Inc. through May 2020 at a rental rate equal to the prime rent. Underwritten base rent is based on the contractual rent under the prime lease.

(12)	Zurich American Insurance Company subleases 11,829 SF of its space to Suffolk Construction Company, Inc. through October 2022 at a current rental rate of $61.19 (which increases to $63.03 for the period of March 2021 to February 2022 and to $64.92 for the period of March 2022 to October 2022). Underwritten base rent is based on the contractual rent under the prime lease.

(13)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the 525 Market Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Rent PSF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(3)	1	2,921	0.3%	0.3%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.3%	$0.00	$0	0.0%	0.0%
2021	5	110,830	10.7%	11.0%	$49.96	$5,537,005	7.7%	7.7%
2022	6	71,763	6.9%	17.9%	$64.54	$4,631,655	6.5%	14.2%
2023	3	58,252	5.6%	23.6%	$55.64	$3,240,882	4.5%	18.8%
2024	6	48,990	4.7%	28.3%	$79.15	$3,877,717	5.4%	24.2%
2025	7	198,807	19.2%	47.5%	$71.87	$14,288,174	20.0%	44.2%
2026	3	47,304	4.6%	52.1%	$55.40	$2,620,546	3.7%	47.8%
2027	5	58,472	5.7%	57.8%	$85.81	$5,017,622	7.0%	54.9%
2028	8	179,278	17.3%	75.1%	$73.20	$13,123,150	18.4%	73.2%
2029	1	28,734	2.8%	77.9%	$81.37	$2,338,086	3.3%	76.5%
2030	4	114,434	11.1%	88.9%	$79.00	$9,040,286	12.6%	89.2%
2031 & Beyond	3	86,115	8.3%	97.3%	$90.00	$7,750,350	10.8%	100.0%
Vacant	0	28,270	2.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	52	1,034,170	100.0%		$71.05(4)	$71,465,473	100.0%

(1)	Information is based on the underwritten rent roll dated December 4, 2019. In return for rent relief granted due to the COVID-19 pandemic, DragonEats LLC extended its lease from December 31, 2024 to March 31, 2025, ProperFood, LLC extended its lease from April 30, 2027 to July 30, 2027 and Joe & the Juice extended its lease from December 31, 2026 to September 30, 2027, which is not reflected in this table.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Represents management office.

(4)	Total Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$40,000,000
525 Market Street	525 Market Street	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

COVID-19 Update. The 525 Market Street Whole Loan is current as of the July debt service payment and as of July 9, 2020 is not subject to any forbearance, modification or debt service relief request. As of July 9, 2020, the borrower sponsor reported that the 525 Market Street Property was open; however, all retail tenants except for Chipotle were closed and many office tenants were working remotely with tenants representing 99.5% of occupied NRA and 99.4% of underwritten base rent having paid their full June rent payment. In the aggregate, retail tenants account for only 1.5% of occupied NRA and 1.3% of underwritten base rent at the 525 Market Street Property. Three retail tenants (DragonEats, ProperFood, and Joe & The Juice), representing approximately 0.6% of underwritten base rent, requested and were granted rent relief for the months of April, May, and June 2020. The borrower sponsor has stated it is not anticipating July 2020 rent payments from these tenants. Chipotle, 0.4% of occupied NRA and 0.2% of underwritten base rent, paid only operating expenses in May 2020 but made its rent payment for June 2020 in full along with delinquent rent. Additionally, California Parking (the parking operator at the 525 Market Street Property) was granted rent relief. The borrower sponsor expects to convert the parking lease to a parking management agreement retroactive to April 1, 2020. California Parking’s lease payment was not included in underwritten base rent but was included in other income and represents approximately 0.4% of effective gross income.

The Market. The 525 Market Street Property is located within the South Financial District of San Francisco, California, on the corner of Market Street and 1st Street, approximately one block northeast of the Montgomery Street Bay Area Rapid Transit (“BART”) Station, which is serviced by the Yellow (Antioch, California), Blue (Dublin/Pleasanton, California), Green (Daly City, California) and Red (Richmond, California) lines and connects to the San Francisco Municipal Transportation Authority network of buses, light rail and cable cars. The 525 Market Street Property is situated approximately 12.9 miles north of the San Francisco International Airport and 17.8 miles northwest of the Oakland International Airport. Approximately four blocks southwest of the 525 Market Street Property is Westfield San Francisco Centre, an approximately 1.3 million SF Unibail-Rodamco-Westfield-owned super regional mall anchored by Nordstrom and Bloomingdale’s, featuring various boutique shops, dining and entertainment options including a Lego Store and a nine-screen Century San Francisco Centre Theatre.

According to a third party market research provider, the estimated 2019 population within a one-, three- and five-mile radius of the 525 Market Street Property was approximately 114,010, 420,570 and 682,826, respectively; and the estimated 2019 average household income within the same radii was approximately $120,884, $138,164 and $141,302, respectively.

According to the appraisal, as of the third quarter of 2019, the South Financial Market submarket contained approximately 17.5 million SF of office space with an overall vacancy rate of 6.1% and average asking rent of $78.38 per SF. The appraisal concluded to market rents for the office space at the 525 Market Street Property ranging from $90.00 to $96.00 per SF (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the 525 Market Street Property:

Market Rent Summary
	Storage Space	Retail Space	2nd Floor Space	Floors 3-12 Space	Floors 14-26 Space	Floor 27-38 Space
Market Rent (PSF)	$30.00	$75.00	$92.00	$90.00	$94.00	$96.00
Lease Term (Years)	7	7	7	7	7	7
Concessions	0 months	2 months	2 months	2 months	2 months	2 months
Lease Type (Reimbursements)	None	Net	Full-Service	Full-Service	Full-Service	Full-Service
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum

Source: Appraisal.

The following table presents information relating to comparable office property sales for the 525 Market Street Property:

Comparable Property Sale Summary
Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Occupancy	Sale Price	Adjusted Sale Price(1)	Sale Price PSF	Appraiser’s Adjusted Sale Price PSF(1)
KPMG Building 55 2nd Street San Francisco, CA	Aug. 2019	2002/N/A	379,328	96%	$402,000,000	$516,265,408	$1,060	$1,361
Park Tower at Transbay 250 Howard Street San Francisco, CA	Aug. 2019	2019/N/A	764,659	100%	$1,090,000,000	$1,049,876,807	$1,425	$1,373
Levi’s Plaza 1105, 1155, 1160, 1255, 1265, 1300 Battery Street and 1355, 1425-1485 Sansome Street San Francisco, CA	Jul. 2019	1981/N/A	931,160	99%	$826,000,000	$1,369,736,360	$887	$1,471
Market Center 555-575 Market St San Francisco, CA	Oct. 2019	1965/1995	752,738	94%	$722,000,000	$1,004,152,492	$959	$1,334
301 Howards St. San Francisco, CA	Aug. 2018	1987/2018	318,774	98%	$292,500,000	$386,035,314	$918	$1,211

Source: Appraisal.

(1)	Adjusted sale price for location, size, age/condition, features/amenities and economic characteristics (as applicable).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$40,000,000
525 Market Street	525 Market Street	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

The following table presents recent leasing data with respect to comparable office properties to the 525 Market Street Property:

Comparable Lease Summary
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
One Maritime Plaza San Francisco, CA	1967/1990	555,954	100.0%	0.7 Miles	Qatalyst Partners	Apr 2021 / 3.7 Yrs	21,851	$102.00	Full Service
4 Embarcadero Center San Francisco, CA	1979/N/A	934,764	93.7%	1.1 Miles	Genstar Capital	Nov 2019 / 8.2 Yrs	30,027	$92.00	Full Service
Steuart Street Tower 1 Market St San Francisco, CA	1976/N/A	509,000	89.4%	1.1 Miles	CAI International	Oct 2019 / 3.8 Yrs	17,860	$102.00	Full Service
KPMG Building 55 2nd St San Francisco, CA	2002/N/A	379,328	92.7%	0.8 Miles	Rippling	Sep 2019 / 6.5 Yrs	30,000	$92.00	Full Service
45 Fremont Street San Francisco, CA	1978/2019	596,059	87.7%	0.6 Miles	Slack	Sep 2019 / 12.0 Yrs	208,459	$90.00	Full Service
Bank of America Building 555 California St San Francisco, CA	1969/1971	1,477,000	99.3%	0.4 Miles	Authentic8 Inc	Apr 2019 / 5.8 Yrs	2,702	$100.00	Full Service
44 Montgomery Street San Francisco, CA	1966/2015	688,902	86.4%	0.8 Miles	Adivo Associates	Feb 2019 / 7.3 Yrs	3,697	$92.00	Full Service

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$40,000,000
525 Market Street	525 Market Street	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 525 Market Street Property:

Cash Flow Analysis
	2016	2017(1)	2018(1)(2)	11/30/2019 TTM(2)	UW(2)(3)	UW PSF
Base Rent	$38,802,935	$38,291,497	$54,907,472	$55,081,961	$69,262,116	$66.97
Contractual Rent Steps	$0	$0	$0	$0	$2,203,356(4)	$2.13
Rent Average Benefit	$0	$0	$0	$0	$5,607,271(5)	$5.42
Grossed Up Vacant Space	$0	$0	$0	$0	$2,544,300	$2.46
Total Recoveries	$822,010	$1,239,603	$1,954,175	$1,403,444	$3,503,322	$3.39
Parking Income	$289,500	$293,064	$290,336	$296,000	$306,000	$0.30
Other Income(6)	$948,524	$462,778	$686,277	$271,643	$490,000	$0.47
Less Vacancy & Credit Loss	$0	$0	$0	$0	($4,195,818)(7)	($4.06)
Effective Gross Income	$40,862,970	$40,286,941	$57,838,260	$57,053,048	$79,720,547	$77.09

Real Estate Taxes	$3,105,852	$3,162,545	$3,206,475	$3,339,395	$3,527,306	$3.41
Insurance	$1,109,813	$1,130,924	$1,200,155	$1,330,435	$1,708,809	$1.65
Other Operating Expenses	$9,459,872	$9,604,148	$10,219,571	$10,535,807	$12,976,250	$12.55
Total Expenses	$13,675,536	$13,897,618	$14,626,201	$15,205,637	$18,212,365	$17.61

Net Operating Income	$27,187,433	$26,389,323	$43,212,060	$41,847,411	$61,508,183	$59.48
Capital Expenditures	$0	$0	$0	$0	$186,151	$0.18
TI/LC	$0	$0	$0	$0	$1,034,170	$1.00
Net Cash Flow	$27,187,433	$26,389,323	$43,212,060	$41,847,411	$60,287,862	$58.30

Occupancy %(7)	81.3%	94.1%	99.8%	97.3%	95.0%
NOI DSCR(8)	1.93x	1.88x	3.07x	2.98x	4.38x
NCF DSCR(8)	1.93x	1.88x	3.07x	2.98x	4.29x
NOI Debt Yield(8)	5.8%	5.6%	9.2%	8.9%	13.1%
NCF Debt Yield(8)	5.8%	5.6%	9.2%	8.9%	12.8%

(1)	The increase in Effective Gross Income and Net Operating Income from 2017 to 2018 was driven in part by (i) 13 new leases totaling approximately $20.0 million of base rent signed from April 2017 to December 2018 and (ii) three renewal leases totaling approximately $2.2 million of base rent signed from April 2017 to June 2018.

(2)	The increase in NOI from 11/30/2019 TTM to UW is primarily attributable to the expansion of Amazon.com Services, Inc. on floors 22-24 and floors 35-38, which accounts for approximately 19.4% of the NRA and approximately 23.5% of underwritten base rent. The 525 Market Street Borrower provided updated financial information through March 31, 2020. Effective Gross Income for TTM ending March 31, 2020 was $55,615,124, Total Expenses were $15,197,758, and Net Cash Flow was $40,417,366.

(3)	For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender UW.

(4)	Represents contractual rent steps through December 31, 2020.

(5)	Represents straight-line rent averaging over the lesser of the remaining lease terms or contraction/termination options for investment grade tenants Amazon, Wells Fargo, Allianz Global Corporate & Specialty SE and Zurich American Insurance Company.

(6)	Other Income includes non-rental income, storage rent, administrative & overhead fees, interest income and emergency generator income.

(7)	The underwritten economic vacancy is 5.0%. The 525 Market Street Property was 97.3% occupied as of December 4, 2019.

(8)	The debt service coverage ratios and debt yields are based on the 525 Market Street Senior Loan, and exclude the 525 Market Street Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes – During a Cash Trap Event Period (as defined below), the 525 Market Street Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lenders reasonably estimate will be payable during the next 12 months.

Insurance – During a Cash Trap Event Period, the 525 Market Street Whole Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lenders reasonably estimate will be payable for the renewal of the coverage during the next 12 months; provided, however, that, notwithstanding any prior springing conditions, the reserve will not be required if the 525 Market Street Borrower maintains a blanket insurance policy reasonably acceptable to the lenders.

Replacement Reserve – During a Cash Trap Event Period, the 525 Market Street Whole Loan documents require ongoing monthly replacement reserves of approximately $17,234, subject to a cap of approximately $413,616.

General TI/LC Reserve – During a Cash Trap Event Period, the 525 Market Street Whole Loan documents require ongoing monthly rollover reserves of $86,170 subject to a cap of $2,068,082.

Outstanding TI/LC Reserve – The 525 Market Street Whole Loan documents required an upfront deposit of $24,171,469 for outstanding tenant improvements related to the Amazon Services, Sift, Inc., Edelman Public Relations, and Dragoneats LLC leases and outstanding leasing commissions related to the Dragoneats LLC lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$40,000,000
525 Market Street	525 Market Street	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

Free Rent Reserve – The 525 Market Street Whole Loan documents required an upfront deposit of $17,219,959 for outstanding free rent, abated rent and gap rent pertaining to four tenants at the 525 Market Street Property (including $13,108,933 for Amazon Services, $1,921,062 for Wells Fargo Bank, N.A., $1,590,188 for Sift, Inc. and $599,777 for Edelman Public Relations) at the time of origination of the 525 Market Street Whole Loan.

Lockbox and Cash Management. The 525 Market Street Whole Loan documents require that the 525 Market Street Borrower establish and maintain a lender-controlled lockbox account, which the 525 Market Street Borrower established at origination, and that the 525 Market Street Borrower direct all tenants to pay rent directly into such lockbox account. The loan documents also require that the 525 Market Street Borrower or property manager deposit into the lockbox account any rent received within two business days. Prior to the occurrence of a Cash Trap Event Period, all funds on deposit in the lockbox account will be disbursed to the 525 Market Street Borrower. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lenders and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 525 Market Street Whole Loan documents. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow subaccount to be held by the lenders as additional security for the 525 Market Street Whole Loan, provided, however, solely in the event of an Amazon Rollover Period (as defined below), funds will be deposited into a separate excess cash flow subaccount which may be used to fund leasing costs with respect to non-renewed or terminated Amazon Services space, or if reasonably approved by the lenders, re-tenanting any other vacant space at the 525 Market Street Property (the “Amazon Services Excess Cash Flow Subaccount”). Funds in the Amazon Services Excess Cash Flow Subaccount are subject to a cap of $60.00 per rentable square foot of such non-renewed or terminated Amazon Services space, as applicable.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the 525 Market Street Whole Loan documents or a mezzanine loan default (see “Mezzanine Loan and Preferred Equity” below);

(ii)	the net operating income debt yield (“NOI DY”) based on the 525 Market Street Whole Loan being less than 5.5% for two consecutive calendar quarters (“Low Debt Yield Period”) (other than a Low Debt Yield Period solely caused by an Amazon Rollover Period); or

(iii)	an Amazon Rollover Period (subject to a cap of $60.00 per rentable square foot of applicable space).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the NOI DY being greater than 5.5% for two consecutive calendar quarters; or

●	with regard to clause (iii), an Amazon Rollover Period Cure (as defined below).

An “Amazon Rollover Period” will commence upon the earlier of the following:

(i)	(x) the NOI DY (excluding all underwritten gross revenues attributable to the applicable non-renewed space) being less than 5.5% and (y) Amazon Services failing to provide notice of its intent to renew or extend its lease (or entering into a lease amendment (or new lease) which has the same effect) for any of the following applicable premises at least 10 months prior to:

●	January 31, 2028 for floors 2, 19-21 and 25-27;

●	April 30, 2029 for floor 33;

●	February 28, 2030 for floors 35-38; or

●	January 31, 2031 for floors 22-24; or

(ii)	(x) the NOI DY (excluding all underwritten gross revenues attributable to the applicable terminated space) being less than 5.5% and (y) Amazon Services having exercised any of its existing options to terminate its lease, as described in “Major Tenant” above.

An “Amazon Rollover Period Cure” will occur upon the following:

●	with regard to clause (i) of the definition of Amazon Rollover Period:

○	(a) at any time following such 10-month advance deadline, Amazon Services having either provided notice to renew or extend its lease for the applicable non-renewed space or Amazon Services having executed a lease amendment (or new lease), which has the effect of extending or renewing such lease for such applicable space;

○	(b) at any time following such 10-month deadline, the NOI DY (excluding all underwritten gross revenues attributable to the applicable non-renewed space) being equal to or greater than 5.5%;

○	(c) the 525 Market Street Borrower having entered into a new lease for such non-renewed space for which all funds for tenant improvements and leasing commissions have been reserved by the lenders; or

○	(d) the 525 Market Street Borrower having delivered to the lenders a letter of credit acceptable to the lenders in an amount equal to $60.00 PSF of the applicable non-renewed space.

●	with regard to clause (ii) of the definition of Amazon Rollover Period:

○	(a) at any time following the exercise of such termination option, the NOI DY (excluding all underwritten gross revenues attributable to the applicable terminated space) being equal to or greater than 5.5%;

○	(b) the 525 Market Street Borrower having entered into a new lease for such terminated space for which all funds for tenant improvements and leasing commissions have been reserved by the lenders; or

○	(c) the 525 Market Street Borrower having delivered to the lenders a letter of credit acceptable to the lenders in an amount equal to $60.00 PSF of the applicable terminated space.

Additional Secured Indebtedness (not including trade debts). The 525 Market Street Property also secures the 525 Market Street Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $430,000,000 and the 525 Market Street Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $212,000,000. The 525 Market Street Non-Serviced Pari Passu Companion Loans and the 525 Market Street Subordinate Companion Loan are coterminous with the 525 Market Street Mortgage Loan. The 525 Market Street Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the 525 Market Street Mortgage Loan, and the 525 Market Street Subordinate Companion Loan accrues interest at an interest rate of 2.9495%. The 525 Market Street Mortgage Loan and the 525 Market Street Non-Serviced Pari

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$40,000,000
525 Market Street	525 Market Street	Cut-off Date LTV:	37.0%
San Francisco, CA 94105		UW NCF DSCR:	4.29x
		UW NOI Debt Yield:	13.1%

Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the 525 Market Street Subordinate Companion Loan. The holders of the 525 Market Street Mortgage Loan, the 525 Market Street Non-Serviced Pari Passu Companion Loans and the 525 Market Street Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 525 Market Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The 525 Market Street Pari Passu-A/B Whole Loan” in the Preliminary Prospectus.

Subordinate Note Summary
B-Note Original Principal Balance		B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
525 Market Street Subordinate Companion Loan	$212,000,000	2.9495%	120	0	120	2.96x	9.0%	53.7%

Mezzanine Loan and Preferred Equity. The holders of 100% of the equity interest in the 525 Market Street Borrower have a one-time right to obtain a single mezzanine loan, subordinate to the 525 Market Street Whole Loan and secured by a pledge of 100% of the ownership interests in the 525 Market Street Borrower so long as, among other conditions pursuant to the 525 Market Street Whole Loan documents: (a) no event of default has occurred or is continuing, (b) the lenders and mezzanine lender have entered into a customary intercreditor agreement reasonably acceptable to the lenders, (c) such mezzanine loan term is at least coterminous with the 525 Market Street Whole Loan, (d) as of the date the mezzanine loan is advanced, the aggregate net operating income debt yield is not less than 8.48%, (e) as of the date the mezzanine loan is advanced, the aggregate loan-to-value ratio does not exceed 53.7%, (f) as of the date the mezzanine loan is advanced, the aggregate net operating income debt service coverage ratio is not less than 2.84x, and (g) rating agency confirmation is obtained. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Release of Property. Not permitted.

Right of First Offer. Amazon has a right of first offer (“ROFO”) to purchase the 525 Market Street Property at fair market value if the 525 Market Street Borrower elects to sell the 525 Market Street Property to a Competitor (as defined below), with 20 days’ notice. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed-in-lieu thereof.

A “Competitor” means each of the following companies (including each of their respective successors and assigns): Apple, Hewlett Packard, Google, Microsoft, Sony or Facebook. Not more than once annually, Amazon will have the right to update the list of Competitors, provided, however, the specific list of Competitors will not at any time consist of more than six company names.

Ground Lease. The 525 Market Street Property is comprised of a fee interest, a leasehold interest and a subleasehold interest. The fee, leasehold and subleasehold interests are collateral for the 525 Market Street Whole Loan. The 525 Market Street Borrower owns the fee, leasehold and subleasehold interests in the 525 Market Street Property. The 525 Market Street Borrower is prohibited from transferring or merging any interests, and cannot terminate, amend or modify the ground lease documents.

Letter of Credit. None.

Terrorism Insurance. The 525 Market Street Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 525 Market Street Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 525 Market Street Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if Terrorism Risk Insurance Program Reauthorization Act or a similar statute is not in effect, the 525 Market Street Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$39,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$39,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

LAS VEGAS
Las Vegas Strip
Bellagio Hotel and Casino
3600 South Las Vegas Boulevard
Las Vegas, NV 89109
Downtown Las Vegas 4 miles
NORTH LAS VEGAS
HENDERSON
CLARK COUNTY
Desert Inn Rd.
Spring Mtn Rd.
Sands Ave.
Flamingo Rd.
W. Flamingo Rd.
Harmon Ave.
Tropicana Ave.
Reno Ave.
Hacienda Ave.
Twain Ave.
Las Vegas Blvd.
Las Vegas Blvd South
Las Vegas Freeway
Industrial Rd.
Frank Sinatra Dr.
Valley View Blvd.
Koval Ln.
Paradise Rd.
Wynn Las Vegas Golf Club
Fashion Show Mall
TREASURE ISLAND
The Grand Canal Shoppes
THE VENETIAN
Sands Expo and Convention Center
THE MIRAGE
The Forum Shops at Caesars
CAESARS PALACE
The Cosmopolitan
THE LINQ
FLAMINGO LAS VEGAS
BALLY'S
PARIS LAS VEGAS
Miracle Mile Shops
PLANET HOLLYWOOD
THE COSMOPOLITAN OF LAS VEGAS
ARIA RESORT & CASINO
CITY CENTER
MANDARIN ORIENTAL
MONTE CARLO
T-Mobile Arena
NEW YORK NEW YORK
MGM GRAND
EXCALIBUR
THE NEW TROPICANA
LUXOR
MANDALAY BAY
RIO HOTEL AND CASINO
Rio Pavilion Conference Center
GOLD COAST
HARD ROCK HOTEL & CASINO
LAS VEGAS MONORAIL
McCarran International Airport
UNLV 2 miles
Hollywood Car Museum
Allegiant Stadium (Opens mid-2020)
15

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 6 – Bellagio Hotel and Casino

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/DBRS/Moody’s):	BBB-sf/AAA/A1			Location:	Las Vegas, NV 89109
Original Balance(1):	$39,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$39,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	5.6%			Title Vesting:	Fee/Leasehold
Loan Purpose:	Acquisition			Year Built/Renovated:	1997/2019
Borrower Sponsor:	BREIT Operating Partnership L.P.			Size(6):	3,933 Rooms
Guarantor:	BREIT Operating Partnership L.P.			Cut-off Date Balance per Room(1):	$426,189
Mortgage Rate(2):	3.170153%			Maturity Date Balance per Room(1):	$426,189
Note Date:	11/15/2019			Property Manager:	Tenant-managed
First Payment Date:	1/5/2020
Maturity Date:	12/5/2029			Underwriting and Financial Information(7)(8)
Original Term to Maturity:	120 months			UW NOI:	$474,065,315
Original Amortization Term:	0 months			UW NOI Debt Yield(1):	28.3%
IO Period:	120 months			UW NOI Debt Yield at Maturity(1):	28.3%
Seasoning:	7 months			UW NCF DSCR(1):	8.42x
Prepayment Provisions(3):	YM0.5 (31); DEF/YM0.5 (82); O (7)			Most Recent NOI:	$474,065,315 (9/30/2019 TTM)
Lockbox/Cash Mgmt Status:	Hard/Springing			2nd Most Recent NOI:	$489,866,042 (12/31/2018)
Additional Debt Type(1)(4):	Pari Passu/Subordinate			3rd Most Recent NOI:	$505,736,234 (12/31/2017)
Additional Debt Balance(1)(4):	$1,637,200,000/$1,333,800,000			Most Recent Occupancy(6):	94.8% (9/30/2019)
Future Debt Permitted (Type):	Yes (Mezzanine)			2nd Most Recent Occupancy(6):	94.9% (12/31/2018)
Reserves(5)				3rd Most Recent Occupancy(6):	92.9% (12/31/2017)
Type	Initial	Monthly	Cap	Appraised Value (as of)(9):	$4,260,000,000 (10/16/2019)
RE Taxes:	$0	Springing	N/A	Appraised Value per Room:	$1,083,143
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1)(9):	39.3%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV Ratio(1)(9):	39.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(1):	$1,676,200,000	39.3%	Purchase Price:	$4,250,000,000	99.8%
Subordinate Loan Amount:	$1,333,800,000	31.3%	Closing Costs:	$10,591,035	0.2%
Borrower Equity(10):	$1,250,591,035	29.4%
Total Sources:	$4,260,591,035	100.0%	Total Uses:	$4,260,591,035	100.0%

(1)	The Bellagio Hotel and Casino Mortgage Loan (as defined below) is part of the Bellagio Hotel and Casino Whole Loan (as defined below), which is comprised of 25 pari passu senior promissory notes in the aggregate original principal amount of $1,676,200,000 (the “Bellagio Hotel and Casino Senior Notes,” and collectively, the “Bellagio Hotel and Casino Senior Loan”), six promissory notes in the aggregate original principal amount of $650,500,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes (the “Bellagio Hotel and Casino Junior A Notes”), and three promissory notes with an aggregate principal balance of $683,300,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes (the “Bellagio Hotel and Casino Junior B Notes” and collectively with the Bellagio Hotel and Casino Junior A Notes, the “Bellagio Hotel and Casino Subordinate Companion Loan”). The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Bellagio Hotel and Casino Senior Loan. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Bellagio Hotel and Casino Whole Loan are $765,319, $765,319, 4.06x, 15.7%, 15.7%, 70.7% and 70.7%, respectively. The Bellagio Hotel and Casino Whole Loan was co-originated by MSBNA, JPMCB and CREFI (all as defined below).

(2)	Reflects the Bellagio Hotel and Casino Senior Notes only. The Bellagio Hotel and Casino Junior A Notes also accrue interest at the rate of 3.170153% per annum. The Bellagio Hotel and Casino Junior B Notes accrue interest at the rate of 5.350000% per annum.

(3)	Defeasance of the Bellagio Hotel and Casino Whole Loan is permitted at any time after the earlier of the end of the two-year period commencing on the closing date of the securitization of the promissory note representing the portion of the Bellagio Hotel and Casino Whole Loan last to be securitized and November 15, 2022. The assumed defeasance lockout period of 31 payments is based on the closing date of this transaction in July 2020. The Bellagio Hotel and Casino Whole Loan may be prepaid in whole or in part at any time, subject to payment of the greater of 0.5% of the amount prepaid and the applicable yield maintenance premium if such prepayment occurs prior to June 5, 2029.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Size and Occupancy are based solely on the hotel at the Bellagio Hotel and Casino Property (as defined below). As of the trailing twelve months ending September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage, 9.0% from entertainment and 8.3% from other sources.

(7)	The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower (as defined below) in a sale-leaseback transaction from Bellagio, LLC, an indirectly wholly owned subsidiary of MGM Resorts International, which entered into a new 30-year lease, with two 10-year extension options to operate the Bellagio Hotel and Casino Property. The Bellagio Tenant (as defined below) owns a 5% equity interest in the Bellagio Hotel and Casino Borrower. Financial and other information presented in this term sheet is presented on a “look through” basis, before rent due under the Bellagio Lease (as defined below). For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and debt service coverage ratio, debt yield and debt yield at maturity for the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x, 8.1% and 8.1%, respectively.

(8)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the Bellagio Hotel and Casino Whole Loan was underwritten, based on such prior information. See “ Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(9)	The Appraised Value of $4,260,000,000 set forth above is the appraised value solely with respect to real property at the Bellagio Hotel and Casino Property, excluding personal property and intangible property attributable to the Bellagio Hotel and Casino Property (the “As-Is Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the As-Is Real Property Appraised Value. The appraisal also included an Appraised Value of $6,500,000,000 (“As-Is Total Appraised Value”), which includes personal property and intangible property attributable to the Bellagio Hotel and Casino Property. The personal property and intangible property relating to the Bellagio Hotel and Casino Property are owned by the Bellagio Tenant, as more particularly provided in the Bellagio Lease. The Bellagio Tenant granted a security interest in certain property of Bellagio Tenant (with certain exclusions as more particularly described in the Bellagio Lease) in favor of the Bellagio Hotel and Casino Borrower, and such security interest was collaterally assigned by the Bellagio Hotel and Casino Borrower to the lender.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$39,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the As-Is Total Appraised Value are 46.3% and 46.3%, respectively, based on the Bellagio Hotel and Casino Whole Loan and 25.8% and 25.8%, respectively, based on the Bellagio Hotel and Casino Senior Loan.

(10)	Includes MGM’s approximately $62.4 million of retained equity interest in the Bellagio Hotel and Casino Property after the sale-leaseback.

The Mortgage Loan. The sixth largest mortgage loan (the “Bellagio Hotel and Casino Mortgage Loan”) is part of a whole loan (the “Bellagio Hotel and Casino Whole Loan”) in the original principal amount of $3,010,000,000. The Bellagio Hotel and Casino Whole Loan is secured by a first priority fee and leasehold mortgage encumbering a hotel in Las Vegas, Nevada (the “Bellagio Hotel and Casino Property” or “Bellagio” or “Property”). The Bellagio Hotel and Casino Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”) and Citi Real Estate Funding Inc. (“CREFI”). The Bellagio Hotel and Casino Whole Loan is comprised of (i) the Bellagio Hotel and Casino Senior Loan, comprised of 25 senior notes in the aggregate original principal amount of $1,676,200,000, (ii) the Bellagio Hotel and Casino Junior A Notes, comprised of six subordinate notes that are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes, with an aggregate original principal amount of $650,500,000, and (iii) the Bellagio Hotel and Casino Junior B Notes, comprised of three subordinate notes that are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes, with an aggregate original principal amount of $683,300,000, each as described in the table below. Note A-1-C4, in the original principal amount of $35,000,000, and Note A-1-C6, in the original principal amount of $4,000,000, which are being contributed by Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), represent the Bellagio Hotel and Casino Mortgage Loan and will be included in the MSC 2020-HR8 securitization trust. Of the remaining Bellagio Hotel and Casino Senior Notes (collectively, the “Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans”), the Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans evidenced by Notes A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, and A-3-S2 in the aggregate original principal amount of $716,000,000, as well as $510,700,000 of the Bellagio Hotel and Casino Junior A Notes and all of the Bellagio Hotel and Casino Junior B Notes were contributed to the BX 2019-OC11 securitization trust. In addition, $360,200,000 of the Bellagio Hotel and Casino Senior Notes and $139,800,000 of the Bellagio Hotel and Casino Junior A Notes were sold in a private sale to a third party. The Bellagio Hotel and Casino Whole Loan will be serviced pursuant to the trust and servicing agreement for the BX 2019-OC11 securitization trust. The remaining Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans, which had an aggregate original principal amount of $561,000,000, have been or are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu-A/B Whole Loans—The Bellagio Hotel and Casino Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Bellagio Hotel and Casino Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Bellagio Hotel and Casino Mortgage Loan
A-1-C4, A-1-C6	$39,000,000	$39,000,000	MSC 2020-HR8	No
Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans
A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, A-3-S2	$716,000,000	$716,000,000	BX 2019-OC11	Yes(1)
A-1-RL, A-2-RL, A-3-RL	$360,200,000	$360,200,000	Third party	No
A-1-C5	$35,000,000	$35,000,000	BANK 2020-BNK26	No
A-1-C1	$100,000,000	$100,000,000	BANK 2020-BNK25	No
A-1-C2	$61,000,000	$61,000,000	BANK 2020-BNK27	No
A-2-C1	$60,000,000	$60,000,000	GSMS 2020-GC45	No
A-1-C3	$65,000,000	$65,000,000	MSC 2020-L4	No
A-2-C3, A-3-C5	$55,000,000	$55,000,000	Benchmark 2020-IG1	No
A-2-C2, A-3-C2	$60,000,000	$60,000,000	Benchmark 2020-B16	No
A-2-C4	$20,000,000	$20,000,000	CGCMT 2020-GC46	No
A-3-C1, A-3-C6	$61,250,000	$61,250,000	JPMCB	No
A-3-C3, A-3-C4	$43,750,000	$43,750,000	BBCMS 2020-C6	No
Total (Senior A Notes)	$1,676,200,000	$1,676,200,000
Bellagio Hotel and Casino Junior A Notes
B-1-S, B-2-S, B-3-S	$510,700,000	$510,700,000	BX 2019-OC11	No(2)
B-1-RL, B-2-RL, B-3-RL	$139,800,000	$139,800,000	Third party	No(2)
Total (Junior A Notes)	$650,500,000	$650,500,000
Bellagio Hotel and Casino Junior B Notes
C-1-S, C-2-S, C-3-S	$683,300,000	$683,300,000	BX 2019-OC11	No(2)
Total (Whole Loan)	$3,010,000,000	$3,010,000,000

(1)	Note A-1-S1 is the controlling note.

(2)	The Bellagio Hotel and Casino Junior A Notes are subordinate to the Bellagio Hotel and Casino Senior Notes, and the Bellagio Hotel and Casino Junior B Notes are subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes.

The Borrower and the Borrower Sponsor. The borrower is BCORE Paradise LLC (the “Bellagio Hotel and Casino Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. BREIT Operating Partnership L.P. (“BREIT OP”) is the borrower sponsor and the non-recourse carveout guarantor. BREIT OP is a subsidiary of Blackstone Real Estate Investment Trust, Inc. (“BREIT”). BREIT is a non-traded REIT focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating U.S. commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C.,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$39,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate assets under management included 144,000 hotel rooms as of June 30, 2019, making the firm one of the largest hospitality investors in the United States. Blackstone’s experience of owning and managing hotels includes Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

The non-recourse carveout guarantor’s liability for bankruptcy related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the Bellagio Hotel and Casino Whole Loan as of the date of the event. In addition, only the related single purpose entity borrower, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the single purpose entity borrower is the only party liable under the environmental indemnity; provided, however, that if the Bellagio Hotel and Casino Borrower fails to maintain an environmental insurance policy required under the Bellagio Hotel and Casino Whole Loan documents, the non-recourse carveout guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the Bellagio Hotel and Casino Property or controlling equity interests in the Bellagio Hotel and Casino Borrower is loss recourse, rather than full recourse.

The Property. The Bellagio Hotel and Casino Property is a full-service luxury resort and casino property located on the Las Vegas Strip, between The Cosmopolitan and Caesar’s Palace, and across from the Paris Las Vegas Hotel & Casino and Bally’s Las Vegas Hotel & Casino. The Bellagio covers approximately 77 acres and consists of 3,933 hotel rooms and suites in two hotel towers – the Main Tower and the Spa Tower. The Main Tower offers panoramic views of the Las Vegas Strip and the Fountains of Bellagio. The Property contains approximately 154,000 SF of casino space, featuring approximately 1,700 slot machines and 144 gaming tables, approximately 200,000 SF of event space, 29 food and beverage outlets, an approximately 55,000 SF spa, five swimming pools, approximately 85,000 SF of retail space featuring approximately 30 retailers, and a botanical garden. The Bellagio is also the home to Cirque du Soleil’s “O”, an aquatic, acrobatic theater production that has been in residence at the Bellagio since October 1998. Guestrooms range from one to three bedrooms. Standard room amenities include a flat-panel television, high-speed internet and 24-hour in room dining. The guest bathrooms are finished with porcelain tile flooring and tub/shower surrounds, granite vanity countertops, and wall-mounted lighting fixtures. Additional amenities include access to five outdoor swimming pools with 51 private cabanas, four whirlpools, two wedding chapels, a fitness center, a spa, a salon and barber shop, concierge services, the Fountains of Bellagio, the Bellagio Gallery of Fine Art, the Conservatory and Botanical Gardens, on-site entertainment, retail outlets, a FedEx business center and transportation services.

As of the trailing twelve months ending September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage, 9.0% from entertainment and 8.3% from other sources.

Approximately $371.9 million (approximately $94,600 per key) has been invested in the Bellagio since 2010, including approximately $165 million on room renovations (approximately $42,000 per key). In 2011-2012 the Property underwent a $66.6 million renovation on the Main Tower and a $39.7 million renovation on the Spa Tower. ADR increased 2.9% from 2011 to 2012 and an additional 2.8% from 2012 to 2013. In 2014 and 2015 the Property underwent a $59.1 million renovation on the suites in the Main Tower. Total hotel operating revenue increased to approximately $363.7 million in 2016, representing a 6.3% year over year increase compared to 2015. ADR increased 5.1% year over year and RevPAR increased 5.5% in the same time period. Approximately $12.8 million was spent on the renovation of Sadelle’s and Spago restaurants. Sadelle’s replaced Café Bellagio in December 2018 and Spago opened in June 2018, replacing Todd English Olives.

The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower in a sale-leaseback transaction from Bellagio, LLC (the “Bellagio Tenant”), an indirectly wholly owned subsidiary of MGM Resorts International (“MGM”), which entered into a new 30-year lease, with two 10-year extension options (the “Bellagio Lease”) to operate the Property. Under the Bellagio Lease, the Bellagio Tenant is required to pay to the Bellagio Hotel and Casino Borrower an initial lease rent of $245.0 million per annum (the “Bellagio Lease Rent”), subject to annual increases of (i) 2.0% for the first ten years of the lease term, and (ii) thereafter, the greater of 2.0% or the United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average (“CPI”) (capped at 3.0% in years 11-20 and 4.0% thereafter) for the remainder of the initial lease term. MGM (NYSE: MGM, rated Ba3/BB/BB- by Moody’s, Fitch and S&P) guarantees the payment and performance of all monetary obligations and certain other obligations of Bellagio Tenant under the Bellagio Lease. In connection with the sale-leaseback, the Bellagio Tenant is required under the Bellagio Lease to make capital improvements intended to ensure that the Property remains competitive with other top tier Las Vegas Strip offerings going forward. For the four year period from 2020 through 2023, under the Bellagio Lease, the Bellagio Tenant is required to spend 5.0% of net revenues (subject to a minimum of $275.0 million total) on capital expenditures, in the aggregate. During each four year period (on a rolling basis) beginning in 2024 through the end of the Bellagio Hotel and Casino Whole Loan term, the Bellagio Tenant is required to spend 3.0% of net revenues on capital expenditures. Under the terms of the Bellagio Lease, the Bellagio Tenant is also required to reserve on a monthly basis 1.5% of net revenues each year to fund capital expenditures (which are made available to the Bellagio Tenant for capital expenditures and FF&E).

The Bellagio Property includes a variety of retail tenants, including brands such as Chanel, Tiffany & Co., Gucci, Hermes, Christian Dior, Breguet and Harry Winston. The retail space totals approximately 85,000 SF and generated approximately $54.6 million in revenue as of December 31, 2018. The Bellagio Tenant is currently budgeting for the addition of a luxury retail store in the Bellagio Property lobby. We cannot assure you that this change will occur as expected or at all.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$39,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

The hotel component of the Bellagio has maintained an occupancy at or above 92.3% since 2006 with an 11-year average occupancy of 93.4%. As of TTM September 2019, the Bellagio had an average of 3,933 rooms available with an occupancy of 94.8%, an ADR of $281.69 and a RevPAR of $267.18.

Hotel Performance(1)
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	TTM Sept. 2019	11-Year Avg.(2)
Occupancy	95.0%	94.2%	92.5%	93.3%	92.9%	92.3%	93.1%	93.2%	93.5%	92.9%	94.9%	94.8%	93.4%
ADR	$261	$204	$204	$230	$237	$243	$254	$257	$270	$276	$278	$282	$247
RevPAR	$248	$192	$189	$215	$220	$225	$236	$240	$253	$257	$264	$267	$231
Room Revenue ($mm)	$349.9	$271.2	$271.1	$297.3	$311.5	$321.7	$337.6	$342.2	$363.7	$368.1	$378.9	$382.8	$328.5

(1)	The financial information presented in this table is consistent with the manner in which MGM management assesses these results and allocates resources. Accordingly, the results and information presented in this table may differ, in some respects, from how such results and information would be presented in standalone financial statements.

(2)	Average excludes TTM September 2019.

The Property contains approximately 154,000 SF of casino space, featuring approximately 1,700 slot machines and 144 gaming tables. The casino facilities include table games such as blackjack, craps, roulette, baccarat and poker.

Casino Performance(1)
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	5-Year Avg.	11-Year Avg.
Slot Units	2,376	2,298	2,250	2,205	2,100	2,118	2,063	1,935	1,873	1,827	1,732	1,886	2,071
Table Units	151	153	154	152	147	146	144	146	145	145	144	145	148
Gaming Revenue ($mm)	$352.75	$306.87	$289.51	$319.11	$298.61	$335.58	$381.50	$369.71	$439.66	$435.93	$422.86	$409.93	$359.28
% Change in Gaming Revenue	-	-13.0%	-5.7%	10.2%	-6.4%	12.4%	13.7%	-3.1%	18.9%	-0.8%	-3.0%	N/A	N/A

(1)	Information provided by the borrower sponsor.

COVID-19 Update. The Bellagio Hotel and Casino Whole Loan is current as of the July debt service payment and as of July 13, 2020 is not subject to any forbearance or modification request. As of July 13, 2020, the Bellagio Tenant is current under the Bellagio Lease and there has been no forbearance, modification or rent relief request. On March 17, 2020, MGM Resorts International suspended operations of all of its Las Vegas properties, including the Bellagio Hotel and Casino Property, however, as of June 4, 2020, the Bellagio Hotel and Casino Property has reopened.

The Market. Visitor volume and airport passenger traffic into the Las Vegas region more than doubled from 1990 to 2018. In connection with the financial downturn in 2008 and 2009, the Las Vegas Market generally experienced a contraction. During 2010, the market began to rebound and prior to the coronavirus pandemic, visitation had returned to or near peak levels. 2018 Year-over-Year, Airport Passenger Traffic is up 2.5% and Clark County Gaming Revenues are up 2.7%.

Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.0%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,389	47,435	48,500	49,717
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.5%	0.5%	2.5%	5.8%	4.5%	2.2%	2.5%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%

Source: Las Vegas marketing organization website.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$39,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

The Las Vegas Strip has traditionally enjoyed high occupancy rates compared to the national average. From 2014 to year to date May 2019, occupancy across the Las Vegas Strip increased from 88.8% to 90.3%. ADR for the Las Vegas Strip increased by approximately 18.3% from $126 in 2014 to $149 for year to date May 2019. Improving trends in ADR have been driven by more properties adding resort fees, improvement in the convention segment, as well as the addition of higher-quality room supply.

Historical Occupancy, ADR, RevPAR
	Competitive Set			Bellagio Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2018	91.1%	$281.66	$257.01	94.9%	$278.28	$264.19	104.2%	98.8%	102.8%

Source: Appraisal.

The primary competitive set for the Bellagio Hotel and Casino Property comprises five hotels located on the Las Vegas Strip. These properties total 22,840 rooms and include the 4,004 room Aria Resort & Casino, 4,748 room Wynn/Encore Resort and Casino, 7,117 room Venetian/Palazzo Resort and Casino, 2,995 room Cosmopolitan Resort and Casino and 3,976 room Caesar’s Palace.

Property Competitive Summary
Property Name	No. of Rooms	Year Opened	Meeting Space (SF)	Gaming Space (SF)	Estimated 2018 Occ.	Estimated 2018 ADR	Estimated 2018 RevPAR
Bellagio Hotel and Casino Property	3,933	1998	200,000	154,000	94.9%	$278.28	$264.19
Aria Resort & Casino	4,004	2009	500,000	150,000	91.0%	$265.00	$241.15
Wynn/Encore Resort and Casino	4,748	2006/2008	290,000	191,424	90.0%	$300.00	$270.00
Venetian/Palazzo Resort and Casino	7,117	1999/2010	450,000	335,878	91.0%	$295.00	$268.45
Cosmopolitan Resort and Casino	2,995	2010	152,000	68,981	95.0%	$325.00	$308.75
Caesar’s Palace	3,976	1966	300,000	124,200	90.0%	$220.00	$198.00

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$39,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to historical operating performance and the Underwritten Net Cash Flow at the Bellagio Hotel and Casino Property:

Cash Flow Analysis(1)
	2016	2017	2018	9/30/2019 TTM	UW(2)	UW per Room
Occupancy	93.5%	92.9%	94.9%	94.8%	94.8%
ADR	$270.29	$276.24	$278.28	$281.69	$281.69
RevPAR	$252.78	$256.53	$264.19	$267.18	$267.18

Room Revenue	$363,677,441	$368,058,522	$378,860,233	$382,839,838	$382,839,838	$97,340
F&B Revenue	$347,665,102	$341,830,126	$334,447,851	$333,149,122	$333,149,122	$84,706
Gaming	$439,662,976	$435,933,726	$422,862,787	$399,769,284	$399,769,284	$101,645
Entertainment	$121,953,371	$119,207,719	$120,427,525	$121,762,603	$121,762,603	$30,959
Other Revenue(3)	$91,179,322	$100,540,676	$111,236,871	$111,541,617	$111,541,617	$28,360
Total Revenue	1,364,138,212	$1,365,570,769	$1,367,835,267	$1,349,062,464	$1,349,062,464	$343,011

Room Expense	$105,289,765	$107,330,702	$111,385,859	$111,344,926	$111,344,926	$28,310
F&B Expense	$266,202,142	$258,789,184	$257,609,113	$256,340,473	$256,340,473	$65,177
Other Department Expenses(3)	$335,693,118	$322,639,400	$332,481,659	$330,066,360	$330,066,360	$83,922
Total Department Expenses	$707,185,025	$688,759,286	$701,476,631	$697,751,759	$697,751,759	$177,410
Gross Operating Income	$656,953,187	$676,811,483	$666,358,636	$651,310,705	$651,310,705	$165,602

Total Undistributed Expenses	$128,812,269	$127,583,150	$128,495,099	$128,324,048	$128,324,048	$32,628
Gross Operating Profit	$528,140,918	$549,228,333	$537,863,537	$522,986,657	$522,986,657	$132,974

Management Fee	$26,957,472	$24,326,134	$26,005,109	$26,682,737	$26,682,737	$6,784

Taxes	$17,112,907	$16,070,971	$18,230,324	$17,763,857	$17,763,857	$4,517
Insurance	$3,248,444	$3,094,994	$3,762,062	$4,474,748	$4,474,748	$1,138
Total Fixed Charges	$20,361,351	$19,165,965	$21,992,386	$22,238,605	$22,238,605	$5,654
Total Operating Exp.	$883,316,117	$859,834,535	$877,969,225	$874,997,149	$874,997,149	$222,476

Net Operating Income	$480,822,095	$505,736,234	$489,866,042	$474,065,315	$474,065,315	$120,535
FF&E	$0	$0	$0	$0	$20,235,937	$5,145
Net Cash Flow	$480,822,095	$505,736,234	$489,866,042	$474,065,315	$453,829,378	$115,390

NOI DSCR(4)	8.92x	9.39x	9.09x	8.80x	8.80x
NCF DSCR(1)(4)	8.92x	9.39x	9.09x	8.80x	8.42x
NOI Debt Yield(1)(4)	28.7%	30.2%	29.2%	28.3%	28.3%
NCF Debt Yield(4)	28.7%	30.2%	29.2%	28.3%	27.1%

(1)	The information above is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and the debt service coverage ratio and the debt yield for the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x and 8.1%, respectively.

(2)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender UW.

(3)	Other Revenue and Other Department Expenses include retail and other operations.

(4)	Debt service coverage ratios and debt yields are based on the Bellagio Hotel and Casino Senior Loan, and exclude the Bellagio Hotel and Casino Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for real estate taxes are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Cash Trap Period (as defined below) is in effect, the Bellagio Hotel and Casino Whole Loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

Insurance – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for insurance premiums are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Cash Trap Period is in effect, the Bellagio Hotel and Casino Whole Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies. Notwithstanding the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$39,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the Bellagio Hotel and Casino Property is included in a blanket policy reasonably acceptable to the lender.

Recurring Replacements – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for replacements are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, the Bellagio Hotel and Casino Whole Loan documents provide for monthly deposits into a replacement reserve equal to (i) on each payment date during a Cash Trap Period, the Replacement Reserve Monthly Deposit (as defined below) and (ii) if a Cash Trap Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the positive difference between (A) the aggregate amount of Replacement Reserve Monthly Deposits that would have been funded during the calendar year to date and (B) the sum of the aggregate amount for the calendar year to date of funds expended on replacements, property improvement plan work (“PIP Work”) and brand mandated work and any amounts actually deposited into the replacement reserve, and (y) from and after January 1, 2024, for each four year period commencing on January 1, 2020, the positive difference between (A) (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations and (ii) 0.5% of all other net revenue (other than non-recurring items), in each case during such four year period and (B) the sum of the aggregate amount expended on replacements, PIP Work and brand mandated work and any amounts actually deposited into the replacement reserve, in each case during such four year period. Notwithstanding the foregoing, the requirement for such reserves will be reduced dollar for dollar by any reserves for replacements, PIP Work or brand mandated work reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

“Replacement Reserve Monthly Deposit” means an amount equal to (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made and (ii) 0.5% of all other net revenue (other than non-recurring items) for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made.

A “Cash Trap Period” will commence (a) upon the occurrence of an event of default under the Bellagio Hotel and Casino Whole Loan documents, (b) upon the occurrence of a DSCR Trigger Event (as defined below) or (c) upon the occurrence of a Bellagio Tenant Bankruptcy Event (as defined below), and will terminate upon (x) with respect to clause (a), the cure of such event of default, (y) with respect to clause (b), the termination of such DSCR Trigger Event, or (z) with respect to clause (c), the occurrence of a Bellagio Tenant Bankruptcy Event Cure (as defined below).

A “Bellagio Tenant Bankruptcy Event” will occur if the Bellagio Tenant makes an assignment for the benefit of creditors or if a receiver, liquidator or trustee is appointed for the Bellagio Tenant or if the Bellagio Tenant is adjudicated a bankrupt or insolvent, or if any bankruptcy action is filed, provided that, if such bankruptcy action was involuntary and not consented to by the Bellagio Tenant, upon the same not being discharged, stayed or dismissed within 90 days.

A “Bellagio Tenant Bankruptcy Event Cure” means the occurrence of any of the following events: (i) the Bellagio Tenant, as debtor in possession, or a trustee for the Bellagio Tenant, has assumed the Bellagio Lease pursuant to the bankruptcy code, and an order authorizing the assumption of the Bellagio Lease has been granted by the applicable court and the Bellagio Tenant has satisfied its obligations under the bankruptcy code; or (ii) the Bellagio Tenant (or a qualifying replacement tenant) has entered into the Bellagio Lease (or a qualifying replacement lease) in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents, provided that, if the initial Bellagio Lease is terminated and not otherwise replaced in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents, a Bellagio Tenant Bankruptcy Event Cure will be deemed to have occurred if either (x) the debt service coverage ratio (based on the Adjusted EBITDA (as defined below) and the Bellagio Hotel and Casino Whole Loan debt service) (hereinafter, the “Whole Loan DSCR”) equals or exceeds 2.50x for two consecutive calendar quarters following the occurrence of the related Bellagio Tenant Bankruptcy Event or (y) the Bellagio Hotel and Casino Borrower makes voluntary prepayments in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, in which case such Bellagio Tenant Bankruptcy Event will terminate upon such prepayment.

A “DSCR Trigger Event” will occur if the Whole Loan DSCR is less than 2.50x at the end of two consecutive calendar quarters, and will end if, provided no event of default is continuing under the Bellagio Hotel and Casino Whole Loan documents, (i) the Whole Loan DSCR is equal to or greater than 2.50x for two consecutive calendar quarters, or (ii) the Bellagio Hotel and Casino Borrower has prepaid the Bellagio Hotel and Casino Whole Loan in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, provided that, in the event that a prepayment under clause (ii) occurs, the DSCR Trigger Event will terminate upon such prepayment.

“Adjusted EBITDA” means EBITDA (as defined below) plus, without duplication, any Bellagio Lease rent reflected in Net Income (as defined below), and, without duplication, in each case as determined in accordance with the Bellagio Lease and generally accepted accounting principles (“GAAP”) consistently applied using the Existing Accounting Guidelines (as defined below).

“EBITDA” means for any test period and with respect to any Person (as defined below) or facility (as applicable), the sum of (a) Net Income of such Person or facility for that period, plus or minus the following (without duplication in each case) to the extent reflected in Net Income for that period, plus (b) any extraordinary loss, and, without duplication, any loss associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, minus (c) any extraordinary gain, and, without duplication, any gains associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, plus (d) interest charges of such Person or facility for that period, less (e) interest income of such Person or facility for that period, plus (f) the aggregate amount of expense for federal, foreign, state and local taxes on or measured by income of such Person or facility for that period excluding gaming taxes (whether or not payable during that period), minus (g) the aggregate amount of benefit for federal, foreign, state and local taxes on or measured by income of such Person or facility for that period excluding gaming taxes (whether or not receivable during that period), plus (h) depreciation, amortization, plus (i) all non-recurring and/or other non-cash expenses which will be limited to third party expenses in connection with an acquisition or disposition of an asset, plus (j) loss on sale or disposal of an asset, and write downs and impairments of an asset, minus (k) all non-recurring and/or other non-cash income in connection with an acquisition or disposition, and gain on sale of an asset, plus (l) expenses classified as “pre-opening and start-up expenses” on the applicable financial statements of that Person or facility for that fiscal period which will be limited to costs related directly to the facility’s primary intended use (hospitality, entertainment, gaming and/or pari mutual use,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$39,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

together with ancillary or complementary uses), minus (m) non-cash reversal of an accrual or reserve not recorded in the ordinary course, plus or minus (n) the impact of any foreign currency gains or losses and related swaps, plus (o) all long-term non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, stock appreciation or similar rights, stock options, restricted stock, preferred stock, stock appreciation or other similar rights, in each case as determined in accordance with GAAP, consistently applied using the Existing Accounting Guidelines.

“Existing Accounting Guidelines” means the Bellagio Tenant’s accounting guidelines and policies in effect as of the Bellagio Lease commencement date and which are subject to change to the extent not material or to the extent needed to reflect changes in generally accepted accounting principles.

“Net Income” means, with respect to any fiscal period and with respect to any person, the net income (or net loss) of that person, determined in accordance with the Bellagio Lease and GAAP, consistently applied using the Existing Accounting Guidelines.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Lockbox and Cash Management. The Bellagio Hotel and Casino Whole Loan is structured with a hard lockbox solely for payments of rent made to the Bellagio Hotel and Casino Borrower by the Bellagio Tenant under the Bellagio Lease. However, if the Bellagio Hotel and Casino Property is no longer subject to the Bellagio Lease, then (i) if it is subject to a brand management agreement or casino management agreement, rents and cash receipts required to be remitted to the Bellagio Hotel and Casino Borrower pursuant to the brand management agreement and/or casino management agreement (which may be paid initially to the brand manager and/or casino manager or an account maintained by such manager, and from which such manager may have the right to deduct its fees, reserves and other funds), will be required to be remitted to the lockbox account within one business day of the date such amounts would have otherwise been transferred to the Bellagio Hotel and Casino Borrower, and (ii) if no brand management agreement is in effect, the Bellagio Hotel and Casino Borrower will be required to deposit rents from the Bellagio Hotel and Casino Property into the lockbox account within one business day of receipt.

The Bellagio Hotel and Casino Whole Loan is structured with springing cash management. If no Cash Trap Period exists, amounts on deposit in the lockbox account are required to be disbursed to the Bellagio Hotel and Casino Borrower’s operating account. During the continuance of a Cash Trap Period, funds in the lockbox account are required to be deposited into a lender controlled cash management account. During the continuance of a Cash Trap Period, funds in the cash management account are required to be applied (i) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the tax and insurance reserves (if any), as described above under “Escrows and Reserves”, (ii) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay hotel taxes and custodial funds (funds collected by the Bellagio Hotel and Casino Borrower on a third party’s behalf that must be paid or remitted to a third party), (iii) to pay debt service on the Bellagio Hotel and Casino Whole Loan, (iv) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during an event of default or DSCR Trigger Period, subject to certain exceptions for life, health and safety matters, or if a brand management agreement and/or casino management agreement is in effect, for items as to which the Bellagio Hotel and Casino Borrower does not have approval rights under such agreement(s)), (v) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the recurring replacements reserve, as described above under “Escrows and Reserves,” and (vi) to pay any remainder into an excess cash flow account, (x) to be held by the lender as additional security for the Bellagio Hotel and Casino Whole Loan during the continuance of the Cash Sweep Event Period (unless the Bellagio Hotel and Casino Borrower has delivered an Excess Cash Flow Guaranty (as described below), in which event such remainder will be remitted to the Bellagio Hotel and Casino Borrower), or (y) if no Cash Sweep Event Period is continuing, to be disbursed to an account designated by the Bellagio Hotel and Casino Borrower.

Notwithstanding the existence of an event of default under the Bellagio Hotel and Casino Whole Loan, unless a Priority Payment Cessation Event (as defined below) has occurred, the lender is required to apply amounts on deposit in the cash management account to pay taxes, insurance premiums, hotel taxes and custodial funds, and then to pay protective advances, and any amounts remaining after such payments may be applied to any obligations of the Bellagio Hotel and Casino Borrower under the loan documents as the lender may determine in its sole discretion. “Priority Payment Cessation Event” means (a) the initiation of (x) judicial or non-judicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the loan documents relating to all or a material portion of the Bellagio Hotel and Casino Property, and/or (b) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the loan documents.

For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, funds in the excess cash flow reserve are required to be disbursed, at the Bellagio Hotel and Casino Borrower’s request, to pay (i) debt service and/or debt service under any mezzanine loan entered into pursuant to the loan documents, (ii) amounts for voluntary prepayment of the (A) Bellagio Hotel and Casino Whole Loan or mandatory prepayment in connection with a casualty or condemnation or (B) amounts for voluntary prepayment of any mezzanine loan or mandatory prepayment thereof in connection with a casualty or condemnation (provided such prepayment is made pro rata between the Bellagio Hotel and Casino Whole Loan and any such mezzanine loan), (iii) amounts for prepayments to cure a DSCR Trigger Event, (iv) costs associated with the Bellagio Lease, (v) any fees and costs payable by the Bellagio Hotel and Casino Borrower, including to the lender, subject to and in compliance with the loan documents, including without limitation costs related to a letter of credit or renewal of the required environmental insurance policy, (vi) legal, audit, tax and accounting (including actual costs incurred by BREIT OP (directly or indirectly) and its service providers for back-office accounting and for costs associated with the Bellagio Hotel and Casino Property or Bellagio Hotel and Casino Borrower); provided that excess cash flow may not be used to enforce Bellagio Hotel and Casino Borrower’s rights under the loan documents or defend any enforcement by the lender of its rights under the loan documents, (vii) distributions to maintain the status of BREIT and other affiliated real estate investment trusts (“REITs”) as REITs and avoid imposition of any entity level tax on such REITs, provided such distributions may not exceed 10% of all deposits made into the excess cash flow reserve as of the date of determination, and (viii) other items reasonably approved by the lender. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, in addition to the items described above, funds in the excess cash flow reserve are required to be disbursed, at the request of the Bellagio Hotel and Casino Borrower, to pay (i) operating expenses (including management fees, franchise fees and other fees, charges or costs, payable to the manager under a casino management agreement or brand management agreement or the franchisor under a franchise agreement), (ii) costs of emergency repairs and/or life safety issues, (iii) capital expenditures, replacements, alterations, PIP Work or brand-mandated work, (iv) hotel taxes and custodial funds, (v) costs incurred in connection

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$39,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

with the purchase of any furniture, fixtures and equipment, (vi) costs of restoration in excess of available net proceeds, (vii) costs associated with any ground lease or any other leases, and (viii) payment of shortfalls in required deposits to other reserve accounts.

For so long as no event of default is continuing, the Bellagio Hotel and Casino Borrower will be permitted to deliver a guaranty of the payment of excess cash flow in a form attached to the loan agreement from BREIT, BREIT OP or another affiliate of the Bellagio Hotel and Casino Borrower which is controlled by BREIT or BREIT OP and satisfies certain net worth requirements (an “Excess Cash Flow Guaranty”) in lieu of depositing excess cash flow into the excess cash flow reserve, provided, that it is a condition to delivery of an Excess Cash Flow Guaranty that (i) if the aggregate obligations under the Excess Cash Flow Guaranty (plus any outstanding amount under any letter of credit delivered under the Bellagio Hotel and Casino Whole Loan if the applicant thereunder is BREIT OP or a subsidiary of BREIT OP that directly or indirectly owns 49% or more of the equity interests in the Bellagio Hotel and Casino Borrower) exceed 15.00%, a new non-consolidation opinion in respect of the Excess Cash Flow Guaranty reasonably satisfactory to the lender must be delivered and (ii) an enforceability opinion must be delivered. Pursuant to the Bellagio Hotel and Casino Whole Loan documents, upon the earliest to occur of (x) a monetary event of default, (y) a Priority Payment Cessation Event, and (z) the delivery of a deed in lieu of foreclosure, the Bellagio Hotel and Casino Borrower (or guarantor under the Excess Cash Flow Guaranty) is required to remit to the lender an amount equal to the amount of excess cash flow that was disbursed to the Bellagio Hotel and Casino Borrower in lieu of being deposited into the excess cash flow reserve, less the amount that the Bellagio Hotel and Casino Borrower would have been permitted to withdraw from the excess cash flow reserve, as described above, as of such date, which amount will at the lender’s option either be deposited into the excess cash flow reserve or applied as if it had been contained in the excess cash flow reserve.

Additional Secured Indebtedness (not including trade debts). In addition to the Bellagio Hotel and Casino Mortgage Loan, the Bellagio Hotel and Casino Property also secures the Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $1,637,200,000, and the Bellagio Hotel and Casino Subordinate Companion Loan (which is comprised of the Bellagio Hotel and Casino Junior A Notes, which have an aggregate Cut-off Date principal balance of $650,500,000, and the Bellagio Hotel and Casino Junior B Notes, which have an aggregate Cut-off Date principal balance of $683,300,000). The Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans and the Bellagio Hotel and Casino Junior A Notes accrue interest at the same rate as the Bellagio Hotel and Casino Mortgage Loan. The Bellagio Hotel and Casino Junior B Notes accrue interest at the rate of 5.350000% per annum. The Bellagio Hotel and Casino Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans. The Bellagio Hotel and Casino Mortgage Loan and the Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans are generally senior to the Bellagio Hotel and Casino Junior A Notes and the Bellagio Hotel and Casino Junior B Notes, and the Bellagio Hotel and Casino Junior A Notes are generally senior to the Bellagio Hotel and Casino Junior B Notes. The holders of the Bellagio Hotel and Casino Mortgage Loan, the Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans, the Bellagio Hotel and Casino Junior A Notes and the Bellagio Hotel and Casino Junior B Notes have entered into a co-lender agreement which sets forth the allocation of collections on the Bellagio Hotel and Casino Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu-A/B Whole Loans—The Bellagio Hotel and Casino Whole Loan” in the Preliminary Prospectus.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR(2)	Total Debt UW NOI Debt Yield(2)	Total Debt Cutoff Date LTV
Bellagio Hotel and Casino Subordinate Companion Loan	$1,333,800,000	(1)	120	0	120	4.06x	15.7%	70.7%

(1)	The Bellagio Hotel and Casino Subordinate Companion Loan is comprised of the Bellagio Hotel and Casino Junior A Notes, which accrue interest at the rate of 3.170153% per annum, and the Bellagio Hotel and Casino Junior B Notes, which accrue interest at the rate of 5.350000% per annum.

(2)	Based on the master lease annual rent of $245,000,000, Total Debt debt service coverage ratio is 2.19x and Total Debt debt yield is 8.1%.

Mezzanine Loan and Preferred Equity. The Bellagio Hotel and Casino Whole Loan documents provide for a one time right of a parent entity of the Bellagio Hotel and Casino Borrower to obtain a mezzanine loan secured by the direct or indirect equity interests in the Bellagio Hotel and Casino Borrower, provided that certain conditions are satisfied, including, but not limited to, (i) the principal amount of the mezzanine loan can in no event be greater than an amount equal to the amount which will yield (x) an aggregate loan-to-value ratio that does not exceed 72%, and (y) a Whole Loan DSCR that is not less than 4.24x and (ii) the mezzanine lender enters into an intercreditor agreement reasonably acceptable to the lender and the mezzanine lender. No rating agency confirmation is required for the mezzanine loan, and the mezzanine loan is not required to be co-terminous with the Bellagio Hotel and Casino Whole Loan. The mezzanine loan documents may permit voluntary prepayment of the mezzanine loan without corresponding prepayment of the Bellagio Hotel and Casino Whole Loan (except that prepayments of the mezzanine loan to cure a DSCR Trigger Event or prepayments from the excess cash flow reserve must be made concurrently with a pro rata prepayment of the Bellagio Hotel and Casino Whole Loan). In addition, the mezzanine loan documents may permit that, provided no event of default is continuing under the Bellagio Hotel and Casino Whole Loan, the mezzanine borrower may prepay the mezzanine loan at a discount pursuant to negotiated transactions with only the mezzanine lender.

Release of Property. Not permitted.

Right of First Refusal. None.

Ground Lease. A portion of the Bellagio Hotel and Casino Property, consisting of approximately 0.84 acres located at the southeast corner of the Bellagio Hotel and Casino Property, which currently houses the Bellagio’s marquee sign and a portion of the walkway leading from the sidewalk on Las Vegas Boulevard to the main entrance to the hotel, is ground leased pursuant to a ground lease from MKB Company (the “MKB Ground Lease”). The initial term of the MKB Ground Lease expires on April 27, 2033. The Bellagio Hotel and Casino Borrower, as ground lessee, has two renewal options of 20 years each, so long as the Bellagio Hotel and Casino Borrower provides at least one year prior written notice to the ground lessor and is not in default under the MKB Ground Lease both as of the date it exercises its option or on the date of commencement of the option term. The initial annual ground rent was $225,000 beginning in April 1995 and has adjusted on an annual basis based on the Consumer Price Index since that time, plus an additional $75,000 increase in annual ground rent that occurred in April 2014. The current annual ground rent for the MKB Ground Lease is $503,702.77. The

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$39,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

ground rent is subject to annual increase (including during the extension terms) based on a formula based on the Consumer Price Index. The MKB Ground Lease lacks certain customary lender protections. See the exceptions to representations and warranties set forth in the Preliminary Prospectus.

Letter of Credit. None.

Terrorism Insurance. The Bellagio Hotel and Casino Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Bellagio Hotel and Casino Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Bellagio Hotel and Casino Property, and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. So long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, the Bellagio Hotel and Casino Borrower is permitted to rely on terrorism insurance provided by the Bellagio Tenant. The permitted deductible for terrorism insurance for the Bellagio Hotel and Casino Borrower under the Bellagio Hotel and Casino Whole Loan documents is $500,000 and for the Bellagio Tenant under the Bellagio Lease is $2,500,000. Notwithstanding the required amount of terrorism insurance above, if (A) the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar or subsequent statute (“TRIPRA”) is not in effect (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the Bellagio Hotel and Casino Borrower (or Bellagio Tenant) will be required to carry terrorism insurance coverage, but will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Bellagio Hotel and Casino Whole Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Bellagio Hotel and Casino Borrower (or Bellagio Tenant) will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

In addition, terrorism insurance for the Bellagio Hotel and Casino Property may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (i) TRIPRA is required to be in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Bellagio Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer is required to be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the Bellagio Hotel and Casino Whole Loan and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers is required to be subject to the reasonable approval of the lender; and (v) such captive insurer is required to be licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #7	Cut-off Date Balance:	$32,500,000
3210 Riverdale Avenue & 1616	3210 Riverdale Avenue & 1616 Amsterdam Avenue	Cut-off Date LTV:	65.0%
Amsterdam Avenue		U/W NCF DSCR:	1.88x
New York, NY		U/W NOI Debt Yield:	7.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #7	Cut-off Date Balance:	$32,500,000
3210 Riverdale Avenue & 1616	3210 Riverdale Avenue & 1616 Amsterdam Avenue	Cut-off Date LTV:	65.0%
Amsterdam Avenue		U/W NCF DSCR:	1.88x
New York, NY		U/W NOI Debt Yield:	7.3%

3210 Riverdale Avenue & 1616 Amsterdam Avenue
1 3210 Riverdale Avenue New York, NY
2 1616 Amsterdam Avenue New York, NY
North Riverdale
Riverdale Park
Riverdale
Van Cortlandt Golf Course
Van Cortlandt Park
Woodlawn Cemetery
Mosholu Golf Course
Manhattan College
Deegan Expwy
Englewood
NEW JERSEY
Palisades Interstate Park
Schervier Hospital
H. Hudson Pkwy
Spuyten Duyvil
Riverdale Ave.
Irwin Ave.
Broadway
Bailey Ave.
DeWitt Clinton H.S.
Bronx H.S. of Science
Montefiore Medical Center
Williamsbridge Oval
Jerome Park Reservoir
Harris Park
Lehman College
Gun Hill Pkwy.
Webster Ave.
Englewood Cliffs
Palisades Interstate Pkwy
Henry Hudson Bridge
Robert K. Kraft Field
NY Presbyterian Hospital
Inwood Hill Park
James J. Peters VA Medical Ctr.
BRONX
Bronx Botanical Gardens
Fordham University
Jack Coffey Field
Fordham Rd.
Hudson River
Fort Lee
Inwood
CUNY Bronx Community College
Harlem River
Major Deegan Expwy
Jerome Ave.
Grand Concourse
St. Barnabas Hospital
Bronx Zoo
Bronx River Pkwy
G. Washington Bridge
Yeshiva Univ.
Harlem River Dr.
Morris Heights
3rd Ave.
Crotona Ave.
High Bridge Park
New York Presbyterian Hospital
Cross Bronx Expwy
Tremont Ave.
Boston Rd.
Claremont Park
Crotona Park
E. 169th St.
Metro North
Yankee Stadium
Morris Ave.
Melrose Ave.
Bronx Supreme Court
Amsterdam Ave.
Henry Hudson Pkwy
Washington Heights
Convent Ave.
W. 145th St.
City College of New York
W. 135th St.
Harlem Hospital
Harlem River Drive
Willis Ave.
MANHATTAN
Harlem
Columbia University
NEW YORK
NEW JERSEY
Oakland
Ramsey
Montvale
Hillsdale
Norwood
White Plains
Dobbs Ferry
Hartsdale
Scarsdale
Ridgewood
North Haledon
Wayne
Fair Lawn
Paramus
PATERSON
YONKERS
Mamaroneck
Larchmont
Mount Vernon
New Rochelle
Teaneck
Hackensack
Clifton
Passaic
Lodi
Montclair
Bloomfield
West Orange
East Orange
Belleville
Secaucus
Kearny
North Bergen
MANHATTAN
BRONX
Hoboken
Irvington
NEWARK
JERSEY CITY
NEW YORK CITY
QUEENS
Union
Elizabeth
Bayonne
BROOKLYN
STATEN IS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 7 – 3210 Riverdale Avenue & 1616 Amsterdam Avenue

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:		SMC		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/DBRS/Moody’s):		NR/NR/NR		Location:	New York , NY
Original Balance:		$32,500,000		General Property Type:	Various
Cut-off Date Balance:		$32,500,000		Detailed Property Type:	Various
% of Initial Pool Balance:		4.7%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	Various/Various
Borrower Sponsor:		Ben Hadar		Size(2):	106 Units
Guarantor:		Ben Hadar		Cut-off Date Balance per Unit:	$306,604
Mortgage Rate:		3.7660%		Maturity Date Balance per Unit:	$306,604
Note Date:		2/7/2020		Property Managers:	Zaheera Khan; CFF Consulting Inc.
First Payment Date:		4/6/2020
Maturity Date:		3/6/2030		Underwriting and Financial Information(3)
Original Term to Maturity:		120 months		UW NOI:	$2,363,140
Original Amortization Term:		0 months		UW NOI Debt Yield:	7.3%
IO Period:		120 months		UW NOI Debt Yield at Maturity:	7.3%
Seasoning:		4 months		UW NCF DSCR:	1.88x
Prepayment Provisions:		LO (28); DEF (88); O (4)		Most Recent NOI:	$2,318,680 (5/31/2020 TTM)
Lockbox/Cash Mgmt Status:		Springing/Springing		2nd Most Recent NOI:	$2,423,028 (12/31/2019)
Additional Debt Type:		N/A		3rd Most Recent NOI:	$2,588,269 (12/31/2018)
Additional Debt Balance:		N/A		Most Recent Occupancy(4):	97.2% (Various)
Future Debt Permitted (Type):		No (N/A)		2nd Most Recent Occupancy(4):	97.2% (Various)
Reserves(1)				3rd Most Recent Occupancy:	97.2% (12/31/2018)
Type	Initial	Monthly	Cap	Appraised Value (as of)(5):	$50,000,000 (12/23/2019)
RE Tax:	$85,815	$28,605	N/A	Appraised Value per Unit(5):	$471,698
Insurance:	$82,167	$6,811	N/A	Cut-off Date LTV Ratio:	65.0%
Recurring Replacements:	$0	$2,616	N/A	Maturity Date LTV Ratio:	65.0%
Deferred Maintenance:	$158,220	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$32,500,000	98.5%	Loan Payoff:	$31,824,901	96.4%
Borrower Sponsor Equity:	$508,232	1.5%	Closing Costs:	$857,129	2.6%
			Reserves:	$326,202	1.0%

Total Sources:	$33,008,232	100.0%	Total Uses:	$33,008,232	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The 3210 Riverdale Avenue & 1616 Amsterdam Avenue Properties (as defined below) include 100 multifamily units and six commercial units.

(3)	Certain historical NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and prior to the economic disruption resulting from measures to combat the coronavirus, and certain DSCR, LTV and Debt Yield metrics were calculated, and the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Mortgage Loan (as defined below) was underwritten, based on such prior information. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(4)	Most Recent Occupancy is as of July 1, 2020 and June 30, 2020 for the 3210 Riverdale Avenue property and the 1616 Amsterdam Avenue property, respectively. 2nd Most Recent Occupancy is as of January 20, 2020 and January 15, 2020 for the 3210 Riverdale Avenue property and the 1616 Amsterdam Avenue property, respectively.

(5)	The Appraised Value includes approximately $2,910,000 attributable to the net present value of 421-a tax and ICIP abatements to be applicable to the 3210 Riverdale Avenue property.

The Mortgage Loan. The seventh largest mortgage loan (the “3210 Riverdale Avenue & 1616 Amsterdam Avenue Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $32,500,000 and secured by a first priority fee mortgage on two properties totaling 106 units located in New York, New York (collectively, the “3210 Riverdale Avenue & 1616 Amsterdam Avenue Properties”). The proceeds of the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Mortgage Loan, along with $508,232 of borrower sponsor equity, were used to refinance prior loans encumbering the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Properties, pay closing costs and fund reserves.

The Borrowers and the Borrower Sponsor. The borrowers are Amsterdam 140 LLC and 3210 Riverdale Holdings LLC (together, the “3210 Riverdale Avenue & 1616 Amsterdam Avenue Borrower”), each a New York limited liability company and single purpose entity with one independent director in its organizational structure. The borrower sponsor and non-recourse carveout guarantor of the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Mortgage Loan is Ben Hadar. Ben Hadar owns economic interests in over 25 properties located throughout the New York City metropolitan area. Ben Hadar has a total cost basis in the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Properties equal to approximately $50.5 million.

The Properties. The 3210 Riverdale Avenue & 1616 Amsterdam Avenue Properties consist of one multifamily property and one mixed use property, both located in New York, New York. The 3210 Riverdale Avenue property is a multifamily property located in the Bronx, New York. The 3210 Riverdale Avenue property, which is 100.0% occupied as of July 1, 2020, consists of an 84,944 SF, eleven-story, 46-unit multifamily building, which also includes a retail tenant and a parking garage with 150 spaces. The 3210 Riverdale Avenue property was purchased by the borrower sponsor for $26.7 million in

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #7	Cut-off Date Balance:	$32,500,000
3210 Riverdale Avenue & 1616	3210 Riverdale Avenue & 1616 Amsterdam Avenue	Cut-off Date LTV:	65.0%
Amsterdam Avenue		U/W NCF DSCR:	1.88x
New York, NY		U/W NOI Debt Yield:	7.3%

April 2016. Since its acquisition, the borrower sponsor has spent approximately $82,000 on various capital upgrades at the 3210 Riverdale Avenue property, including, among other things, adding a virtual doorman, updating bathrooms in the apartment units and installing new HVAC and appliances. All residential units at the 3210 Riverdale Avenue property are rent stabilized. Each unit features a modern kitchen and bathrooms, natural light, hardwood floors throughout and in-unit washer/dryers.

At the 3210 Riverdale Avenue property, The Learning Experience (“TLE”) leases 11,000 SF at $42.90 per SF ($471,900 per annum) under a lease that runs through September 2030 with two five-year lease renewal options remaining. Additionally, New Riverdale Parking leases the 31,208 SF parking garage for $3.46 per SF ($108,000 per annum) under a lease that runs through August 2027 with two five-year lease renewal options remaining.

The 3210 Riverdale Avenue property benefits from multiple real estate tax incentives: (i) the parking garage and the retail component (which is occupied by The Learning Experience), both benefit from a 15-year ICIP tax abatement (the “ICIP Abatement”) which is currently in year ten of the tax abatement and (ii) the residential component, which benefits from a 25-year 421-a real estate tax abatement (the “421-a Abatement”), which is currently in year nine of the abatement. If the ICIP Abatement and/or the 421-a Abatement are not maintained for the 3210 Riverdale Avenue Property, the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Mortgage Loan will become fully recourse to the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Borrower and the borrower sponsor. The 3210 Riverdale Avenue property is subject to a condominium regime, of which the 3210 Riverdale Avenue borrower owns 100% of the condominium units (comprised of a residential unit, a retail unit and a garage unit). All residential units at the 3210 Riverdale Avenue property are rent stabilized.

The 1616 Amsterdam Avenue property is a mixed use property located in New York, New York. The 1616 Amsterdam Avenue property, which is 94.8% leased as of June 30, 2020, consists of a 58,810 SF, seven-story, 54-unit multifamily building, which also includes three retail tenants. The 1616 Amsterdam Avenue property was purchased by the borrower sponsor for $23.0 million in February 2016. Since its acquisition, the borrower sponsor has spent approximately $845,864 on various upgrades at the 1616 Amsterdam Avenue property, including, among others, boiler functionality improvements, plumbing repairs, exterior façade work, surveillance security system and apartment renovations. Of the 54 residential units at the 1616 Amsterdam Avenue property, 38 units are rent stabilized and one of the units is rent controlled. The three retail tenants at the 1616 Amsterdam Avenue property are as follows: (i) New Tech Laundry leases 1,500 SF at $69.70 per SF ($104,544 per annum) under a lease that expires in June 2025 with two five-year lease renewal options remaining, (ii) 1622 Amsterdam Grocery leases 1,100 SF at $81.72 per SF ($89,892 per annum) under a lease that expires in August 2022 and (iii) OSO Hamilton Heights leases 935 SF at $89.27 per SF ($83,468 per annum) under a lease that expires in November 2025 with one five-year lease renewal option remaining.

The following table presents detailed information with respect to each of the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Properties:

3210 Riverdale Avenue & 1616 Amsterdam Avenue Properties Summary
Property Name / Location	Property Type	Year Built/ Renovated	SF	Units	Allocated Mortgage Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
3210 Riverdale Avenue 3210 Riverdale Avenue New York, NY	Multifamily	2012 / N/A	84,944	48	$18,500,000	56.9%	$26,500,000	53.0%	$1,466,853	62.1%
1616 Amsterdam Avenue 1616 Amsterdam Avenue New York, NY	Mixed Use	1916 / 1988, 2017	58,810	58	$14,000,000	43.1%	$23,500,000	47.0%	$896,287	37.9%
Total			143,754	106	$32,500,000	100.0%	$50,000,000	100.0%	$2,363,140	100.0%

The following table presents detailed information with respect to the multifamily units at the 3210 Riverdale Avenue property:

3210 Riverdale Avenue Summary
Unit Type	No. of Units(1)	% of Total	Occupied Units	Occupancy(2)	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate per SF	Average Monthly Market Rental Rate	Average Monthly Market Rental Rate per SF
Studio Rent Stabilized	9	19.6%	9	100.0%	473	$1,558	$3.29	$1,600	$3.38
1BR Rent Stabilized	27	58.7%	27	100.0%	743	$2,180	$2.93	$2,200	$2.96
2BR Rent Stabilized	8	17.4%	8	100.0%	1,279	$3,259	$2.55	$3,200	$2.50
3BR Rent Stabilized	1	2.2%	1	100.0%	1,563	$3,450	$2.21	$3,500	$2.24
4BR Rent Stabilized	1	2.2%	1	100.0%	5,454	$5,170	$0.95	$5,200	$0.95
Total/Wtd. Avg.	46	100.0%	46	100.0%	904	$2,338	$2.88	$2,350	$2.90

Source: Appraisal, unless otherwise specified.

(1)	Excludes commercial units.

(2)	Per the borrower rent roll dated July 1, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #7	Cut-off Date Balance:	$32,500,000
3210 Riverdale Avenue & 1616	3210 Riverdale Avenue & 1616 Amsterdam Avenue	Cut-off Date LTV:	65.0%
Amsterdam Avenue		U/W NCF DSCR:	1.88x
New York, NY		U/W NOI Debt Yield:	7.3%

The following table presents detailed information with respect to the multifamily units at the 1616 Amsterdam Avenue property:

1616 Amsterdam Avenue Summary
Unit Type	No. of Units(1)	% of Total	Occupied Units	Occupancy(2)	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate per SF	Average Monthly Market Rental Rate	Average Monthly Market Rental Rate per SF
Studio Rent Stabilized	1	1.9%	1	100.0%	500	$709	$1.42	$1,850	$3.70
1BR Market 1BR Rent Stabilized	3 8	5.6% 14.8%	3 8	100.0% 100.0%	700	$2,084 $1,456	$2.98 $2.08	$2,250	$3.21
2BR Market 2BR Rent Stabilized 2BR Rent Controlled 2BR Super	7 22 1 1	13.0% 40.7% 1.9% 1.9%	7 21 1 1	100.0% 95.5% 100.0% 100.0%	800	$2,356 $1,361 $114 $0	$2.95 $1.70 $0.14 $0.00	$2,750	$3.44
3BR Market 3BR Rent Stabilized	4 7	7.4% 13.0%	3 7	75.0% 100.0%	950	$3,120 $1,747	$3.28 $1.84	$3,300	$3.47
Total/Wtd. Avg.	54	100.0%	52	96.3%	807	$1,664	$2.06	$2,754	$3.40

Source: Appraisal, unless otherwise specified.

(1)	Excludes commercial units.

(2)	Per the borrower rent roll dated June 30, 2020.

COVID-19 Update. As of July 10, 2020, the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Mortgage Loan is current as of the July debt service payment and is not subject to any forbearance, modification or debt service relief request. As of July 7, 2020, the borrower sponsor has reported that the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Properties are open and operating with 57.9% of tenants by underwritten base rent having paid their full July 2020 rent payments. As of July 17, 50.2% of tenants paid their full rent for July, while 12.8% of tenants paid partial rent; 57.9% of the total occupied base rent has been collected so far in July, and 72.0% of billed rents have been collected. According to the borrower sponsor, these collections are in-line with the June collections at the same time during that month. TLE is operating as an emergency childcare center (“ECC”) for a limited number of children of essential workers. TLE received disaster relief assistance from the federal government and ECC compensation from the City of New York, and paid rent due for April, May and June at the end of June. TLE’s lease is now current and no rent was forgiven. The 3210 Riverdale Avenue & 1616 Amsterdam Avenue Properties remain 97.2% occupied as of July 1, 2020 and June 30, 2020, respectively.

The Market. The 3210 Riverdale Avenue property is located in the Riverdale area of the Bronx. The location is served by public transportation, including the Bx7 bus line, which offers access to the A-C-E subway lines, which are less than a five-minute walk from the 3210 Riverdale Avenue property. In addition, the BxM1 bus line, which offers access to the 4-5-6 subway, is approximately a ten-minute walk from the 3210 Riverdale Avenue property. Riverdale Avenue directly connects to Route 9A, which becomes the Westside Highway in Manhattan, offering access throughout Manhattan. In addition, Ewen Park is a six-minute walk from the 3210 Riverdale Avenue property. According to the appraisal, the Northwest Bronx multifamily submarket, of which 3210 Riverdale Avenue is a part, has a vacancy rate of 3.05% as of the third quarter of 2019 and quoted rental rates of $2,292 per month. The population within the zip code of the 3210 Riverdale Avenue property is 73,185. The median household income within the zip code of the 3210 Riverdale Avenue property is $63,325.

The 1616 Amsterdam Avenue property is located in the Hamilton Heights area of New York on the Upper West Side of Manhattan. Hamilton Heights features various notable sites and attractions, including the City College of New York, the Dance Theatre of Harlem, and The Harlem School of the Arts (Aaron Davis Hall). This neighborhood is served by several subway lines, including the 1 (8-minute walk from the 1616 Amsterdam Avenue property), A, C (10-minute walk from the 1616 Amsterdam Avenue property) and B, D (10-minute walk from the 1616 Amsterdam Avenue property) trains. The Henry Hudson Parkway lies adjacent to Hamilton Heights, providing a route for commuters. Hamilton Heights is just south of the George Washington Bridge. According to the appraisal, the Upper Manhattan multifamily submarket, of which the 1616 Amsterdam Avenue property is a part, has a vacancy rate of 1.07% as of the third quarter of 2019, and quoted rental rates of $2,025 per month. The population within the zip code of the 1616 Amsterdam Avenue property is 58,232. The median household income within the zip code of the 1616 Amsterdam Avenue property is $44,557.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #7	Cut-off Date Balance:	$32,500,000
3210 Riverdale Avenue & 1616	3210 Riverdale Avenue & 1616 Amsterdam Avenue	Cut-off Date LTV:	65.0%
Amsterdam Avenue		U/W NCF DSCR:	1.88x
New York, NY		U/W NOI Debt Yield:	7.3%

The following table presents certain information relating to comparable multifamily rental properties to the 3210 Riverdale Avenue property:

Comparable Rental Summary
Property Address	Year Built	Type	# Units(1)	Unit Mix	Average Rent per Unit
3210 Riverdale Avenue	2012	High Rise	46	Studio Rent Stabilized 1BR Rent Stabilized 2BR Rent Stabilized 3BR Rent Stabilized 4BR Rent Stabilized	$1,558 $2,180 $3,259 $3,450 $5,170
5570 Netherland Avenue	N/A	N/A	N/A	Studio	$1,550
2600 Netherland Avenue	N/A	N/A	N/A	Studio 2BR 3BR 4BR	$1,600 $3,400 $3,596 $5,000
3671 Hudson Manor Terrace	N/A	N/A	N/A	Studio 1BR	$1,750 $2,200
500 Kappock Street	N/A	N/A	N/A	Studio 1BR	$1,595 $1,925
3333 Henry Hudson Parkway	N/A	N/A	N/A	1BR	$2,395
3660 Oxford Avenue	N/A	N/A	N/A	1BR	$1,950
4455 Douglas Avenue	N/A	N/A	N/A	1BR	$2,400
2727 Henry Hudson Parkway West	N/A	N/A	N/A	2BR	$3,100
300 West 261st Street	N/A	N/A	N/A	2BR	$3,000
3240 Henry Hudson Parkway East	N/A	N/A	N/A	2BR	$2,945
3660 Waldo Avenue	N/A	N/A	N/A	3BR	$3,250
2728 Henry Hudson Parkway	N/A	N/A	N/A	3BR	$3,766
630 West 246th Street	N/A	N/A	N/A	3BR	$3,395
530 West 236th Street	N/A	N/A	N/A	3BR	$3,395
6024 Huxley Avenue	N/A	N/A	N/A	4BR	$5,400
531 West 235th Street	N/A	N/A	N/A	4BR	$5,100
3751 Riverdale Avenue	N/A	N/A	N/A	4BR	$5,000

Source: Appraisal.

(1)	Excludes commercial units.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #7	Cut-off Date Balance:	$32,500,000
3210 Riverdale Avenue & 1616	3210 Riverdale Avenue & 1616 Amsterdam Avenue	Cut-off Date LTV:	65.0%
Amsterdam Avenue		U/W NCF DSCR:	1.88x
New York, NY		U/W NOI Debt Yield:	7.3%

The following table presents certain information relating to comparable multifamily rental properties to the 1616 Amsterdam Avenue property:

Comparable Rental Summary
Property Address	Year Built	Type	# Units(1)	Unit Mix	Average Rent per Unit
1616 Amsterdam Avenue	1916	Multifamily / Retail	54	Studio Rent Stabilized 1BR Market 1BR Rent Stabilized 2BR Market 2BR Rent Stabilized 2BR Rent Controlled 3BR Market 3BR Rent Stabilized	$709 $2,084 $1,456 $2,356 $1,361 $114 $3,120 $1,747
780 Riverside Drive	N/A	N/A	N/A	Studio 1BR 2BR	$1,950 $2,350 $2,800
467 West 164th Street	N/A	N/A	N/A	Studio	$1,850
290 West 147th Street	N/A	N/A	N/A	Studio	$1,750
349 Convent Avenue	N/A	N/A	N/A	Studio	$1,835
707 Saint Nicholas Avenue	N/A	N/A	N/A	Studio 3BR	$1,900 $3,200
528 West 143rd Street	N/A	N/A	N/A	1BR	$2,400
517 West 134th Street	N/A	N/A	N/A	1BR	$2,350
561 Lenox Avenue	N/A	N/A	N/A	1BR	$2,200
231 West 136th Street	N/A	N/A	N/A	1BR	$2,195
273 West 138th Street	N/A	N/A	N/A	2BR	$2,600
3 West 137th Street	N/A	N/A	N/A	2BR	$2,650
309 West 139th Street	N/A	N/A	N/A	2BR	$2,880
740 Saint Nicholas	N/A	N/A	N/A	2BR	$2,800
391 Convent Avenue	N/A	N/A	N/A	3BR	$3,300
209 West 135th Street	N/A	N/A	N/A	3BR	$3,300
1 Convent Avenue	N/A	N/A	N/A	3BR	$3,391
853 Saint Nicholas Avenue	N/A	N/A	N/A	3BR	$3,400

Source: Appraisal.

(1)	Excludes commercial units.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #7	Cut-off Date Balance:	$32,500,000
3210 Riverdale Avenue & 1616	3210 Riverdale Avenue & 1616 Amsterdam Avenue	Cut-off Date LTV:	65.0%
Amsterdam Avenue		U/W NCF DSCR:	1.88x
New York, NY		U/W NOI Debt Yield:	7.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Properties.

Cash Flow Analysis(1)
	2017(2)	2018(2)	2019	5/31/2020 TTM	UW	UW Per Unit
Gross Potential Rent - Multifamily	$2,772,209	$3,131,843	$2,328,697	$2,214,318	$2,405,636	$22,695
Gross Potential Rent - Commercial	$0	$0	$808,549	$758,789	$908,204	$8,568
Other Income	$0	$0	$119,321	$108,832	$174,275	$1,644
Vacancy and Concessions	$0	$0	$0	$0	($203,024)	($1,915)
Effective Gross Income	$2,772,209	$3,131,843	$3,256,567	$3,081,938	$3,285,092	$30,991

Taxes(3)	$235,775	$55,041	$332,380	$256,073	$374,956	$3,537
Insurance	$79,239	$71,352	$65,866	$63,087	$97,398	$919
Other Operating Expenses	$430,653	$417,181	$426,293	$444,098	$449,598	$4,241
Total Operating Expenses	$745,667	$543,573	$824,539	$763,258	$921,952	$8,698

Net Operating Income	$2,026,541	$2,588,269	$2,432,028	$2,318,680	$2,363,140	$22,294
TI/LC	$0	$0	$0	$0	$0	$0
Capital Expenditures	$0	$0	$0	$0	$31,394	$296
Net Cash Flow	$2,026,541	$2,588,269	$2,432,028	$2,318,680	$2,331,746	$21,998

Occupancy %(4)	88.7%	97.2%	97.2%	97.2%	93.9%
NOI DSCR	1.63x	2.09x	1.96x	1.87x	1.90x
NCF DSCR	1.63x	2.09x	1.96x	1.87x	1.88x
NOI Debt Yield	6.2%	8.0%	7.5%	7.1%	7.3%
NCF Debt Yield	6.2%	8.0%	7.5%	7.1%	7.2%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender UW.

(2)	Commercial income was included in multifamily rent prior to 2019.

(3)	For the 3210 Riverdale Avenue property, real estate taxes were underwritten to the 15-year average for the multifamily space (reflecting a 25-year 421-a Abatement which is currently in year nine) and underwritten to the 10-year average for the commercial space (reflecting a 15-year ICIP Abatement which is currently in year 10). For the 1616 Amsterdam Avenue property, no real estate tax abatement exists and full real estate taxes have been underwritten.

(4)	5/31/2020 TTM Occupancy % is as of July 1, 2020 and June 30, 2020 for the 3210 Riverdale Avenue property and the 1616 Amsterdam Avenue property, respectively. 2019 Occupancy % is as of January 20, 2020 and January 15, 2020 for the 3210 Riverdale Avenue property and the 1616 Amsterdam Avenue property, respectively. UW Occupancy % is equal to underwritten economic occupancy.

Escrows and Reserves.

Real Estate Taxes – The 3210 Riverdale Avenue & 1616 Amsterdam Avenue Mortgage Loan documents provide for an upfront real estate tax reserve of $85,815 and an ongoing monthly real estate tax reserve in an amount equal to 1/12 of the annual estimated real estate taxes (initially $28,605).

Insurance – The 3210 Riverdale Avenue & 1616 Amsterdam Avenue Mortgage Loan documents provide for an upfront insurance reserve of $82,167 and an ongoing monthly insurance reserve in an amount equal to 1/12 of the annual estimated insurance premiums (initially $6,811).

Replacement Reserve – The 3210 Riverdale Avenue & 1616 Amsterdam Avenue Mortgage Loan documents provide for a monthly capital expenditure reserve of $2,616.

Deferred Maintenance – The 3210 Riverdale Avenue & 1616 Amsterdam Avenue Mortgage Loan documents provide for a deferred maintenance reserve of $158,220.

Lockbox and Cash Management. The 3210 Riverdale Avenue & 1616 Amsterdam Avenue Mortgage Loan documents require a springing lockbox with springing cash management upon the occurrence of a Trigger Event (as defined below). After the occurrence of a Trigger Event, the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Borrower will be required to establish a lockbox account and the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Borrower or property manager, as applicable, is required to direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Trigger Event, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Mortgage Loan documents (i) to make deposits into the tax and insurance escrows, if required, (ii) to pay debt service, (iii) to make deposits into the replacement reserves, if required and (iv) to pay for monthly operating expenses in accordance with the annual budget approved by the lender and extraordinary expenses approved by the lender and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Mortgage Loan and during the continuance of such Trigger Event.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various	Loan #7	Cut-off Date Balance:	$32,500,000
3210 Riverdale Avenue & 1616	3210 Riverdale Avenue & 1616 Amsterdam Avenue	Cut-off Date LTV:	65.0%
Amsterdam Avenue		U/W NCF DSCR:	1.88x
New York, NY		U/W NOI Debt Yield:	7.3%

A “Trigger Event” will commence upon the earliest of the following: (i) the occurrence and continuance of an event of default, (ii) the date on which the debt yield (taking into account any 421-a Abatement or ICIP Abatement) based on the trailing 12-month period is less than 6.0% and (iii) on or after March 6, 2029, the date on which the debt yield (disregarding any 421-a Abatement or ICIP Abatement) based on the trailing 12-month period is less than 7.0%.

A Trigger Event will end: with regard to clause (i), upon the cure of such event of default, with regard to clause (ii), when the debt yield based on the trailing 12-month period (taking into account any 421-a Abatement or ICIP Abatement) is at least 7.0% for two consecutive calendar quarters and with regard to clause (iii), when the debt yield based on the trailing 12-month period (disregarding any 421-a Abatement or ICIP Abatement) is at least 8.0% for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Upon the expiration of the lockout period, the lender will permit the release of an individual property (the “Release Property”) as collateral for the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Mortgage Loan (a “Release”), provided that the following conditions, among others, are satisfied: (a) no default, event of default or other Trigger Event then exists; (b) the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Borrower partially defeases the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Mortgage Loan in an amount equal to the greatest of (i) 125% of the allocated loan amount for such Release Property, (ii) an amount which would result in the debt service coverage ratio on the then remaining balance of the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Mortgage Loan for the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Property remaining after giving effect to the Release being not less than 1.75x, (iii) an amount which would result in the loan-to-value ratio on the then remaining balance of the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Mortgage Loan for the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Property remaining after giving effect to the Release being not greater than 67.0% and (iv) an amount which would result in the debt yield on the then remaining balance of the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Mortgage Loan for the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Property remaining after giving effect to the Release being not less than 7.5%; and (c) title to the Release Property is transferred to a person or entity other than the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Borrower or an affiliate of the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Borrower. Additionally, payment of an amount such that the Release will not cause the related securitization trust to fail to qualify as a REMIC after giving effect to such Release is required.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The 3210 Riverdale Avenue & 1616 Amsterdam Avenue Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the 3210 Riverdale Avenue & 1616 Amsterdam Avenue Properties and business interruption insurance for 18 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Office – Suburban	Loan #8	Cut-off Date Balance:	$26,600,000
13625 & 13675 Technology Drive	UHG Optum Health Campus	Cut-off Date LTV:	50.6%
Eden Prairie, MN 55344		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	13.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #8	Cut-off Date Balance:	$26,600,000
13625 & 13675 Technology Drive	UHG Optum Health Campus	Cut-off Date LTV:	50.6%
Eden Prairie, MN 55344		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	13.9%

UHG Optum Health Campus
13625 & 13675 Technology Drive
Eden Prairie, MN 55344
Minneapolis 13 miles
Minn.-St. Paul Intl. Airport 10 miles
MINNEAPOLIS
ST. PAUL
Minnetonka
Hopkins
Edina
Eden Prairie
Bloomington
Shakopee
Bredesen Park
HENNEPIN COUNTY
CARVER COUNTY
SCOTT COUNTY
Excelsior Blvd
DOWNTOWN HOPKINS
UNFI Central Regional Office
UNFI Distribution Center
Interlachen CC
Interlachen Blvd
Shady Oak Lake
SOUTHWEST GREEN LINE (Under Construction)
Opus Group Corporate Headquarters
Londonderry Office Park
Vernon Ave
Blake Rd
Glen Lake
Baker Tech Offices
CITY WEST
Shady Oak Center
Auto Zone Regional Office
Bryant Regional Park
Bryant Lake
GOLDEN TRIANGLE
Valley View Business Center
Lake Ridge Office Park
Lake Smetana Business Park
Crossroads Center
MN Vikings Fieldhouse Facility
Braemar Golf Course
Braemar Office Park
Dewey Hill Rd
Bent Creek Golf Club
Eden Prairie Community Center
Edenvale Park
Valley View Rd
Round Lake Park
Prairie Village
Exlar Corporate Office
Arboretum Blvd
Prairieview Center
SOUTHWEST STATION
EDEN PRAIRIE TOWN CENTER
Eden Prairie Center
Prairie Center Dr
Scenic Heights Office Park
Mitchell Lake
Miller Park
Mitchell Rd
NW Anderson Lake
Anderson Lakes Park
SW Anderson Lake
Anderson Lakes
Bearpath Golf & Country Club
Lake Riley
Pioneer Trail
Staring Lake
Hennepin Technical College
Staring Lake Park
Preserve Village
Olympic Hills Golf Club
Bush Lake
Hyland-Bush Lakes Park
Hyland Lake
Flying Cloud Airport
Flying Cloud Dr
Bloomington Ferry Rd
W. 108th St
Rice Lake
Grass Lake
Minnesota River
Memorial Park
Blue Lake
James W. Wilkie Regional Park
Fisher Lake
BLOOMINGTON FERRY BRIDGE
1st Ave E
4th Ave E
Valleyfair Amusement Park
Canterbury Park
Canterbury Rd
Eagles Creek Blvd
Spencer St
Amazon Fulfillment Center
Rice Lake

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 8 – UHG Optum Health Campus

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR			Location:	Eden Prairie, MN 55344
Original Balance:	$26,600,000			General Property Type:	Office
Cut-off Date Balance:	$26,600,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	3.8%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2001/2016
Sponsor:	Virtus Real Estate Enhanced Core, LP			Size:	473,325 SF
Guarantor:	Virtus Real Estate Enhanced Core, LP			Cut-off Date Balance per SF:	$56
Mortgage Rate:	4.000%			Maturity Date Balance per SF:	$56
Note Date:	7/10/2020			Property Manager:	Self-managed
First Payment Date(1):	8/6/2020
Maturity Date:	8/6/2030
Original Term to Maturity(1):	121 months
Original Amortization Term:	0 months			Underwriting and Financial Information(2)
IO Period(1):	121 months			UW NOI:	$3,701,789
Seasoning:	0 months			UW NOI Debt Yield:	13.9%
Prepayment Provisions(1):	LO (25); YM (91); O (5)			UW NOI Debt Yield at Maturity:	13.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	3.34x
Additional Debt Type:	N/A			Most Recent NOI(3):	N/A
Additional Debt Balance):	N/A			2nd Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI(3):	N/A
Reserves				Most Recent Occupancy(3):	100.0% (7/6/2020)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(3):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of)(4):	$52,600,000 (3/20/2020)
Recurring Replacements:	$0	$7,889	N/A	Appraised Value per SF:	$111
Deferred Maintenance:	$122,500	$0	N/A	Cut-off Date LTV Ratio:	50.6%
				Maturity Date LTV Ratio:	50.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,600,000	49.7%	Purchase Price:	$52,125,000	97.4%
Cash Equity	$26,914,940	50.3%	Closing Costs:	$1,267,440	2.4%
			Reserves:	$122,500	0.2%
Total Sources:	$53,514,940	100.0%	Total Uses:	$53,514,940	100.0%

(1)	The First Payment Date for the UHG Optum Health Campus Mortgage Loan is September 6, 2020. On the Closing Date of the MSC 2020-HR8 securitization transaction, AREF will deposit sufficient funds to pay the amount of interest that would be due with respect to an August 6, 2020 payment. Original Term to Maturity, IO Period and Prepayment Provisions are inclusive of the additional August 6, 2020 interest-only payment funded by AREF on the Closing Date.

(2)	Certain NOI and NCF information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and prior to the economic disruption resulting from measures to combat the coronavirus, and certain DSCR, LTV and Debt Yield metrics were calculated, and the UHG Optum Heath Campus Mortgage Loan (as defined below) was underwritten based on such prior information. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(3)	No historical occupancy or financial information is available as the transaction is an acquisition.

(4)	The appraisal also provides a “Hypothetical- Go Dark” value of $48,960,000 which results in a “loan to dark” value of 54.3%.

The Mortgage Loan. The eighth largest mortgage loan (the “UHG Optum Health Campus Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $26,600,000 secured by a first priority fee mortgage encumbering a 473,325 SF office building located in Eden Prairie, Minnesota (the “UHG Optum Health Campus Property”). The proceeds of the UHG Optum Health Campus Mortgage Loan were used to acquire the UHG Optum Health Campus Property for $51.125 million and to fund reserves and pay closing costs.

The Borrowers and the Borrower Sponsors. The borrower is Virtus Technology Mob, LLC (the “UHG Optum Health Campus Borrower”), which has one independent director. Virtus Real Estate Enhanced Core, LP is the borrower sponsor and the non-recourse carveout guarantor. Virtus Real Estate Enhanced Core, LP is a subsidiary of Virtus Real Estate Capital (“Virtus”) which is an Austin, Texas-based real estate investment firm. Founded in 2003, Virtus has launched 41 investment vehicles comprising over 231 assets.

The Property. The UHG Optum Health Campus Property is a 473,325 SF corporate office campus located in Eden Prairie, Minnesota approximately 16 miles southwest of the Minneapolis central business district. Situated on a 53.84-acre site, the UHG Optum Health Campus Property consists of three, three-story (plus lower level) office buildings, an attached 300 seat auditorium building, and an attached four deck parking ramp. All buildings are connected through climate-controlled walkways but could operate independently (multi-tenant). The UHG Optum Health Campus Property offers an amenity package including a 300 seat auditorium building, a 2,300 square foot fitness center, an 800 square foot yoga studio, cafeteria, outdoor picnic tables, nature trails, Starbucks, “grab & go” café, and a credit union. The UHG Optum Health Campus Property reportedly includes 1,459 above-grade ramp stalls, 2 motorcycle spots and 152 surface stalls, for a total parking count of 1,613 stalls. The UHG Optum Health Campus Property has a parking ratio of 3.4 spaces per 1,000 SF of NRA.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #8	Cut-off Date Balance:	$26,600,000
13625 & 13675 Technology Drive	UHG Optum Health Campus	Cut-off Date LTV:	50.6%
Eden Prairie, MN 55344		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	13.9%

The UHG Optum Health Campus Property was built in 2001 as the former headquarters of ADC Communications. The UHG Optum Health Campus Property was purchased in 2011 by UnitedHealth Group, which subsequently sold it to a third party and leased it back as part of a sale-leaseback transaction. Since 2011, the UHG Optum Health Campus Property has been 100% leased by United Healthcare Services, Inc. d/b/a Optum (“United Healthcare”). United Healthcare has invested an estimated $46 million ($97 per SF) of capital into the UHG Optum Health Campus Property, including remodeling of all three of the office buildings and upgrades to amenities. Most recently, United Healthcare spent approximately $29 million to remodel two of the three office buildings in 2016.

The UHG Optum Health Campus Property is located near the intersection of Interstate 494 and U.S. Highway 212, providing overall access throughout the metropolitan area via multiple interstate and highway systems. In addition, the UHG Optum Health Campus Property is located near the Southwest Station, a metro transit bus hub as well as the final stop on the future Southwest Light Rail Transit Line, which is scheduled for completion in 2023.

Major Tenants.

United Healthcare Services, Inc. d/b/a Optum (473,325 SF, 100.0% of NRA, 100.0% of underwritten rent). United Healthcare, the primary operating subsidiary of UnitedHealth Group, Inc. (NYSE: UNH) (“UnitedHealth Group”), is currently No. 4 on the Fortune 500 top companies list. United Healthcare comprises 90% of UnitedHealth Group’s revenues and over 80% of EBITDA and is the primary entity that the parent executes all of its leases through. UnitedHealth Group is rated A / A3 / A+ by Fitch/Moody's/S&P and reported 2019 full year revenues of $242.0 billion which grew by $16 billion or 7.0% year-over-year.

The UHG Optum Health Campus Property is specifically occupied by United Healthcare’s Optum business unit. Optum focuses on information and technology enabled health services and employs 150,000 employees worldwide. Optum’s three business segments include OptumHealth, OptumInsight, and OptumRx. OptumHealth provides access to a network of care provider specialists, health management services, care delivery, consumer engagement and financial services. OptumInsight offers software and information products, advisory consulting arrangements, and services outsourcing contracts to hospital systems, physicians, health plans, governments, life sciences companies and other organizations. OptumRx provides pharmacy care services. Optum serves 126 million individuals; 4 in 5 U.S. hospitals; a network of over 67,000 pharmacies; more than 100,000 physicians; practices and other health care facilities; approximately 3 in 4 U.S. health plans; and government agencies in 36 states. Optum reported 2019 full year revenues of $113.0 billion which grew by $11.7 billion or 11.5% year-over-year.

Optum’s lease expires in December 2023 with five, 3-year renewal options through December 2038. The UHG Optum Health Campus Mortgage Loan is structured with a Lease Sweep Period (as defined below) which, among other conditions, would commence 18 months prior to United Healthcare’s lease expiration. The current rent of $8.04 per SF on a triple-net basis (excluding straight-line rent steps) is approximately 50% below the appraiser’s concluded market rent of $16.00 per SF on a triple-net basis for the UHG Optum Health Campus Property. The lease provides for 2.5% annual rent increases during the lease and extension terms.

The following table presents certain information relating to the major tenants at the UHG Optum Health Campus Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration(4)	Termination Option (Y/N)
United Healthcare	A / A3 / A+	473,325	100.0%	$3,980,061	100.0%	$8.41	12/12/2023	N
Subtotal/Wtd. Avg.		473,325	100.0%	$3,980,061	100.0%	$8.41
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		473,325	100.0%	$3,980,061	100.0%	$8.41

(1)	Information is based on the underwritten rent roll as of July 6, 2020.

(2)	The ratings shown are those of the parent company which does not guarantee the United Healthcare lease.

(3)	Includes $172,552 of straight-line rent steps through the end of the United Healthcare initial lease expiration date.

(4)	United Healthcare’s lease provides for five, 3-year renewal options through December 2038.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #8	Cut-off Date Balance:	$26,600,000
13625 & 13675 Technology Drive	UHG Optum Health Campus	Cut-off Date LTV:	50.6%
Eden Prairie, MN 55344		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	13.9%

The following table presents certain information relating to the lease rollover schedule at the UHG Optum Health Campus Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	1	473,325	$8.41	100.0%	100.0%	$3,980,061	100.0%	100.0%
2024	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2025	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2026	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2027	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2028	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2029	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2030	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2031 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant Space	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	473,325	$8.41	100.0%		$3,980,061	100.0%

(1)	Information is based on the underwritten rent roll as of July 6, 2020.

(2)	Includes $172,552 of straight-line rent steps through the end of the United Healthcare initial lease expiration date.

COVID-19 Update. The UHG Optum Health Campus Mortgage Loan closed on July 10, 2020 and the first payment date is September 6, 2020. As of July 13, 2020, the UHG Optum Health Campus Mortgage Loan is not subject to any modification or forbearance request. As of July 1, 2020, the UHG Optum Health Campus Property is open, however, approximately 50% of the employees are working in the office and the rest are working remotely. United Healthcare leases 100.0% of the UHG Optum Health Campus Property and paid full rent for both June and July 2020. As of July 9, 2020, United Healthcare has not requested rent relief.

Market. The UHG Optum Health Campus Property is located in the city of Eden Prairie in central Hennepin County. The UHG Optum Health Campus Property is located in the Minneapolis-St. Paul-Bloomington, MN-WI Metropolitan Statistical Area. The top three industries within the area are health care/social assistance, manufacturing and retail trade. Primary access to the area surrounding the UHG Optum Health Campus Property is provided by Mitchell Road, Technology Drive, and Prairie Center Drive. Land uses within the neighborhood primarily consist of a mixture of single-family residential, multifamily residential, and retail/commercial land uses.

According to the appraisal, the 2019 population within a one-, three- and five-mile radius of the UHG Optum Health Campus Property was 11,202, 53,033 and 140,251, respectively. The 2019 average household income within a one-, three- and five-mile radius was $104,776, $144,287 and $146,529, respectively.

According to the appraisal, the UHG Optum Health Campus Property is located within the 494 Corridor submarket and is considered a Class A mid-rise office complex. The 4th quarter 2019 vacancy rate for Class A office in the 494 Corridor submarket is 11.3% with an average net asking rent of $18.26 per SF. The 494 Corridor submarket also has a 26-year fourth quarter average vacancy of 11.0%. The appraiser concluded to a market rent of $16.00 per SF triple net for the UHG Optum Health Campus Property which is significantly higher than the in-place rent of $8.04 per SF (excluding straight-line rent steps).

The following table presents certain information relating to the appraisal’s market rent conclusion for the UHG Optum Health Campus Property:

Market Rent Summary
UHG Optum Health Campus Property
Market Rent (PSF)	$16.00
Lease Term (Months)	72
Lease Type (Reimbursements)	Net
Rent Increase Projection	3.0% per annum

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #8	Cut-off Date Balance:	$26,600,000
13625 & 13675 Technology Drive	UHG Optum Health Campus	Cut-off Date LTV:	50.6%
Eden Prairie, MN 55344		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	13.9%

The following table presents comparable office leases with respect to the UHG Optum Health Campus Property:

Comparable Office Lease Summary
Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Lease Term (Mos.)	Rent PSF	Lease Type
Normandale Lakes - 8400 8400 Norman Center Drive, Bloomington, MN 55437	1985	421,000	Confidential Office	126,480	6/1/2019	132	$20.00	NNN
Former Target West 3701 Wayzata Blvd, Minneapolis, MN 55403	1954/2012	371,289	Confidential Office	65,000	12/1/2019	120	$15.00	NNN
Health Partners Corporate HQ 8170 33rd Ave South, Bloomington, MN 55425	1970/2017	470,891	Health Partners	470,891	2/1/2017	240	$15.53	NNN
UHG Facilities 9900 Bren Road East, Minnetonka, MN 55343	1981	343,602	United Health Group	343,602	12/1/2014	120	$13.61	NNN
UHG Facilities 9700 Health Care Lane, Minnetonka, MN 55343	2008/2012	639,904	United Health Group	639,904	5/1/2013	240	$11.52	NNN
Windsor Plaza 11995 Singletree Lane LNW, Eden Prairie, MN	2008/2009	122,640	Confidential Office	27,715	6/1/2017	84	$17.00	NNN
Excelsior Crossings 9350 Excelsior Boulevard, Hopkins, MN 55343	2008	246,688	Confidential Office	73,231	12/1/2018	126	$19.00	NNN
Interlachen Corporate Center 5050 Lincoln Drive, Edina, MN 55436	1999/2018	101,281	Confidential Office	53,059	10/1/2018	18	$18.75	NNN

Source: Appraisal.

The following table presents comparable go dark sales with respect to the UHG Optum Health Campus Property:

Summary of Comparable Go Dark Sales
Property/Location	Transaction Date	Year Built / Renovated	NRA (SF)	Actual Sale Price	Adjusted Sale Price	Price Per SF	Occ.
Fmr Basset Creek Innovation Center 201 General Mills Boulevard Golden Valley, MN 55426	Mar-19	1998	92,400	$13,000,000	$13,000,000	$140.69	0%
Crest Ridge Corporate Center 11055 Wayzata Blvd Minnetonka, MN 55345	Dec-19	2009	116,338	$18,500,000	$18,500,000	$159.02	0%
Former Regis Headquarters 7201 Metro Boulevard Edina, MN 55435	Dec-19	1980	178,515	$9,600,000	$9,600,000	$53.78	14%
Excelsior Crossings C 9320 Excelsior Blvd Hopkins, MN 55343	Oct-18	2010	254,915	$49,500,000	$26,500,000	$103.96	0%
Former Target West 3701 Wayzata Blvd Minneapolis, MN 55403	Dec-18	1954 / 2012	371,289	$22,100,000	$22,100,000	$59.52	0%
Former Western National Office 5350 78th Street West Edina, MN 55439	Jan-18	1969	67,320	$5,350,000	$5,350,000	$79.47	0%
Edina Corporate Center 4700 West 77th Street Edina, MN 55435	Jun-16	1998	122,689	$11,148,860	$11,148,860	$90.87	15%
Associated Bank Building 6000 Clearwater Drive Minnetonka, MN 55343	Jan-16	1984	91,761	$9,200,000	$9,200,000	$100.26	0%

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #8	Cut-off Date Balance:	$26,600,000
13625 & 13675 Technology Drive	UHG Optum Health Campus	Cut-off Date LTV:	50.6%
Eden Prairie, MN 55344		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	13.9%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the UHG Optum Health Campus Property:

Cash Flow Analysis(1)
	UW(2)	UW PSF
Gross Potential Rent(3)	$3,980,061	$8.41
Total Recoveries	$1,577,021	$3.33
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($277,854)	($0.59)
Effective Gross Income	$5,279,228	$11.15

Real Estate Taxes	$1,333,863	$2.82
Insurance	$85,199	$0.18
Other Expenses	$158,377	$0.33
Total Expenses	$1,577,439	$3.33

Net Operating Income	$3,701,789	$7.82
Capital Expenditures	$94,665	$0.20
TI/LC	$0	$0.00
Net Cash Flow	$3,607,124	$7.62

Occupancy %	95.0%
NOI DSCR	3.43x
NCF DSCR	3.34x
NOI Debt Yield	13.9%
NCF Debt Yield	13.6%

(1)	No historical occupancy or financial information as the transaction is an acquisition. .

(2)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

(3)	UW Gross Potential Rent is based on the underwritten rent roll dated July 6, 2020 and includes $172,552 of straight-line rent steps through United Healthcare’s initial lease expiration.

Escrows and Reserves.

Real Estate Taxes – The UHG Optum Health Campus Mortgage Loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months; provided that such monthly deposits are not required so long as (i) all real estate taxes are being timely paid by the Sole Tenant (as defined below) prior to the date the same would become delinquent and the lender receives prompt evidence of such payment, and (ii) the Sole Tenant’s lease remains in full force and effect with no default thereunder, and contains a provision requiring the Sole Tenant to pay the taxes directly to the appropriate taxing authority, and the Sole Tenant makes such payments as so required.

Insurance – The UHG Optum Health Campus Mortgage Loan documents provide for ongoing monthly reserve deposits for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) all insurance premiums are being timely paid by the Sole Tenant prior to the due date and the lender receives prompt evidence of such payment, (ii) the Sole Tenant’s lease remains in full force and effect with no default thereunder, and contains a provision requiring the Sole Tenant to pay all of the insurance premiums for all of the insurance coverages required under the UHG Optum Health Campus Mortgage Loan documents directly to the insurance carrier, and the Sole Tenant makes such payments as so required and (iii) the UHG Optum Health Campus Property continues to be insured by a policy that satisfies all requirements set forth in the UHG Optum Health Campus Mortgage Loan documents (or is subject to self-insurance by the Sole Tenant). Under the UHG Optum Health Campus Mortgage Loan documents, the insurance obligations of the UHG Optum Health Campus Borrower may be satisfied by the self-insurance of the Sole Tenant if the following conditions are satisfied: (i) the Sole Tenant’s lease remains in full force and effect with no default beyond any applicable notice and cure period; (ii) the Sole Tenant remains fully liable for the obligations and liabilities under the Sole Tenant’s lease and the Sole Tenant or the Sole Tenant Parent (as defined below) maintains a credit rating of at least BBB+ by S&P (or its functional equivalent by any other rating agency); and (iii) following a casualty, pursuant to the terms of the Sole Tenant’s lease, the Sole Tenant (A) is unconditionally obligated to rebuild and/or repair the UHG Optum Health Campus Property at its sole cost and expense, and (B) is not entitled to any period of rent abatement.

Recurring Replacements – The UHG Optum Health Campus Mortgage Loan documents provide for monthly deposits of approximately $7,889 into a replacement reserve.

Deferred Maintenance – The UHG Optum Health Campus Mortgage Loan documents provide for an upfront deposit of approximately $122,500 into a deferred maintenance reserve.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #8	Cut-off Date Balance:	$26,600,000
13625 & 13675 Technology Drive	UHG Optum Health Campus	Cut-off Date LTV:	50.6%
Eden Prairie, MN 55344		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	13.9%

“Sole Tenant” means United Healthcare and any successors and assigns thereof pursuant to the terms of the Sole Tenant lease, and any replacement tenant occupying all or substantially all of the space demised by Sole Tenant.

Lockbox and Cash Management. The UHG Optum Health Campus Mortgage Loan documents require a hard lockbox and springing cash management. The UHG Optum Health Campus Mortgage Loan documents require the UHG Optum Health Campus Borrower to establish a lockbox account and to direct tenants to pay rents directly into the lockbox account, and, if notwithstanding such direction, the UHG Optum Health Campus Borrower receives any rents, to deposit or cause to be deposited such rents into the lockbox account within three business days of receipt. During a Cash Management Period (as defined below), all funds in the lockbox account are required to be deposited on each business day into a lender controlled cash management account. So long as no event of default is continuing under the UHG Optum Health Campus Mortgage Loan documents, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance reserves (if any), as described above under “Escrows and Reserves”, (ii) to pay debt service on the UHG Optum Health Campus Mortgage Loan, (iii) to make deposits into the recurring replacements reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, and (v) to pay any remainder into either (x) an excess cash flow account, to be held by the lender as additional security for the UHG Optum Health Campus Mortgage Loan during the continuance of the Cash Management Period or (y) into the special lease rollover reserve (if the Cash Management Period is the result of a Lease Sweep Period (as defined below)), or if no Cash Management Period is continuing, to be disbursed to an account designated by the UHG Optum Health Campus Borrower.

A “Cash Management Period” will commence upon (i) an event of default under the UHG Optum Health Campus Mortgage Loan documents, (ii) the debt service coverage ratio falling below 2.00x as of the last day of any calendar quarter; or (iii) the commencement of a Lease Sweep Period.

A Cash Management Period will terminate if (1) the UHG Optum Health Campus Mortgage Loan and all other obligations under the UHG Optum Health Campus Mortgage Loan documents have been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to the matter described in clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing, (B) with respect to the matter described in clause (ii) above, the lender has determined that the UHG Optum Health Campus Property has achieved a debt service coverage ratio of at least 2.05x for two consecutive quarters, or (C) with respect to the matter described in clause (iii) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence:

(i) upon the date that is 18 months prior to the end of a term (including any renewal term) of any Major Lease (as defined below), unless on or prior to such date, the UHG Optum Health Campus Borrower delivers to the lender (A) the Cash Management Avoidance Deposit (Full) or (B) the UHG Optum Health Campus Borrower delivers to the lender the Cash Management Avoidance Deposit (Partial) and thereafter, on or before the date that is 15 months prior to the end of a term (including any renewal term) of any Major Lease, the UHG Optum Health Campus Borrower delivers to the lender the Cash Management Avoidance Deposit (Supplemental) (it being the intent that if the UHG Optum Health Campus Borrower delivers the Cash Management Avoidance Deposit (Partial) and then fails to timely deliver the Cash Management Avoidance Deposit (Supplemental), a Lease Sweep Period will commence);

(ii) upon the date required under a Major Lease by which the applicable Major Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised);

(iii) if any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date;

(iv) if any Major Tenant discontinues its business in 25% or more of its premises (i.e., “goes dark”) or gives notice that it intends to do so (provided that for the avoidance of doubt, “going dark” will not be deemed to have occurred so long as (A) legal requirements prohibit employees of the Major Tenant to work at the premises, (B) the Major Tenant is paying full contractual rent under such Major Lease as it becomes due and payable thereunder, (C) such Major Tenant employs sufficient employees to maintain the premises in accordance with the Major Lease and is otherwise operating its business, albeit remotely during such period and (D) the UHG Optum Health Campus Borrower has received no written notice from such Major Tenant as to the intent to not satisfy clauses (B) or (C));

(v) upon the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease (other than as a result of the event described in subsection (iv) above, so long as the conditions set forth in clauses (A) through (D) thereof are satisfied) by the applicable Major Tenant thereunder;

(vi) upon the occurrence of a major tenant insolvency proceeding; or

(vii) if the credit rating of the Sole Tenant or the Sole Tenant Parent is downgraded below BBB+ by S&P (or its functional equivalent by any other rating agency).

“Sole Tenant Parent” means UnitedHealth Group, Inc.

A Lease Sweep Period will terminate upon the occurrence of any of the following:

(1) with respect to any Lease Sweep Period, the date on which sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated approved Major Lease leasing expenses for a re-tenanting of all of the space demised under the subject Major Lease (or portion thereof) that gave rise to the subject Lease Sweep Period;

(2) with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the subject Major Tenant exercises its renewal or extension option with respect to all of the space demised under its Major Lease and sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated approved Major Lease leasing expenses for such Major Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the subject Major Lease (or portion thereof) that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease(s) approved by the lender, and entered into in accordance with the UHG Optum Health Campus Mortgage Loan documents, and all approved Major Lease leasing expenses have been paid in full;

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #8	Cut-off Date Balance:	$26,600,000
13625 & 13675 Technology Drive	UHG Optum Health Campus	Cut-off Date LTV:	50.6%
Eden Prairie, MN 55344		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	13.9%

(3) with respect to a Lease Sweep Period caused by a matter described in clause (i) above, the UHG Optum Health Campus Borrower deposits with the lender the Cash Management Avoidance Deposit (Full), less any funds then held in the special rollover reserve subaccount deposited as a result of such Lease Sweep Period;

(4) with respect to a Lease Sweep Period cause by a matter described in clause (iv) above, if (A) at least 70% of the net rentable area of such premises has been leased pursuant to a replacement lease(s) approved by the lender, and entered into in accordance with UHG Optum Health Campus Mortgage Loan documents, (B) all approved Major Lease leasing expenses have been paid in full, (C) the debt service coverage ratio is equal to or greater than 3.43x and (D) the debt yield is equal to or greater than 13.9%;

(5) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of six consecutive months following such cure;

(6) with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; or

(7) with respect to a Lease Sweep Period caused by a matter described in clause (vii) above, upon the credit rating of the Sole Tenant or the Sole Tenant Parent being restored to at least BBB+ by S&P (or its functional equivalent by any other rating agency).

A “Cash Management Avoidance Deposit (Full)” means cash or a letter of credit in an amount calculated by the lender equal to the aggregate amount of available cash that would accrue pursuant to the UHG Optum Health Campus Mortgage Loan documents if a Cash Management Period were in place for a period commencing on the date that is 18 months prior to an expiration date of a Major Lease (whether during its initial term or any renewal term thereof) and ending on the applicable date of expiration of such Major Lease.

A “Cash Management Avoidance Deposit (Partial)” means cash or a letter of credit in an amount calculated by the lender equal to the aggregate amount of available cash that would accrue pursuant to the UHG Optum Health Campus Mortgage Loan documents if a Cash Management Period were in place for a period commencing on the date that is 18 months prior to an expiration date of a Major Lease (whether during its initial term or any renewal term thereof), and continuing through the date that is 15 months prior to an expiration date of a Major Lease (whether during its initial term or any renewal term thereof).

A “Cash Management Avoidance Deposit (Supplemental)” means cash or a letter of credit in an amount calculated by the lender equal to the aggregate amount of available cash that would accrue pursuant to the UHG Optum Health Campus Mortgage Loan documents if a Cash Management Period were in place for a period commencing on the date that is 15 months prior to an expiration date of a Major Lease (whether during its initial term or any renewal term thereof) and ending on the applicable date of expiration of such Major Lease.

A “Major Lease” means the United Healthcare lease and any other lease with a Major Tenant.

A “Major Tenant” means United Healthcare and any other tenant under one or more leases which, when taken together, cover in the aggregate 20% or more of the aggregate rentable square feet of the UHG Optum Health Campus Property.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. The UHG Optum Health Campus Borrower may obtain future mezzanine financing, subject to the prior written consent of the lender. The lender specifically reserves the right to condition consent upon certain conditions, including, but not limited to, (1) no event of default, (2) the mezzanine loan will be junior to and coterminous with the UHG Optum Health Campus Mortgage Loan, (3) the mezzanine lender will be an institutional lender acceptable to the lender and will enter into an acceptable intercreditor agreement, (4) the mezzanine loan will be non-recourse as to principal and interest, secured only by a pledge of UHG Optum Health Campus Borrower’s membership interests and any separate cash management accounts, and cannot be cross-collateralized or cross-defaulted with any other properties or loans (other than the UHG Optum Health Campus Mortgage Loan), (5) after giving effect to the mezzanine loan, the aggregate loan-to-value ratio will not exceed 51%, the aggregate debt service coverage ratio will not be less than 3.35x and the aggregate debt yield will be at least 13.6%, (6) at the lender’s request, the lender receives a rating comfort letter, and (7) if required by the lender or the rating agencies, UHG Optum Health Campus Borrower will deliver updated opinion letters.

Release of Property. Not permitted.

Ground Lease. None.

Right of First Offer. The Sole Tenant has an ongoing right of first offer (“ROFO”) to purchase the UHG Optum Health Campus Property at any time the UHG Optum Health Campus Borrower desires or is willing to sell the UHG Optum Health Campus Property. Under the Sole Tenant’s lease, the UHG Optum Health Campus Borrower is required to deliver written notice of any such proposed sale to the Sole Tenant, which notice will constitute an offer to purchase on the same purchase price and terms and conditions set forth therein. The Sole Tenant will have 15 days following receipt of such notice to provide the UHG Optum Health Campus Borrower written notice of its intent to accept the offer. The Sole Tenant’s ROFO is subordinate to the UHG Optum Health Campus Mortgage Loan and does not apply to a foreclosure or deed-in-lieu of foreclosure, but would continue to apply to transfers thereafter.

Letter of Credit. None; provided that the UHG Optum Health Campus Borrower may deliver a letter of credit in connection with a Cash Management Avoidance Deposit, as described above under “Lockbox and Cash Management”.

Terrorism Insurance. The UHG Optum Health Campus Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the UHG Optum Health Campus Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the UHG Optum Health Campus Property, and business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity, subject to, as applicable, the self-insurance provisions described above under “Insurance”. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mixed Use – Office/ Retail	Loan #9	Cut-off Date Balance:	$24,000,000
235 Canal Street	235 Canal Street	Cut-off Date LTV:	39.2%
New York, NY 10013		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/ Retail	Loan #9	Cut-off Date Balance:	$24,000,000
235 Canal Street	235 Canal Street	Cut-off Date LTV:	39.2%
New York, NY 10013		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/ Retail	Loan #9	Cut-off Date Balance:	$24,000,000
235 Canal Street	235 Canal Street	Cut-off Date LTV:	39.2%
New York, NY 10013		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.9%

MANHATTAN
Meatpacking District
Greenwich Village
Washington Square
Washington Arch
New York University
NYU School of Law
NYU Stern School of Business
Tisch School of The Arts
NYU Bookstore
Hebrew Union College - Jewish Inst. of Religion
The Public Theater
Jerome S. Coles Sports Center
Manhattan Mercantile Bldg.
SoHo
Nolita
Little Italy
The Nolitan Hotel
The Broome Hotel
Italian American Museum
Museum of Chinese in America
NoMo SoHo
Hotel on Rivington
Sago Hotel
Tenement Museum
Lower East Side
Sara D. Roosevelt Park
Seward Park
Chinatown
The Five Points Historical Landmark
Museum at Eldridge Street
Confucius Plaza
Manhattan Bridge
Tribeca
St. John's Park
James J. Walker Park
NYC Fire Museum
Metropolitan College of New York
388 Greenwich Street
Hudson River Greenway
Pier 25
Hudson River
BMCC Tribeca Performing Arts Center
Borough of Manhattan Comm. College
33 Thomas Street
Ted Weiss Federal Bldg.
NYC Mun Building
Tweed Courthouse
NY Public Library
NYC City Hall
City Hall Park
NYC Criminal Court
Columbus Park
US District Court
US Justice Department
1 Police Plaza (NYC Police HQ)
Two Bridges
FDR Drive
235 Canal Street
235 Canal Street
New York, NY 10013
Gov. Nelson A. Rockefeller Park
St. Johns University-Manhattan Campus
7 World Trade Ctr./ Westfield WTC
Woolworth Building
Pace University
New York by Gehry
New York Downtown Hospital
Brooklyn Bridge
200 West Street
1 North End Avenue
250 Vesey Street
200 Vesey Street
1 World Trade Ctr.
WTC Transportation Hub
Brookfield Place
North Cove Marina
225 Liberty St
Natl. Sept. 11 Memorial
4 World Trade Ctr.
55 John Street
Federal Reserve Bank
Fulton Market
South Street Seaport
East River
Battery Park City
200 Liberty Street
5 World Trade Ctr.
Financial District
Canal St
W Houston St
Delancey St
Rivington St
Broadway
West Broadway
Lafayette St
Bowery
6th Ave
7th Ave
Varick St
Hudson St
Greenwich St
West St
Church St
Chambers St
Worth St
Fulton St
Water St
Pearl St
South St
Holland Tunnel
Astoria
Queens
North Bergen
Weehawken
West New York
Upper West Side
Upper East Side
Central Park
West Side
East Side
Midtown
Long Island City
Greenpoint
Union City
Hudson County
Hoboken
Hudson River
Chelsea
Manhattan
Williamsburg
New Jersey
Jersey City
Greenwich Village
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
Financial District
Downtown Brooklyn
Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 9 – 235 Canal Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR			Location:	New York, NY 10013
Original Balance:	$24,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$24,000,000			Detailed Property Type:	Office/Retail
% of Initial Pool Balance:	3.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1920/2008
Borrower Sponsor:	Alexander Chu; Irene Chu			Size:	38,645 SF
Guarantor:	Alexander Chu; Irene Chu			Cut-off Date Balance Per SF:	$621
Mortgage Rate:	3.1850%			Maturity Date Balance Per SF:	$621
Note Date:	6/30/2020			Property Manager:	Chu Enterprises L.L.C. d/b/a
First Payment Date:	8/1/2020				Centre Court Property
Maturity Date:	7/1/2030				Management
Original Term to Maturity:	120 months				(borrower-related)
Original Amortization Term:	0 months			Underwriting and Financial Information(2)
IO Period:	120 months			UW NOI:	$2,608,906
Seasoning:	0 months			UW NOI Debt Yield:	10.9%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	10.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	3.06x
Additional Debt Type:	None			Most Recent NOI:	$3,609,609 (12/31/2019)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,839,865 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,469,361 (12/31/2017)
Reserves(1)				Most Recent Occupancy:	53.2% (1/3/2020)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.0% (12/31/2019)
RE Tax:	$674,625	$96,375	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2018)
Insurance:	$39,351	$3,977	N/A	Appraised Value (as of):	$61,300,000 (3/13/2020)
Recurring Replacements:	$0	$764	N/A	Appraised Value per SF:	$1,586
TI/LC:	$0	$19,023	N/A	Cut-off Date LTV Ratio:	39.2%
Deferred Maintenance:	$4,750	$0	N/A	Maturity Date LTV Ratio:	39.2%
Mount Sinai Rent Reserve:	$94,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,000,000	100.0%	Loan Payoff:	$14,213,354	59.2%
			Return of Equity:	$8,898,203	37.1%
			Reserves:	$812,726	3.4%
			Closing Costs:	$75,717	0.3%
Total Sources:	$24,000,000	100.0%	Total Uses:	$24,000,000	100.0%

(1)	See “Escrows and Reserves” below.

(2)	Certain NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and prior to the economic disruption resulting from measures to combat the coronavirus, and certain DSCR, LTV and Debt Yield metrics were calculated, and the 235 Canal Street Mortgage Loan (as defined below) was underwritten, based on such prior information. See "Risk Factors—Risks Related to Market Conditions and Other External Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

The Mortgage Loan. The ninth largest mortgage loan (the “235 Canal Street Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,000,000. The 235 Canal Street Mortgage Loan is secured by a first priority fee mortgage encumbering a mixed use office and retail building located in New York, New York (the “235 Canal Street Property”).

The Borrower and the Borrower Sponsor. The borrower is Centre Court Holdings, LLC (the “235 Canal Street Borrower”), a single-purpose New York limited liability company with no independent director. Alexander Chu and Irene Chu are the borrower sponsors and non-recourse carveout guarantors. The 235 Canal Street Borrower is 49% owned by Irene Chu and 48% by Alexander Chu, who also owns the 1% managing member of the 235 Canal Street Borrower. Alexander Chu is the founder and Chairman of Eastbank NA, a commercial bank serving the Asian immigrant community in New York. Additionally, he owns an asset management company, Chu Enterprises, LLC, that provides a range of services including leasing, management of a portfolio of commercial properties (including the 235 Canal Street Property), and development (Hotel 50 Bowery) in the greater New York City area.

The Property. The 235 Canal Street Property is a five-story mixed use office and retail property, totaling 38,645 SF, situated on a 0.17-acre site in New York, New York. The 235 Canal Street Property was built in 1920 and was renovated in 2008. As of January 3, 2020, the 235 Canal Street Property is 53.2% occupied. The 235 Canal Street Property is comprised of both office tenants on floors 2 through 4 and retail tenants on the ground floor and basement. The ground floor is occupied by an HSBC branch on a lease through 2028, the tenant having been at the 235 Canal Street Property since renovations were completed in 2008. The second floor was returned to the landlord by HSBC when it extended its original 10-year lease term in 2018, and the fourth floor office space became available in January 2020 after having been vacated by a division of United Health. The 235 Canal Street Property has a billboard on the side of the building facing north on Centre Street, which is leased to Colossal Media through June 2024 with a current

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/ Retail	Loan #9	Cut-off Date Balance:	$24,000,000
235 Canal Street	235 Canal Street	Cut-off Date LTV:	39.2%
New York, NY 10013		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.9%

annual rent of $84,346. Approximately 18.6% of underwritten rent from the 235 Canal Street Property is from the office component, and approximately 81.4% is from the retail component.

Major Tenants.

HSBC (9,827 SF, 25.4% of NRA; 78.0% of underwritten base rent). HSBC, a subsidiary of a large international bank with operations in 64 countries and territories, serves customers through retail banking and wealth management, commercial banking, private banking, and global banking and markets segments, with bank branches in California, Connecticut, Washington, D.C., Florida, Maryland, New Jersey, New York, Pennsylvania, Virginia, and Washington. HSBC occupies 5,856 SF on the ground floor and 3,971 SF at the lower level. HSBC has been at the 235 Canal Street Property since 2008 and has one, ten year renewal option remaining.

Charles B. Wang (7,000 SF, 18.1% of NRA; 11.4% of underwritten base rent). The Charles B. Wang Community Health Center (“Charles B. Wang”) is a nonprofit health center established in 1971 that operates in five locations in Lower Manhattan and in Flushing, Queens. In 2018, they provided services to more than 61,000 patients for over 308,000 patient visits. Charles B. Wang has been at the 235 Canal Street Property since 2009 and has one, five year renewal option remaining.

Mount Sinai (3,625 SF, 9.4% of NRA; 7.2% of underwritten base rent). The tenant is the Icahn School of Medicine (“Mount Sinai”), a division of the Mount Sinai Health System, an integrated health care system that includes more than 7,200 primary and specialty care physicians, 13 free standing joint venture centers and 400 ambulatory practice locations throughout the five boroughs of New York City, Westchester County, and Long Island. Mount Sinai has been at the 235 Canal Street Property since 2010 and in May 2020 negotiated an extension of their lease to 2030, five years beyond their then-current five-year renewal option. According to Mount Sinai’s estoppel, its accounting system has not been updated for the new lease (and accordingly, Mount Sinai has not paid its May, June or July rent payments), but is anticipated to do so in the next month. The lender escrowed 4 months’ rent for Mount Sinai at origination.

The following table presents a summary regarding the major tenants at the 235 Canal Street Property:

Tenant Summary(1)
Tenant Name	Tenant Type	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	Annual UW Rent PSF(3)	Approx. % of Total Annual UW Rent	Lease Expiration	Term. Option
HSBC	Retail	A+/A2/A-	9,827	25.4%	$3,076,608	$313.08	78.0%	7/31/2028	N
Charles B. Wang	Office	NR/NR/NR	7,000	18.1%	$450,744	$64.39	11.4%	12/31/2023	N
Mount Sinai	Office	NR/NR/NR	3,625	9.4%	$282,000	$77.79	7.2%	4/30/2030	N
Yong Mei Liu	Retail	NR/NR/NR	118	0.3%	$49,440	$418.98	1.3%	6/30/2021	N
Colossal Media(3)	Retail	NR/NR/NR	0	0.0%	$84,346	$337,384.00	2.1%	6/30/2024	N
Subtotal/Wtd. Avg.			20,570	53.2%	$3,943,138	$191.69	100.0%

Vacant Space			18,075	46.8%	$0	$0.00	0.0%
Total/Wtd. Avg.			38,645	100.0%	$3,943,138	$191.69	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Colossal Media is billboard space. No SF is associated with the tenant.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/ Retail	Loan #9	Cut-off Date Balance:	$24,000,000
235 Canal Street	235 Canal Street	Cut-off Date LTV:	39.2%
New York, NY 10013		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.9%

The following table presents certain information relating to the lease rollover at the 235 Canal Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2021	1	118	0.3%	0.3%	$49,440	$418.98	1.3%	1.3%
2022	0	0	0.0%	0.3%	$0	$0.00	0.0%	1.3%
2023	1	7,000	18.1%	18.4%	$450,744	$64.39	11.4%	12.7%
2024	1	0	0.0%	18.4%	$84,346	$337,384.00	2.1%	14.8%
2025	0	0	0.0%	18.4%	$0	$0.00	0.0%	14.8%
2026	0	0	0.0%	18.4%	$0	$0.00	0.0%	14.8%
2027	0	0	0.0%	18.4%	$0	$0.00	0.0%	14.8%
2028	1	9,827	25.4%	43.8%	$3,076,608	$313.08	78.0%	92.8%
2029	0	0	0.0%	43.8%	$0	$0.00	0.0%	92.8%
2030	1	3,625	9.4%	53.2%	$282,000	$77.79	7.2%	100.0%
2031 & Beyond	0	0	0.0%	53.2%	$0	$0.00	0.0%	100.0%
Vacant Space	0	18,075	46.8%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	5	38,645	100.0%		$3,943,138	$191.69	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are not taken into account in the Lease Rollover Schedule.

COVID-19 Update. The 235 Canal Street Mortgage Loan was originated on June 30, 2020, and the first due date is in August 2020. As of July 2, 2020 the 235 Canal Street Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of July 17, 2020, the borrower sponsor has reported that the 235 Canal Street Property is open and operating with 82.4% of tenants by occupied NRA (43.6% of total NRA) and 93.5% of tenants by underwritten base rent, based on in place tenants (71.0 % of total underwritten base rent), having paid their full July 2020 rent payments. The 235 Canal Street Property is 53.2% occupied as of January 3, 2020. Mount Sinai signed a new lease in May. According to Mount Sinai’s estoppel, its accounting system has not been updated for the new lease (and accordingly, Mount Sinai has not paid its May, June and July rent payments), but is anticipated to do so in the next month. The lender escrowed 4 months’ rent for Mount Sinai at origination. Mount Sinai’s situation is not expressly related to COVID-19, beyond operations being slower due to work from home requirements and the additional demand from COVID-19 on operational systems. As of June 30, 2020, none of the tenants has requested rent relief.

The Market. The 235 Canal Street Property is located in New York, New York along the northeast corner of Centre and Canal Streets. The 235 Canal Street Property is located in the SoHo retail and office submarket of the Manhattan retail and office market. According to the appraisal, as of the fourth quarter of 2019, the vacancy rate in the SoHo retail submarket was approximately 5.4%, with average asking rents of $110.91 PSF and inventory of approximately 6.0 million SF. According to the appraisal, as of the fourth quarter of 2019, the vacancy rate in the SoHo office submarket was approximately 8.7%, with average asking rents of $71.78 PSF and inventory of approximately 11.6 million SF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 235 Canal Street Property:

Market Rent Summary
	Retail	Office
Market Rent (PSF)	$550.00	$65.00
Lease Term (Months)	10	10
Lease Type (Reimbursements)	Semi-Net	Semi-Net
Rent Increase Projection	3.0% per annum	3.0% per annum

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/ Retail	Loan #9	Cut-off Date Balance:	$24,000,000
235 Canal Street	235 Canal Street	Cut-off Date LTV:	39.2%
New York, NY 10013		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.9%

The following table presents recent leasing data at retail properties comparable to the 235 Canal Street Property:

Comparable Lease Summary
Property/Location	Tenant Name	Size (SF)	Lease Date	Rent PSF(1)	Reimbursement
235 Canal Street New York, NY	HSBC	9,827	August 2018	$313.08	Modified Gross
90 Prince Street New York, NY	Michael Kors	2,969	Sept. 2018	$589.00	Modified Gross
181 Canal Street New York, NY	Flushing Bank	1,000	Dec. 2018	$725.00	Modified Gross
568-578 Broadway New York, NY	Hugo Boss	5,000	Nov. 2019	$620.00	Modified Gross
19 East Houston Street New York, NY	HSBC	2,407	Feb. 2019	$600.00	Modified Gross
164 Canal Street New York, NY	Citi Bank	6,312	Sept. 2015	$530.00	Modified Gross
165 Canal Street New York, NY	First Republic Bank	3,000	March 2015	$465.00	Modified Gross

Source: Appraisal and underwritten rent roll.

The following table presents recent leasing data at office properties comparable to the 235 Canal Street Property:

Comparable Lease Summary
Property/Location	Size (SF)	Lease Date	Rent PSF(2)	Reimbursement
235 Canal Street New York, NY	7,000	Jan. 2009	$64.39	Modified Gross
450 Broadway New York, NY	6,736	Nov. 2019	$64.00	Modified Gross
148 Lafayette Street New York, NY	44,945	Dec. 2018	$73.00	Modified Gross
75 Spring Street New York, NY	6,400	April 2019	$65.00	Modified Gross
275 Canal Street New York, NY	2,395	April 2019	$68.00	Modified Gross
404-406 Broadway New York, NY	2,500	Aug. 2019	$66.00	Modified Gross
483-485 Broadway New York, NY	10,400	Listing	$68.00	Modified Gross
199 Lafayette New York, NY	5,154	Listing	$76.00	Modified Gross

Source: Appraisal and underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/ Retail	Loan #9	Cut-off Date Balance:	$24,000,000
235 Canal Street	235 Canal Street	Cut-off Date LTV:	39.2%
New York, NY 10013		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 235 Canal Street Property:

Cash Flow Analysis
	2017	2018	2019	UW(1)	UW PSF
Gross Potential Rent(2)	$4,136,626	$4,674,879	$4,747,782	$5,118,013	$132.44
Discount Concessions	($15,277)	($13,568)	($15,513)	$0	$0.00
Total Recoveries	$779,096	$705,689	$510,412	$300,753	$7.78
Less Vacancy & Credit Loss	$0	$0	$0	($1,174,875)	($30.40)
Effective Gross Income(3)	$4,900,445	$5,367,000	$5,242,681	$4,243,891	$109.82

Real Estate Taxes	$930,600	$1,053,664	$1,170,215	$1,157,008	$29.94
Insurance	$72,273	$82,481	$37,994	$47,221	$1.22
Other Expenses	$428,211	$390,990	$424,863	$430,756	$11.15
Total Expenses	$1,431,084	$1,527,135	$1,633,072	$1,634,985	$42.31

Net Operating Income	$3,469,361	$3,839,865	$3,609,609	$2,608,906	$67.51
Capital Expenditures	$0	$0	$0	$9,164	$0.24
TI/LC	$0	$0	$0	$231,484	$5.99
Net Cash Flow	$3,469,361	$3,839,865	$3,609,609	$2,368,258	$61.28

Occupancy %(4)	100%	100%	91.0%	77.0%
NOI DSCR	4.48x	4.95x	4.66x	3.37x
NCF DSCR	4.48x	4.95x	4.66x	3.06x
NOI Debt Yield	14.5%	16.0%	15.0%	10.9%
NCF Debt Yield	14.5%	16.0%	15.0%	9.9%

(1)	For the avoidance of doubt, no COVID-specific adjustments have been made to the lender UW.

(2)	UW Gross Potential Rent is based on the underwritten rent roll dated January 3, 2020.

(3)	UW Effective Gross Income decreased from 2019 Effective Gross Income due to United Health vacating the 235 Canal Street Property.

(4)	UW Occupancy % represents economic occupancy. Physical occupancy was 53.2% as of January 3, 2020.

Escrows and Reserves.

Deferred Maintenance – The 235 Canal Street Borrower deposited at loan origination approximately $4,750 into a reserve for deferred maintenance.

Taxes – The 235 Canal Street Borrower deposited at loan origination approximately $674,625 into a reserve for real estate taxes. The 235 Canal Street Mortgage Loan documents provide for monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (currently $96,375).

Insurance – The 235 Canal Street Borrower deposited at loan origination approximately $39,351 into a reserve for insurance premiums. The 235 Canal Street Mortgage Loan documents provide for monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (currently $3,977); provided that such monthly deposits are not required so long as (i) no event of default has occurred and is continuing, (ii) the liability and casualty insurance coverage is included in a blanket policy approved by the lender in its reasonable discretion and (iii) the 235 Canal Street Borrower provides the lender with evidence of renewal of such policies and payment of insurance premiums by no later than ten days prior to the expiration dates of the policies.

Recurring Replacements Reserve – The 235 Canal Street Mortgage Loan documents provide for monthly deposits of approximately $764 into a reserve for approved capital expenditures.

Rollover Reserve – The 235 Canal Street Mortgage Loan documents provide for monthly deposits of approximately $19,023 into a reserve for future tenant improvements and leasing commissions.

Mount Sinai Reserve – The 235 Canal Street Mortgage Loan documents provide for an upfront reserve of approximately $94,000, representing four months of rent due from Mount Sinai. The Mount Sinai reserve is required to be released to the 235 Canal Street Borrower upon the 235 Canal Street Borrower delivering to the lender an estoppel certificate or other reasonably acceptable evidence that certifies or verifies (i) that the Mount Sinai lease is in full force and effect and there are no defaults thereunder, (ii) Mount Sinai is in full occupancy of its premises in accordance with the terms of its lease and (iii) Mount Sinai has paid all past due rent and recommenced paying full monthly unabated rent in accordance with its lease. If such conditions are not satisfied, the Mount Sinai reserve is required to continue to be held as collateral for the 235 Canal Street Mortgage Loan.

Lockbox and Cash Management. The 235 Canal Street Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the 235 Canal Street Borrower is required to establish a lockbox account for the benefit of the lender, and to direct tenants to deposit all rents directly into the lockbox account. If, notwithstanding such direction, any of the 235 Canal Street Borrower or property manager receives any rents, it is required to deposit such rents into the lockbox account within one business day of receipt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/ Retail	Loan #9	Cut-off Date Balance:	$24,000,000
235 Canal Street	235 Canal Street	Cut-off Date LTV:	39.2%
New York, NY 10013		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.9%

Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the 235 Canal Street Borrower is required to cooperate with a cash management bank designated by the lender to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Sweep Event Period is continuing. During the continuance of a Cash Sweep Event Period, provided no event of default under the 235 Canal Street Mortgage Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves”, (ii) to pay the monthly interest payment for the next calendar month, (iii) to make the monthly deposit into the recurring replacements reserve and the rollover funds reserve as described under “Escrows and Reserves” (iv) to pay monthly operating expenses for the calendar month in which such monthly payment date occurs as set forth in the annual budget (which is required to be reasonably approved by the lender) and extraordinary expenses approved by the lender, and (v) to deposit any remainder (x) if a Lease Sweep Period (as defined below) exists, into a lease sweep reserve to be used for costs of retenanting the applicable space (the “Lease Sweep Reserve”) and (y) for any Cash Sweep Event Period other than a Lease Sweep Period, into an excess cash flow subaccount to be held as additional security for the 235 Canal Street Mortgage Loan during the continuance of such Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the excess cash flow subaccount are required to be disbursed to the 235 Canal Street Borrower.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the 235 Canal Street Mortgage Loan, and ending upon the cure, if applicable, of such event of default;

(ii)	commencing upon any bankruptcy filing or insolvency of the 235 Canal Street Borrower, non-recourse carveout guarantor or any affiliated property manager, and ending, in the case of an affiliated property manager only, upon the 235 Canal Street Borrower replacing such manager with a qualified manager under a replacement management agreement, which manager and management agreement are acceptable to the lender;

(iii)	commencing upon the debt service coverage ratio on the 235 Canal Street Mortgage Loan falling below 2.00x at the end of any calendar quarter, and ending on the date the debt service coverage ratio on the 235 Canal Street Mortgage Loan equaling or exceeding 2.00x for the immediately preceding four consecutive calendar quarters; or

(iv)	commencing upon the occurrence of a Lease Sweep Period and ending if a cure or termination of the Lease Sweep Period has occurred as provided in the definition of such term.

“Lease Sweep Period” means a period:

(i)	commencing upon any default by the tenant under a Lease Sweep Lease (as defined below) that continues beyond any applicable notice and/or cure periods and ending upon either (x) the tenant under the Lease Sweep Lease curing all defaults thereunder or (y) the entire space under the Lease Sweep Lease having been leased pursuant to one or more qualified leases and all Occupancy Conditions (as defined below) having been satisfied ( a “Replacement Tenant Cure”);
(ii)	commencing upon any tenant under a Lease Sweep Lease reducing or vacating its demised premises, failing to be in actual, physical possession of its space and/or going dark in its space (other than a temporary cessation of normal business operations for a commercially reasonable period of time not to exceed 60 consecutive days or during renovation following a casualty or other damage to the 235 Canal Street Property) or any substantial portion thereof, and ending upon either (x) the tenant under the Lease Sweep Lease being in actual, physical possession of its space, open to the general public for business during customary hours and having no longer gone dark in all or any material portion of its space and paying full unabated rent or (y) a Replacement Tenant Cure;

(iii)	commencing on the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the 235 Canal Street Borrower or property manager of written notice of the tenant’s intent to take such an action and ending upon either (x) the tenant under the Lease Sweep Lease irrevocably revoking or rescinding in writing all vacating, termination or cancellation notices or otherwise indicating its intention not to take such action and such tenant is paying full unabated rent and is open to the general public for business during customary hours or (y) a Replacement Tenant Cure;

(iv)	commencing upon any voluntary or involuntary insolvency or bankruptcy action of any tenant under a Lease Sweep Lease or its guarantor and ending upon either (x) such tenant being no longer insolvent or subject to any bankruptcy or insolvency proceedings and the applicable Lease Sweep Lease having been affirmed pursuant to a final, non-appealable order of a court of competent jurisdiction or such bankruptcy or insolvency proceedings having been dismissed or withdrawn or (y) a Replacement Tenant Cure;

(v)	commencing upon the date that is 12 months prior to the earliest stated expiration date set forth in the Lease Sweep Lease and ending upon either (x) the tenant having renewed or extended its Lease Sweep Lease and all Occupancy Conditions being satisfied, and the 235 Canal Street Borrower having delivered a tenant estoppel certifying that the Lease Sweep Lease is in full force and effect with no defaults thereunder, and the tenant is in full occupancy of its demised premises, open to the general public for business and paying full unabated rent, or (y) a Replacement Tenant Cure; or

(vi)	commencing upon the long-term unsecured debt of HSBC Bank USA, National Association, as tenant under its lease as in effect on the origination date, as it may be amended and/or assigned with the consent of the lender (the “HSBC Lease”), falling below (i) “BBB-” or better as rated by S&P or (ii) “investment grade” by any other statistical rating agency and ending upon the long term unsecured debt of such tenant being at least (i) “BBB-” or better as rated by S&P and (ii) “investment grade” by each other statistical rating agency that gives such tenant a long term unsecured debt rating.

“Lease Sweep Lease” means individually or collectively, as the context may require, (i) the HSBC Lease and/or (ii) any qualified lease that is a replacement lease for the HSBC Lease (or any prior replacement lease therefor) meeting conditions set forth in the 235 Canal Street Mortgage Loan documents (including an initial term of at least 10 years, reasonable approval by the lender, and having economic terms at least as favorable to the landlord as those contained in the lease being replaced, provided that if such lease is for less than the premises demised under the lease it is replacing, the rent per square foot for all replacement leases on an aggregate basis must be at least as favorable as under the lease being replaced).

“Occupancy Conditions” means delivery to the lender of reasonably satisfactory evidence that (i) the space relating to the applicable Lease Sweep Lease is tenanted under one or more qualified leases, (ii) the applicable tenant has taken occupancy of the entirety of such space, (iii) the applicable lease is in full force and effect and there are no defaults thereunder, (iv) all leasing commissions and tenant improvement obligations or other landlord obligations of an inducement nature have been completed and paid in full, or alternatively, sufficient funds will be held in the Lease Sweep Reserve for such purposes and (v) all such tenants have begun to pay full contractual rent with all rent abatements or free rent periods having expired.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/ Retail	Loan #9	Cut-off Date Balance:	$24,000,000
235 Canal Street	235 Canal Street	Cut-off Date LTV:	39.2%
New York, NY 10013		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.9%

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Letter of Credit. None

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The 235 Canal Street Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 235 Canal Street Property, together with business income insurance covering not less than the 18-month period commencing at the time of loss and an extended period of indemnity endorsement of up to 210 days. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #10	Cut-off Date Balance:	$22,075,000
Various	Bushwick Multifamily Portfolio	Cut-off Date LTV:	67.5%
Brooklyn, NY		U/W NCF DSCR:	1.82x
		U/W NOI Debt Yield:	7.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #10	Cut-off Date Balance:	$22,075,000
Various	Bushwick Multifamily Portfolio	Cut-off Date LTV:	67.5%
Brooklyn, NY		U/W NCF DSCR:	1.82x
		U/W NOI Debt Yield:	7.2%

Bushwick Multifamily Portfolio
1 276 Nostrand Avenue Brooklyn, NY
2 70 Bushwick Avenue Brooklyn, NY
3 894 Bushwick Avenue Brooklyn, NY
4 679 Grand Street Brooklyn, NY
5 735 & 737 Bushwick Avenue Brooklyn, NY
6 17 Troutman Street Brooklyn, NY
7 934 Lafayette Avenue Brooklyn, NY
QUEENS
BROOKLYN
East River
Greenpoint
East Williamsburg
Williamsburg
Bushwick
Bedford-Stuyvesant
Clinton Hill
Crown Heights
Fresh Pond
BROOKLYN NAVY YARD
FIRST CALVARY CEMETERY
LINDEN HILL CEMETERY
Newtown Creek
McCarren Park
La Guardia Airport 4 miles
Downtown Brooklyn 1 mile
Pratt Institute
Broadway
Bushwick Ave.
Myrtle Ave.
Flushing Ave.
Grand St.
Metropolitan Ave.
Lafayette Ave.
Atlantic Ave.
Fulton St.
Brooklyn-Queens Expwy
LI Expwy
LONG ISLAND RAILROAD
NEW YORK CITY
MANHATTAN
BRONX
STATEN ISLAND
NEWARK
JERSEY CITY
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 10 – Bushwick Multifamily Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/DBRS/Moody’s):		NR/NR/NR		Location:	Various
Original Balance(1):		$22,075,000		General Property Type:	Various
Cut-off Date Balance(1):		$22,075,000		Detailed Property Type:	Various
% of Initial Pool Balance:		3.2%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	Various/Various
Sponsors:		Jacob Kohn; Abraham Kohn		Size(4):	117 Units
Guarantors:		Jacob Kohn; Abraham Kohn		Cut-off Date Balance per Unit(1):	$445,085
Mortgage Rate:		3.8700%		Maturity Date Balance per Unit(1):	$445,085
Note Date:		2/26/2020		Property Manager:	The Jay Group Inc.
First Payment Date:		4/6/2020			(borrower related)
Maturity Date:		3/6/2030		Underwriting and Financial Information(5)
Original Term to Maturity:		120 months		UW NOI:	$3,756,617
Original Amortization Term:		0 months		UW NOI Debt Yield(1):	7.2%
IO Period:		120 months		UW NOI Debt Yield at Maturity(1):	7.2%
Seasoning:		4 months		UW NCF DSCR(1):	1.82x
Prepayment Provisions:		LO (28); DEF (89); O (3)		Most Recent NOI:	$3,831,718 (4/30/2020 TTM)
Lockbox/Cash Mgmt Status:		Springing/Springing		2nd Most Recent NOI:	$3,738,501 (12/31/2019)
Additional Debt Type(2):		Pari Passu		3rd Most Recent NOI:	$3,476,955 (12/31/2018)
Additional Debt Balance(2):		$30,000,000		Most Recent Occupancy:	100.0% (5/5/2020)
Future Debt Permitted (Type):		No (N/A)		2nd Most Recent Occupancy(6):	N/A
Reserves(3)				3rd Most Recent Occupancy(6):	N/A
Type	Initial	Monthly	Cap	Appraised Value (as of):	$77,150,000 (12/23/2019)
RE Tax:	$31,856	$9,102	N/A	Appraised Value per Unit:	$659,402
Insurance:	$23,137	$5,784	N/A	Cut-off Date LTV Ratio(1):	67.5%
Recurring Replacements:	$0	$2,313	N/A	Maturity Date LTV Ratio(1):	67.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$52,075,000	99.3%	Loan Payoff:	$51,681,108	98.5%
Sponsor Equity:	388,457	0.7%	Closing Costs:	$727,356	1.4%
			Reserves:	$54,993	0.1%
Total Sources:	$52,463,457	100.0%	Total Uses:	$52,463,457	100.0%

(1)	The Bushwick Multifamily Portfolio Mortgage Loan (as defined below) is part of the Bushwick Multifamily Portfolio Whole Loan (as defined below), which is comprised of four pari passu notes with an aggregate original principal balance of $52,075,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate original principal balance of the promissory notes comprising the Bushwick Multifamily Portfolio Whole Loan.

(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Unit count and Most Recent Occupancy includes commercial units.

(5)	Certain NOI and NCF information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and prior to the economic disruption resulting from measures to combat the coronavirus, and certain DSCR, LTV and Debt Yield metrics were calculated, and the Bushwick Multifamily Portfolio Mortgage Loan was underwritten based on such prior information. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(6)	Historical occupancy figures were not available as the Bushwick Multifamily Portfolio Properties were either built or substantially renovated between 2014 and 2018.

The Mortgage Loan. The tenth largest mortgage loan (the “Bushwick Multifamily Portfolio Mortgage Loan”) is part of a whole loan (the “Bushwick Multifamily Portfolio Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $52,075,000, all of which are secured by a first priority fee mortgage encumbering five multifamily properties and two mixed-use properties in Brooklyn, New York (collectively, the “Bushwick Multifamily Portfolio Properties”). Notes A-2-2 and A-3 in the original principal balances of $10,000,000 and $12,075,000, respectively, represent non-controlling interests in the Bushwick Multifamily Portfolio Whole Loan and will be included in the MSC 2020-HR8 securitization transaction. Notes A-1 and A-2-1 in the original principal balances of $25,000,000 and $5,000,000, respectively (collectively, the “Bushwick Multifamily Portfolio Pari Passu Companion Loan”), represent controlling and non-controlling interests in the Bushwick Multifamily Portfolio Whole Loan and were contributed to the WFCM 2020-C56 securitization transaction. The Bushwick Multifamily Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2020-C56 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non- Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #10	Cut-off Date Balance:	$22,075,000
Various	Bushwick Multifamily Portfolio	Cut-off Date LTV:	67.5%
Brooklyn, NY		U/W NCF DSCR:	1.82x
		U/W NOI Debt Yield:	7.2%

Bushwick Multifamily Portfolio Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	WFCM 2020-C56	Yes
A-2-1	$5,000,000	$5,000,000	WFCM 2020-C56	No
A-2-2	$10,000,000	$10,000,000	MSC 2020-HR8	No
A-3	$12,075,000	$12,075,000	MSC 2020-HR8	No
Total	$52,075,000	$52,075,000

The Borrower and Borrower Sponsors. The borrowers of the Bushwick Multifamily Portfolio Whole Loan are 17 Troutman LLC, 276 Nostrand LLC, 679 Grand LLC, 737 Bushwick Realty LLC, 894 Bushwick LLC, 934 Lafayette Realty LLC, and Bushwick Powers LLC (collectively, the “Bushwick Multifamily Portfolio Borrowers”), each a single purpose New York limited liability company with sole members containing one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Bushwick Multifamily Portfolio Whole Loan.

The borrower sponsors and non-recourse carve-out guarantors are Abraham Kohn and Jacob Kohn. Abraham Kohn is an investor and developer in commercial and residential real estate situated primarily in New York, New Jersey, and Illinois. Abraham Kohn has been actively involved in more than 40 single and multifamily property developments and currently maintains an active portfolio. Jacob Kohn is also an investor and developer in commercial and residential real estate situated primarily in New York, New Jersey, Illinois, Florida, and Ohio. Jacob Kohn has been actively involved in more than 20 single and multifamily property developments and also currently maintains an active portfolio. Jacob Kohn is currently the defendant in a pending civil litigation. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Properties. The Bushwick Multifamily Portfolio Properties are comprised of five multifamily properties and two mixed-use properties totaling 111 residential units and six commercial units located in three neighborhoods in Brooklyn, New York. The Bushwick Multifamily Portfolio Properties were constructed between 1899 and 2017. The borrower sponsors developed the 679 Grand Street, 70 Bushwick Avenue, and 894 Bushwick Avenue properties between 2015 and 2017. In addition, the borrower sponsors gut renovated the 735 & 737 Bushwick Avenue, 17 Troutman Street, 934 Lafayette Avenue, and 276 Nostrand Avenue properties following their respective acquisitions between 2014 and 2018. As of May 5, 2020, the Bushwick Multifamily Portfolio Properties were 100.0% leased.

The residential units at the Bushwick Multifamily Portfolio Properties comprise approximately 93.6% of the total net rentable area and contribute approximately 92.7% of the underwritten base rent. The unit mix at the Bushwick Multifamily Portfolio Properties consists of 11 one-bedroom units, 30 two-bedroom units, 58 three-bedroom units, seven four-bedroom units, and five five-bedroom units. Unit amenities, which vary from unit to unit, include dishwashers, hardwood floors, stainless steel appliances, stone countertops, oversized windows, and private balconies/terraces. The 70 Bushwick Avenue, 894 Bushwick Avenue and 276 Nostrand Avenue properties feature fitness centers and finished rooftops. The 679 Grand Street, 70 Bushwick Avenue, 894 Bushwick Avenue and 276 Nostrand Avenue properties each include an elevator.

The commercial units are located at the 276 Nostrand Avenue and 679 Grand Street properties and are 100.0% leased by seven tenants, one of which is an antenna tenant, as of May 5, 2020. The commercial tenants comprise 6.4% of the total net rentable area and contribute 7.3% of the underwritten base rent. The three largest commercial tenants by square footage are The Jay Group Inc., BK Jani, and Lofts and Flats, LLC. The remaining four tenants consist of a threading salon, barber shop, café and an antenna tenant. The Jay Group Inc. is a borrower-affiliated tenant. The lease is scheduled to expire in December 2027 and is fully guaranteed by the related non-recourse carveout guarantors for the Bushwick Multifamily Portfolio Whole Loan.

Four of the Bushwick Multifamily Portfolio Properties benefit from the 421-a tax abatement program. The 70 Bushwick Avenue, 894 Bushwick Avenue and 679 Grand Street properties each benefit from a 25-year 421-a tax abatement. The 276 Nostrand Avenue property benefits from a 15-year 421-a tax abatement. The 25-year 421-a tax abatements require that at least 20% of the units at each of the 679 Grand Street, 70 Bushwick Avenue and 894 Bushwick Avenue properties be reserved for tenants earning no more than 60% of the area median income. In addition, the 735 & 737 Bushwick Avenue property benefits from a 6%/20% tax program, which restricts the City of New York from increasing the assessed value of such property by more than 6% in any given year and by more than 20% over any 5-year period. The 934 Lafayette Avenue and 17 Troutman Street properties benefit from an 8%/30% tax program, which restricts the City of New York from increasing the assessed value of such property by more than 8% in any given year and by more than 30% over any 5-year period.

The table below shows detailed information with respect to the Bushwick Multifamily Portfolio Properties:

Bushwick Multifamily Portfolio Properties Summary
Building	Occ. %(1)	Year Built // Reno	Units(1)	Comm. SF(1)	% Of Total Units(1)	Appraised Value	Allocated Loan Amount (“ALA”)(2)	% of ALA	UW NOI	% of UW NOI
276 Nostrand Avenue	100.0%	1970/2018	47	3,845	40.2%	$29,600,000	$19,980,000	38.4%	$1,434,530	38.2%
70 Bushwick Avenue	100.0%	2016/N/A	20	0	17.1%	$13,800,000	$9,315,000	17.9%	$654,370	17.4%
894 Bushwick Avenue	100.0%	2015/N/A	20	0	17.1%	$11,900,000	$8,032,000	15.4%	$581,635	15.5%
679 Grand Street	100.0%	2017/N/A	11	1,300	9.4%	$7,900,000	$5,332,500	10.2%	$427,101	11.4%
735 & 737 Bushwick Avenue	100.0%	1899/2016	7	0	6.0%	$5,850,000	$3,948,000	7.6%	$281,017	7.5%
17 Troutman Street	100.0%	1931/2014	8	0	6.8%	$4,600,000	$3,105,000	6.0%	$215,399	5.7%
934 Lafayette Avenue	100.0%	1931/2016	4	0	3.4%	$3,500,000	$2,362,500	4.5%	$162,563	4.3%
Total / Wtd. Avg.	100.0%		117	5,145	100%	$77,150,000	$52,075,000	100.0%	$3,756,615	100.0%

(1)	Based on the underwritten rent roll dated May 5, 2020. Units shown include six commercial units.

(2)	Based on the Bushwick Multifamily Portfolio Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #10	Cut-off Date Balance:	$22,075,000
Various	Bushwick Multifamily Portfolio	Cut-off Date LTV:	67.5%
Brooklyn, NY		U/W NCF DSCR:	1.82x
		U/W NOI Debt Yield:	7.2%

COVID-19 Update. The Bushwick Multifamily Portfolio Whole Loan is current as of the July 2020 debt service payment and as of July 7, 2020 is not subject to any forbearance, modification or debt service relief request. As of July 14, 2020, the borrower sponsor has reported that both the residential and commercial components of the Bushwick Multifamily Portfolio Properties were open and operating. The BK Jani and Burly Café tenants are restaurants that are open for pick-up and delivery service. As of June 29, 2020, the borrower sponsor reported that tenants representing 98.3% of the occupied NRA and 98.3% of the underwritten base rent paid full June 2020 rent. Two commercial tenants (representing 1.7% of the NRA and contributing 1.7% of the underwritten base rent) did not pay June 2020 rent. As of July 13, 2020, the borrower sponsor reported that rent from tenants leasing 76.9% of the Bushwick Multifamily Portfolio Properties by unit count had paid July rent and approximately 86.5% of the underwritten rent was collected for July. As of July 13, 2020, the borrower sponsor did not receive any request for rent relief for the month of July 2020. The borrower sponsor further indicated that certain tenants previously requested rent relief; however, in lieu of providing any rent relief, late fees were waived and will continue to be waived on rents collected prior to the 25th day of each month from April to September 2020.

The Market. The Bushwick Multifamily Portfolio Properties are located in the Bushwick, Williamsburg, and Bedford Stuyvesant neighborhoods in Brooklyn, New York.

The 735 & 737 Bushwick Avenue, 894 Bushwick Avenue, 934 Lafayette Avenue, and 17 Troutman Street properties are situated in the Bushwick neighborhood of Brooklyn. Overall, Bushwick is a mostly residential neighborhood, with a mixture of single-family and multifamily housing. Broadway, Myrtle Avenue and Knickerbocker Avenue are the primary commercial thoroughfares in the Bushwick neighborhood and get heavy pedestrian and vehicular traffic. Tenants along these thoroughfares are predominantly local retailers. These buildings typically have office or multifamily units on the upper floors. The neighborhood is served by ample public transportation consisting of regional and local bus services and the J-Z-L and M line trains. According to the appraisal, the 2019 population and average household income within the 11221 zip code (Brooklyn) was 88,327 and $65,010, respectively.

The 679 Grand Street and 70 Bushwick Avenue properties are situated in the Williamsburg neighborhood of Brooklyn. Historically, the Greenpoint-Williamsburg neighborhoods were middle income neighborhoods made up of warehouse and manufacturing facilities with residential housing for workers in the area. However, in recent years many of these industrial properties have been torn down or converted to commercial and/or residential uses. Most properties are small, multi-story buildings, with ground floor retail and upper floor residential or office space. The land use consists mainly of industrial and multi-family units, which make up 27.4% and 23.9% of the neighborhood respectively. Mixed residential and commercial units make up 9.5%, while 1-2 family residential units make up 5.3% of land use in the neighborhood. In addition to industrial properties, retail properties are located along North 6th Street and Bedford Avenue, two main commercial corridors in the neighborhood. The L train services the neighborhood and the area is also accessible by automobile via nearby expressways and parkways, including the Brooklyn-Queens Expressway. Furthermore, main roadways in the area include Bedford Avenue, Kent Avenue and Division Avenue. According to the appraisal, the 2019 population and average household income within the 11221 zip code (Brooklyn) was 88,327 and $65,010, respectively.

The 276 Nostrand Avenue property is situated in the Bedford Stuyvesant neighborhood of Brooklyn, which is bounded by Flushing Avenue, Atlantic Avenue, Broadway and Classon Avenue. The area is developed by mostly residential housing, mixed-use development and commercial buildings. The neighborhood is served by the G train and has connections to the Long Island Expressway, the Grand Central Parkway, and the Brooklyn-Queens Expressway. The Brooklyn Bridge and the Manhattan Bridge both provide connections to lower Manhattan. Additionally, the Williamsburg Bridge provides access to the lower east side of Manhattan. According to the appraisal, the 2019 population and average household income within the 11205 zip code (Brooklyn) was 48,748 and $95,858, respectively.

According to the appraisal, the Bushwick Multifamily Portfolio Properties are located within the Brooklyn multifamily submarket which as of the third quarter of 2019, has an inventory of approximately 470,903 units and a vacancy rate of approximately 1.5% and effective rents of $2,923 per unit per month.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Bushwick Multifamily Portfolio Properties:

Bushwick Multifamily Portfolio Market Rent Summary
Property	Units (1)	Avg. Size (1)	Avg. Monthly In Place Rent per unit (1)	Avg. Monthly In Place Rent PSF (1)	Avg. Monthly Market Rent Per Unit (2)	Avg. Monthly Market Rent PSF (2)
276 Nostrand Avenue	42	598	$2,995	$5.01	$3,014	$5.04
70 Bushwick Avenue	20	760	$3,182	$4.19	$3,360	$4.42
894 Bushwick Avenue	20	603	$2,665	$4.42	$2,915	$4.84
679 Grand Street	10	772	$3,075	$3.99	$3,450	$4.47
735 & 737 Bushwick Avenue	7	986	$3,825	$3.88	$3,843	$3.90
17 Troutman Street	8	758	$2,767	$3.65	$2,781	$3.67
934 Lafayette Avenue	4	695	$3,863	$5.56	$3,863	$5.56

(1)	Based on the underwritten rent roll dated May 5, 2020.

(2)	Based on the appraisal’s concluded market rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #10	Cut-off Date Balance:	$22,075,000
Various	Bushwick Multifamily Portfolio	Cut-off Date LTV:	67.5%
Brooklyn, NY		U/W NCF DSCR:	1.82x
		U/W NOI Debt Yield:	7.2%

The following table presents certain information relating to comparable rental properties for the Bushwick Multifamily Portfolio Properties:

Bushwick Multifamily Portfolio Comparable Rental Properties (1)
Property	One-Bedroom Market Rent	Two-Bedroom Market Rent	Three-Bedroom Market Rent	Four-Bedroom Market Rent	Five-Bedroom Market Rent
276 Nostrand Avenue	$2,300	$2,600	$3,350	N/A	N/A
70 Bushwick Avenue	$2,400	$3,000	$3,800	$4,800	N/A
894 Bushwick Avenue	$2,000	$2,900	$3,200	N/A	N/A
679 Grand Street	$2,400	$3,300	$3,600	$4,200	N/A
735 & 737 Bushwick Avenue	N/A	$2,100	N/A	$3,800	$3,400-$4,400
17 Troutman Street	N/A	$3,100	$2,675	N/A	N/A
934 Lafayette Avenue	N/A	N/A	$3,150	$4,100	N/A
Bushwick Multifamily Portfolio(2)	$1,562	$2,863	$3,314	$4,189	$4,195
Concluded Market Rent	$2,000-$2,400	$2,100-$3,300	$2,675-$3,800	$3,800-$4,800	$3,400-$4,400

(1)	Based on the appraisal’s concluded market rent, unless otherwise indicated

(2)	Based on the underwritten rent roll dated May 5, 2020.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bushwick Multifamily Portfolio Property:

Cash Flow Analysis
	2018	2019	4/30/2020 TTM	UW(1)	UW per Unit
Gross Potential Rent	$4,001,705	$4,388,840	$4,360,609	$4,054,220	$34,651
Other Income(2)	$163,106	$168,039	$170,075	$488,588	$4,176
Less Vacancy & Credit Loss	$0	($268,083)	($149,998)	($218,637)(3)	(1,869)
Effective Gross Income	$4,164,811	$4,288,796	$4,380,686	$4,324,172	$36,959

Real Estate Taxes	$156,148	$104,541	$97,611	$130,003(4)	$1,111
Insurance	$58,968	$69,514	$81,520	$69,411	$593
Management Fee	$274,891	$128,664	$131,421	$129,725	$1,109
Other Expenses	$197,850	$247,576	$238,416	$238,416	$2,038
Total Expenses	$687,857	$550,295	$548,968	$567,555	$4,851

Net Operating Income	$3,476,955	$3,738,501	$3,831,718	$3,756,617	$32,108
Capital Expenditures	$0	$0	$0	$27,752	$237
Net Cash Flow	$3,476,955	$3,738,501	$3,831,718	$3,728,865	$31,871

Occupancy %	N/A	N/A	100.0%	95.0%
NOI DSCR(5)	1.70x	1.83x	1.88x	1.84x
NCF DSCR(5)	1.70x	1.83x	1.88x	1.82x
NOI Debt Yield5)	6.7%	7.2%	7.4%	7.2%
NCF Debt Yield(5)	6.7%	7.2%	7.4%	7.2%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender UW.

(2)	Other Income is comprised of utility reimbursements as well as other miscellaneous fees and charges.

(3)	The underwritten economic vacancy is 5.0%. The Bushwick Multifamily Portfolio Properties were 100.0% occupied as of May 5, 2020.

(4)	Real estate taxes were underwritten using the 15-year average abated taxes for the properties benefiting from 421-a tax abatements and in place taxes for the remaining properties.

(5)	The Bushwick Multifamily Portfolio Mortgage Loan is part of the Bushwick Multifamily Portfolio Whole Loan, which is comprised of four pari passu notes with an aggregate original principal balance of $52,075,000. Debt service coverage ratios and debt yields are based on the Bushwick Multifamily Portfolio Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The Bushwick Multifamily Portfolio Whole Loan documents provide for an upfront reserve of approximately $31,856 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $9,102).

Insurance – The Bushwick Multifamily Portfolio Whole Loan documents provide for an upfront reserve of approximately $23,137 for insurance and ongoing monthly reserves for insurance in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next twelve months (initially $5,784).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #10	Cut-off Date Balance:	$22,075,000
Various	Bushwick Multifamily Portfolio	Cut-off Date LTV:	67.5%
Brooklyn, NY		U/W NCF DSCR:	1.82x
		U/W NOI Debt Yield:	7.2%

Replacement Reserves – The Bushwick Multifamily Portfolio Whole Loan documents provide for ongoing monthly replacement reserves of $2,313 for annual replacements reasonably approved by the lender.

Lockbox and Cash Management. The Bushwick Multifamily Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Management Period (as defined below), (a) the Bushwick Multifamily Portfolio Borrowers are required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Bushwick Multifamily Portfolio Whole Loan are required to be deposited by the Bushwick Multifamily Portfolio Borrowers and property manager within one business day of receipt; and (b) the lender is required to establish, and the Bushwick Multifamily Portfolio Borrowers are required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all sums on deposit in the lockbox account are required to be deposited during the continuance of a Cash Management Period. During the continuance of a Cash Management Period, provided no event of default under the Bushwick Multifamily Portfolio Whole Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves”, (ii) to pay debt service on the Bushwick Multifamily Portfolio Whole Loan, (iii) to make the monthly deposits into the replacement reserve as described above under “Escrows and Reserves”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and lender-approved extraordinary expenses, and (v) to make payments in an amount equal to all available cash on such payment date: (A) during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period, into the special rollover reserve subaccount in accordance with the Bushwick Multifamily Portfolio Whole Loan documents; or (B) otherwise, into the cash collateral subaccount in accordance with the Bushwick Multifamily Portfolio Whole Loan documents.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of a default or an event of default; (ii) the debt service coverage ratio falling below 1.25x at the end of any calendar quarter; (iii) the debt yield falling below 6.25% at the end of any calendar quarter; (iv) the occupancy level falling below 85.0%; (v) the commencement of a Lease Sweep Period (as defined below); or (vi) the occurrence of the stated maturity date.

A Cash Management Period will end upon the occurrence of: (a) with regard to clause (i), the cure of such default or event of default; (b) with regard to clause (ii), the debt service coverage ratio being equal to or greater than 1.35x for two consecutive calendar quarters; (c) with regard to clause (iii), the debt yield being equal to or greater than 7.0% for two consecutive calendar quarters; (d) with regard to clause (iv), the occupancy level being greater than 90.0%; with regard to clause (v), the end of a Lease Sweep Period; and with regard to clause (vi), the Bushwick Multifamily Portfolio Whole Loan and all other obligations under the Bushwick Multifamily Portfolio Whole Loan have been repaid in full.

A “Lease Sweep Period” will commence upon the earliest of (i) the date that is 12 months prior to the end of the term of any Major Lease (as defined below) (including any renewal terms); (ii) the earlier of (a) the date required under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); or (b) the date the applicable Major Tenant actually gives notice of its intention not to renew or extend; (iii) any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date; (iv) any Major Tenant discontinues its business at its premises (i.e., “goes dark”) in any material portion thereof or gives notice (whether actual or constructive) that it intends to discontinue its business in any material portion thereof; or (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable Major Tenant thereunder; or (vi) the occurrence of a major tenant insolvency proceeding.

A “Lease Sweep Period” will end upon the earliest of (i) with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the subject Major Tenant irrevocably exercises its renewal or extension option with respect to all of the space demised under its Major Lease, and in the lender’s judgment, sufficient funds have been accumulated in the special rollover reserve (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved Major Lease leasing expenses for such Major Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the subject Major Lease (or portion thereof) that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease(s) approved by the lender and all approved Major Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (ii) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of six consecutive months following such cure; and (iii) with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable major tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, or assigned in a manner satisfactory to the lender.

“Major Lease” means any non-residential lease which covers 25% or more of the Bushwick Multifamily Portfolio Properties rentable SF or contributes 25% or more of the annual gross revenue from the Bushwick Multifamily Portfolio Properties.

“Major Tenant” means any tenant under either a Major Lease, or under one or more non-residential leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 25% or more non-residential rentable SF of the Bushwick Multifamily Portfolio Properties.

Additional Secured Indebtedness (not including trade debts). In addition to the Bushwick Multifamily Portfolio Mortgage Loan, the Bushwick Multifamily Portfolio Properties also secure the Bushwick Multifamily Portfolio Pari Passu Companion Loan, which has a Cut-off Date principal balance of $30,000,000. The Bushwick Multifamily Portfolio Pari Passu Companion Loan accrues interest at the same rate as the Bushwick Multifamily Portfolio Mortgage Loan. The Bushwick Multifamily Portfolio Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Bushwick Multifamily Portfolio Pari Passu Companion Loan. The holders of the Bushwick Multifamily Portfolio Mortgage Loan and the Bushwick Multifamily Portfolio Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Bushwick Multifamily Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. On any payment date after August 6, 2022, the Bushwick Multifamily Portfolio Borrowers may obtain the release of any individual property from the lien of the Bushwick Multifamily Portfolio Whole Loan upon a bona fide third-party sale, subject to the satisfaction of certain conditions, including, but not limited to: (i) the Bushwick Multifamily Portfolio Borrowers defease an amount of principal equal to the greater of (A) 115.0% of the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #10	Cut-off Date Balance:	$22,075,000
Various	Bushwick Multifamily Portfolio	Cut-off Date LTV:	67.5%
Brooklyn, NY		U/W NCF DSCR:	1.82x
		U/W NOI Debt Yield:	7.2%

allocated loan amount for such property and (B) the amount necessary to cause each of the following to be true: (1) after giving effect to the release of such property and defeasance, the loan-to-value ratio for the remaining properties is not greater than the lesser of (a) the loan-to-value ratio immediately preceding such release and (b) 67.5%; (2) after giving effect to the release of such property and defeasance, the debt yield for the remaining properties is no less than the greater of (a) the debt yield immediately preceding such release and (b) 6.9%; and (3) after giving effect to the release of such property and defeasance, the debt service coverage ratio for the remaining properties is no less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) 1.75x; (ii) if after taking into account the partial defeasance, the loan-to-value ratio of the remaining properties is greater than 125%, the principal balance of the Bushwick Multifamily Portfolio Whole Loan will be further defeased by an amount such that the related loan-to-value ratio is no more than 125% and (iii) the Bushwick Multifamily Portfolio Borrowers obtain a REMIC opinion. In addition, the Bushwick Multifamily Portfolio Borrowers may transfer (i) all of the properties in not more than three separate bona fide third-party sales, provided the first two of such sales are for not more than four properties unless all of the properties are included in such sale and (ii) up to four properties in not more than two separate bona fide third-party sales.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Bushwick Multifamily Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Bushwick Multifamily Portfolio Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Bushwick Multifamily Portfolio Properties. The Bushwick Multifamily Portfolio Whole Loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 11 – Palms at Cinco Ranch

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR			Location:	Richmond, TX 77406
Original Balance:	$21,500,000			General Property Type:	Multifamily
Cut-off Date Balance:	$21,500,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2006/N/A
Borrower Sponsor:	Hudson Capital Investments; RW			Size:	200 Units
	Partners, LLC			Cut-off Date Balance per Unit:	$107,500
Guarantor:	Winco, L.L.C.			Maturity Date Balance per Unit:	$107,500
Mortgage Rate:	3.7600%			Property Manager:	Stonemark Management, LLC
Note Date:	7/8/2020
First Payment Date(1):	8/1/2020
Maturity Date:	8/1/2030
Original Term to Maturity(1):	121 months			Underwriting and Financial Information(2)
Original Amortization Term:	0 months			UW NOI:	$1,809,349
IO Period(1):	121 months			UW NOI Debt Yield:	8.4%
Seasoning(1):	0 months			UW NOI Debt Yield at Maturity:	8.4%
Prepayment Provisions(1):	LO (24); YM1 (92); O (5)			UW NCF DSCR:	2.14x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$1,899,045 (5/31/2020 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$1,761,159 (12/31/2019)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$1,163,426 (12/31/2018)
Future Debt Permitted (Type):	Yes (Mezzanine)			Most Recent Occupancy:	92.5% (6/8/2020)
Reserves				2nd Most Recent Occupancy:	94.9% (12/31/2019)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	75.8% (12/31/2018)
RE Tax:	$499,610	$49,961	N/A	Appraised Value (as of):	$33,700,000 (3/2/2020)
Insurance:	$85,271	$11,573	N/A	Appraised Value per Unit:	$168,500
Recurring Replacements:	$0	$4,767	N/A	Cut-off Date LTV Ratio:	63.8%
Debt Service Reserve(3):	$409,814	$0	N/A	Maturity Date LTV Ratio:	63.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,500,000	100.0%	Loan Payoff:	$19,127,155	89.0%
			Return of Equity:	$1,094,632	5.1%
			Reserves:	$994,695	4.6%
			Closing Costs:	$283,518	1.3%
Total Sources:	$21,500,000	100.0%	Total Uses:	$21,500,000	100.0%

(1)	The first payment date for the Palms at Cinco Ranch Mortgage Loan (as defined below) is September 1, 2020. On the Closing Date, MSMCH will deposit sufficient funds to pay the amount of interest that would be due with respect to an August 1, 2020 payment. First Payment Date, Original Term to Maturity, IO Period, Seasoning and Prepayment Provisions are inclusive of the additional August 1, 2020 interest-only payment funded by MSMCH on the Closing Date.

(2)	Certain NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and prior to the economic disruption resulting from measures to combat the coronavirus, and certain DSCR, LTV and Debt Yield metrics were calculated, and the Palms at Cinco Ranch Mortgage Loan was underwritten, based on such prior information. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(3)	The Debt Service Reserve is required to be released to the Palms at Cinco Ranch Borrower (as defined below) following the date that is twelve months from the origination date provided that no event of default is continuing and the debt service coverage ratio of the Palms at Cinco Ranch Mortgage Loan, assuming a 30-year amortization schedule, is at least 1.47x for the preceding two full calendar quarters based upon the trailing six months operating statements and in-place rent roll.

The Mortgage Loan. The eleventh largest mortgage loan (the “Palms at Cinco Ranch Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,500,000, which is secured by a first priority fee mortgage encumbering a multifamily property located in Richmond, Texas (the “Palms at Cinco Ranch Property”).

The Borrower and the Borrower Sponsor. The borrower is Cinco Ranch Palms, LLLP (the “Palms at Cinco Ranch Borrower”), a single-purpose Arizona limited liability limited partnership with one independent director. The borrower sponsors are Hudson Capital Investments and RW Partners, LLC and the non-recourse carve-out guarantor is Winco, L.L.C., which directly owns 7.752% of the limited partnership interest in the Palms at Cinco Ranch Borrower. RW Partners, LLC is a Phoenix based real estate investment and development firm that manages a portfolio including parcels of land, a retail center, multifamily developments, office/industrial buildings, resort/hotel properties, and lending investments across North America.

The Property. The Palms at Cinco Ranch Property is a one, two and three-story, 200-unit garden-style apartment complex located in Richmond, Texas. The Palms at Cinco Ranch Property consists of 8 two-story residential buildings, 5 three-story residential buildings, and a single-story office/clubhouse building. The Palms at Cinco Ranch Property was built in 2006 and is situated on 13.22 acres with 574 parking spaces (380 surface parking spaces and 194 garage parking spaces). The unit mix comprises one-, two- and three-bedroom floorplans, an NRA of 218,388 SF and average unit size of 1,092 SF. As of June 8, 2020, the Palms at Cinco Ranch Property was 92.5% occupied, with average in-place rent of $1,385/unit ($1.28 PSF). Unit amenities

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$21,500,000
23600 Farm to Market 1093	Palms at Cinco Ranch	Cut-off Date LTV:	63.8%
Richmond, TX 77406		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	8.4%

include air conditioning, dishwasher and garbage disposal, patio/balcony, security alarm, separate walk-in showers, under cabinet lighting, washer/dryer connections, and wheelchair access. Community amenities include a 24-hour fitness center, attached/detached garages, café bar with Starbucks coffee, clubhouse with free Wi-Fi access, gated access, cycle studio, fire pit with lounge seating, on-site maintenance, outdoor kitchens with stainless steel grills, pet park, playground, resort-style pool with sundeck and hot tub, tanning beds, and valet trash service.

The following table presents certain information relating to the unit mix at the Palms at Cinco Ranch Property:

Unit Mix
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent per SF
One-Bedroom	112	105	93.8%	954	$1,206	$1.26
Two-Bedroom	72	66	91.7%	1,223	$1,560	$1.28
Three-Bedroom	16	14	87.5%	1,467	$1,908	$1.30
Total/Wtd. Avg.	200	185	92.5%	1,092	$1,385	$1.28

Source: Borrower rent roll dated June 8, 2020.

COVID-19 Update. The Palms at Cinco Ranch Mortgage Loan was originated on July 8, 2020, and the first due date is in August 2020. As of July 8, 2020 the Palms at Cinco Ranch Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of July 8, 2020 the borrower sponsor has reported that the Palms at Cinco Ranch Property is open and operating with 89.8% of tenants by underwritten base rent having paid their full July 2020 rent payments based on the percentage of total billed residential rent collected. As of July 8, 2020, no tenants have requested rent relief.

The Market. The Palms at Cinco Ranch Property is located in Richmond, Texas, within the Richmond/Rosenberg submarket of the Houston multifamily market. The closest major commercial corridors to the Palms at Cinco Ranch Property are Grand Parkway (Highway 99), which is the primary north-south traffic carrier that connects the neighborhood via the Westpark Tollway (the northern boundary) and US Hwy 90 Alt to the Southwest Freeway to downtown Houston to the west. Other than these expressways, there are numerous primary thoroughfares that provide convenient travel throughout the neighborhood. These include Mason Road and Harlem Road, which run north-south, and W. Airport Blvd., W. Bellfort Blvd., Beechnut Road and Bellaire Blvd., which run east-west through the neighborhood. The neighborhood is suburban in nature and is approximately 75% developed with a mix of residential communities, recreational, office and retail use. According to the appraisal, as of the fourth quarter of 2019, the vacancy rate in the Houston multifamily market was approximately 9.4%, with average asking rents of $1,105 per unit and inventory of approximately 610,763 units. According to the appraisal, as of the fourth quarter of 2019, the vacancy rate in the Richmond/Rosenberg submarket was approximately 5.9%, with average asking rents of $1,046 per unit and inventory of approximately 6,441 units. According to the appraisal, the 2020 population within a one-, three- and five-mile radius of the Palms at Cinco Ranch Property was 14,063, 97,239 and 221,684, respectively. The 2020 average household income within the same one-, three- and five-mile radius was $144,666, $162,437 and $152,429, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Palms at Cinco Ranch Property:

Market Rent Summary
Building	Units	Average Size (SF)	Avg. Monthly In Place Rent per Unit(1)	Avg. Monthly In Place Rent PSF(1)	Avg. Monthly Market Rent per Unit	Avg. Monthly Market Rent PSF
1BR/1BA	112	954	$1,206	$1.26	$1,222	$1.29
2BR/2BA	72	1,223	$1,560	$1.28	$1,588	$1.30
3BR/2BA	16	1,467	$1,908	$1.30	$1,880	$1.28

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated June 8, 2020.

The following table presents certain information relating to comparable rental properties to the Palms at Cinco Ranch Property:

Comparable Rental Properties
Property	Year Built	# Units	Average SF per Unit	Average Monthly Rent per Unit	Average Monthly Rent PSF
Palms at Cinco Ranch	2006	200	1,092	$1,385	$1.28
Cortland at Seven Meadows	2015	300	1,037	$1,390	$1.37
Grand Fountain Apartments	2014	194	1,051	$1,427	$1.35
Grand Reserve	2013	291	951	$1,252	$1.31
Montage at Cinco Ranch	2011	316	889	$1,468	$1.64
Stratus Cinco Ranch	2016	186	1,036	$1,439	$1.42
Marquis at Cinco Ranch	2010	260	1,048	$1,381	$1.32

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$21,500,000
23600 Farm to Market 1093	Palms at Cinco Ranch	Cut-off Date LTV:	63.8%
Richmond, TX 77406		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	8.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Palms at Cinco Ranch Property:

Cash Flow Analysis(1)
	2018	2019	5/31/2020 TTM	UW	UW Unit
Gross Potential Rent(2)	$3,378,139	$3,368,413	$3,349,437	$3,360,732	$16,803.66
Discounts Concessions	($163,817)	($151,875)	($98,055)	($98,055)	($490.28)
Other Income(3)	$302,183	$356,628	$361,441	$361,441	$1,807.21
Less Vacancy & Credit Loss	($905,469)	($220,740)	($197,116)	($208,411)	($1,042.06)
Effective Gross Income	$2,611,035	$3,352,426	$3,415,707	$3,415,707	$17,078.54

Real Estate Taxes	$457,638	$521,324	$480,843	$536,964	$2,684.82
Insurance	$106,728	$111,025	$109,292	$113,392	$566.96
Other Expenses	$883,243	$958,918	$926,527	$956,002	$4,780.01
Total Expenses	$1,447,609	$1,591,267	$1,516,662	$1,606,358	$8,031.79

Net Operating Income	$1,163,426	$1,761,159	$1,899,045	$1,809,349	$9,046.74
Capital Expenditures	$0	$0	$0	$57,200	$286.00
Net Cash Flow	$1,163,426	$1,761,159	$1,899,045	$1,752,149	$8,760.74

Occupancy %	75.8%(4)	94.9%	92.5%(2)	93.8%
NOI DSCR	1.42x	2.15x	2.32x	2.21x
NCF DSCR	1.42x	2.15x	2.32x	2.14x
NOI Debt Yield	5.4%	8.2%	8.8%	8.4%
NCF Debt Yield	5.4%	8.2%	8.8%	8.1%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender UW.

(2)	UW Gross Potential Rent and 5/31/2020 TTM Occupancy % is based on the borrower rent roll dated June 8, 2020.

(3)	Other Income consists of utility reimbursements as well as other miscellaneous fees and charges.

(4)	Occupancy in 2018 was affected due to damage to 56 units from Hurricane Harvey in September 2017, as to which repairs were ongoing from September 2017 through October 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 12 – HPE Campus

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR			Location:	Roseville, CA 95747
Original Balance(1):	$20,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$20,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.9%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1981/2019
Borrower Sponsors:	John Gaghan; Waleed Mohammed;			Size:	447,364 SF
	Abdullah Alwehaib			Cut-off Date Balance per SF(1):	$149
Guarantors:	Apex Capital Investments Corporation			Maturity Date Balance per SF(1):	$149
Mortgage Rate:	3.5400%			Property Manager:	G&E Real Estate Management
Note Date:	2/21/2020				Services, Inc.
First Payment Date:	4/6/2020			Underwriting and Financial Information(6)
Maturity Date:	3/6/2030			UW NOI:	$6,589,734
Original Term to Maturity:	120 months			UW NOI Debt Yield(1):	9.9%
Original Amortization Term:	0 months			UW NOI Debt Yield at Maturity(1):	9.9%
IO Period:	120 months			UW NCF DSCR(1):	2.71x
Seasoning:	4 months			Most Recent NOI:	N/A
Prepayment Provisions:	LO (28); DEF (88); O (4)			2nd Most Recent NOI:	N/A
Lockbox/Cash Mgmt Status:	Hard/Springing			3rd Most Recent NOI:	N/A
Additional Debt Type(1):	Pari Passu			Most Recent Occupancy:	100.0% (7/6/2020)
Additional Debt Balance(1):	$46,770,000			2nd Most Recent Occupancy:	NAV
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent Occupancy:	NAV
Reserves				Appraised Value (as of):	$103,000,000 (1/23/2020)
Type	Initial	Monthly	Cap	Appraised Value per SF:	$230
RE Tax:	$0	Springing(2)	N/A	Cut-off Date LTV Ratio(1):	64.8%
Insurance:	$0	Springing(3)	N/A	Maturity Date LTV Ratio(1):	64.8%
Recurring Replacements:	$0	$7,456	$268,419
TI/LC:	$0	Springing(4)	N/A
Common Charges Reserves	$0	Springing(5)	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$66,770,000	63.6%	Purchase Price:	$101,300,000	96.5%
Borrower Equity:	$38,237,086	36.4%	Closing Costs:	$3,707,086	3.5%
Total Sources:	$105,007,086	100.0%	Total Uses:	$105,007,086	100.0%

(1)	The HPE Campus Mortgage Loan (as defined below) is part of the HPE Campus Whole Loan (as defined below), which is comprised of four pari passu notes with an aggregate original principal balance of $66,770,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate original principal balance of the promissory notes comprising HPE Campus Whole Loan.

(2)	Reserves for real estate taxes are waived, provided that if certain conditions in the HPE Campus Mortgage Loan documents are not satisfied, ongoing monthly real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $52,051) will be required.

(3)	Reserves for insurance premiums are waived, provided that if certain conditions in the HPE Campus Mortgage Loan documents are not satisfied, ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next twelve months (initially $6,033) will be required.

(4)	Springing upon the occurrence of any of the following: (i) an event of default; (ii) the debt service coverage ratio falls below 1.40x at the end of any calendar quarter; (iii) a Lease Sweep Period (as defined below); or (iv) from and after the payment date occurring in April 2025 until the maturity date, the HPE Campus Borrower (as defined below) will be required to pay to the lender an amount initially equal to 1/12 of the product obtained by multiplying $1.00 by the aggregate number of rentable square feet of space in the HPE Campus Property (as defined below) (initially $37,280 per month). A “Lease Sweep Period” will commence upon the occurrence of the following, among others: (a) the payment date occurring in January 2028; (b) HPE (as defined below) or a replacement tenant (“Major Tenant”) discontinues its business at 25% or more of its premises (i.e., “goes dark”), gives written notice that it intends to do the foregoing, or it otherwise becomes public information that it intends to do the foregoing; (c) the credit rating of Major Tenant or major tenant guarantor being downgraded below BBB- by S&P (or its functional equivalent by any other rating agency); and (d) the credit rating of Major Tenant or major tenant guarantor being downgraded below BB+ by S&P (or its functional equivalent by any other rating agency). With respect to a Lease Sweep Period caused by a matter described in clause (c) above, the Lease Sweep Period will end following the 18th payment date following the commencement of such Lease Sweep Period.

(5)	The HPE Campus Borrower is required to deposit with the lender, on each payment date, an amount equal to the common charges payable by it under the related condominium documents for the next calendar month, provided such deposits are not required so long as (i) no event of default is continuing, (ii) the HPE lease is in full force and effect, (iii) HPE is required under its lease to reimburse the HPE Campus Borrower for the payment of all common charges and the HPE Campus Borrower provides the lender with evidence that HPE has done so, and (iv) the HPE Campus Borrower has paid all common charges to the related condominium board and provided the lender with evidence thereof.

(6)	Certain NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and prior to the economic disruption resulting from measures to combat the coronavirus, and certain DSCR, LTV and Debt Yield metrics were calculated, and The HPE Campus Mortgage Loan was underwritten, based on such prior information. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

The Mortgage Loan. The twelfth largest mortgage loan (the “HPE Campus Mortgage Loan”) is part of a whole loan (the “HPE Campus Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $66,770,000, all of which are secured by a first priority fee mortgage encumbering an office property located in Roseville, California (the “HPE Campus Property”). Note A-1 in the original principal balance of $20,000,000 represents the controlling interest in the HPE Campus Whole Loan and will be included in the MSC 2020-HR8 securitization transaction. Notes A-2, A-3 and A-4 in the original principal amounts of $20,000,000, $16,770,000, and $10,000,000, respectively, represent non-controlling interests

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #12	Cut-off Date Balance:	$20,000,000
8000-8050 Foothills Boulevard	HPE Campus	Cut-off Date LTV:	64.8%
Roseville, CA 95747		UW NCF DSCR:	2.71x
		UW NOI Debt Yield:	9.9%

in the HPE Campus Whole Loan. Note A-2 was contributed to the WFCM 2020-C56 securitization transaction. Notes A-3 and A-4 are currently held by AREF and are expected to be contributed to one or more future securitization transactions. The HPE Campus Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2020-HR8 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

HPE Campus Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	MSC 2020-HR8	Yes
A-2	$20,000,000	$20,000,000	WFCM 2020-C56	No
A-3	$16,770,000	$16,770,000	AREF	No
A-4	$10,000,000	$10,000,000	AREF	No
Total	$66,770,000	$66,770,000

The Borrower and the Borrower Sponsors. The borrower is DC Roseville Owner LLC, a Delaware limited liability company, structured to be bankruptcy-remote with at least two independent directors (the “HPE Campus Borrower”). The borrower sponsors are John Gaghan, Waleed Mohammed, and Abdullah Alwehaib, and the non-recourse carveout guarantor of the HPE Campus Mortgage Loan is Apex Capital Investments Corporation which is the US-based investment arm of Dimah Capital. Established in 2007, Dimah Capital is a real estate investment firm based in Kuwait, which currently manages approximately KD 44 million of capital.

The Property. The HPE Campus Property is comprised of one, one-story building and two, two-story buildings totaling 447,364 square feet, situated on a 15.1-acre site in Roseville, California, approximately 21.4 miles southwest of downtown Sacramento and 100% leased to Hewlett Packard Enterprises (“HPE”). The three buildings include “R1” (8000 Foothills Boulevard, 54,486 square feet); “R3” (8030 Foothills Boulevard, 151,423 square feet); and “R5” (8040-8050 Foothills Boulevard, 241,455 square feet). The HPE Campus Property is part of a larger five-building office campus that was developed by Hewlett Packard. The company split off into HPE and subsequently sold off the campus and leased it back, eventually downsizing to the current three buildings. The campus was condominiumized, with the HPE Campus Property on one parcel and access shared with the larger campus along with assigned parking areas.

The HPE Campus Property was built between 1981 and 1990. R1 consists of two smaller buildings connected by an interior corridor. The first building is the former reception area, which has since been relocated to R3 and is now a small local credit union that serves the campus. The second building is the cafeteria. The R3 building was recently renovated in 2019 and received a capital investment from HPE, with modern office tenant improvements including upgrades to the lobbies, large open cubicle areas, private offices, break-out rooms, conference rooms, large training rooms, and breakrooms. A small portion of R3 and approximately half of R5 are used as improved lab/server room space. Most of these rooms have separate cooling units and expanded electricity and conduit capacity for servers, and some also have raised floors. They typically have vinyl tile floors and drop T-bar ceilings and could be converted to office use if necessary. Both of these buildings also include small shipping areas with both grade level and dock-high roll-up loading doors.

Amenities at the HPE Campus Property include a central quad courtyard with basketball and volleyball courts, two baseball fields (which are a part of the larger development), open seating areas, a large cafeteria, and a fitness center equipped with showers and locker rooms. The HPE Campus Property is served by 2,454 parking spaces, which yields a parking ratio of 5.5 spaces per 1,000 square feet of net rentable area.

The HPE Campus Property is 100.0% leased by HPE and houses multiple divisions of the company. The HPE Campus Property is operated pursuant to a master lease between the borrower, as master lessor, and an affiliate of the borrower sponsor, as master lessee, in connection with the Shari’ah compliant loan structure. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Shari’ah Compliant Loans” and “—Tenant Issues—Affiliated Leases” in the Preliminary Prospectus

The HPE Campus Property was initially leased by HPE in January 1981, and the lease was subsequently assigned to the master lessee in February 2020.

Major Tenants.

Hewlett Packard Enterprise (447,364 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; 04/30/2030 lease expiration) HPE offers enterprise security, analytics and data management, applications development and testing, data center care, cloud consulting, and business process services for both individual and corporate use. HPE was founded on November 1, 2015 as a byproduct of the reconfigured Hewlett Packard Company, which built the original HPE Campus Property from 1981-1990. HPE is headquartered in San Jose, California and has over 60,000 employees worldwide. HPE began its current 13 year lease in May 2017 following the initial sale and leaseback of the HPE Campus Property and is scheduled to remain in place through the end of its term in April 2030, one month after the HPE Campus Whole Loan matures. HPE has two, five-year extension options under its lease exercisable upon at least 300 days’ prior written notice.

HPE has been in occupancy at the HPE Campus Property since 1981 and currently has six different divisions located on-site, including Aruba Networking Research and Development, Global Functions, Technology Services, Hybrid IT, and Enterprise Group Supply Organization and General. The Aruba Networking Research and Development was founded in 2002 and acquired by HPE in 2015. As of December 31, 2019, Aruba Networking Research and Development has reported revenues of over $2.5 billion (8.8% of HPE’s 2019 total revenue) and has over 6,000 employees. Aruba Networking Research and Development operates on both floors of the R3 building. The second division, Global Functions, provides general support functions including HR, finance, and IT. The third division, Technology Services, provides high-level consulting and infrastructure services (e.g. data center design, complex problem resolution, etc.). The fourth division is known as “Hybrid IT”, an R&D development group focused in new market segments, including HPE's next generation computing solution known as "The Machine". The fifth division is the Enterprise Group Supply Chain Organization, which provides support for various supply chain functions. The sixth division, General, provides sale and contact support centers serving various divisions.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #12	Cut-off Date Balance:	$20,000,000
8000-8050 Foothills Boulevard	HPE Campus	Cut-off Date LTV:	64.8%
Roseville, CA 95747		UW NCF DSCR:	2.71x
		UW NOI Debt Yield:	9.9%

HPE is a national, publicly traded company and an investment grade tenant with a credit rating of BBB+ from S&P and Baa2 from Moody’s. As of February 5, 2020, HPE had a market capitalization of $19.4 billion and as of October 31, 2019 had over $3.7 billion of cash and cash equivalents.

The following table presents certain information relating to the tenants at the HPE Campus Property:

Major Tenants(1)
Tenant Name	Credit Rating (Fitch /Moody’s/S&P)	Tenant SF	Approx. % of Total SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Renewal Options	Termination Options
Hewlett Packard Enterprise	BBB/Baa2/BBB+	447,364	100.0%	$7,064,579	100.0%	$15.79	04/30/2030	Y(3)	N
Total Major Tenants		447,364	100.0%	$7,064,579	100.0%	$15.79

Other Tenants		0	0.0%	$0	0.0%	$0.00
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		$447,364	100.0%	$7,064,579	100.0%	$15.79

(1)	Information obtained from the underwritten rent roll dated July 6, 2020.

(2)	Includes $1,084,513 in straight-line rent steps through the end of the HPE Campus Whole Loan term in March 2030.

(3)	HPE has the option to extend the lease for two, five-year periods upon 300 days’ prior written notice to the master lessee.

The following table presents certain information relating to the lease rollover schedule at the HPE Campus Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030 & Beyond	1	447,364	$15.79	100.0%	100.0%	$7,064,579	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	447,364	$15.79	100.0%		$7,064,579	100.0%

(1)	Information obtained from the underwritten rent roll dated July 6, 2020.

(2)	Includes $1,084,513 in straight-line rent steps through the end of the HPE Campus Whole Loan term in March 2030.

COVID-19 Update. As of July 6, 2020, the HPE Campus Property is open, however most, if not all, of the employees of HPE (as defined below) are working remotely. The June and July 2020 debt service payments have been made. As of July 7, 2020, the HPE Campus Whole Loan is not subject to any modification or forbearance request. HPE leases 100.0% of the HPE Campus Property and paid rent for both June and July 2020. As of July 7, 2020, the HPE tenant did not request any rent relief.

The Market. The HPE Campus Property is located along Foothills Boulevard, approximately one mile from the Roseville Bypass Expressway and five miles from Interstate 80 in Roseville, California. Roseville is a suburb of Sacramento, located approximately 21.4 miles southwest of the Sacramento central business district. Roseville is home to several large office and industrial users, including FedEx Ground Center, Cokeva Inc., Keysight Technologies, and TSI Semiconductors. The HPE Campus Property is located within an expanding neighborhood comprised mostly of industrial, flex, and office uses, built in the past 20 years. Residential uses are limited and include predominantly single-family homes with some apartment complexes. The HPE Campus Property is in a central location to transportation systems with access to major freeways including US Highway 50, State Highway 99, and Interstates 5 and 80. These freeways provide access to the San Francisco Bay Area to the west, Southern California to the south, Oregon and Washington to the north, and Nevada to the east. Air transportation within the Sacramento MSA is provided by the Sacramento International Airport, which is approximately 24.0 miles west of the HPE Campus Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #12	Cut-off Date Balance:	$20,000,000
8000-8050 Foothills Boulevard	HPE Campus	Cut-off Date LTV:	64.8%
Roseville, CA 95747		UW NCF DSCR:	2.71x
		UW NOI Debt Yield:	9.9%

According to the appraisal, the estimated 2019 population within a one-, three-, and five-mile radius of the HPE Campus Property was 7,081, 102,497, and 224,656, respectively. According to the appraisal, the estimated 2019 average household income within a one-, three-, and five-mile radius of the HPE Campus Property was $127,534, $113,230, and $113,495, respectively.

According to a third-party report, the HPE Campus Property is situated within the Sacramento office market. As of the fourth quarter of 2019, the Sacramento office market reported a total inventory of approximately 105.5 million square feet of office space with an 8.9% vacancy rate and average asking rent of $22.92 per square foot. According to a third-party report, the HPE Campus Property is situated within the Roseville and Rocklin submarket of the Sacramento office market. As of the fourth quarter of 2019, the Roseville and Rocklin submarket reported a total inventory of approximately 13.2 million square feet of office space with a 9.4% vacancy rate and average asking rent of $23.04 per square foot.

The following table presents the appraisal market rent conclusions:

Office Market Rent Summary
	Sacramento Market	Roseville/Rocklin Submarket
Market Rent (PSF)(1)	$22.92	$23.04
Vacancy	8.9%	9.4%
Inventory (SF)	105,508,348	13,153,168
Net Absorption (SF)	318,146	222,947
Completions (SF)	254,216	194,000

Source: Appraisal

(1)	The rents are on a gross basis.

The following table presents certain information relating to comparable office leases for the HPE Campus Property:

Comparable Office Leases
Property Name/Location	Distance From Subject	Tenant	Year Built	Tenant Size (SF)	Lease Commencement Date	Lease Term (Yrs.)	Annual Base Rent PSF	Lease Type
HPE Campus Property Roseville, California	Subject	Hewlett Packard Enterprise	1981	447,364(1)	May-17(1)	13.0(1)	$15.79(1)	NNN(1)
Junction Crossing Roseville, California	0.8 miles	Listing	1998	77,803	Jan-20	NAV	$10.80	NNN
Lava Ridge Center Roseville, California	4.8 miles	American Pacific Mortgage	2000	34,736	Oct-19	4.3	$25.20	FSG
Johnson Ranch Roseville, California	4.8 miles	Lyon Real Estate	1988	13,543	Jun-19	5.3	$26.88	FSG
Roseville Innovation Park Roseville, California	0.1 miles	Penumbra	1993	157,518	Mar-20	15.0	$15.00	NNN
Olympus Corporate centre Roseville, California	5.4 miles	Private National Mortgage	1995	15,060	Aug-18	5.4	$25.80	FSG
Douglas Corporate Center Roseville, California	5.2 miles	Composite Engineering, Inc.	2003	40,051	Aug-18	5.3	$25.80	FSG

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll dated July 6, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #12	Cut-off Date Balance:	$20,000,000
8000-8050 Foothills Boulevard	HPE Campus	Cut-off Date LTV:	64.8%
Roseville, CA 95747		UW NCF DSCR:	2.71x
		UW NOI Debt Yield:	9.9%

The following table presents certain information relating to comparable office sales to the HPE Campus Property:

Comparable Sales
Property Name/Location	Sale Date	Year Built	NRA	Sale Price	Price / SF	NOI	NOI / SF	Cap Rate
HPE Campus Property Roseville, California	February 2020(1)	1981	447,364	$101,300,000	$226	NAV	NAV	NAV
Stoneview Plaza Roseville, California	August 2019	2005	108,348	$24,900,000	$230	$1,668,300	$15.40	6.70%
Parkway Corporate Center Roseville, California	February 2019	2000	287,539	$79,000,000	$275	$4,183,771	$14.55	5.30%
The Summit at Douglas Ridge Roseville, California	August 2018	2003	185,841	$44,500,000	$239	$3,276,000	$17.63	7.36%
Stone Point Plaza Roseville, California	June 2018	2004	96,377	$19,550,000	$203	$1,571,832	$16.31	8.04%
Eureka Corporate Center Roseville, California	January 2018	2001	142,125	$26,000,000	$183	$1,933,873	$13.61	7.44%
Roseville Corporate Center Roseville, California	October 2017	1999	109,241	$23,340,000	$214	$1,699,152	$15.55	7.28%

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the settlement statement of the HPE Campus Whole Loan.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the HPE Campus Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$7,064,579	$15.79
Reimbursements	$3,056,247	$6.83
Other Income	$79,656	$0.18
Vacancy and Concessions(3)	($506,041)	($1.13)
Effective Gross Income	$9,694,440	$21.67

Taxes	$1,382,535	$3.09
Insurance	$72,393	$0.16
Other Operating Expenses	$1,649,779	$3.69
Total Operating Expenses	$3,104,706	$6.94

Net Operating Income	$6,589,734	$14.73
TI/LC	$0	$0.00
Capital Expenditures	$89,473	$0.20
Net Cash Flow	$6,500,261	$14.53

Occupancy %	95.0%
NOI DSCR(4)	2.75x
NCF DSCR(4)	2.71x
NOI Debt Yield(4)	9.9%
NCF Debt Yield(4)	9.7%

(1)	Historical cash flows and occupancy figures are not available as the transaction is an acquisition. For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender UW.

(2)	Includes $1,084,513 in straight-line rent steps through the end of the HPE Campus Whole Loan term in March 2030.

(3)	The underwritten economic vacancy was 5.0%. The HPE Campus Property was 100.0% occupied as of July 6, 2020.

(4)	Debt service coverage ratios and debt yields are based on the HPE Campus Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 13 – Broadway & Thomas

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR			Location:	Los Angeles, CA 90031
Original Balance:	$19,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$19,000,000			Detailed Property Type:	Office/Retail
% of Initial Pool Balance:	2.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2019
Sponsor:	Mark Gabay			Size:	51,722 SF
Guarantor:	Mark Gabay			Cut-off Date Balance per SF:	$367
Mortgage Rate:	3.9000%			Maturity Date Balance per SF:	$367
Note Date:	2/5/2020			Property Manager:	Excel Property Management
First Payment Date:	3/6/2020				Services, Inc.
Maturity Date:	2/6/2030				(borrower-related)
IO Period:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(2)
IO Period:	120 months			UW NOI:	$1,834,949
Seasoning:	5 months			UW NOI Debt Yield:	9.7%
Prepayment Provisions:	LO (29); YM1 (86); O (5)			UW NOI Debt Yield at Maturity:	9.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.43x
Additional Debt Type(1):	N/A			Most Recent NOI(3):	N/A
Additional Debt Balance(1):	N/A			2nd Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(3):	N/A
Reserves				Most Recent Occupancy:	96.0% (1/1/2020)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	N/A
RE Tax:	$19,122	$9,561	N/A	3rd Most Recent Occupancy(3):	N/A
Insurance:	$19,772	$1,318	N/A	Appraised Value (as of):	$31,500,000 (8/16/2019)
Recurring Replacements:	$0	$1,078	$38,792	Appraised Value per SF:	$609
TI/LC:	$158,875	$2,155	$51,722	Cut-off Date LTV Ratio:	60.3%
Free Rent:	$94,722	$0	N/A	Maturity Date LTV Ratio:	60.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,000,000	100.0%	Loan Payoff:	$13,058,935	68.7%
			Return of Equity:	$5,415,618	28.5%
			Reserves:	$292,491	1.5%
			Closing Costs:	$232,956	1.2%
Total Sources:	$19,000,000	100.0%	Total Uses:	$19,000,000	100.0%

(1)	The Broadway & Thomas Property (as defined below) also secures a subordinate loan with an outstanding balance of $2,085,000 in favor of the City of Los Angeles, Community Development Department. Pursuant to the Broadway & Thomas Mortgage Loan (as defined below) documents, the Broadway & Thomas Borrower (as defined below) is not expected to make any payments of principal or interest on the subordinate loan. The subordinate loan is a conditional grant, which requires the use and operation of the Broadway & Thomas Property to provide at least 43 full-time-equivalent jobs at the Broadway & Thomas Property, of which at least 22 full-time-equivalent jobs are required to be reserved for low-to-moderate income persons. The grant balance will be forgiven at the rate of $208,500 per annum, for a total of ten years. The borrower sponsor reported that the LA County Department of Health Offices, the largest tenant at the Broadway & Thomas Property, reportedly has over 219 employees at the Broadway & Thomas Property, significantly in excess of the grant jobs requirement.

(2)	Certain NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and prior to the economic disruption resulting from measures to combat the coronavirus, and certain DSCR, LTV and Debt Yield metrics were calculated, and the Broadway & Thomas Mortgage Loan was underwritten based on such prior information. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(3)	Historical cash flows and occupancy figures are not available as the Broadway & Thomas Property was newly constructed in 2019.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Broadway & Thomas Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,000,000, secured by a first priority fee mortgage encumbering a 51,722 SF mixed-use property located in Los Angeles, California (the “Broadway & Thomas Property”). The proceeds of the Broadway & Thomas Mortgage Loan were used to refinance prior debt, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsors. The borrower is MAPLE19, LP, a Delaware limited partnership structured to be a bankruptcy-remote entity (the “Broadway & Thomas Borrower”), with no independent director. The borrower sponsor and nonrecourse carve-out guarantor of the Broadway & Thomas Mortgage Loan is Mark Gabay. Mark Gabay owns approximately 50.5% of the ownership interest in the Broadway & Thomas Borrower and is a co-managing partner at the Charles Company. Headquartered in West Hollywood, the Charles Company is a family-owned real estate development group established in 1979. The Charles Company controls and administers acquisition, design planning, property management, and leasing through its in-house staff. It has developed projects throughout California, accumulating over 4.0 million SF of commercial real estate, with a focus on eight Southern California counties (Imperial, Los Angeles, Orange, Riverside, Sacramento, San Bernardino, San Diego and Ventura) and one Nevada county (Washoe).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #13	Cut-off Date Balance:	$19,000,000
3303-3327 North Broadway	Broadway & Thomas	Cut-off Date LTV:	60.3%
Los Angeles, CA 90031		UW NCF DSCR:	2.43x
		UW NOI Debt Yield:	9.7%

Arman Gabay, the holder of a non-controlling 49.5% limited interest in the Broadway & Thomas Borrower and the brother of the borrower sponsor, is a defendant to a criminal complaint alleging, among other things, three felony counts of wire fraud and two felony counts of federal program bribery relating to Arman’s allegedly having conspired with and bribed a senior Los Angeles County official who had responsibility for Los Angeles County’s process for leasing office space for various of its agencies for the purpose of securing leases in properties in which Arman owned an interest. None of the leases or properties associated with the criminal proceeding are related to the Broadway & Thomas Property. The borrower sponsor is not a named defendant in the related criminal complaint and the Broadway & Thomas Mortgage Loan documents prohibit the transfer of a controlling interest in the Broadway & Thomas Borrower, the general partner of the Broadway & Thomas Mortgage Borrower, or the Broadway & Thomas Property to Arman Gabay.

The Property. The Broadway & Thomas Property is comprised of a newly constructed mixed-use building (medical office with ground floor retail) located in the Lincoln Heights community of Los Angeles, approximately 3 miles northeast of Downtown Los Angeles. The Broadway & Thomas Property consists of one, three-story, 51,722 square foot building located on a 1.11 acre site. The Broadway & Thomas Property is served by 223 surface and covered parking spaces, including reserved handicapped spaces, at a parking ratio of 4.31 spaces per 1,000 SF of net rentable area. The Broadway & Thomas Property is within 1.5 miles from the Keck Hospital of USC and LAC/USC Medical Center.

Construction of the improvements at the Broadway & Thomas Property was completed in October 2019. The Broadway & Thomas Property is 96.0% leased to three tenants, including 83.7% of NRA leased to the LA County Department of Health Offices (“LA County”) on a 15-year lease term. The second and third largest tenants are currently completing interior tenant improvements and have not yet taken occupancy in their respective spaces. However, LA County’s lease has commenced and the tenant has taken occupancy of its leased premises.

Major Tenants.

The LA County Department of Health Offices (43,307 SF, 83.7% of NRA, 90.8% of underwritten base rent). The LA County Department of Health Offices is a division of Los Angeles County, the guarantor of the lease, rated AAA/Aa1/AA+ by S&P/Moody’s/Fitch. LA County will utilize its leased premises for the Department of Mental Health.

LA County has an option to terminate its lease on every lease anniversary date after October 2029, subject to 180 days’ prior written notice to the Broadway & Thomas Borrower. The lease also has a provision requiring the tenant to repay the landlord for the additional tenant improvement allowance of $90.00 per SF ($3,897,630). This additional TI allowance will be amortized at 6.0% over the firm term of the lease. It can also be repaid in a lump sum if the tenant elects to do so.

Furthermore, pursuant to the related lease agreement, LA County holds a right of first refusal to purchase the Broadway & Thomas Property on the same terms and conditions in the event that the Broadway & Thomas Borrower receives a bona fide third-party offer to purchase the Broadway & Thomas Property. The Broadway & Thomas Borrower is required to provide LA County with notice of any such third-party offer. Upon receipt of such notice, LA County will have 30 days to provide the Broadway & Thomas Borrower written notice of its intent to exercise the right of first refusal.

Western Dental (4,344 SF; 8.4% of NRA; 6.3% of underwritten base rent). Western Dental is a chain of dental offices based in Orange, California. It was founded in 1903 in Los Angeles and currently has 250 offices in California, Arizona and Nevada and as of 2017 it had more than 4,500 employees. Approximately 70% of its California patients are covered under the states Denti-Cal health insurance program for low income families.

BurgerIM (2,011 SF; 3.9% of NRA; 2.9% of underwritten base rent). The lease is executed by AMA Foods, LLC. BurgerIM was established in Tel Aviv, Israel in 2011, and it opened its first franchise in California in 2016. Its U.S. headquarters is in Encino, CA. To date, there are stores in 15 states and additional franchises planned across the country. The company was projected to have nearly 500 franchises open in the United States by the end of 2019.

The following table presents certain information relating to the tenants at the Broadway & Thomas Property:

Tenant Summary(1)
Tenant Name	Credit Rating (S&P/Moody’s/Fitch)	Tenant SF	Approx. % of Total SF	Annual UW Rent(2)	% of Total Annual UW Rent(2)	Annual UW Rent PSF(2)	Lease Expiration	Renewal Options	Termination Options
LA County Dept. of Health Offices	AAA/Aa1/AA+	43,307	83.7%	$1,873,804	90.8%	$43.27	10/25/2034	Y	Y(3)
Western Dental	NR/NR/NR	4,344	8.4%	$130,320	6.3%	$30.00	8/31/2030	Y	N
BurgerIM	NR/NR/NR	2,011	3.9%	$59,123	2.9%	$29.40	5/31/2029	Y	N
Total Major Tenants		49,662	96.0%	$2,063,247	100.0%	$41.55

Vacant Space		2,060	4.0%	$0	0%	$0
Total/Wtd. Avg.		51,722	100.0%	$2,063,247	100.0%	$41.55(4)

(1)	Information obtained from the underwritten rent roll dated January 1, 2020 and includes $135,182 in straight-line rent steps through the LA County’s termination option in October 2029.

(2)	Annual UW Rent PSF and Annual UW Rent include underwritten rent steps.

(3)	LA County has an option to terminate its lease on every lease anniversary date after October 2029, subject to 180 days’ prior written notice to the Broadway & Thomas Borrower.

(4)	Vacant space was excluded from the calculations of Wtd. Avg. Annual UW Rent PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #13	Cut-off Date Balance:	$19,000,000
3303-3327 North Broadway	Broadway & Thomas	Cut-off Date LTV:	60.3%
Los Angeles, CA 90031		UW NCF DSCR:	2.43x
		UW NOI Debt Yield:	9.7%

The following table presents certain information relating to the lease rollover schedule at the Broadway & Thomas Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling(3)	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	1	2,011	$29.40	3.9%	3.9%	$59,123	2.9%	2.9%
2030	1	4,344	$30.00	8.4%	12.3%	$130,320	6.3%	9.2%
2031 & Beyond	1	43,307	$43.27	83.7%	96.0%	$1,873,804	90.8%	100.0%
Vacant	0	2,060	$0	4.0%	100.0%	$0	0%	100.0%
Total/Wtd. Avg.	3	51,722	$41.55(4)	100.0%		$2,063,247	100.0%

(1)	Information obtained from the underwritten rent roll dated January 1, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Includes $135,182 in straight-line rent steps through LA County’s termination option in October 2029.

(4)	Vacant space was excluded from the calculations of Wtd. Avg. Annual UW Rent PSF.

COVID-19 Update. As of July 7, 2020, the Broadway & Thomas Property is open, however most, if not all, of the employees of the largest tenant, LA County, are working remotely. LA County is the only tenant of three that is in place and paying rent. The delivery and rent commencement date of the Western Dental space and lease has been delayed due to COVID-19 and is now expected to occur between September and November 2020. The borrower sponsor reported that they are currently working with the BurgerIM tenant to either utilize its space for another restaurant or, at the borrower sponsor’s option, to terminate the lease. The June and July 2020 debt service payments have been made. LA County is the only tenant of the three, that paid rent for both June and July 2020, representing 87.2% and 89.3% of (i) the % of NRA making full June and July rent payments (over occupied square footage) and (ii) the % of underwritten base rent making full June and July rent payment. As of the July 7, 2020, the Broadway & Thomas Mortgage Loan is not subject to any modification or forbearance request.

The Market. The Broadway & Thomas Property is located along the north side of North Broadway, between North Thomas Street and Gates Street, in the City of Los Angeles, Northeast Community Plan area, community of Lincoln Heights. It is situated to the east of downtown Los Angeles and west of the city of Alhambra, within Los Angeles County. The Broadway & Thomas Property is situated in the southwest portion of the Northeast Community Plan area of the City of Los Angeles, which is situated east of the Los Angeles River and north of the Boyle Heights Community Plan area. The area serves as a transition between the downtown center of Los Angeles and the neighboring cities of Glendale, Pasadena, South Pasadena and Alhambra to the north and east, and the city of Monterey Park, and the City of Los Angeles unincorporated community of City Terrace on the south. The Golden State Freeway (Interstate 5) is located 0.7-miles west of the Broadway & Thomas Property and is accessed via North Broadway. Access to the San Bernardino Freeway is provided via Soto Street approximately 2.0-miles south of the Broadway & Thomas Property.

According to the appraisal, the estimated 2019 population within a one-, three-, and five-mile radius of the Broadway & Thomas Property was 36,376, 326,599, and 977,084, respectively. According to the appraisal, the estimated 2019 average household income within a one-, three-, and five-mile radius of the Broadway & Thomas Property was $56,262, $68,363, and $74,549, respectively.

According to the appraisal, the Broadway & Thomas Property is located within the Los Angeles Downtown office submarket. As of the second quarter of 2019, the Los Angeles Downtown office submarket has a Class A office inventory of 29.8 million SF with a vacancy rate of 15.2% and an average asking lease rate of $45.60 per SF. The appraisal identified seven competitive properties which have occupancy ranging from 84% to 100% with an average of 94%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #13	Cut-off Date Balance:	$19,000,000
3303-3327 North Broadway	Broadway & Thomas	Cut-off Date LTV:	60.3%
Los Angeles, CA 90031		UW NCF DSCR:	2.43x
		UW NOI Debt Yield:	9.7%

The following table presents the appraisal market rent conclusions:

Market Rent Conclusion(1)
	Office	Retail
Market Rent (PSF)(2)	$45.00	$30.00
Percent of Total SF	83.7%	16.3%
Concessions	None	None
Average Lease Term	10 Years	5 Years
Vacancy 2020	13.6% (L.A. County)	0.6% (One mile radius from subj.)

(1)	Information obtained from the appraisal.

(2)	The rents are on a modified gross basis for office, and NNN for retail.

The following table presents certain information relating to comparable office leases for the Broadway & Thomas Property:

Comparable Office Leases(1)
Property Name/Location	Distance From Subject	Tenant	Year Built	Tenant Size (SF)	Lease Commencement Date	Lease Term (Yrs.)	Annual Base Rent PSF	Lease Type
Broadway & Thomas 3303-3327 North Broadway, Los Angeles, California	N/A	LA County Dept. Of Health Offices	2019	43,307(2)	Oct-19(2)	15.0(2)	$43.27(2)	Modified Gross
Marengo Plaza 1902 East Marengo Street, Los Angeles, CA	1.2 miles	Asking (Medical Sublease)	2015	6,069	Aug-19	1.6	$39.36	Full Service
Samaritan Medical Tower 1127 Wilshire Boulevard, Los Angeles, CA	3.6 miles	Robotics Outpatient Center	1966/2000	7,847	Dec-17	12.0	$36.60	Full Service
California Professional Center 1400 S Grand Avenue, Los Angeles, CA	4.2 miles	Medical Tenant	1990	2,700	Dec-18	5.0	$40.20	Full Service
California Medical Center 1414 S. Grand Avenue, Los Angeles, CA	4.2 miles	Asking (Medical)	1988	8,071	Aug-19	5.0	$40.80	Full Service
Glendale Memorial Medical Pavillion 222 W Eulalia Street, Glendale, CA	4.6 miles	USC	2002	3,535	Mar-17	5.0	$35.40	Modified Gross
Pasadena Medical Office Building 1017-1035 South Fair Oaks Avenue, Pasadena, CA	4.9 miles	Confidential Medical Office	1924	23,687	May-19	15.0	$33.00	NNN
Mixed-Use Office Building 1411 South Garfield Avenue, Alhambra, CA	4.8 miles	Vascular Surgery	2015	3,000	Dec-16	5.0	$27.00	NNN

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll dated January 1, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mixed Use – Office/Retail	Loan #13	Cut-off Date Balance:	$19,000,000
3303-3327 North Broadway	Broadway & Thomas	Cut-off Date LTV:	60.3%
Los Angeles, CA 90031		UW NCF DSCR:	2.43x
		UW NOI Debt Yield:	9.7%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Broadway & Thomas Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$2,145,647	$41.48
Reimbursements	$320,853	$6.20
Other Income	$0	$0.00
Vacancy and Concessions(3)	($123,325)	($2.38)
Effective Gross Income	$2,343,176	$45.30

Taxes	$228,156	$4.41
Insurance	$15,818	$0.31
Other Operating Expenses	$264,253	$5.11
Total Operating Expenses	$508,227	$9.83

Net Operating Income	$1,834,949	$35.48
TI/LC	$25,861	$0.50
Capital Expenditures	$12,931	$0.25
Cash Flow Sweep Credit(4)	($25,861)	($0.50)
Net Cash Flow	$1,822,018	$35.23

Occupancy %	95.0%
NOI DSCR	2.44x
NCF DSCR	2.43x
NOI Debt Yield	9.7%
NCF Debt Yield	9.6%

(1)	Historical cash flows and occupancy figures are not available as the Broadway & Thomas Property was newly constructed in 2019. For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.

(2)	Includes $135,182 in straight-line rent steps through the LA County’s termination option in October 2029.

(3)	The underwritten economic vacancy was 5.0%. The Broadway & Thomas Property was 96.0% occupied as of January 1, 2020.

(4)	UW based on 5.0% credit against the 18-month cash flow sweep prior to LA County’s termination option. The sweep is capped at $0.50 per SF (or $25,861).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 14 – New Haven Multifamily Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR			Location:	New Haven, CT
Original Balance:	$17,500,000			General Property Type:	Multifamily
Cut-off Date Balance:	$17,500,000			Detailed Property Type:	Low Rise
% of Initial Pool Balance:	2.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/N/A
Borrower Sponsor:	Pike International			Size:	240 Units
Guarantor:	Toby Hecht			Cut-off Date Balance per Unit:	$72,917
Mortgage Rate:	4.4500%			Maturity Date Balance per Unit:	$63,881
Note Date:	7/9/2020			Property Manager:	University Management LLC
First Payment Date(1):	8/1/2020				(borrower related)
Maturity Date:	8/1/2030
Original Term to Maturity(1):	121 months			Underwriting and Financial Information(2)
Original Amortization Term(1):	360 months			UW NOI:	$1,560,015
IO Period(1):	37 months			UW NOI Debt Yield:	8.9%
Seasoning(1):	0 months			UW NOI Debt Yield at Maturity:	10.2%
Prepayment Provisions(1):	LO (24); DEF (93); O (4)			UW NCF DSCR:	1.90x (IO) 1.42x (P&I)
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$1,766,375 (5/31/2020 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$1,533,320 (12/31/2019)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$1,645,600 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	92.9% (6/19/2020)
Reserves				2nd Most Recent Occupancy:	86.9% (12/31/2019)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	88.2% (12/31/2018)
RE Tax:	$77,653	$38,827	N/A	Appraised Value (as of):	$30,300,000 (5/19/2020)
Insurance:	$63,058	$13,226	N/A	Appraised Value per Unit:	$126,250
Recurring Replacements:	$0	$5,042	N/A	Cut-off Date LTV Ratio:	57.8%
Deferred Maintenance:	$99,669	$0	N/A	Maturity Date LTV Ratio:	50.6%
Other(3):	$462,283	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$17,500,000	100.0%	Loan Payoff:	$15,728,134	89.9%
			Reserves:	$702,663	4.0%
			Closing Costs:	$698,709	4.0%
			Return of Equity:	$370,494	2.1%
Total Sources:	$17,500,000	100.0%	Total Uses:	$17,500,000	100.0%

(1)	The first payment date for the New Haven Multifamily Portfolio Mortgage Loan (as defined below) is September 1, 2020. On the securitization Closing Date, MSMCH will deposit sufficient funds to pay the amount of interest that would be due with respect to an August 1, 2020 payment. Seasoning, Prepayment Provisions, Original Term to Maturity, IO Period and First Payment Date are inclusive of the additional August 1, 2020 interest-only payment funded by MSMCH on the Closing Date.

(2)	Certain historical NOI, NCF and occupancy information were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and certain DSCR and Debt Yield metrics were calculated, and the New Haven Multifamily Portfolio Mortgage Loan was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(3)	Other Reserves are comprised of an environmental reserve ($67,500) for any required radon mitigation and a debt service reserve ($394,783). The debt service reserve is required to be released to the New Haven Multifamily Portfolio Borrower (as defined below), at any time on or after the first anniversary of the first day of the first calendar month occurring after the loan origination date, provided that (i) no event of default is continuing and (ii) at the time of the release, the debt service coverage ratio is at least 1.40x on each of a trailing 3-month basis and trailing 6-month basis.

The Mortgage Loan. The fourteenth largest mortgage loan (the “New Haven Multifamily Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $17,500,000. The New Haven Multifamily Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering six multifamily properties located in New Haven, Connecticut (collectively, the “New Haven Multifamily Portfolio” or “New Haven Multifamily Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrower is H and R Investments LLC (the “New Haven Multifamily Portfolio Borrower”), a Connecticut limited liability company that is structured to be bankruptcy-remote, with no independent director. Toby Hecht is the non-recourse carveout guarantor, and Pike International is the borrower sponsor with respect to the New Haven Multifamily Portfolio Mortgage Loan. The New Haven Multifamily Portfolio Borrower is 99.5% owned by H & H Residential LLC and 0.5% owned and managed by TEH Investments Inc., both of which are managed and controlled by Toby Hecht. Toby Hecht is married to Samuel Hecht, the founder and president of Pike International, a New Haven real estate company. Pike International was founded in 2001 and has grown into a fully integrated property management firm with over 25 full-time employees and a portfolio of approximately 1,800 multifamily units.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Low Rise	Loan #14	Cut-off Date Balance:	$17,500,000
Various	New Haven Multifamily Portfolio	Cut-off Date LTV:	57.8%
New Haven, CT		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	8.9%

The Properties. The New Haven Multifamily Portfolio is comprised of six multifamily properties totaling 240 units located in New Haven, Connecticut. The New Haven Multifamily Portfolio Properties were constructed between 1865 and 1975 and have had major renovations since then. As of June 19, 2020, the multifamily space at the New Haven Multifamily Portfolio was 92.9% occupied. In addition, certain of the New Haven Multifamily Portfolio Properties have commercial space, which was 100.0% occupied as of June 19, 2020. According to the borrower sponsor, since acquiring the New Haven Multifamily Portfolio, the borrower sponsor has invested approximately $361,983 ($1,508 per unit) in capital improvements across the New Haven Multifamily Portfolio Properties in the aggregate. The New Haven Multifamily Portfolio Properties have an aggregate of 22 units leased by tenants who pay a portion of their rent with a Section 8 voucher or other local housing assistance subsidies.

The following table presents detailed information with respect to each of the New Haven Multifamily Portfolio Properties:

New Haven Multifamily Portfolio Properties Summary
Building	Occ. % (1)	Units(1)	% of Total Units	Appraised Value	% of Appraised Value	Allocated Loan Amount (“ALA”)	% of ALA	UW NOI	% of UW NOI
Chapel Street and Sherman Avenue	97.1%	70	29.2%	$7,900,000	26.1%	$4,560,000	26.1%	$443,728	28.4%
Howe Street and Lynwood Place	93.8%	32	13.3%	$5,400,000	17.8%	$3,120,000	17.8%	$243,897	15.6%
Ellsworth Avenue	97.9%	47	19.6%	$5,200,000	17.2%	$3,000,000	17.1%	$297,064	19.0%
Colby Court	97.1%	34	14.2%	$4,400,000	14.5%	$2,540,000	14.5%	$266,377	17.1%
Park Street and Elm Street	90.3%	31	12.9%	$4,200,000	13.9%	$2,430,000	13.9%	$215,009	13.8%
Bradley Street and Trumbull Street	69.2%	26	10.8%	$3,200,000	10.6%	$1,850,000	10.6%	$93,940	6.0%
Total	92.9%	240	100.0%	$30,300,000	100.0%	$17,500,000	100.0%	$1,560,015	100.0%

(1)	Based on the borrower rent roll dated June 19, 2020.

Chapel Street and Sherman Avenue

The Chapel Street and Sherman Avenue Property is comprised of five, two-, and three-story low rise multifamily buildings totaling 70-units located in New Haven, Connecticut. The Chapel Street and Sherman Avenue Property was built between 1900 and 1969 and is situated on 1.21 acres with 36 parking spaces. The unit mix comprises one-, two-, and three-bedroom floorplans, an NRA of 51,014 SF and average unit size of 729 SF. As of June 19, 2020, the Chapel Street and Sherman Avenue Property was 97.1% occupied, with average in place rent of $962/unit ($1.32 PSF). There is one commercial space currently at the Chapel Street and Sherman Avenue Property that is 100% leased to an affiliate of Yale New Haven Hospital and has an annual rent of $33,540. According to the borrower sponsor, since acquiring the Chapel Street and Sherman Avenue Property, the borrower sponsor has invested approximately $108,273 ($1,547 per unit) in capital improvements at the Chapel Street and Sherman Avenue Property. The Chapel Street and Sherman Avenue Property has an aggregate of 4 units leased by tenants who pay a portion of their rent with a Section 8 voucher or other local housing assistance subsidies.

Howe Street and Lynwood Place

The Howe Street and Lynwood Place Property is comprised of five, two-, and three-story low rise multifamily buildings totaling 32-units located in New Haven, Connecticut. The Howe Street and Lynwood Place Property was built between 1880 and 1975 and is situated on 0.72 acres with 23 parking spaces. The unit mix comprises studio, one-, and two-bedroom floorplans, an NRA of 23,635 SF and average unit size of 739 SF. As of June 19, 2020, the Howe Street and Lynwood Place Property was 93.8% occupied, with average in place rent of $1,462/unit ($1.98 PSF). There is one commercial space currently at the Howe Street and Lynwood Place Property that is 100% leased to Pike International, an affiliate of the New Haven Multifamily Portfolio Borrower, and has an annual rent of $66,000. According to the borrower sponsor, since acquiring the Howe Street and Lynwood Place Property, the borrower sponsor has invested approximately $50,791 ($1,587 per unit) in capital improvements at the Howe Street and Lynwood Place Property.

Ellsworth Avenue

The Ellsworth Avenue Property is a three-story low rise multifamily building totaling 47-units located in New Haven, Connecticut. The Ellsworth Avenue Property was built in 1927 and is situated on 0.68 acres with no parking spaces. The unit mix comprises one-, and two-bedroom floorplans, an NRA of 41,761 SF and average unit size of 889 SF. As of June 19, 2020, the Ellsworth Avenue Property was 97.9% occupied, with average in place rent of $1,017/unit ($1.14 PSF). According to the borrower sponsor, since acquiring the Ellsworth Avenue Property, the borrower sponsor has invested approximately $37,404 ($796 per unit) in capital improvements at the Ellsworth Avenue Property. The Ellsworth Avenue Property has an aggregate of 9 units leased by tenants who pay a portion of their rent with a Section 8 voucher or other local housing assistance subsidies.

Colby Court

The Colby Court Property is comprised of four, two-story low rise multifamily buildings totaling 34-units located in New Haven, Connecticut. The Colby Court Property was built in 1950 and is situated on 1.96 acres with 25 parking spaces. The unit mix comprises two-, and four-bedroom floorplans, an NRA of 25,250 SF and average unit size of 743 SF. As of June 19, 2020, the Colby Court Property was 97.1% occupied, with average in place rent of $1,227/unit ($1.65 PSF). According to the borrower sponsor, since acquiring the Colby Court Property, the borrower sponsor has invested approximately $55,148 ($1,622 per unit) in capital improvements at the Colby Court Property. The Colby Court Property has an aggregate of 9 units leased by tenants who pay a portion of their rent with a Section 8 voucher or other local housing assistance subsidies.

Park Street and Elm Street

The Park Street and Elm Street Property is comprised of three, three-story low rise multifamily buildings totaling 31-units located in New Haven, Connecticut. The Park Street and Elm Street Property was built in 1900 and is situated on 0.29 acres with no parking spaces. The unit mix comprises studio, one-, two- and three-bedroom floorplans, an NRA of 15,593 SF and average unit size of 503 SF. As of June 19, 2020, the Park Street and Elm Street Property was 90.3% occupied, with average in place rent of $1,201/unit ($2.39 PSF). According to the borrower sponsor, since acquiring the Park

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Low Rise	Loan #14	Cut-off Date Balance:	$17,500,000
Various	New Haven Multifamily Portfolio	Cut-off Date LTV:	57.8%
New Haven, CT		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	8.9%

Street and Elm Street Property, the borrower sponsor has invested approximately $48,551 ($1,566 per unit) in capital improvements at the Park Street and Elm Street Property.

Bradley Street and Trumbull Street

The Bradley Street and Trumbull Street Property is comprised of four, three-story low rise multifamily buildings totaling 26-units, several of which are being used as professional office space, located in New Haven, Connecticut. The Bradley Street and Trumbull Street Property was built between 1865 and 1900 and is situated on 0.37 acres with 6 parking spaces. The unit mix comprises studio, one-, two- and three-bedroom floorplans, an NRA of 17,518 SF and average unit size of 674 SF. As of June 19, 2020, the Bradley Street and Trumbull Street Property was 69.2% occupied, with average in place rent of $1,248/unit ($1.85 PSF). According to the borrower sponsor, since acquiring the Bradley Street and Trumbull Street Property, the borrower sponsor has invested approximately $61,816 ($2,378 per unit) in capital improvements at the Bradley Street and Trumbull Street Property.

COVID-19 Update. The New Haven Multifamily Portfolio Mortgage Loan was originated on July 9, 2020, and the first due date is in August 2020. As of July 9, 2020 the New Haven Multifamily Portfolio Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of July 7, 2020, the borrower sponsor has reported that approximately 91.5% of the billed rent for July was collected. As of July 6, 2020, no tenants have requested rent relief.

The Market. The New Haven Multifamily Portfolio Properties are located in New Haven, Connecticut within the New Haven residential market. The Chapel Street and Sherman Avenue, Ellsworth Avenue and Colby Court Properties are located in the New Haven Harborside submarket and the Howe Street and Lynwood Place, Park Street and Elm Street and Bradley Street and Trumbull Street Properties are located in the Harborside submarket. According to the appraisal, as of the fourth quarter of 2019, the vacancy rate in the New Haven residential market was approximately 5.5%, with average asking rents of $1,356 per unit and inventory of approximately 17,389 units. According to the appraisal, as of the fourth quarter of 2019, the vacancy rate in the Harborside submarket was approximately 4.9%, with average asking rents of $1,408 per unit and inventory of approximately 8,155 units. According to the appraisal, as of the fourth quarter of 2019, the vacancy rate in the New Haven Harborside submarket was approximately 4.9%, with average asking rents of $1,381 per unit and inventory of approximately 8,155 units.

The following table presents certain information relating to the appraisal’s market rent conclusion for the New Haven Multifamily Portfolio Properties:

Market Rent Summary
Building	Units(1)	Avg. Size (SF)(1)	Avg. Monthly In Place Rent per Unit(1)	Avg. Monthly In Place Rent PSF(1)	Avg. Monthly Market Rent per Unit	Avg. Monthly Market Rent PSF
Chapel Street and Sherman Avenue	70	729	$962	$1.32	$1,027	$1.41
Howe Street and Lynwood Place	32	739	$1,462	$1.98	$1,102	$1.49
Ellsworth Avenue	47	889	$1,017	$1.14	$1,023	$1.15
Colby Court	34	743	$1,227	$1.65	$1,213	$1.63
Park Street and Elm Street	31	503	$1,201	$2.39	$1,240	$2.46
Bradley Street and Trumbull Street	26	674	$1,248	$1.85	$1,260(1)	$1.87(1)

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated June 19, 2020.

The following table presents certain information relating to comparable rental properties to the Ellsworth Avenue property:

Comparable Rental Properties (Ellsworth Avenue)
Property	Year Built	# of Stories	# Units	Unit Mix	Average SF per Unit(1)	Average Rent per Unit(1)	Average Annual Rent PSF
Ellsworth Avenue	1927	3	47	1BR 2BR	839 1,070	$983 $1,155	$14.05 $12.95
Mayfair Apartments New Haven, CT	1920	3	43	1BR 2 BR	762 1,300	$1,034 $1,359	$16.28 $12.54
Brendan Towers New Haven, CT	1968	4	60	1BR 2BR 3BR	733 1,162 1,225	$972 $1,167 $1,368	$15.91 $12.05 $13.40
562 Central Avenue New Haven, CT	1963	2	30	Studio 1BR	460 580	$848 $978	$22.12 $20.23
Fleetwood New Haven, CT	1960	2	25	Studio 1BR	370 550	$850 $990	$27.57 $21.60
Barnett New Haven, CT	1963	2	25	1BR 2BR	605 728	$1,100 $1,132	$21.82 $18.66
Beecher Gardens New Haven, CT	1962	2	40	2BR	1,400	$1,202	$10.30

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated June 19, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Low Rise	Loan #14	Cut-off Date Balance:	$17,500,000
Various	New Haven Multifamily Portfolio	Cut-off Date LTV:	57.8%
New Haven, CT		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	8.9%

The following table presents certain information relating to comparable rental properties to the Colby Court property:

Comparable Rental Properties (Colby Court)
Property	Year Built	# of Stories	# Units(1)	Unit Mix	Average SF per Unit(1)	Average Rent per Unit(1)	Average Annual Rent PSF
Colby Court	1950	2	34	2BR 4BR	732 1,100	$1,214 $1,650	$19.90 $18.00
Barnett New Haven, CT	1963	2	25	1BR 2BR	605 728	$1,100 $1,132	$21.82 $18.66
Beecher Gardens New Haven, CT	1962	2	40	2BR	1,400	$1,202	$10.30
West Gate Apartments New Haven, CT	1947	2	135	1BR 2BR	754 928	$1,120 $1,295	$17.82 $16.75
Imperial Gardens New Haven, CT	1960	3	72	1BR 2BR	900 1,050	$1,275 $1,408	$17.00 $16.09
Ramsdell Apartments New Haven, CT	1962	2	21	1BR 2BR 3BR	760 950 1,200	$950 $1,195 $1,401	$15.00 $15.09 $14.01

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated June 19, 2020.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the New Haven Multifamily Portfolio:

Cash Flow Analysis
	2018	2019	5/31/2020 TTM	UW(1)	UW Per Unit
Gross Potential Rent	$3,158,828	$2,842,471	$2,744,164	$3,282,360	$13,676.50
Vacancy	$0	$0	$0	($230,436)	($960.15)
Effective Gross Income(2)	$3,158,828	$2,842,471	$2,744,164	$3,051,924	$12,716.35

Real Estate Taxes	$392,139	$419,174	$443,091	$465,918	$1,941.33
Insurance	$91,951	$88,861	$107,972	$85,207	$355.03
Other Expenses	$1,029,138	$801,116	$426,726	$940,784	$3,919.93
Total Expenses	$1,513,228	$1,309,151	$977,789	$1,491,909	$6,216.29

Net Operating Income	$1,645,600	$1,533,320	$1,766,375	$1,560,015	$6,500.06
Capital Expenditures	$79,032	$82,593	$101,033	$60,500	$252.08
Net Cash Flow	$1,566,568	$1,450,727	$1,665,342	$1,499,515	$6,247.98

Occupancy %(3)	88.2%	86.9%	92.9%	93.0%
NOI DSCR (IO)	2.08x	1.94x	2.24x	1.98x
NOI DSCR (P&I)	1.56x	1.45x	1.67x	1.47x
NCF DSCR (IO)	1.98x	1.84x	2.11x	1.90x
NCF DSCR (P&I)	1.48x	1.37x	1.57x	1.42x
NOI Debt Yield	9.4%	8.8%	10.1%	8.9%
NCF Debt Yield	9.0%	8.3%	9.5%	8.6%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender UW.
(2)	The increase in Effective Gross Income from 5/31/2020 TTM to UW is due to 20 units at the Ellsworth Avenue Property and five units at the Colby Court Property being off line between June 2019 and December 2019 due to lead remediation. Upon completion of the remediation, management elected to upgrade all of those kitchens and bathrooms. All of the units are back on line.
(3)	UW Occupancy % represents economic occupancy. As of the borrower rent roll dated June 19, 2020, the multifamily space at the New Haven Multifamily Portfolio Properties was 92.9% occupied.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 15 – Katella Corporate Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR			Location:	Los Alamitos, CA 90720
Original Balance:	$16,900,000			General Property Type:	Office
Cut-off Date Balance:	$16,900,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1987/2017-2019
Borrower Sponsor:	Steven E. Wise			Size:	81,216 SF
Guarantor:	Steven E. Wise			Cut-off Date Balance per SF:	$208
Mortgage Rate:	3.4000%			Maturity Date Balance per SF:	$208
Note Date:	2/28/2020			Property Manager:	Capital Investment Network, Inc.
First Payment Date:	4/6/2020				(borrower-related)
Maturity Date:	3/6/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(2)
IO Period:	120 months			UW NOI:	$1,691,447
Seasoning:	4 months			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	LO (28); DEF (87); O (5)			UW NOI Debt Yield at Maturity:	10.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.73x
Additional Debt Type:	N/A			Most Recent NOI:	$1,819,532 (5/31/2020 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,709,624 (12/31/2019)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,642,603 (12/31/2018)
Reserves				Most Recent Occupancy:	100.0% (6/4/2020)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.2% (12/31/2019)
RE Tax:	$39,503	$19,752	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2018)
Insurance:	$8,330	$1,041	N/A	Appraised Value (as of):	$27,000,000 (2/13/2020)
Recurring Replacements:	$0	$1,354	N/A	Appraised Value per SF:	$332
TI/LC:	$100,000	$6,833	$250,000	Cut-off Date LTV Ratio:	62.6%
Free Rent Reserve(1):	$0	Springing	N/A	Maturity Date LTV Ratio:	62.6%
Outstanding TI/LC Reserve(1):	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,900,000	100.0%	Loan Payoff:	$11,283,933	66.8%
			Return of Equity:	$5,088,808	30.1%
			Closing Costs:	$379,426	2.2%
			Reserves:	$147,833	0.9%
Total Sources:	$16,900,000	100.0%	Total Uses:	$16,900,000	100.0%

(1)	Following the occurrence of a Sweep Event Period (as defined below) or if the liability of the related non-recourse carveout guarantor for such amounts is otherwise terminated, the Katella Corporate Center Borrower (as defined below) will be required to deposit (i) $23,972 for free rent related to tenant Twin Town Treatment Centers and (ii) $79,000 for outstanding tenant improvements and leasing commissions related to tenants Twin Town Treatment Centers and Discovery Practice Management. A “Sweep Event Period” will commence upon the earlier of the following (i) the occurrence and continuance of an event of default and (ii) the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.80x.

(2)	Certain historical NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and prior to the economic disruption resulting from measures to combat the coronavirus, and certain DSCR, LTV and Debt Yield metrics were calculated, and the Katella Corporate Center Mortgage Loan (as defined below) was underwritten, based on such prior information. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Katella Corporate Center Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $16,900,000 and secured by a first priority fee mortgage on an 81,216 SF suburban office building located in Los Alamitos, California (the “Katella Corporate Center Property”). The proceeds of the Katella Corporate Center Mortgage Loan were used to pay off a prior loan, return equity to the borrower sponsor, pay closing costs and fund reserves.

The Borrower and the Borrower Sponsor. The borrower is CGM Katella, LLC, a Delaware limited liability company, structured to be bankruptcy-remote with no independent directors (the “Katella Corporate Center Borrower”). The borrower sponsor and non-recourse carveout guarantor of the Katella Corporate Center Mortgage Loan is Steven E. Wise. Steven E. Wise purchased the Katella Corporate Center Property in 2013 for $17,875,000, and from 2017 to 2019, spent approximately $1.8 million on upgrades including solar panels, restroom remodels, asphalt repair, HVAC upgrades and LED lighting upgrades. Steven E. Wise has ownership interests in 13 properties throughout Orange County, California.

The Property. The Katella Corporate Center Property is comprised of a two-story suburban office building containing 81,216 SF of office space and 288 surface parking spaces resulting in a parking ratio of 3.5 spaces per 1,000 SF. The Katella Corporate Center Property was built in 1987.

The Katella Corporate Center Property is 100.0% occupied as of June 4, 2020. The Katella Corporate Center Property has maintained an average occupancy of 98.7% over the last three years.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #15	Cut-off Date Balance:	$16,900,000
4281 Katella Avenue	Katella Corporate Center	Cut-off Date LTV:	62.6%
Los Alamitos, CA 90720		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	10.0%

Major Tenants.

Discovery Practice Management, Inc. (27,859 SF, 34.3% of NRA, 34.0% of underwritten base rent). Discovery Practice Management, Inc. (“Discovery”) leases nine suites at the Katella Corporate Center Property, under four separate leases with expiration dates in June 2023 (12,691 SF), April 2021 (10,124 SF) and September 2025 (5,044 SF). Discovery, which was founded in 1997, provides residential treatment for children, adolescents and adult women. Discovery offers adolescent eating disorder, mental health, substance abuse, and eating disorder intensive outpatient treatments and has numerous locations across ten states. Discovery has occupied space at the Katella Corporate Center Property since 2012, expanded into additional suites in 2013, 2014, 2015 and 2016, and most recently extended three of its four leases in 2017, 2018 and 2020. The fourth lease is in year four of its original five year term. Discovery has no renewal options remaining.

Pathways Community Services, LLC (11,348 SF, 14.0% of NRA, 12.2% of underwritten base rent). Pathways Community Services, LLC (“Pathways”) specializes in behavioral health care services in community and home settings. Pathways has been a tenant at the Katella Corporate Center Property since 2007. The Pathways lease was extended in December 2015, expires in June 2021 and has no renewal options remaining.

OptumCare Management (FKA HealthCare Partners) (7,533 SF, 9.3% of NRA, 9.6% of underwritten base rent). OptumCare Management (FKA HealthCare Partners) (“OptumCare”) offers primary care and endocrinology. OptumCare has been a tenant at the Katella Corporate Center Property since 1996. The OptumCare lease was renewed in June 2016, expires in May 2021 and has no renewal options remaining.

The following table presents certain information relating to the tenants at the Katella Corporate Center Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P/ Fitch)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Options
Discovery(2)	NR/NR/NR	27,859	34.3%	$832,534	34.0%	$29.88	Various	N	N
Pathways	NR/NR/NR	11,348	14.0%	$298,871	12.2%	$26.34	6/30/2021	N	N
OptumCare	NR/NR/NR	7,533	9.3%	$236,040	9.6%	$31.33	5/31/2021	N	N
Subtotal/Wtd. Avg.		46,740	57.6%	$1,367,446	55.9%	$29.26

Other Tenants		34,476	42.4%	$1,078,902	44.1%	$31.29
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		81,216	100.0%	$2,446,348	100.0%	$30.12

(1)	Information is based on the underwritten rent roll dated June 4, 2020.

(2)	Discovery leases nine suites under four separate leases (27,859 SF at a blended Annual UW Rent PSF of $29.88) which expire in June 2023 (12,691 SF; $30.03 PSF), April 2021 (10,124 SF; $30.08 PSF) and September 2025 (5,044 SF; $29.11 PSF), respectively.

The following table presents certain information relating to the lease rollover schedule at the Katella Corporate Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	6	7,577	$31.86	9.3%	9.3%	$241,395	9.9%	9.9%
2021	4	31,112	$29.16	38.3%	47.6%	$907,170	37.1%	47.0%
2022	5	12,941	$28.54	15.9%	63.6%	$369,316	15.1%	62.0%
2023	4	17,115	$31.24	21.1%	84.6%	$534,691	21.9%	83.9%
2024	2	3,316	$34.16	4.1%	88.7%	$113,262	4.6%	88.5%
2025	2	7,349	$29.77	9.0%	97.8%	$218,748	8.9%	97.5%
2026	0	0	$0.00	0.0%	97.8%	$0	0.0%	97.5%
2027	0	0	$0.00	0.0%	97.8%	$0	0.0%	97.5%
2028	1	1,806	$34.20	2.2%	100.0%	$61,765	2.5%	100.0%
2029	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2030	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2031 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	24	81,216	$30.12	100.0%		$2,446,348	100.0%

(1)	Information is based on the underwritten rent roll dated June 4, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #15	Cut-off Date Balance:	$16,900,000
4281 Katella Avenue	Katella Corporate Center	Cut-off Date LTV:	62.6%
Los Alamitos, CA 90720		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	10.0%

COVID-19 Update. As of July 10, 2020, the Katella Corporate Center Mortgage Loan is current as of the July debt service payment and is not subject to any forbearance, modification or debt service relief request. As of July 15, 2020, the borrower sponsor has reported that the Katella Corporate Center Property is open and operating with 96.2% of tenants by NRA and 95.4% of tenants by underwritten base rent having paid their full July 2020 rent payments. The borrower sponsor reports that three tenants have contacted the borrower sponsor for rental assistance. Telein Group is paying approximately 40% of its base rent through August 2020, with the remainder to be deferred and paid over the remainder of its lease. Jeffrey McCollough DMD had paid 28% of base rent for April, May and June but brought its lease current at the end of June, and its lease remains in good standing. Advanced Sleep Medicine Services, Inc. missed its May and June rent payments, but paid its full July rent and is negotiating paying May and June rent owed in connection with a potential lease renewal. The Katella Corporate Center Property remains 100.0% occupied as of June 4, 2020.

The Market. The Katella Corporate Center Property is located in Los Alamitos, California. Los Alamitos is bordered by the cities of Cypress, Garden Grove, and Seal Beach in Orange County and the City of Long Beach in Los Angeles County. Businesses and employment opportunities include medical, aerospace, commercial printing and specialty produce. Public uses in Los Alamitos include numerous school campuses, parks and recreational facilities, religious institutions, civic facilities and the Joint Forces Training Base. The medical services industry provides approximately 24% of all jobs in Los Alamitos and manufacturing provides approximately 11% of local jobs.

According to the appraisal, the Katella Corporate Center Property is located in the Orange County office market. As of the fourth quarter of 2019, average asking rent was $36.48 PSF, vacancy was 9.9%, and year-to-date leasing activity totaled 901,589 SF.

The Katella Corporate Center Property is located in the Cypress / Los Alamitos office submarket of the Orange County office market. For the fourth quarter of 2019, the submarket had total inventory of approximately 1.2 million SF with a vacancy rate of 7.7% and average asking rents of $28.08 PSF.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Katella Corporate Center Property was 16,328, 184,703 and 529,854, respectively. The 2019 average household income within the same radii was $109,306, $115,037 and $107,443, respectively.

The following table presents the appraisal’s market rent conclusions:

Market Rent Summary
Office
Property SF	81,216
Market Rent (PSF)	$33.00
Lease Term (Years)	7
Lease Type (Reimbursements)	FSG
Rent Increase Projection	3.0% per annum
Tenant Improvements (New Tenant) (PSF)	$15.00
Tenant Improvements (Renewal) (PSF)	$5.00

Source: Appraisal

The following table presents certain information relating to comparable office leases for the Katella Corporate Center Property:

Comparable Leases Summary
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occ. %	Distance from Subject	Tenant Name	Lease Date/Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Katella Corporate Center 4281 Katella Avenue Los Alamitos, CA	1987 / 2017-2019	81,216(1)	100.0%(1)	-	-	-	-	-	-
Centerpark Plaza 6131 Orangethorpe Avenue Buena Park, CA	1969 / 1995	168,819	98%	5.9 miles	Nobel University Physicians Choice Group	Jul-17 / 3.0 Feb-17 / 3.0	6,500 955	$22.80 $20.40	Full Service Full Service
Buena Park Commerce Plaza I 6281 Beach Boulevard Buena Park, CA	1986 / N/A	79,511	84%	8.2 miles	Mezmo Corp. Joon Ki Hong Shoreline Financial R.T. Vanderbilt Holding Co.	Sep-18 / 3.1 Aug-18 / 4.0 Mar-18 / 3.0 Feb-18 / 3.0	1,422 1,104 1,516 1,456	$27.00 $27.00 $25.80 $26.40	Full Service Full Service Full Service Full Service
Buena Park Commerce Plaza II 6301 Beach Boulevard Buena Park, CA	1986 / N/A	79,510	97%	8.3 miles	Hoyoung Nam	Aug-18 / 3.0	1,181	$27.00	Full Service
Office Building 4012 Katella Avenue Los Alamitos, CA	1965 / N/A	7,997	63%	0.4 miles	Ground Level Office	Nov-18 / 1.0	625	$36.00	Full Service
Office Building 5665 Plaza Drive Cypress, CA	1991 / N/A	150,549	100%	2.6 miles	Toyo Tire Holdings of America Inc.	Jan-17 / 5.8	45,949	$28.20	Full Service
Warland Cypress Business Center 6261 Katella Avenue Cypress, CA	1998 / N/A	73,525	72%	2.2 miles	Kushco Holdings, Inc.	Feb-19 / 6.3	23,540	$16.80	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated June 4, 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #15	Cut-off Date Balance:	$16,900,000
4281 Katella Avenue	Katella Corporate Center	Cut-off Date LTV:	62.6%
Los Alamitos, CA 90720		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Katella Corporate Center Property:

Cash Flow Analysis(1)
	2017	2018	2019	5/31/2020 TTM	UW	UW PSF
Gross Potential Rent(2)	$2,111,332	$2,231,981	$2,270,257	$2,377,026	$2,446,348	$30.12
Reimbursements	$24,795	$69,358	$94,731	$102,188	$94,724	$1.17
Other Income	$13,889	$21,792	$22,065	$19,185	$19,185	$0.24
Vacancy and Concessions	$0	$0	$0	$0	($192,019)	($2.36)
Effective Gross Income	$2,150,016	$2,323,132	$2,387,052	$2,498,400	$2,368,237	$29.16

Taxes	$213,929	$216,758	$226,401	$232,371	$232,371	$2.86
Insurance	$11,394	$11,394	$12,495	$12,495	$12,495	$0.15
Other Operating Expenses	$462,949	$452,377	$438,532	$434,002	$431,925	$5.32
Total Operating Expenses	$688,272	$680,529	$677,428	$678,868	$676,790	$8.33

Net Operating Income	$1,461,743	$1,642,603	$1,709,624	$1,819,532	$1,691,447	$20.83
TI/LC	$0	$0	$0	$0	$81,996	$1.01
Capital Expenditures	$0	$0	$0	$0	$16,243	$0.20
Net Cash Flow	$1,461,743	$1,642,603	$1,709,624	$1,819,532	$1,593,208	$19.62

Occupancy %(3)	100.0%	100.0%	97.2%	100.0%	92.5%
NOI DSCR	2.51x	2.82x	2.93x	3.12x	2.90x
NCF DSCR	2.51x	2.82x	2.93x	3.12x	2.73x
NOI Debt Yield	8.6%	9.7%	10.1%	10.8%	10.0%
NCF Debt Yield	8.6%	9.7%	10.1%	10.8%	9.4%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender UW.

(2)	UW Gross Potential Rent is based on the June 4, 2020 rent roll, with rent steps taken through September 2020 of $45,036.

(3)	Occupancy is shown as of December 31 of the corresponding year. 5/31/2020 TTM Occupancy is as of June 4, 2020. UW Occupancy represents underwritten economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2020-HR8

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Barclays Capital Inc. (together with its affiliates, “Barclays Capital”) and Mischler Financial Group, Inc. (together with its affiliates, “Mischler” and, collectively with Morgan Stanley and Barclays Capital, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

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Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

THE DISTRIBUTION OF THIS MATERIAL (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”), IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHICH THIS MATERIAL MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH OF Morgan Stanley & Co. LLC, BARCLAYS CAPITAL INC. and MISCHLER FINANCIAL GROUP, INC. HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS MATERIAL MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

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